    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 2, 1997
                                                    REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ---------------------

                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                             ---------------------

                               KAISER ALUMINUM &
                              CHEMICAL CORPORATION
             (Exact name of registrant as specified in its charter)

           DELAWARE                         3334                        94-0928288
           (State of            (Primary Standard Industrial         (I.R.S. Employer
        Incorporation)           Classification Code Number)        Identification No.)
             6177 SUNOL BOULEVARD                           ANTHONY R. PIERNO
      PLEASANTON, CALIFORNIA 94566-7769             VICE PRESIDENT AND GENERAL COUNSEL
                (510) 462-1122                    KAISER ALUMINUM & CHEMICAL CORPORATION
 (Address, including zip code, and telephone           5847 SAN FELIPE, SUITE 2600
                    number,                             HOUSTON, TEXAS 77057-3010
     including area code, of registrant's                     (713) 267-3777
         principal executive offices)             (Name, address including zip code, and
                                                            telephone number,
                                                including area code, of agent for service)

                      SEE TABLE OF ADDITIONAL REGISTRANTS
                             ---------------------

                        Copies of all communications to:

             JOHN WM. NIEMAND II                           HOWARD A. SOBEL, ESQ.
          ASSISTANT GENERAL COUNSEL                  KRAMER, LEVIN, NAFTALIS & FRANKEL
   KAISER ALUMINUM & CHEMICAL CORPORATION                    919 THIRD AVENUE
         5847 SAN FELIPE, SUITE 2600                     NEW YORK, NEW YORK 10022
          HOUSTON, TEXAS 77057-3010                           (212) 715-9100
               (713) 267-3690

                             ---------------------

                     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE
PUBLIC: As soon as practicable after the registration statement becomes effective and all other conditions to the exchange offer described in the enclosed Prospectus have been satisfied or waived.

                     If the securities being registered on this Form are to be offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

                        CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------
 TITLE OF EACH CLASS OF       AMOUNT       PROPOSED MAXIMUM  PROPOSED MAXIMUM
    SECURITIES TO BE          TO BE         OFFERING PRICE      AGGREGATE         AMOUNT OF
       REGISTERED           REGISTERED         PER NOTE       OFFERING PRICE   REGISTRATION FEE
------------------------------------------------------------------------------------------------
10 7/8% Series D Senior
  Notes due 2006........    $50,000,000        100%(1)        $50,000,000(1)       $15,152
------------------------------------------------------------------------------------------------
Guarantees of the
  10 7/8% Series D
  Senior Notes due
  2006..................    $50,000,000         -- (2)              --                --
------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------

(1) Estimated solely for the purposes of calculating the registration fee pursuant to Rule 457(f)(2) under the Securities Act of 1933.
(2) Pursuant to Rule 457(n) under the Securities Act of 1933, no separate consideration is payable for the Guarantees.

                     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                             ADDITIONAL REGISTRANTS

                                                    PRIMARY
       EXACT NAME             STATE OR OTHER       STANDARD                       ADDRESS, INCLUDING ZIP CODE, AND
      OF REGISTRANT          JURISDICTION OF      INDUSTRIAL      IRS EMPLOYER    TELEPHONE NUMBER, INCLUDING AREA
     AS SPECIFIED IN         INCORPORATION OR     CLASSIFICATION  IDENTIFICATION  CODE, OF REGISTRANT'S PRINCIPAL
       ITS CHARTER             ORGANIZATION       CODE NUMBER        NUMBER              EXECUTIVE OFFICES
-------------------------    ----------------     -----------     ------------    --------------------------------
Kaiser Alumina                 Delaware               3334        94-6102690      6177 Sunol Boulevard
Australia Corporation                                                             Pleasanton, CA 94566-7769
                                                                                  (510) 462-1122

Kaiser Finance                 Delaware               3334        94-3115934      6177 Sunol Boulevard
Corporation                                                                       Pleasanton, CA 94566-7769
                                                                                  (510) 462-1122

Alpart Jamaica Inc.            Delaware               3334        13-2569683      6177 Sunol Boulevard
                                                                                  Pleasanton, CA 94566-7769
                                                                                  (510) 462-1122

Kaiser Jamaica                 Delaware               3334        94-1631721      6177 Sunol Boulevard
Corporation                                                                       Pleasanton, CA 94566-7769
                                                                                  (510) 462-1122

Kaiser Micromill               Delaware               3334        76-0487036      6177 Sunol Boulevard
Holdings, LLC                                                                     Pleasanton, CA 94566-7769
                                                                                  (510) 462-1122

Kaiser Sierra                  Delaware               3334        76-0487035      6177 Sunol Boulevard
Micromills, LLC                                                                   Pleasanton, CA 94566-7769
                                                                                  (510) 462-1122

Kaiser Texas Micromill          Texas                 3334        76-0487034      5847 San Felipe, Suite 2600
Holdings, LLC                                                                     Houston, Texas 77057
                                                                                  (713) 267-3777

Kaiser Texas Sierra             Texas                 3334        76-0487033      5847 San Felipe, Suite 2600
Micromills, LLC                                                                   Houston, Texas 77057
                                                                                  (713) 267-3777

********************************************************************************
*     INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A    *
*     REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED       *
*     WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT    *
*     BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE          *
*     REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT      *
*     CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR   *
*     SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH   *
*     OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR   *
*     QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.               *
********************************************************************************

                  SUBJECT TO COMPLETION, DATED JANUARY 2, 1997

PROSPECTUS

                     KAISER ALUMINUM & CHEMICAL CORPORATION

                               OFFER TO EXCHANGE
                            ANY AND ALL OUTSTANDING
                     10 7/8% SERIES C SENIOR NOTES DUE 2006
                   ($50,000,000 PRINCIPAL AMOUNT OUTSTANDING)
                   FOR 10 7/8% SERIES D SENIOR NOTES DUE 2006

              GUARANTEED BY KAISER ALUMINA AUSTRALIA CORPORATION,
                KAISER FINANCE CORPORATION, ALPART JAMAICA INC.,
          KAISER JAMAICA CORPORATION, KAISER MICROMILL HOLDINGS, LLC,
      KAISER SIERRA MICROMILLS, LLC, KAISER TEXAS MICROMILL HOLDINGS, LLC,
     AND KAISER TEXAS SIERRA MICROMILLS, LLC (COLLECTIVELY, THE "SUBSIDIARY
                                  GUARANTORS")

     The Exchange Offer (as defined below) and withdrawal rights will expire at
5:00 p.m., New York City time, on           ,           , 1997 (as such date may
be extended, the "Expiration Date").

     Kaiser Aluminum & Chemical Corporation (the "Company") hereby offers (the "Exchange Offer"), upon the terms and subject to the conditions set forth in this Prospectus and the accompanying letter of transmittal (the "Letter of Transmittal"), to exchange $1,000 in principal amount of its 10 7/8% Series D Senior Notes due 2006 (the "New Notes") for each $1,000 in principal amount of its outstanding 10 7/8% Series C Senior Notes due 2006 (the "Old Notes") (the Old Notes and the New Notes are sometimes collectively referred to herein as the "Notes") held by Eligible Holders (as defined below). An aggregate principal amount of $50.0 million of Old Notes is outstanding. See "The Exchange Offer." For purposes of the Exchange Offer, "Eligible Holder" shall mean the registered owner of any Old Notes that remain Registrable Securities (as defined below) as reflected on the records of First Trust National Association, as registrar for the Old Notes (in such capacity, the "Registrar"), or any person whose Old Notes are held of record by the depository of the Old Notes. For purposes of the Exchange Offer, "Registrable Securities" means each Old Note until the earliest to occur of (i) the date on which such Old Note has been exchanged for a New
Note in the Exchange Offer and is thereafter freely tradeable by the holder thereof not an affiliate of the Company or any Subsidiary Guarantor, (ii) the date on which such Old Note is registered under the Securities Act of 1933, as amended (the "Securities Act"), and disposed of in accordance with a registration statement, (iii) the date on which such Old Note is distributed to the public pursuant to Rule 144 under the Securities Act, or (iv) the date on which such Old Note shall have ceased to be outstanding.

     The Company will accept for exchange any and all Old Notes that are validly tendered prior to 5:00 p.m., New York City time, on the Expiration Date. Tenders of Old Notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the Expiration Date. The Exchange Offer is not conditioned upon any minimum principal amount of the Old Notes being tendered for exchange. However, the Exchange Offer is subject to certain customary conditions, which may be waived by the Company, and to the terms and provisions of the Registration Rights Agreement, dated as of December 23, 1996 (the "Registration Rights Agreement") among the Company, the Subsidiary Guarantors (each of which has guaranteed the Old Notes and has agreed to guarantee the New Notes), and Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Initial Purchaser"). The Old Notes may be tendered only in multiples of $1,000. See "The Exchange Offer."
                                                        (continued on next page)

                             ---------------------
SEE "RISK FACTORS" BEGINNING ON PAGE 17 HEREIN FOR A DISCUSSION OF CERTAIN RISKS THAT SHOULD BE CONSIDERED BY ELIGIBLE HOLDERS IN EVALUATING THE EXCHANGE OFFER.

                             ---------------------
THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
 EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
  AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE
    ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE
     CONTRARY IS A CRIMINAL OFFENSE.

                             ---------------------

              The date of this Prospectus is [            ], 1997.

     The Old Notes were issued in a transaction (the "Offering") pursuant to which the Company issued an aggregate of $50.0 million principal amount of the Old Notes to the Initial Purchaser on December 23, 1996 (the "Closing Date") pursuant to a Purchase Agreement, dated December 18, 1996 (the "Purchase Agreement") among the Company, the Subsidiary Guarantors, and the Initial Purchaser. The Initial Purchaser subsequently resold the Old Notes in reliance on Rule 144A under the Securities Act. The Company, the Subsidiary Guarantors, and the Initial Purchaser also entered into the Registration Rights Agreement, pursuant to which the Company granted certain registration rights for the benefit of the holders of the Old Notes. The Exchange Offer is intended to satisfy certain of the Company's obligations under the Registration Rights Agreement with respect to the Old Notes. See "The Exchange Offer -- Purpose and Effect."

     The Old Notes were issued under an indenture, dated as of December 23, 1996 (the "Indenture"), among the Company, the Subsidiary Guarantors, and First Trust National Association, as trustee (in such capacity, the "Trustee"). The New Notes will be issued under the Indenture as it relates to the New Notes. The form and terms of the New Notes will be identical in all material respects to the form and terms of the Old Notes, except that (i) the New Notes have been registered under the Securities Act and, therefore, will not bear legends restricting the transfer thereof, (ii) subject to certain limited exceptions, holders of New Notes will not be entitled to Additional Interest (as defined in the Registration Rights Agreement) otherwise payable under the terms of the Registration Rights Agreement in respect of Old Notes held by such holders during any period in which a Registration Default (as defined in the Registration Rights Agreement) is continuing, and (iii) holders of New Notes will not be, and upon the consummation of the Exchange Offer Eligible Holders of Old Notes will no longer be, entitled to certain rights under the Registration Rights Agreement intended for the holders of unregistered securities. The Exchange Offer shall be deemed consummated upon the delivery by the Company to the Registrar under the Indenture of New Notes in the same aggregate principal amount as the aggregate principal amount of Old Notes that are validly tendered by holders thereof pursuant to the Exchange Offer. See "The Exchange
Offer -- Termination of Certain Rights" and "-- Procedures for Tendering Old Notes" and "Description of New Notes."

     The New Notes will bear interest at a rate equal to 10 7/8% per annum from and including their date of issuance. Interest on the New Notes is payable semi-annually on April 15 and October 15 of each year (each, an "Interest Payment Date"). Eligible Holders whose Old Notes are accepted for exchange will have the right to receive interest accrued thereon from the date of their original issuance or the last Interest Payment Date, as applicable, to, but not including, the date of issuance of the New Notes, such interest to be payable with the first interest payment on the New Notes. Interest on the Old Notes accepted for exchange will cease to accrue on the day prior to the issuance of the New Notes. The New Notes will mature on October 15, 2006. See "Description of New Notes."

     The New Notes will not be redeemable, in whole or in part, prior to October 15, 2001. Thereafter, the New Notes will be redeemable at the redemption prices set forth herein, plus interest accrued thereon to, but not including, the redemption date. Upon the occurrence of a Change of Control (as defined herein), the Company will be required to make an offer to purchase from each holder all or any part of the holder's Notes for which a Change of Control Purchase Notice (as defined) shall have been delivered as provided in the Indenture and not withdrawn at 101% of the aggregate principal amount thereof, plus accrued and unpaid interest, if any, to the date of purchase. See "Description of New
Notes -- Offer to Purchase the Notes."

     The New Notes will represent senior, unsecured obligations of the Company, ranking senior in right and priority of payment to all Indebtedness (as defined) of the Company that by its terms is expressly subordinated to the New Notes. Without limiting the generality of the foregoing, the New Notes will rank senior in right and priority of payment to the Indebtedness represented by the Company's 12 3/4% Senior Subordinated Notes due 2003 (the "12 3/4% Notes"), and the New Notes will rank pari passu in right and priority of payment with the Indebtedness under the Credit Agreement (as defined), and the Indebtedness represented by the Company's 9 7/8% Senior Notes due 2002 (the "9 7/8% Notes") and 10 7/8% Senior Notes due 2006 (the "10 7/8% Notes"). The New Notes will also be guaranteed fully and unconditionally on a senior, unsecured basis by the Subsidiary Guarantors. The New Notes, however, will be effectively subordinated to secured Indebtedness of the Company and the Subsidiary Guarantors, including the Indebtedness under the

Credit Agreement, with respect to the assets securing such Indebtedness. The New Notes will also be effectively subordinated to claims of creditors of the Company's subsidiaries, except to the extent that holders of the New Notes may be creditors of such subsidiaries pursuant to a subsidiary guarantee. See "Risk Factors" and "Description of New Notes." See also "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources." The Indenture permits the Company and its subsidiaries to incur additional Indebtedness, including additional secured Indebtedness, subject to certain limitations. See "Description of New Notes."

     Based on positions of the staff of the Securities and Exchange Commission (the "Commission") enunciated in Morgan Stanley & Co., Incorporated (available June 5, 1991) and Exxon Capital Holdings Corporation (available May 13, 1988), and interpreted in the Commission's letters to Shearman & Sterling (available July 2, 1993) and K-III Communications Corporation (available May 14, 1993), and similar no-action or interpretive letters issued to third parties, the Company believes that New Notes issued pursuant to the Exchange Offer to an Eligible Holder in exchange for Old Notes may be offered for resale, resold and otherwise transferred by such Eligible Holder, other than as set forth below, without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that the Eligible Holder is not an affiliate of the Company or any Subsidiary Guarantor within the meaning of Rule 405 under the Securities Act, is acquiring the New Notes in the ordinary course of business and is not participating, and has no arrangement or understanding with any person to participate, in the distribution of the New Notes. Eligible Holders wishing to accept the Exchange Offer must represent to the Company, as required by the Registration Rights Agreement, that such conditions have been met. If any Eligible Holder acquires New Notes in the Exchange Offer for the purpose of distributing or participating in a distribution of the New Notes, such Eligible Holder cannot rely on the position of the staff of the Commission set forth in the above no-action and interpretive letters and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction, unless an exemption from registration is otherwise available. Each broker-dealer that acquired Old Notes directly from the Company and that receives New Notes for its own account pursuant to the Exchange Offer must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any secondary resale transaction (unless an exemption from registration is otherwise available). See "The Exchange Offer -- Resales of the New Notes." Each broker-dealer that receives New Notes in exchange for Old Notes that were acquired by such broker-dealer as a result of market-making or other trading activities must, in connection with any resale of such New Notes, comply with the prospectus delivery requirements of the Securities Act and must acknowledge that it will deliver a prospectus in connection with any such resale. The Company has agreed that, for a period of 180 days after the effective date of this Prospectus, it will make this Prospectus, as it may be amended or supplemented from time to time, available for use by any broker-dealer in connection with resales of New Notes received in exchange for Old Notes where such Old Notes were acquired by such broker-dealer as a result of market-making or other trading activities.

     As of [            ], 1997, Cede & Co. ("Cede"), as nominee for The
Depository Trust Company, New York, New York ("DTC"), was the registered holder
of approximately $     million aggregate principal amount of the Old Notes and
held such Old Notes for   of its participants. The Company believes that no such
participant is an affiliate (as such term is defined in Rule 405 of the Securities Act) of the Company or any Subsidiary Guarantor. There has previously been only a limited secondary market, and no public market, for the Old Notes. The Old Notes are eligible for trading in the Private Offering, Resales and Trading through Automatic Linkages ("PORTAL") market. There can be no assurance as to the liquidity of the trading market for either the New Notes or the Old Notes. The New Notes constitute securities for which there is no established trading market, and the Company does not currently intend to list the Notes on any securities exchange. If such a trading market develops for the New Notes, future trading prices will depend on many factors, including, among other things, prevailing interest rates, the Company's results of operations and the market for similar securities. Depending on such factors, the New Notes may trade at a discount from their face value. See "Risk Factors -- Absence of Public Market for the New Notes."

     The Company will not receive any proceeds from this Exchange Offer. Pursuant to the Registration Rights Agreement, the Company will bear all expenses incident to the Company's consummation of the Exchange Offer and compliance with the Registration Rights Agreement.

     THE EXCHANGE OFFER IS NOT BEING MADE TO, NOR WILL THE COMPANY ACCEPT SURRENDERS FOR EXCHANGE FROM, HOLDERS OF OLD NOTES IN ANY JURISDICTION IN WHICH THE EXCHANGE OFFER OR THE ACCEPTANCE THEREOF WOULD NOT BE IN COMPLIANCE WITH THE SECURITIES OR BLUE SKY LAWS OF SUCH JURISDICTION.

     Old Notes in the aggregate principal amount of $50.0 million were issued originally in global form (the "Global Old Note"). The Global Old Note was deposited with, or on behalf of, DTC, as the initial depository with respect to the Old Notes (in such capacity, the "Depository"). The Global Old Note is registered in the name of Cede, as nominee of DTC, and beneficial interests in the Global Old Note are shown on, and transfers thereof are effected only through, records maintained by the Depository and its participants. The use of the Global Old Note to represent certain of the Old Notes permits the Depository's participants, and anyone holding a beneficial interest in an Old Note registered in the name of such a participant, to transfer interests in the Old Notes electronically in accordance with the Depository's established procedures without the need to transfer a physical certificate. Except as provided below, the New Notes will also be issued initially as a note in global form (the "Global New Note", and together with the Global Old Note, the "Global Notes") and deposited with, or on behalf of, the Depository. Notwithstanding the foregoing, holders of Old Notes that are held, at any time, by a person that is not a qualified institutional buyer under Rule 144A under the Securities Act (a "Qualified Institutional Buyer"), and any Eligible Holder that is not a Qualified Institutional Buyer that exchanges Old Notes in the Exchange Offer, will receive the New Notes in certificated form and is not, and will not be, able to trade such securities through the Depository unless the New Notes are resold to a Qualified Institutional Buyer. After the initial issuance of the Global New Note, New Notes in certificated form will be issued in exchange for a holder's proportionate interest in the Global New Note only as set forth in the Indenture.

                               TABLE OF CONTENTS

                                                                                        PAGE
                                                                                        ----
Available Information.................................................................    5
Prospectus Summary....................................................................    7
Risk Factors..........................................................................   17
The Exchange Offer....................................................................   22
Capitalization........................................................................   30
Selected Historical and Pro Forma Consolidated Financial Data.........................   31
Management's Discussion and Analysis of Financial Condition and Results of
  Operations..........................................................................   32
Business..............................................................................   42
Management............................................................................   61
Certain Transactions..................................................................   75
Description of Principal Indebtedness.................................................   77
Description of New Notes..............................................................   79
Certain Federal Income Tax Consequences...............................................  115
Plan of Distribution..................................................................  117
Incorporation of Certain Documents By Reference.......................................  118
Legal Matters.........................................................................  118
Experts...............................................................................  118
Index to Consolidated Financial Statements............................................  F-1

                             AVAILABLE INFORMATION

     The Company has filed with the Commission a Registration Statement (which term shall include any amendments thereto) on Form S-4 under the Securities Act (the "Registration Statement") with respect to the securities offered by this Prospectus. This Prospectus, which constitutes a part of the Registration Statement, does not contain all the information set forth in the Registration Statement and the exhibits and schedules thereto, to which reference is hereby made. Each statement made in this Prospectus referring to a document filed as an exhibit or schedule to the Registration Statement is not necessarily complete and is qualified in its entirety by reference to the exhibit or schedule for a complete statement of its terms and conditions. In addition, the Company and the Subsidiary Guarantors are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and, in accordance therewith, the Company will file periodic reports and other information with the Commission relating to its business, financial statements and other matters, including therein, where applicable, summary combined financial information of the Subsidiary Guarantors. Any interested parties may inspect and/or copy the Registration Statement, its schedules and exhibits, and the periodic reports and other information filed in connection therewith, at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the Commission's regional offices located at Citicorp Center, 500 W. Madison Street, Suite 1400, Chicago, Illinois 60661, and 7 World Trade Center, Suite 1300, New York, New York 10048. Copies of such materials can be obtained at prescribed rates by addressing written requests for such copies to the Public Reference Section of the Commission at its principal office at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549. The Commission also maintains a site on the World Wide Web, the address of which is http://www.sec.gov, that contains reports, proxy and information statements and other information regarding issuers, such as the Company, that file electronically with the Commission. The obligations of the Company and the Subsidiary Guarantors under the Exchange Act to file periodic reports and other information with the Commission may, to the extent that such obligations arise from the registration of the New Notes, be suspended, under certain circumstances, if the New Notes are held of record by fewer than 300 holders at the beginning of any fiscal year and are not listed on a national securities exchange. The Company has agreed that, whether or not it is required to do so by the rules and regulations of the Commission, for so long as any of the Notes remain outstanding, it will furnish to the holders of the Notes and file with the Commission (unless the Commission will not accept such a filing) all annual, quarterly and current reports that the Company is or would be required to file with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act. In addition, for so long as the Company or any Subsidiary Guarantor is subject to the reporting requirements of Section 13 or 15 of the Exchange Act and any Registrable Securities remain outstanding, each of the Company and the Subsidiary Guarantors has agreed that it will comply with its reporting obligations under the Securities Act and Section 13(a) or 15(d) of the Exchange Act and the rules and regulations adopted by the Commission thereunder, and that if it ceases to be required to file periodic reports thereunder, it will upon the request of any holder of Registrable Securities (a) make publicly available such information as is necessary to permit sales pursuant to Rule 144 under the Securities Act, (b) deliver such information to a prospective purchaser as is necessary to permit sales pursuant to Rule 144A under the Securities Act, and (c) take such further action that is reasonable in the circumstances, in each case, to the extent required from time to time to enable such holder to sell its Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (i) Rule 144 under the Securities Act, as such rule may be amended from time to time, (ii) Rule 144A under the Securities Act, as such rule may be amended from time to time, or (iii) any similar rules or regulations hereafter adopted by the Commission.

     THIS PROSPECTUS INCORPORATES DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENT HEREIN OR DELIVERED HEREWITH. COPIES OF ANY SUCH DOCUMENTS FILED BY THE COMPANY, INCLUDING EXHIBITS TO SUCH DOCUMENTS, ARE AVAILABLE TO ANY REGISTERED HOLDER OR BENEFICIAL OWNER OF THE OLD NOTES UPON WRITTEN OR ORAL REQUEST AND WITHOUT CHARGE FROM KAISER ALUMINUM & CHEMICAL CORPORATION, 5847 SAN FELIPE, SUITE 2600, HOUSTON, TEXAS 77057, ATTENTION: GENERAL COUNSEL. TELEPHONE REQUESTS MAY BE DIRECTED TO THE COMPANY AT (713) 267-3777. IN ORDER TO ENSURE TIMELY DELIVERY OF
THE DOCUMENTS, ANY SUCH REQUEST SHOULD BE MADE BY [               ], 1997.

     NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS, OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS. IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MAY NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OR SOLICITATION WITH RESPECT TO ANY SECURITY OTHER THAN THE SECURITIES OFFERED HEREBY OR AN OFFER TO OR SOLICITATION OF ANY PERSON IN ANY JURISDICTION IN WHICH SUCH AN OFFER OR SOLICITATION WOULD BE UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY DISTRIBUTION OF SECURITIES HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF OR THAT THERE HAS BEEN NO CHANGE IN THE INFORMATION SET FORTH HEREIN OR IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF.

                               PROSPECTUS SUMMARY

     The following summary is qualified in its entirety by the more detailed information and Consolidated Financial Statements (including the Notes to Consolidated Financial Statements) appearing elsewhere in this Prospectus. All references to tons in this Prospectus refer to metric tons of 2,204.6 pounds.

                                  THE COMPANY

     Kaiser Aluminum & Chemical Corporation (the "Company") is one of the world's leading producers and marketers of alumina, primary aluminum and fabricated aluminum products. The Company is a wholly-owned subsidiary of Kaiser Aluminum Corporation ("KAC") and operates in all principal aspects of the aluminum industry -- the mining of bauxite, the refining of bauxite into alumina, the production of primary aluminum, and the manufacture of fabricated (including semi-fabricated) aluminum products. The Company is one of the largest domestic aluminum producers in terms of primary smelting capacity and is the Western world's second largest producer/seller of alumina, accounting for approximately 7% of the Western world's alumina capacity in 1995. The Company's production levels of alumina and primary aluminum exceed its internal processing needs, which allows it to be a major seller of alumina (approximately 2.0 million tons in 1995 or 72% of production) and primary aluminum (approximately 271,700 tons in 1995 or 66% of production) to third parties. The Company is also a major domestic supplier of fabricated aluminum products, shipping approximately 6% of total domestic tonnage of such products (approximately 368,200 tons in 1995).

     The Company's objectives are to maintain leading market positions in its core businesses, while developing new opportunities both domestically and internationally which will enhance, and reduce the cyclicality of, the Company's earnings. The primary elements of the Company's strategies to achieve these objectives are:

     Increasing the competitiveness of its existing facilities. The Company is continuing to increase the competitiveness of its existing facilities. In 1995, the Company successfully restructured electric power purchase agreements for its smelting facilities in the Pacific Northwest, which has resulted in significantly lower electric power costs in 1996 for the Mead and Tacoma, Washington, smelters compared with 1995 electric power costs. The Company expects to continue to benefit from these savings in electric power costs at these facilities in 1997 and beyond. See "Risk Factors -- Power Supply."

     The Company has also commenced the modernization and expansion of the carbon baking furnace at its Mead smelter at an estimated cost of approximately $52.0 million. This project will lower costs, enhance safety and improve the environmental performance of the facility. This modernization is expected to be completed in late 1998.

     The Company continues to implement changes to the process and product mix of its Trentwood, Washington, rolling mill in an effort to maximize its profitability and maintain full utilization of the facility. Recently, the Company has approved an expansion of its heat treat capacity by approximately one-third, which will enable the Company to increase the range of its heat treat products and improve Trentwood's operating efficiency. Sales of the Company's heat treat products have increased significantly over the last several years and are made primarily to the aerospace and general engineering markets, which are experiencing growth in demand. The project is estimated to cost approximately $45.0 million and to take approximately two years to complete. See
"Business -- Production Operations."

     Developing proprietary technologies. The Company has developed proprietary technologies which present growth opportunities in the future and have enabled it to substantially improve its operating efficiencies.

     The Company has developed a unique micromill for the production of can sheet from molten metal using a continuous cast process. The capital and conversion costs of these micromills are expected to be significantly lower than conventional rolling mills. Micromills are also expected to result in lower transportation costs due to the ability to strategically locate a micromill in close proximity to a manufacturing facility. Micromills are expected to be particularly well suited to take advantage of the rapid growth in demand for can sheet expected in emerging markets in Asia and Latin America where there is limited indigenous supply. The Company believes that micromills should also be capable of manufacturing other sheet products at relatively low capital and operating costs. The micromill technology is based on a proprietary thin-strip, high-speed, continuous-belt casting technique linked directly to hot and cold rolling mills. The major advantage of the process is that the sheet is continuously manufactured from molten metal, unlike the conventional process in which the metal is first cast into large, solid ingots and subsequently rolled into sheet through a series of highly capital-intensive steps. The first micromill is nearing completion in Nevada as a full-scale demonstration and production facility. The Company expects operational start-up of the facility by the end of 1996. If the Company is successful in proving and commercializing its micromill technology, micromills could represent an important source of future growth. There can be no assurance that the Company will be able to successfully develop and commercialize the technology for use at full-scale facilities. See "Business -- Research and Development."

     The Company has developed and installed proprietary retrofit technology in all of its smelters over the last decade, which has significantly contributed to increased and more efficient production of primary aluminum. Through continuing technological improvements, the Company's smelters have achieved improved energy efficiency and longer average life of reduction cells. The Company is actively engaged in licensing its smelting and other process and product technology and selling technical and managerial assistance to other producers worldwide. See "Business -- Production Operations -- Primary Aluminum Products."

     Increasing participation in emerging markets. The Company is actively pursuing opportunities to increase its participation in emerging markets by using its technical expertise and capital to form joint ventures or acquire equity in aluminum-related facilities in foreign countries where it can apply its proprietary technology. The Company has created Kaiser Aluminum International to identify growth opportunities in targeted emerging markets and develop the needed country competence to complement the Company's product and process competence in capitalizing on such opportunities. The Company has focused its efforts on countries that are expected to be important suppliers of aluminum and/or large customers for aluminum and alumina, including the People's Republic of China (the "PRC"), Russia and other members of the Commonwealth of Independent States (the "CIS"), India, and Venezuela. The Company's proprietary retrofit technology has been installed by the Company at various third party locations throughout the world and is an integral part of the Company's initiatives for participating in new and existing smelting facilities. See "Risk Factors -- Foreign Activities" and "Business -- International Business Development."

     The Company's principal executive offices are located at 6177 Sunol Boulevard, Pleasanton, California 94566-7769, and its telephone number is (510) 462-1122.

                         RECENT TRENDS AND DEVELOPMENTS

     During 1995, the average Midwest U.S. transaction price (the "AMT Price") for primary aluminum was approximately $.86 per pound compared to $.72 and $.54 per pound in 1994 and 1993, respectively. The significant improvement in prices during 1994 and 1995 resulted from strong growth in Western world consumption of aluminum and the curtailment of production in response to lower prices in prior periods by many producers worldwide. In 1995, production of primary aluminum increased and consumption of aluminum continued to grow, but at a much lower rate than in 1994. In general, the overall aluminum market was strongest in the first half of 1995. By the second half of 1995, orders and shipments for certain products had softened and the rate of decline in London Metal Exchange ("LME") inventories had leveled off. By the end of 1995, some small increases in LME inventories occurred, and prices of aluminum weakened from first-half levels. This trend has continued throughout the first eleven months of 1996 as the supply of primary aluminum exceeded demand during this period. Net reported primary aluminum inventories have increased by approximately 55,000 tons in 1996 based upon recent reports of the LME (through December 20, 1996) and the International Primary Aluminium Institute (the "IPAI") (through October 31,
1996), following substantial declines of 764,000 and 1,153,000 tons in 1994 and 1995, respectively. The AMT Price for primary aluminum for the week ended December 20, 1996, was approximately $.73 per pound.

     Increased production of primary aluminum due to restarts of certain previously idled capacity, the commissioning of a major new smelter in South Africa, and the continued high level of exports from the CIS have contributed to increased supplies of primary aluminum to the Western world in 1996. While the economies of the major aluminum consuming regions -- the United States, Japan, Western Europe, and Asia -- are performing relatively well, the Company believes that the reduction of aluminum inventories by consumers, as prices have continued to decline, has suppressed the growth in primary aluminum demand that normally accompanies growth in economic and industrial activity. In addition to these supply/demand dynamics, the Company believes that the recent decline in primary aluminum prices may have been influenced by a recent major decline in copper prices on the LME. See "Business -- Industry Overview."

                             FOURTH QUARTER RESULTS

     The Company incurred net losses of $4.8 million in the third quarter of 1996 and expects to continue to sustain net losses in the fourth quarter of 1996, due principally to lower average realized prices for alumina and primary aluminum, as compared to prices realized in the comparable periods of 1995, and due to increased raw material, energy, and operational costs associated with the production of alumina at the Company's Gramercy alumina refinery in Louisiana and 65%-owned Alpart alumina refinery in Jamaica, as compared to amounts incurred in the comparable periods of 1995. Such fourth quarter losses could substantially exceed the loss for the third quarter of 1996.

                 PROFIT ENHANCEMENT AND COST CUTTING INITIATIVE

     The Company has set a goal of achieving significant cost reductions and other profit improvements during 1997, with the full effect planned to be realized in 1998. The initiative is based on the Company's conclusion that the current level of performance of its existing facilities and businesses will not achieve the level of profits the Company considers satisfactory based upon historic long-term average prices for primary aluminum and alumina. To achieve this goal, the Company plans reductions in production costs, improvements in operating efficiencies, decreases in corporate selling, general and administrative expenses, and enhancements to product mix. There can be no assurance that the initiative will result in the desired cost reductions and other profit improvements.

                         ISSUANCE OF THE 10 7/8% NOTES

     On October 23, 1996, the Company completed the issuance of $175.0 million principal amount of the 10 7/8% Notes at 99.5% of their principal amount (the "10 7/8% Notes Offering"). The 10 7/8% Notes were not registered under the Securities Act, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. The
10 7/8% Notes rank pari passu in right and priority of payment with outstanding Indebtedness under the Credit Agreement and the Indebtedness represented by the 9 7/8% Notes and the Notes, and are fully and unconditionally guaranteed on a senior, unsecured basis by the Subsidiary Guarantors. Net proceeds from the 10 7/8% Notes Offering were approximately $168.9 million, of which $91.7 million was utilized to reduce the outstanding borrowings under the revolving credit facility of the Credit Agreement to zero. The remaining net proceeds (approximately $77.2 million) were invested in short-term investments pending their application for working capital and general corporate purposes, including capital projects. Pursuant to an agreement with the initial purchasers of the 10 7/8% Notes, the Company and the Subsidiary Guarantors filed a registration statement with the Commission in November 1996 with respect to a registered offer (the "10 7/8% Notes Exchange Offer") to exchange the 10 7/8% Notes for the Company's 10 7/8% Series B Senior Notes due 2006 (the "Series B Notes") with substantially identical terms. The registration statement with respect to the 10 7/8% Notes Exchange Offer was declared effective by the Commission on December 11, 1996 and it is presently anticipated that the 10 7/8% Notes Exchange Offer will be consummated on or about February 5, 1997. As applicable, the term "10 7/8% Notes" as used herein shall include, when and to the extent issued, the Series B Notes issued pursuant to the 10 7/8% Notes Exchange Offer.

                           ISSUANCE OF THE OLD NOTES

     On December 23, 1996 (the "Closing Date"), the Company completed the issuance of $50.0 million principal amount of 10 7/8% Series C Senior Notes due 2006 (the "Old Notes") to the Initial Purchaser at 103.5% of their principal amount pursuant to a Purchase Agreement, dated December 18, 1996 (the "Purchase Agreement"), among the Company, the Subsidiary Guarantors and the Initial Purchaser. The Initial Purchaser subsequently resold the Old Notes in reliance on Rule 144A under the Securities Act. The Company also entered into the Registration Rights Agreement, dated as of the Closing Date (the "Registration Rights Agreement"), among the Company, the Subsidiary Guarantors and the Initial Purchaser, pursuant to which the Company granted certain registration rights for the benefit of the holders of the Old Notes. Under the Registration Rights Agreement, the Company agreed, for the benefit of the holders of the Old Notes that it would, at its own cost, (i) within 30 days after the Closing Date file a registration statement (the "Registration Statement") with the Commission with respect to a registered offer to exchange the Old Notes for New Notes, which will have terms substantially identical to the Old Notes and (ii) use its reasonable best efforts to cause such Registration Statement to be declared effective under the Securities Act within 135 days after the Closing Date. If the Company is unable to effect such an Exchange Offer or if for any other reason the Exchange Offer is not consummated within 195 days after the Closing Date, the Company is obligated under the Registration Rights Agreement to file a shelf registration statement with the Commission covering resales of the Old Notes. If the Company defaults with respect to its obligations under the Registration Rights Agreement (as defined herein, a "Registration Default"), the Company will be obligated to pay Additional Interest of 0.25% per annum for the first 90-day period and an additional 0.25% per annum for each subsequent 90-day period (up to a maximum aggregate of 1.00% per annum) until all Registration Defaults have been cured. The Exchange Offer is intended to satisfy certain of the Company's obligations under the Registration Rights Agreement with respect to the Old Notes. See "-- The Exchange Offer" and "The Exchange Offer -- Purpose and Effect."

                               THE EXCHANGE OFFER

The Exchange Offer.........  The Company is offering, upon the terms and subject to the conditions set forth herein and in the accompanying letter of transmittal (the "Letter of Transmittal"), to exchange $1,000 in principal amount of its 10 7/8% Series D Senior Notes due 2006 (the "New Notes," and together with the Old Notes, sometimes collectively referred to herein as the "Notes") for each $1,000 in principal amount of the outstanding Old Notes (the "Exchange Offer"). As of the date of this Prospectus, $50.0 million in aggregate principal amount of the Old Notes is outstanding, the maximum amount authorized by the
                             Indenture for all Notes. As of                ,
                             1997, there were      registered holders of the Old
                             Notes, including Cede & Co. ("Cede") which held
                             approximately $     million of aggregate principal
                             amount of the Old Notes for   of its participants.
                             See "The Exchange Offer -- Terms of the Exchange Offer."

Expiration Date............  5:00 p.m., New York City time, on           ,
                                       , 1997, as the same may be extended. See
                             "The Exchange Offer -- Expiration Date; Extensions;
                             Amendments."

Conditions of the Exchange
  Offer....................  The Exchange Offer is not conditioned upon any minimum principal amount of Old Notes being tendered for exchange. However, the Exchange Offer is subject to the condition that it does not violate any applicable law or interpretation of the staff of the Commission. See "The Exchange
                             Offer -- Conditions of the Exchange Offer."

Termination of Certain
Rights.....................  Pursuant to the Registration Rights Agreement and
                             the Old Notes, Eligible Holders of Old Notes (i) have rights to receive the Additional Interest and
                             (ii) have certain rights intended for the holders of unregistered securities. "Additional Interest" means the increase in the interest rate borne by Registrable Securities during the period in which a Registration Default is continuing pursuant to the terms of the Registration Rights Agreement (in general, one-quarter of one percent (0.25%) per annum for the first 90-day period immediately after the first such Registration Default and an additional one-quarter of one percent (0.25%) per annum for each subsequent 90-day period until all Registration Defaults have been cured, provided that the aggregate increase in such interest rate shall not exceed one percent (1.00%) per annum). Holders of New Notes generally will not be and, upon consummation of the Exchange Offer, Eligible Holders of Old Notes will generally no longer be, entitled to (i) the right to receive the Additional Interest, except in certain limited circumstances, and (ii) certain other rights under the Registration Rights Agreement intended for holders of unregistered securities. See "The Exchange
                             Offer -- Termination of Certain Rights" and
                             "-- Procedures for Tendering Old Notes."

Accrued Interest on the Old
  Notes....................  The New Notes will bear interest at a rate equal to
                             10 7/8% per annum from and including their date of issuance. Eligible Holders whose Old Notes are accepted for exchange will have the right to receive interest accrued thereon from the date of original issuance of the Old Notes or the last Interest Payment Date, as applicable, to, but not including, the date of issuance of the New Notes, such interest to be payable with the first interest payment on the New Notes. Interest on the Old Notes accepted for exchange, which accrues at the rate of 10 7/8% per annum, will cease to accrue on the day prior to the issuance of the New Notes.

Procedures for Tendering
Old Notes..................  Unless a tender of Old Notes is effected pursuant to the procedures for book-entry transfer as provided herein, each Eligible Holder desiring to accept the Exchange Offer must complete and sign the Letter of Transmittal, have the signature thereon guaranteed if required by the Letter of Transmittal, and mail or deliver the Letter of Transmittal, together with the Old Notes or a Notice of Guaranteed Delivery and any other required documents (such as evidence of authority to act, if the Letter of Transmittal is signed by someone acting in a fiduciary or representative capacity), to the Exchange Agent (as defined) at the address set forth on the back cover page of this Prospectus prior to 5:00 p.m., New York City time, on the Expiration Date. Any Beneficial Owner (as defined) of the Old Notes whose Old Notes are registered in the name of a nominee, such as a broker, dealer, commercial bank or trust company and who wishes to tender Old Notes in the Exchange Offer, should instruct such entity or person to promptly tender on such Beneficial Owner's behalf. See "The Exchange Offer -- Procedures for Tendering Old Notes." By tendering Old Notes for exchange, each registered holder will represent to the Company that, among other things, (i) neither the Eligible Holder nor any Beneficial Owner is an affiliate of the Company or any Subsidiary Guarantor within the meaning of Rule 405 under the Securities Act, (ii) any New Notes to be received by the Eligible Holder or any Beneficial Owner are being acquired in the ordinary course of business,
                             (iii) neither the Eligible Holder nor any Beneficial Owner has an arrangement or understanding with any person to participate in the distribution of the New Notes, and (iv) if the Eligible Holder or Beneficial Owner, as applicable, is a broker-dealer that acquired Old Notes for its own account as a result of market making or other trading activities, such Eligible Holder or Beneficial Owner must comply with the prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction of the New Notes acquired by such person and must agree that it will deliver a prospectus in connection with any such resale.

Guaranteed Delivery
  Procedures...............  Eligible Holders of Old Notes who wish to tender their Old Notes and (i) whose Old Notes are not immediately available or (ii) who cannot deliver their Old Notes or any other documents required by the Letter of Transmittal to the Exchange Agent prior to the Expiration Date (or complete the procedure for book-entry transfer on a timely basis), may tender their Old Notes according to the guaranteed delivery procedures set forth in the Letter of Transmittal. See "The Exchange Offer -- Procedures for Tendering Old Notes -- Guaranteed Delivery Procedures."

Acceptance of Old Notes and
  Delivery of New Notes....  Upon satisfaction or waiver of all conditions of the Exchange Offer, the Company will accept any and all Old Notes that are properly tendered in the Exchange Offer prior to 5:00 p.m., New York City time, on the Expiration Date. The New Notes issued pursuant to the Exchange Offer will be delivered as soon as practicable after acceptance of the Old Notes. See "The Exchange Offer -- Acceptance of Old Notes for Exchange; Delivery of New Notes."

Withdrawal Rights..........  Tenders of Old Notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the Expiration Date. See "The Exchange
                             Offer -- Withdrawal Rights."

Certain Federal Income Tax
  Considerations...........  Generally, the exchange pursuant to the Exchange
                             Offer will not be a taxable event for federal income tax purposes. See "Certain Federal Income Tax Consequences -- The Exchange Offer."

The Exchange Agent.........  First Trust National Association is the exchange agent (in such capacity, the "Exchange Agent"). The address and telephone number of the Exchange Agent are set forth in "The Exchange Offer -- The Exchange Agent; Assistance."

Fees and Expenses..........  All expenses incident to the Company's consummation of the Exchange Offer and compliance with the Registration Rights Agreement will be borne by the Company. See "The Exchange Offer -- Solicitation of Tenders; Fees and Expenses."

Resales of the New Notes...  Based on positions of the staff of the Commission enunciated in Morgan Stanley & Co., Incorporated (available June 5, 1991) and Exxon Capital Holdings Corporation (available May 13, 1988), and interpreted in the Commission's letters to Shearman & Sterling (available July 2, 1993) and K-III Communications Corporation (available May 14,
                             1993), and similar no-action or interpretive letters issued to third parties, the Company believes that New Notes issued pursuant to the Exchange Offer to an Eligible Holder in exchange for Old Notes may be offered for resale, resold and otherwise transferred by such Eligible Holder (other than (i) a broker-dealer who purchased the Old Notes directly from the Company for resale pursuant to Rule 144A under the Securities Act or any other available exemption under the Securities Act or (ii) a person that is an affiliate of the Company or any Subsidiary Guarantor within the meaning of Rule 405 under the Securities Act), without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that the Eligible Holder is acquiring the New Notes in the ordinary course of business and is not participating, and has no arrangement or understanding with any person to participate, in a distribution of the New Notes. If any Eligible Holder acquires New Notes in the Exchange Offer for the purpose of distributing or participating in a distribution of the New Notes, such Eligible Holder cannot rely on the position of the staff of the Commission set forth in the above no-action and interpretive letters and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction, unless an exemption from registration is otherwise available. Each broker-dealer that receives New Notes for its own account in exchange for Old Notes, where such Old Notes were acquired by such broker as a result of market making or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. See "The Exchange Offer -- Resales of the New Notes" and "Plan of Distribution."

                            DESCRIPTION OF NEW NOTES

     The form and terms of the New Notes will be identical in all material respects to the form and terms of the Old Notes, except that (i) the New Notes have been registered under the Securities Act and, therefore, will not bear legends restricting the transfer thereof, (ii) holders of the New Notes, except in limited circumstances, will not be entitled to Additional Interest, and (iii) holders of the New Notes will not be, and upon consummation of the Exchange Offer, Eligible Holders of the Old Notes will no longer be, entitled to certain rights under the Registration Rights Agreement intended for the holders of unregistered securities. See "Exchange Offer -- Termination of Certain Rights." The Exchange Offer shall be deemed consummated upon the occurrence of the delivery by the Company to the Registrar under the Indenture of New Notes in the same aggregate principal amount as the aggregate principal amount of Old Notes that are validly tendered by holders thereof pursuant to the Exchange Offer. See "The Exchange Offer -- Termination of Certain Rights" and "-- Procedures for Tendering Old Notes" and "Description of New Notes."

Maturity...................  October 15, 2006.

Interest...................  10 7/8% payable in cash semi-annually in arrears, from December 23, 1996, calculated on the basis of a 360-day year consisting of twelve 30-day months.

Interest Payment Dates.....  April 15 and October 15, commencing on April 15,
                             1997.

Optional Redemption........  The New Notes will be redeemable at the option of the Company, in whole or in part, on or after October 15, 2001, at the redemption prices set forth herein, plus accrued and unpaid interest, if any, to the date of redemption.

Guarantees.................  The obligations of the Company with respect to the
                             New Notes will be fully and unconditionally guaranteed, jointly and severally, on a senior, unsecured basis by certain subsidiaries of the Company (the "Subsidiary Guarantors"). Any Indebtedness that is incurred by the Company's subsidiaries will be effectively senior to the claims of the holders of the New Notes with respect to the assets of such subsidiaries, except to the extent that the holders of the New Notes may be creditors of a subsidiary pursuant to a subsidiary guarantee. Any such claim by the holders of the New Notes with respect to the assets of any Subsidiary Guarantor will be effectively subordinated to secured Indebtedness of such Subsidiary Guarantor (including the Indebtedness under the Company's Credit Agreement, dated as of February 15, 1994, as amended (the "Credit Agreement")) with respect to the assets securing such Indebtedness. See "Description of New Notes -- General."

Ranking....................  The New Notes will represent senior, unsecured obligations of the Company, ranking senior in right and priority of payment to all Indebtedness of the Company that by its terms is expressly subordinated to the Notes. Without limiting the generality of the foregoing, the New Notes will rank senior in right and priority of payment to the Indebtedness represented by the 12 3/4% Notes, and the New Notes will rank pari passu in right and priority of payment with the Indebtedness under the Credit Agreement and the Indebtedness represented by the 9 7/8% Notes and the 10 7/8% Notes. As of September 30, 1996, the Company's total consolidated indebtedness was $878.0 million, and $141.9 million of borrowing capacity was unused under the revolving credit facility of the Credit Agreement. On a pro forma basis, after giving effect to the Offering and the 10 7/8% Notes Offering, and the application of proceeds therefrom, as of September 30, 1996, the Company's total consolidated indebtedness would have been $972.7 million (of which $400.0 million would have been expressly subordinated in right and priority of payment to the New Notes), $273.1 million of borrowing capacity would have been available for use under the Credit Agreement, and the Company would have had additional available cash proceeds from the Offering and the 10 7/8% Notes Offering of $88.1 million. As of November 30, 1996, the Company's total consolidated indebtedness was $921.0 million, $273.0 million of borrowing capacity was unused under the revolving credit facility of the Credit Agreement, and the Company had cash and cash equivalents of $44.1 million. The New Notes, however, will be effectively subordinated to secured Indebtedness of the Company and the Subsidiary Guarantors (including the Indebtedness under the Credit Agreement) with respect to the assets securing such Indebtedness.

Change of Control Offer....  Upon a Change of Control (as defined), the Company will be required to make an offer to purchase all or any part of a holder's New Notes at 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of purchase. The Company will comply with Rules 13e-4 and 14e-1 under the Exchange Act and any other securities laws and regulations to the extent such laws and regulations are applicable in the event that a Change of Control occurs and the Company is required under the Indenture to make a Change of Control Offer (as defined herein). Any Change of Control would constitute an event of default under the Credit Agreement. See "Description of New Notes -- Offer to Purchase the Notes" and "Risk Factors -- Controlling Stockholder and Possible Effects; Change of Control."

Certain Covenants..........  The Indenture contains covenants substantially identical to those contained in the indenture governing the 10 7/8% Notes, including, but not limited to, covenants imposing limitations on: (i) Asset Sales, (ii) transactions with Affiliates and Unrestricted Subsidiaries, (iii) Restricted Payments, Restricted Investments, and Unrestricted Subsidiary Investments, (iv) the Incurrence of Indebtedness and preferred stock, (v) the granting of Liens on U.S. Fixed Assets to secure Indebtedness, (vi) the transfer of assets to entities that are not Subsidiary Guarantors, (vii) mergers and consolidations and (viii) dividend and other payment restrictions affecting Subsidiaries. Each of the foregoing capitalized terms has the meaning assigned to it in the Indenture. See "Description of New Notes -- Covenants."

Absence of a Public Market
for the New Notes..........  The New Notes are a new issue of securities with no established market. Accordingly, there can be no assurance as to the development or liquidity of any market for the New Notes. The Initial Purchaser has advised the Company that they currently intend to make a market in the New Notes. However, the Initial Purchaser is not obligated to do so, and any market making with respect to the New Notes may be discontinued at any time without notice. The Company does not intend to apply for listing of the New Notes on a securities exchange.

     FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED BY PROSPECTIVE INVESTORS IN CONNECTION WITH AN INVESTMENT IN THE NEW NOTES, SEE "RISK FACTORS."

          SUMMARY HISTORICAL AND PRO FORMA CONSOLIDATED FINANCIAL DATA

     The following summary historical and pro forma consolidated financial data have been derived from the Selected Historical and Pro Forma Consolidated Financial Data appearing elsewhere in this Prospectus, and should be read in conjunction with the Consolidated Financial Statements of the Company and the Notes to Consolidated Financial Statements and the information contained in "Management's Discussion and Analysis of Financial Condition and Results of Operations" appearing elsewhere in this Prospectus. Interim results are not necessarily indicative of those for the full year.

                                    NINE MONTHS ENDED
                                      SEPTEMBER 30,                 YEAR ENDED DECEMBER 31,
                                -------------------------   ---------------------------------------
                                   1996          1995          1995          1994          1993
                                -----------   -----------   -----------   -----------   -----------
                                              (IN MILLIONS OF DOLLARS, EXCEPT RATIOS)
Operating Data:
  Net sales...................  $   1,652.1   $   1,646.7   $   2,237.8   $   1,781.5   $   1,719.1
  Cost of products sold.......      1,394.8       1,329.8       1,798.4       1,625.5       1,587.7
  Gross profit................        257.3         316.9         439.4         156.0         131.4
  Depreciation................         72.5          71.1          94.3          95.4          97.1
  Selling, administrative,
    research and development,
    and general...............         96.0          96.0         134.0         116.5         121.6
  Operating income (loss).....         88.8         149.8         211.1         (55.9)       (123.1)
  Interest expense............         68.3          71.3          93.9          88.6          84.2
  Income (loss) before income
    taxes, minority interests,
    extraordinary loss and
    cumulative effect of
    changes in accounting
    principles................         23.6          68.7         103.1        (151.8)       (208.8)
  Income (loss) before
    extraordinary loss and
    cumulative effect of
    changes in accounting
    principles................         15.7          43.1          65.3         (96.2)       (117.6)
  Net income (loss)...........         15.7          43.1          65.3        (101.6)(1)      (647.3)(1)
  Ratio of earnings to fixed
    charges(2)................          1.2x          1.7x          1.9x           --(3)          --(3)
Other Data:
  Capital expenditures........  $      91.1   $      53.2   $      88.4   $      70.0   $      67.7
  EBITDA(4)...................        164.4         211.1         291.3          32.2         (27.5)
  Ratio of EBITDA to interest
    expense...................          2.4x          3.0x          3.1x           .4x           --(5)
Pro Forma(6):
  Interest expense............         82.4                       113.8
  Net income..................          7.0                        53.0
  Ratio of EBITDA to interest
    expense...................          2.0x                        2.6x

                                     SEPTEMBER 30, 1996                      DECEMBER 31,
                                -----------------------------   ---------------------------------------
                                PRO FORMA(6)     HISTORICAL        1995          1994          1993
                                ------------    -------------   -----------   -----------   -----------
                                                       (IN MILLIONS OF DOLLARS)
Balance Sheet Data:
  Working capital.............    $  480.5        $   392.4     $     324.5   $     239.5   $     266.9
  Total assets................     2,966.2          2,871.5         2,814.3       2,693.6       2,528.2
  Long-term liabilities.......       558.3            558.3           548.5         495.5         501.7
  Accrued postretirement
    medical benefit
    obligation, less current
    portion...................       727.7            727.7           734.0         734.9         713.1
  Long-term debt, less current
    portion...................       953.1            858.4           749.2         751.1         720.2
  Notes payable to parent,
    less current portion......         2.1              2.1             8.6          23.5          18.9
  Minority interests..........        91.0             91.0            91.4          85.4          69.7
  Redeemable preference
    stock.....................        26.7             26.7            29.6          29.0          33.6
  Total stockholders' equity
    (deficit).................        56.7             56.7            43.3         (24.8)           .1

---------------

(1) Includes extraordinary loss on early extinguishment of debt of $5.4 and $21.8, net of tax benefits of $2.9 and $11.2 for 1994 and 1993, respectively, and cumulative effect of changes in accounting principles of $507.9, net of tax benefit of $237.7 in 1993. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Results of Operations."

(2) For the purpose of calculating the ratio of earnings to fixed charges, "earnings" consist of the sum of (i) income (loss) before extraordinary loss and cumulative effect of changes in accounting principles of the Company and its consolidated subsidiaries, (ii) undistributed (earnings) losses of less-than-fifty-percent-owned companies, (iii) minority interest share of income (losses) of majority-owned subsidiaries that have fixed charges, (iv) consolidated provision (credit) for income taxes, (v) minority interest share of tax provision (credit) of majority-owned subsidiaries that have fixed charges, (vi) fixed charges, (vii) equity in losses of less-than-fifty-percent-owned companies where the Company has guaranteed the debt of such companies, and (viii) previously capitalized interest amortized during the period. Fixed charges consist of the sum of interest expense, amortization of deferred financing costs, the portion of rents representative of the interest factor, and interest expense related to the guaranteed debt of less-than-fifty-percent-owned companies incurring a loss.

(3) For the years ended December 31, 1994 and 1993, earnings were insufficient to cover fixed charges by $155.5 and $210.2, respectively.

(4) "EBITDA" represents income from continuing operations before extraordinary loss and cumulative effect of changes in accounting principles, before giving effect to income tax expense, minority interests, interest expense (including amortization of deferred financing costs and original issue discount) and depreciation. EBITDA is not intended to represent cash flow, an alternative to net income, or any other measure of performance in accordance with generally accepted accounting principles. It is included because management believes that certain investors find such information useful for measuring the Company's ability to service debt.

(5) For the year ended December 31, 1993, EBITDA was insufficient to cover interest expense by $111.7.

(6) The pro forma information assumes the Offering, the 10 7/8% Notes Offering, the application of the net proceeds therefrom to reduce the outstanding borrowings under the Credit Agreement to zero and to invest the remainder in short-term investments pending its application for working capital and general corporate purposes as if such events had occurred as of the end of the period with respect to the balance sheet data and as if such events had occurred at the beginning of the period with respect to the operating data.

                                  RISK FACTORS

     Holders of the Notes should carefully consider the following risk factors, as well as the other information contained in, and incorporated by reference in, this Prospectus, before making an investment in the New Notes. Information contained or incorporated by reference in this Prospectus contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, which can be identified by the use of forward-looking terminology such as "believes," "expects," "may," "will," "should" or "anticipates" or the negative thereof or other variations thereon or comparable terminology, or by discussions of strategy. See, e.g., "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Business -- Industry Overview," "Business -- Recent Industry Trends,"
"Business -- Strategy," and "Legal Proceedings." No assurance can be given that the future results covered by the forward-looking statements will be achieved. The following matters constitute cautionary statements identifying important factors with respect to such forward-looking statements, including certain risks and uncertainties, that could cause actual results to vary materially from the future results covered in such forward-looking statements. Other factors could also cause actual results to vary materially from the future results covered in such forward-looking statements.

RANKING OF THE NOTES; SUBORDINATION

     Ranking of the Notes. The Notes represent senior, unsecured obligations of the Company, ranking senior in right and priority of payment to all Indebtedness of the Company that by its terms is expressly subordinated to the Notes. Without limiting the generality of the foregoing, the Notes rank senior in right and priority of payment to the Indebtedness represented by the 12 3/4% Notes ($400.0 million aggregate principal amount outstanding as of September 30, 1996), and the Notes rank pari passu in right and priority of payment with the Indebtedness under the Credit Agreement and the Indebtedness represented by the 9 7/8% Notes ($225.0 million aggregate principal amount outstanding as of September 30, 1996) and the 10 7/8% Notes ($175.0 million aggregate principal amount issued and outstanding as of October 23, 1996). The Notes are, however, effectively subordinated to secured Indebtedness of the Company (including the Indebtedness under the Credit Agreement) with respect to the assets pledged as collateral therefor. The Credit Agreement is secured by, among other things, a pledge of the Company's stock by KAC and the stock of the Company's material subsidiaries and the grant of a lien on substantially all of the domestic assets of the Company and its subsidiaries (other than the Company's Gramercy alumina refinery and Nevada micromill). As of September 30, 1996, the Company's total consolidated indebtedness was $878.0 million and $141.9 million of borrowing capacity was unused under the revolving credit facility of the Credit Agreement. On a pro forma basis, after giving effect to the Offering and the 10 7/8% Notes Offering, and the application of the proceeds therefrom, as of September 30, 1996, the Company's total consolidated indebtedness would have been $972.7 million (of which $400.0 million would have been expressly subordinated in right and priority of payment to the Notes), $273.1 million of borrowing capacity would have been available for use under the Credit Agreement, and the Company would have had additional available cash proceeds from the Offering and the 10 7/8% Notes Offering of $88.1 million. The foregoing does not give effect to $93.3 million of guaranteed unconsolidated joint venture indebtedness of the Company and $20.6 million of other guarantees and letters of credit outstanding as of September 30, 1996. As of November 30, 1996, the Company's total consolidated indebtedness was $921.0 million, $273.0 million of borrowing capacity was unused under the revolving credit facility of the Credit Agreement, and the Company had cash and cash equivalents of $44.1 million. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources." For a description of the Company's long term debt, see "Description of Principal Indebtedness" and Note 4 of the Notes to Consolidated Financial Statements. Although the Notes will not be secured by any assets of the Company, in the event the Company or any of its subsidiaries incurs Indebtedness that is secured by the Company's Gramercy alumina refinery, Nevada micromill, or certain other domestic real property, plant or equipment that is acquired subsequent to the issuance of the Notes, the Company may be required by the Indenture, subject to certain exceptions (including for the Credit Agreement), to equally and ratably secure the Notes. See "Description of New Notes -- Covenants -- Limitation on Liens."

     Subordination. The obligations of the Company with respect to the Notes are fully and unconditionally guaranteed, jointly and severally, on a senior, unsecured basis by the Subsidiary Guarantors. Any obligations of the Company's Subsidiaries (as defined) will be effectively senior to the claims of the holders of the Notes with respect to the assets of such Subsidiaries, except to the extent that the holders of the Notes may be creditors of a Subsidiary pursuant to a subsidiary guarantee. Any such claim by the holders of the Notes with respect to the assets of any Subsidiary Guarantor will be effectively subordinated to secured Indebtedness (including Indebtedness under the Credit Agreement) of such Subsidiary Guarantor with respect to the assets securing such Indebtedness. The rights of the Company and its creditors, including holders of the Notes, to realize upon the assets of any Subsidiary upon such Subsidiary's liquidation or reorganization (and the consequent rights of holders of the Notes to participate in those assets) will be subject to the prior claims of such Subsidiary's creditors, except to the extent that the Company may itself be a creditor with recognized claims against such Subsidiary or to the extent that the holders of the Notes may be creditors with recognized claims against such Subsidiary pursuant to the terms of a subsidiary guarantee (subject, however, to the prior claims of creditors holding secured Indebtedness of any such Subsidiary with respect to the assets securing such Indebtedness). The Credit Agreement is secured by, among other things, the grant of a lien on all now existing and hereafter acquired receivables, inventory, intangibles and the existing principal domestic plants of the Company and its subsidiaries (other than the Company's Gramercy alumina refinery and Nevada micromill). See "Description of Principal Indebtedness." In addition, the Indenture restricts the amount of Indebtedness that Subsidiaries are permitted to Incur (as defined). See "Description of New Notes -- Covenants -- Limitation on Indebtedness and Preferred Stock."

SENSITIVITY TO PRICES AND HEDGING PROGRAMS

     The Company's earnings are sensitive to changes in the prices of alumina, primary aluminum and fabricated aluminum products, and also depend to a significant degree upon the volume and mix of all products sold.

     Primary aluminum prices have historically been subject to significant cyclical price fluctuations. During the period January 1, 1993 through November 1, 1996, the AMT Price for primary aluminum has ranged from approximately $.50 to $1.00 per pound. For the week ended December 20, 1996, the AMT Price for primary aluminum was approximately $.73 per pound. Alumina prices as well as fabricated aluminum product prices (which vary considerably among products) are significantly influenced by changes in the price of primary aluminum but generally lag behind primary aluminum price changes by up to three months. See "Prospectus Summary -- Recent Trends and Developments" and "-- Fourth Quarter Results."

     The Company's production levels of alumina and primary aluminum exceed its internal processing needs, which allows it to be a major seller of alumina (approximately 2.0 million tons in 1995 or 72% of production) and primary aluminum (approximately 271,700 tons in 1995 or 66% of production) to third parties.

     As of November 30, 1996, the Company had sold forward substantially all of the alumina available to it in excess of its projected internal smelting requirements for the balance of 1996, and 89% and 90% of such excess alumina for 1997 and 1998, respectively. Virtually all of such 1997 and 1998 sales were made at prices indexed to future prices of primary aluminum.

     As of November 30, 1996, the Company had sold forward at fixed prices approximately 70,000 tons of primary aluminum in excess of its projected internal fabrication requirements in 1997 and approximately 93,600 tons of such surplus in 1998. As of November 30, 1996, the Company had also purchased put options to establish a minimum price in respect of approximately 196,000 tons and 45,000 tons of such 1997 and 1998 surplus, respectively, and had entered into option contracts that established a price range for an additional 160,000 tons of the Company's 1998 surplus. The weighted average price of the Company's 1997 and 1998 fixed price contracts, and the weighted average price for the Company's 1998 put options exceed the AMT Price for primary aluminum for the week ended December 20, 1996. The weighted average price for the Company's purchased put options with respect to 1997 are below the AMT Price for the week ended December 20, 1996. The weighted average price of the minimum of the range established with respect to the Company's other 1998 option contracts approximates the AMT Price for the week ended December 20, 1996.

LEVERAGE

     The Company is highly leveraged, with total consolidated indebtedness of $878.0 million (including $10.7 million of indebtedness to KAC) at September 30, 1996. On a pro forma basis, as of September 30, 1996, after giving effect to the Offering and the 10 7/8% Notes Offering, and application of proceeds therefrom, the Company's total consolidated indebtedness would increase to $972.7 million. As of November 30, 1996, the Company's total consolidated indebtedness was $921.0 million. The Company's ability to generate sufficient cash to meet its debt service obligations is subject to many factors, certain of which are beyond its control, including economic conditions, aluminum prices, and competition. While the Company believes that, based on current levels of operations, its cash generated from operations, together with other sources of liquidity, will be adequate to meet such obligations, there can be no assurance that such sources of funds will in fact be sufficient to service such obligations. See "Capitalization," "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources," and "Description of Principal Indebtedness." The Company's leverage is substantially greater than the leverage of most of its North American competitors, which generally have greater financial resources than the Company. Due to its highly leveraged condition, the Company is more sensitive than less leveraged companies to factors affecting its operations, including changes in the prices for its products, the rates charged for power at its various facilities, and general economic conditions.

ENVIRONMENTAL MATTERS AND LITIGATION

     The Company is subject to a wide variety of international, federal, state and local environmental laws and regulations (the "Environmental Laws"). From time to time, the Company is subject, with respect to its current and former operations, to fines or penalties assessed for alleged breaches of the Environmental Laws, and to claims and litigation based upon such laws. The Company is currently subject to a number of lawsuits under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986 ("CERCLA"). Under CERCLA and other related laws, past disposal of wastes, whether on-site or at other locations, may result in the imposition of clean-up obligations by federal or state regulatory authorities. The Company's Mead, Washington, facility has been listed on the National Priorities List under CERCLA. In addition, the Company, along with numerous other entities, has been named as a potentially responsible party ("PRP") for remedial costs at certain third-party sites listed on the National Priorities List. In certain instances, the Company may be exposed to joint and several liability for remedial action or damages to natural resources, which could effectively expose the Company to liability for all costs associated with any such remedial actions irrespective of its degree of culpability for the environmental damages related thereto. Further, future environmental regulations are expected to impose stricter compliance requirements on the aluminum industry. While uncertainties are inherent in the final outcome of these environmental matters, and it is presently impossible to determine the actual costs that ultimately may be incurred, management currently believes that the resolution of such uncertainties should not have a material adverse effect on the Company's consolidated financial position, results of operations, or liquidity. For a discussion of the Company's environmental litigation and other environmental matters, see "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources -- Environmental Contingencies," "Business -- Environmental Matters," and "-- Legal Proceedings," Note 9 of the Notes to Consolidated Financial Statements, and Note 3 of the Notes to Interim Consolidated Financial Statements.

     In addition, the Company is subject to a number of lawsuits in which the plaintiffs allege that certain of their injuries were caused by, among other things, exposure to asbestos during, and as a result of, their employment or association with the Company or exposure to products containing asbestos produced or sold by the Company (which products have generally not been manufactured by the Company for at least 15 years). While uncertainties are inherent in the final outcome of these asbestos matters and it is presently impossible to determine the actual costs that ultimately may be incurred and insurance recoveries that will be received, management currently believes that, based on the factors discussed below under the caption "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources -- Asbestos Contingencies," the resolution of asbestos-related uncertainties and the incurrence of asbestos-related costs net of related insurance recoveries should not have a material adverse effect on the Company's consolidated financial position, results of operations, or liquidity. For a discussion of the Company's asbestos related litigation, see "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital
Resources -- Asbestos Contingencies," Note 9 of the Notes to Consolidated Financial Statements, and Note 3 of the Notes to Interim Consolidated Financial Statements.

CONTROLLING STOCKHOLDER AND POSSIBLE EFFECTS; CHANGE OF CONTROL

     Controlling Stockholder and Possible Effects. The Company is a wholly-owned subsidiary of KAC. KAC is a subsidiary of MAXXAM Inc. ("MAXXAM"). As of the date of this Prospectus, MAXXAM owns approximately 62% of KAC's Common Stock, par value $.01 per share (the "KAC Common Stock"), assuming the conversion of each outstanding share of KAC's 8.255% PRIDES, Convertible Preferred Stock (the "PRIDES") into one share of KAC Common Stock, with the remaining approximately 38% publicly held. Accordingly, MAXXAM is able to determine the outcome of all matters required to be submitted to the holders of the KAC Common Stock for approval, including decisions relating to the election of the directors of KAC, the determination of day-to-day corporate and management policies of KAC, the merger or acquisition of KAC, the sale of substantially all of the assets of KAC and other significant corporate transactions. MAXXAM's significant ownership interest in KAC may discourage third parties from seeking to acquire control of KAC which may adversely affect the market price of KAC's equity securities. Mr. Charles E. Hurwitz, Chairman of the Board, President and Chief Executive Officer of MAXXAM, together with Federated Development Inc. ("FDI"), collectively own approximately 61.2% of the aggregate voting power of MAXXAM. FDI is a wholly-owned subsidiary of Federated Development Company ("Federated"), a New York business trust that is wholly-owned by Mr. Hurwitz, members of his immediate family and trusts for the benefit thereof.

     Change of Control. The Indenture provides that, upon the occurrence of any Change of Control (as defined), the Company will be required to make an offer (a "Change of Control Offer") to purchase all or any part of a holder's Notes at 101% of the principal amount thereof plus accrued and unpaid interest thereon, if any, to the date of purchase. Any Change of Control, and any purchase of the Notes required under the Indenture upon a Change of Control, would constitute an event of default under the Credit Agreement, with the result that the obligations of the Company thereunder could be declared due and payable. Any acceleration of the Company's obligations under the Credit Agreement would make it unlikely that the Company would be able to purchase the Notes pursuant to the Change of Control Offer. See "Description of New Notes -- Offer to Purchase the Notes."

POWER SUPPLY

     Electric power supply represents an important production cost for the Company at its aluminum smelters. In 1995, the Company successfully restructured electric power purchase agreements for its smelting facilities in the Pacific Northwest, which has resulted in significantly lower electric power costs in 1996 for the Mead and Tacoma, Washington, smelters compared with 1995 electric power costs. The Company expects to continue to benefit from these savings in electric power costs at these facilities in 1997 and beyond. However, a number of lawsuits challenging the restructuring have been filed and the effect, if any, of such lawsuits on the Company's power purchase and transmission arrangements is not known at the current time. In addition, while the Company has entered into long term arrangements with respect to the power supply for its 90%-owned Volta Aluminium Company Limited ("Valco") smelter in Ghana, there can be no assurance that the requisite power supply will be available. For a discussion of the Company's power supply arrangements, see
"Business -- Production Operations -- Primary Aluminum Products."

FOREIGN ACTIVITIES

     The Company's operations are located in many foreign countries, including Australia, Canada, the PRC, Ghana, Jamaica, and the United Kingdom. Foreign operations in general may be more vulnerable than domestic operations due to a variety of political and other risks. See "Business -- Strategy," "-- Production Operations," and "-- International Business Development."

CONSEQUENCES OF FAILURE TO EXCHANGE

     Holders of Old Notes who do not exchange their Old Notes for New Notes pursuant to the Exchange Offer will continue to be subject to the restrictions on transfer of such Old Notes as set forth in the legend thereon as a consequence of the issuance of the Old Notes pursuant to exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws. In general, the Old Notes may not be offered or sold, unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. The Company does not currently anticipate that it will register the Old Notes under the Securities Act. New Notes issued pursuant to the Exchange Offer in exchange for Old Notes may be offered for resale, resold or otherwise transferred by holders thereof (other than any such holder which is an "affiliate" of the Company or any Subsidiary Guarantor within the meaning of Rule 405 under the Securities Act and other than any broker-dealer who purchased Old Notes directly from the Company for resale pursuant to Rule 144A under the Securities Act or any other available exemption under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act provided that such New Notes are acquired in the ordinary course of such holders' business and such holders have no arrangement with any person to participate in the distribution of such Notes. Each broker-dealer that acquired Old Notes for its own account as a result of market making or other trading activities and that receives New Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. The Letter of Transmittal states that, by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Notes received in exchange for Old Notes where such Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. The Company has agreed that, for a period of 180 days after the effective date of this Prospectus, it will make this Prospectus, as it may be amended or supplemented from time to time, available to any broker-dealer for use in connection with any such resale. See "Plan of Distribution." However, to comply with the securities laws of certain jurisdictions, if applicable, the New Notes may not be offered or sold unless they have been registered or qualified for sale in such jurisdictions or an exemption from registration or qualification is available and is complied with. To the extent that Old Notes are tendered and accepted in the Exchange Offer, the trading market for untendered and tendered but unaccepted Old Notes will be adversely affected.

ABSENCE OF PUBLIC MARKET FOR THE NEW NOTES

     The New Notes are a new issue of securities, have no established trading market, and may not be widely distributed. The Company does not intend to list the New Notes on any national securities exchange or to seek the admission thereof to trading in the National Association of Securities Dealers Automated Quotation system. No assurance can be given that an active public or other market will develop for the New Notes or as to the liquidity of or the trading market for the New Notes. If a trading market does not develop or is not maintained, holders of the New Notes may experience difficulty in reselling the New Notes or may be unable to sell them at all. If a market for the New Notes develops, any such market may be discontinued at any time. If a public trading market develops for the New Notes, future trading prices of the New Notes will depend on many factors, including, among other things, prevailing interest rates, the Company's results of operations and the market for similar securities, and the price at which the holders of New Notes will be able to sell such New Notes is not assured and the New Notes could trade at a premium or discount to their purchase price or face value. Depending on prevailing interest rates, the market for similar securities and other facts, including the financial condition of the Company, the New Notes may trade at a discount from their principal amount.

                               THE EXCHANGE OFFER

PURPOSE AND EFFECT

     The Old Notes were sold by the Company to the Initial Purchaser on December 23, 1996, pursuant to the Purchase Agreement. The Initial Purchaser subsequently resold the Old Notes in reliance on Rule 144A under the Securities Act. The Company and the Initial Purchaser also entered into the Registration Rights Agreement, pursuant to which the Company agreed, with respect to the Old Notes and subject to the Company's determination that the Exchange Offer is permitted under applicable law, to (i) cause to be filed, on or prior to January 22, 1997, a registration statement with the Commission under the Securities Act concerning the Exchange Offer, (ii) use its reasonable best efforts to cause such registration statement to be declared effective by the Commission on or prior to May 7, 1997, and (iii) to cause the Exchange Offer to remain open for a period of not less than 30 days. This Exchange Offer is intended to satisfy the Company's exchange offer obligations under the Registration Rights Agreement.

TERMS OF THE EXCHANGE OFFER

     The Company hereby offers, upon the terms and subject to the conditions set forth herein and in the accompanying Letter of Transmittal, to exchange $1,000 in principal amount of the New Notes for each $1,000 in principal amount of the outstanding Old Notes. The Company will accept for exchange any and all Old Notes that are validly tendered on or prior to 5:00 p.m., New York City time, on the Expiration Date. Tenders of the Old Notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the Expiration Date. The Exchange Offer is not conditioned upon any minimum principal amount of Old Notes being tendered for exchange. However, the Exchange Offer is subject to the conditions, terms and provisions of the Registration Rights Agreement. The form and terms of the New Notes will be identical in all material respects to the form and terms of the Old Notes, except that (i) the New Notes have been registered under the Securities Act and, therefore, will not bear legends restricting the transfer thereof, (ii) subject to certain limited exceptions, holders of New Notes will not be entitled to Additional Interest, and (iii) holders of New Notes will not be, and upon consummation of the Exchange Offer, Eligible Holders of Old Notes will no longer be, entitled to certain rights under the Registration Rights Agreement intended for holders of unregistered securities. See "-- Conditions of the Exchange Offer."

     Old Notes may be tendered only in multiples of $1,000. Subject to the foregoing, Holders may tender less than the aggregate principal amount represented by the Old Notes held by them, provided that they appropriately indicate this fact on the Letter of Transmittal accompanying the tendered Old Notes (or so indicate pursuant to the procedures for book-entry transfer).

     As of the date of this Prospectus, $50.0 million in aggregate principal amount of the Old Notes is outstanding, the maximum amount authorized by the
Indenture for all Notes. As of                , 1997, there were      registered
holders of the Old Notes, including Cede, which held approximately $     million
of aggregate principal amount of the Old Notes for   of its participants. Solely
for reasons of administration (and for no other purpose), the Company has fixed
the close of business on                , 1997, as the record date (the "Record
Date") for purposes of determining the persons to whom this Prospectus and the Letter of Transmittal will be mailed initially. Only an Eligible Holder of the Old Notes (or such Eligible Holder's legal representative or attorney-in-fact) may participate in the Exchange Offer. There will be no fixed record date for determining Eligible Holders of the Old Notes entitled to participate in the Exchange Offer. The Company believes that, as of the date of this Prospectus, no such Eligible Holder is an affiliate (as defined in Rule 405 under the Securities Act) of the Company or any of the Subsidiary Guarantors.

     The Company shall be deemed to have accepted validly tendered Old Notes when, as and if the Company has given oral or written notice thereof to the Exchange Agent. The Exchange Agent will act as agent for the tendering Eligible Holders of Old Notes and for the purposes of receiving the New Notes from the Company.

     If any tendered Old Notes are not accepted for exchange because of an invalid tender, the occurrence of certain other events set forth herein or otherwise, certificates for any such unaccepted Old Notes will be returned, without expense, to the tendering Eligible Holder thereof as promptly as practicable after the Expiration Date.

EXPIRATION DATE; EXTENSIONS; AMENDMENTS

     The Expiration Date shall be             ,                , 1997 at 5:00
p.m., New York City time, unless the Company, in its sole discretion, extends the Exchange Offer, in which case the Expiration Date shall be the latest date and time to which the Exchange Offer is extended.

     In order to extend the Exchange Offer, the Company will notify the Exchange Agent of any extension by oral or written notice and will make a public announcement thereof, each prior to 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date. Such notice and public announcement shall set forth the new Expiration Date of the Exchange Offer.

     The Company reserves the right, in its sole discretion, (i) to delay accepting any Old Notes, (ii) to extend the Exchange Offer, (iii) if any of the conditions set forth below under "Conditions of the Exchange Offer" shall not have been satisfied, to terminate the Exchange Offer by giving oral or written notice of such delay, extension, or termination to the Exchange Agent, and (iv) to amend the terms of the Exchange Offer in any manner. If the Exchange Offer is amended in a manner determined by the Company to constitute a material change, the Company will, in accordance with applicable law, file a post-effective amendment to the registration statement (a "Post-effective Amendment") and resolicit the registered holders of the Old Notes. If the Company files a Post-effective Amendment, it will notify the Exchange Agent of an extension of the Exchange Offer by oral or written notice, and will make a public announcement thereof, each prior to 9:00 a.m., New York City time, on the next business day after the effectiveness of such Post-effective Amendment. Such notice and public announcement shall set forth the new Expiration Date, which new Expiration Date shall be no less than five days after the then applicable Expiration Date.

CONDITIONS OF THE EXCHANGE OFFER

     The Exchange Offer is not conditioned upon any minimum principal amount of the Old Notes being tendered for exchange. However, notwithstanding any other provisions of the Exchange Offer, the Company shall not be required to accept for exchange, or to issue the New Notes in exchange for, any Old Notes, if the Exchange Offer violates any applicable law or interpretation of the staff of the Commission. The Company expects that the foregoing conditions will be satisfied.

TERMINATION OF CERTAIN RIGHTS

     The Registration Rights Agreement provides that, subject to certain exceptions, in the event of a Registration Default (as defined below), Eligible Holders of Old Notes are entitled to receive Additional Interest. Additional Interest means the increase in the interest rate borne by Registrable Securities during the period in which a Registration Default is continuing pursuant to the terms of the Registration Rights Agreement (in general, one-quarter of one percent (0.25%) per annum for the first 90-day period immediately after the first such Registration Default and an additional one-quarter of one percent (0.25%) per annum for each subsequent 90-day period until all Registration Defaults have been cured, provided that the aggregate increase in such interest rate shall not exceed one percent (1.00%) per annum). A "Registration Default" with respect to the Exchange Offer shall generally occur if: (i) the registration statement concerning the exchange offer (the "Registration Statement") has not been filed with the Commission on or prior to January 22, 1997; (ii) the Registration Statement is not declared effective on or prior to May 7, 1997, or (iii) the Exchange Offer is not consummated on or prior to June 6, 1997. Holders of New Notes will not be and, upon consummation of the Exchange Offer, Holders of Old Notes will no longer be, entitled to (i) the right to receive Additional Interest, except in certain limited circumstances, and (ii) certain other rights under the Registration Rights Agreement intended for holders of Registrable Securities. The Exchange Offer shall be deemed consummated upon the occurrence of the delivery by the Company to the Registrar under the Indenture of New Notes in the same aggregate principal amount as the aggregate principal amount of Old Notes that are validly tendered by holders thereof pursuant to the Exchange Offer.

ACCRUED INTEREST ON THE OLD NOTES

     The New Notes will bear interest at a rate equal to 10 7/8% per annum from and including their date of issuance. Eligible Holders whose Old Notes are accepted for exchange will have the right to receive interest accrued thereon from the date of their original issuance or the last Interest Payment Date, as applicable, to, but not including, the date of issuance of the New Notes, such interest to be payable with the first interest payment on the New Notes. Interest on the Old Notes accepted for exchange, which interest accrued at the rate of 10 7/8% per annum, will cease to accrue on the day prior to the issuance of the New Notes. See "Description of New Notes -- General."

PROCEDURES FOR TENDERING OLD NOTES

     The tender of an Eligible Holder's Old Notes as set forth below and the acceptance thereof by the Company will constitute a binding agreement between the tendering Eligible Holder and the Company upon the terms and subject to the conditions set forth in this Prospectus and in the accompanying Letter of Transmittal. Except as set forth below, an Eligible Holder who wishes to tender Old Notes for exchange pursuant to the Exchange Offer must transmit such Old Notes, together with a properly completed and duly executed Letter of Transmittal, including all other documents required by such Letter of Transmittal, to the Exchange Agent at the address set forth on the back cover page of this Prospectus prior to 5:00 p.m., New York City time, on the Expiration Date. THE METHOD OF DELIVERY OF OLD NOTES, LETTERS OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS IS AT THE ELECTION AND RISK OF THE ELIGIBLE HOLDER. IF SUCH DELIVERY IS BY MAIL, IT IS RECOMMENDED THAT REGISTERED MAIL, PROPERLY INSURED, WITH RETURN RECEIPT REQUESTED, BE USED. INSTEAD OF DELIVERY BY MAIL, IT IS RECOMMENDED THAT THE ELIGIBLE HOLDER USE AN OVERNIGHT OR HAND DELIVERY SERVICE. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE TIMELY DELIVERY.

     Each signature on a Letter of Transmittal or a notice of withdrawal, as the case may be, must be guaranteed unless the Old Notes surrendered for exchange pursuant hereto are tendered (i) by a registered holder of the Old Notes who has not completed either the box entitled "Special Exchange Instructions" or the box entitled "Special Delivery Instructions" in the Letter of Transmittal or (ii) by an Eligible Institution (as defined). In the event that a signature on a Letter of Transmittal or a notice of withdrawal, as the case may be, is required to be guaranteed, such guarantee must be by a firm which is a member of a registered national securities exchange or the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States or otherwise be an "eligible guarantor institution" within the meaning of Rule 17Ad-15 under the Exchange Act (collectively, "Eligible Institutions"). If the Letter of Transmittal is signed by a person other than the registered holder of the Old Notes, the Old Notes surrendered for exchange must either (i) be endorsed by the registered holder, with the signature thereon guaranteed by an Eligible Institution or (ii) be accompanied by a bond power, in satisfactory form as determined by the Company in its sole discretion, duly executed by the registered holder, with the signature thereon guaranteed by an Eligible Institution. The term "registered holder" as used herein with respect to the Old Notes means any person in whose name the Old Notes are registered on the books of the Registrar.

     All questions as to the validity, form, eligibility (including time of receipt), acceptance and withdrawal of Old Notes tendered for exchange will be determined by the Company in its sole discretion, which determination shall be final and binding. The Company reserves the absolute right to reject any and all Old Notes not properly tendered and to reject any Old Notes the Company's acceptance of which might, in the judgment of the Company or its counsel, be unlawful. The Company also reserves the absolute right to waive any defects or irregularities or conditions of the Exchange Offer as to particular Old Notes either before or after the Expiration Date (including the right to waive the ineligibility of any holder who seeks to tender Old Notes in the Exchange Offer). The interpretation of the terms and conditions of the Exchange Offer (including the Letter of Transmittal and the instructions thereto) by the Company shall be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Old Notes for exchange must be cured within such period of time as the Company shall determine. The Company will use reasonable efforts to give notification of defects or irregularities with respect to tenders of Old Notes for exchange but shall not incur any liability for failure to give such notification. Tenders of the Old Notes will not be deemed to have been made until such irregularities have been cured or waived.

     If any Letter of Transmittal, endorsement, bond power, power of attorney or any other document required by the Letter of Transmittal is signed by a trustee, executor, corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when signing, and, unless waived by the Company, proper evidence satisfactory to the Company, in its sole discretion, of such person's authority to so act must be submitted.

     Any beneficial owner of the Old Notes (a "Beneficial Owner") whose Old Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender Old Notes in the Exchange Offer should contact such registered holder promptly and instruct such registered holder to tender on such Beneficial Owner's behalf. If such Beneficial Owner wishes to tender directly, such Beneficial Owner must, prior to completing and executing the Letter of Transmittal and tendering Old Notes, make appropriate arrangements to register ownership of the Old Notes in such Beneficial Owner's name. Beneficial Owners should be aware that the transfer of registered ownership may take considerable time.

     By tendering, each registered holder will represent to the Company that, among other things (i) the New Notes to be acquired in connection with the Exchange Offer by the Eligible Holder and each Beneficial Owner of the Old Notes are being acquired by the Eligible Holder and each Beneficial Owner in the ordinary course of business of the Eligible Holder and each Beneficial Owner,
(ii) the Eligible Holder and each Beneficial Owner are not participating, do not intend to participate, and have no arrangement or understanding with any person to participate, in the distribution of the New Notes, (iii) the Eligible Holder and each Beneficial Owner acknowledge and agree that any person participating in the Exchange Offer for the purpose of distributing the New Notes must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction of the New Notes acquired by such person and cannot rely on the position of the staff of the Commission enunciated in Morgan Stanley & Co., Incorporated (available June 5, 1991) and Exxon Capital Holdings Corporation (available May 13, 1988), and interpreted in the Commission's letters to Shearman & Sterling (available July 2, 1993) and K-III Communications Corporation (available May 14, 1993), and similar no-action or interpretive letters issued to third parties, (iv) that if the Eligible Holder is a broker-dealer that acquired Old Notes as a result of market making or other trading activities, it will deliver a prospectus in connection with any resale of New Notes acquired in the Exchange Offer, (v) the Eligible Holder and each Beneficial Owner understand that a secondary resale transaction described in clause (iii) above should be covered by an effective registration statement containing the selling security holder information required by Item 507 of Regulation S-K of the Commission, and (vi) neither the Eligible Holder nor any Beneficial Owner is an "affiliate," as defined under Rule 405 of the Securities Act, of the Company or any Subsidiary Guarantor except as otherwise disclosed to the Company in writing. In connection with a book-entry transfer, each participant will confirm that it makes the representations and warranties contained in the Letter of Transmittal.

     Guaranteed Delivery Procedures. Eligible Holders who wish to tender their Old Notes and (i) whose Old Notes are not immediately available or (ii) who cannot deliver their Old Notes or any other documents required by the Letter of Transmittal to the Exchange Agent prior to the Expiration Date (or complete the procedure for book-entry transfer on a timely basis), may tender their Old Notes according to the guaranteed delivery procedures set forth in the Letter of Transmittal. Pursuant to such procedures: (i) such tender must be made by or through an Eligible Institution and a Notice of Guaranteed Delivery (as defined in the Letter of Transmittal) must be signed by such Eligible Holder, (ii) on or prior to the Expiration Date, the Exchange Agent must have received from the Eligible Holder and the Eligible Institution a properly completed and duly executed Notice of Guaranteed Delivery (by facsimile transmission, mail or hand delivery) setting forth the name and address of the Eligible Holder, the certificate number or numbers of the tendered Old Notes, and the principal amount of tendered Old Notes, stating that the tender is being made thereby and guaranteeing that, within three (3) business days after the date of delivery of the Notice of Guaranteed Delivery, the tendered Old Notes, a duly executed Letter of Transmittal and any other required documents will be deposited by the Eligible Institution with the Exchange Agent, and (iii) such properly completed and executed documents required by the Letter of Transmittal and the tendered Old Notes in proper form for transfer (or confirmation of a book-entry transfer of such Old Notes into the Exchange Agent's account at DTC) must be received by the Exchange Agent within three (3) business days after the Expiration Date. Any Eligible Holder who wishes to tender Old Notes pursuant to the guaranteed delivery procedures described above must ensure that the Exchange Agent receives the Notice of Guaranteed Delivery and Letter of Transmittal relating to such Old Notes prior to 5:00 p.m., New York City time, on the Expiration Date.

     Book-Entry Delivery. The Exchange Agent will establish an account with respect to the Old Notes at the DTC ("Book-Entry Transfer Facility") for purposes of the Exchange Offer promptly after the date of this Prospectus. Any financial institution that is a participant in the Book-Entry Transfer Facility's system may make book-entry delivery of the Old Notes by causing such facility to transfer Old Notes into the Exchange Agent's account in accordance with such facility's procedure for such transfer. Even though delivery of Old Notes may be effected through book-entry transfer into the Exchange Agent's account at the Book-Entry Transfer Facility, a properly completed and duly executed Letter of Transmittal (or a manually signed facsimile thereof), with any required signature guarantees, or an Agent's Message (as defined below) in connection with a book-entry transfer, and other documents required by the Letter of Transmittal, must, in any case, be transmitted to and received by the Exchange Agent at one of its addresses set forth on the back cover of this Prospectus before the Expiration Date, or the guaranteed delivery procedure set forth above must be followed. Delivery of the Letter of Transmittal and any other required documents to the Book-Entry Transfer Facility does not constitute delivery to the Exchange Agent. The term "Agent's Message" means a message transmitted by the Book-Entry Transfer Facility to, and received by, the Exchange Agent and forming a part of a book-entry confirmation, which states that such Book-Entry Transfer Facility has received an express acknowledgment from the participant in such Book-Entry Transfer Facility tendering the Old Notes that such participant has received and agrees to be bound by the terms of the Letter of Transmittal and that the Company may enforce such agreement against such participant.

ACCEPTANCE OF OLD NOTES FOR EXCHANGE; DELIVERY OF NEW NOTES

     Upon satisfaction or waiver of all the conditions to the Exchange Offer, the Company will accept any and all Old Notes that are properly tendered in the Exchange Offer prior to 5:00 p.m., New York City time, on the Expiration Date. The New Notes issued pursuant to the Exchange Offer will be delivered as soon as practicable after acceptance of the Old Notes. For purposes of the Exchange Offer, the Company shall be deemed to have accepted validly tendered Old Notes, when, as, and if the Company has given oral or written notice thereof to the Exchange Agent.

     In all cases, issuances of New Notes for Old Notes that are accepted for exchange pursuant to the Exchange Offer will be made only after timely receipt by the Exchange Agent of such Old Notes, a properly completed and duly executed Letter of Transmittal and all other required documents (or of confirmation of a book-entry transfer of such Old Notes into the Exchange Agent's account at DTC); provided, however, that the Company reserves the absolute right to waive any defects or irregularities in the tender or conditions of the Exchange Offer. If any tendered Old Notes are not accepted for any reason, such unaccepted Old Notes will be returned without expense to the tendering Eligible Holder thereof as promptly as practicable after the expiration or termination of the Exchange Offer.

WITHDRAWAL RIGHTS

     Tenders of the Old Notes may be withdrawn by delivery of a written notice to the Exchange Agent, at its address set forth on the back cover page of this Prospectus, at any time prior to 5:00 p.m., New York City time, on the Expiration Date. Any such notice of withdrawal must (i) specify the name of the person having deposited the Old Notes to be withdrawn (the "Depositor"), (ii) identify the Old Notes to be withdrawn (including the certificate number or numbers and principal amount of such Old Notes, as applicable), (iii) be signed by the Eligible Holder in the same manner as the original signature on the Letter of Transmittal by which such Old Notes were tendered (including any required signature guarantees) or be accompanied by a bond power in the name of the person withdrawing the tender, in satisfactory form as determined by the Company in its sole discretion, duly executed by the registered holder, with the signature thereon guaranteed by an Eligible Institution together with the other documents required upon transfer by the Indenture, and (iv) specify the name in which such Old Notes are to be re-registered, if different from the Depositor, pursuant to such documents of transfer. Any questions as to the validity, form and eligibility (including time of receipt) of such notices will be determined by the Company, in its sole discretion. The Old Notes so withdrawn will be deemed not to have been validly tendered for exchange for purposes of the Exchange Offer. Any Old Notes which have been tendered for exchange but which are withdrawn will be returned to the Eligible Holder thereof without cost to such Eligible Holder as soon as practicable after withdrawal. Properly withdrawn Old Notes may be retendered by following one of the procedures described under "The Exchange
Offer -- Procedures for Tendering Old Notes" at any time on or prior to the Expiration Date.

THE EXCHANGE AGENT; ASSISTANCE

     First Trust National Association is the Exchange Agent. All tendered Old Notes, executed Letters of Transmittal and other related documents should be directed to the Exchange Agent. Questions and requests for assistance and requests for additional copies of the Prospectus, the Letter of Transmittal and other related documents should be addressed to the Exchange Agent as follows:

             By Mail:                     By Hand/Overnight Express:              Facsimile
 First Trust National Association      First Trust National Association         Transmission:
        180 E. 5th Street                     180 E. 5th Street                 (612) 244-1537
    St. Paul, Minnesota 55101             St. Paul, Minnesota 55101
    Attention: Phyllis Meath,             Attention: Phyllis Meath,          To confirm receipt:
       Specialized Finance                   Specialized Finance                (612) 244-1197

SOLICITATION OF TENDERS; FEES AND EXPENSES

     No person has been authorized to give any information or to make any representation in connection with the Exchange Offer other than those contained in this Prospectus. If given or made, such information or representations should not be relied upon as having been authorized by the Company. Neither the delivery of this Prospectus nor any exchange made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the respective dates as of which information is given herein. The Exchange Offer is not being made to (nor will offers be accepted from or on behalf of) holders of Notes in any jurisdiction in which the making of the Exchange Offer or the acceptance thereof would not be in compliance with the laws of such jurisdiction. However, the Company may, at its discretion, take such action as it may deem necessary to make the Exchange Offer in any such jurisdiction and extend the Exchange Offer to holders of Notes in such jurisdiction.

     All expenses incident to the Company's consummation of the Exchange Offer and compliance with the Registration Rights Agreement will be borne by the Company, including, without limitation: (i) all registration and filing fees (including, without limitation, fees and expenses of compliance with state securities or Blue Sky laws), (ii) printing expenses (including, without limitation, expenses of printing certificates for the New Notes in a form eligible for deposit with DTC and of printing Prospectuses), (iii) messenger, telephone and delivery expenses, (iv) fees and disbursements of counsel for the Company and the Subsidiary Guarantors, (v) fees and disbursements of independent certified public accountants, (vi) rating agency fees, (vii) internal expenses of the Company and the Subsidiary Guarantors (including, without limitation, all salaries and expenses of officers and employees of the Company and the Subsidiary Guarantors performing legal or accounting duties), and (ix) fees and expenses incurred in connection with the listing, if any, of the New Notes on a securities exchange.

     The Company has not retained any dealer-manager in connection with the Exchange Offer and will not make any payments to brokers, dealers or others soliciting acceptance of the Exchange Offer. The Company, however, will pay the Exchange Agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses in connection therewith.

ACCOUNTING TREATMENT

     The New Notes will be recorded at the same carrying value as the Old Notes, as reflected in the Company's accounting records on the date of the exchange. Accordingly, no gain or loss will be recognized by the Company for accounting purposes. The expenses of the Exchange Offer will be amortized over the term of the New Notes.

RESALES OF THE NEW NOTES

     Based on interpretations by the staff of the Commission enunciated in Morgan Stanley & Co., Incorporated (available June 5, 1991) and Exxon Capital Holdings Corporation (available May 13, 1988), and interpreted in the Commission's letters to Shearman & Sterling (available July 2, 1993) and K-III Communications Corporation (available May 14, 1993), and similar no-action or interpretive letters issued to third parties, the Company believes that the New Notes issued pursuant to the Exchange Offer to an Eligible Holder in exchange for Old Notes may be offered for resale, resold and otherwise transferred by such Eligible Holder (other than (i) a broker-dealer who purchased Old Notes directly from the Company for resale pursuant to Rule 144A under the Securities Act or any other available exemption under the Securities Act, or (ii) a person that is an affiliate of the Company or any of the Subsidiary Guarantors within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that the Eligible Holder is acquiring the New Notes in the ordinary course of business and is not participating, and has no arrangement or understanding with any person to participate, in the distribution of the New Notes. The Company has not requested or obtained an interpretive letter from the Commission staff with respect to this Exchange Offer, and the Company and the Eligible Holders are not entitled to rely on interpretive advice provided by the staff to other persons, which advice was based on the facts and conditions represented in such letters. However, the Exchange Offer is being conducted in a manner intended to be consistent with the facts and conditions represented in such letters. If any Eligible Holder acquires New Notes in the Exchange Offer for the purpose of distributing or participating in a distribution of the New Notes, such Eligible Holder cannot rely on the position of the staff of the Commission set forth in the above no-action and interpretive letters and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction, unless an exemption from registration is otherwise available. Each broker-dealer that receives New Notes for its own account in exchange for Old Notes, where such Old Notes were acquired by such broker-dealer as a result of market making or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. The Company has agreed that for a period of 180 days after the effective date of this Prospectus, it will make this Prospectus, as amended and supplemented, available to any broker-dealer who receives New Notes in the Exchange Offer for use in connection with any such resale. See "Plan of Distribution."

CONSEQUENCE OF FAILURE TO EXCHANGE

     Holders of Old Notes who do not exchange their Old Notes for New Notes pursuant to the Exchange Offer will continue to be subject to the restrictions on transfer of such Old Notes as set forth in the legend thereon as a consequence of the offer or sale of the Old Notes pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws. In general, the Old Notes may not be offered or sold, unless registered under the Securities Act, except pursuant to an exception from, or in a transaction not subject to, the Securities Act and applicable states securities laws. The Company does not currently anticipate that it will register the Old Notes under the Securities Act. See "Risk Factors -- Consequences of Failure to Exchange."

OTHER

     Participation in the Exchange Offer is voluntary, and holders of Old Notes should carefully consider whether to participate. Holders of the Old Notes are urged to consult their financial and tax advisers in making their own decisions on what action to take.

     As a result of the making of, and upon acceptance for exchange of all validly tendered Old Notes pursuant to the terms of, this Exchange Offer, the Company will have fulfilled a covenant contained in the Registration Rights Agreement. Holders of Old Notes who do not tender their Old Notes in the Exchange Offer will continue to hold such Notes and will be entitled to all the rights, and limitations applicable thereto, under the Indenture, except for any such rights under the Registration Rights Agreement that by their terms terminate or cease to have further effectiveness as a result of the making of this Exchange Offer. See "Description of New Notes." All untendered Old Notes will continue to be subject to the restrictions on transfer set forth in the Indenture. To the extent that Old Notes are tendered and accepted in the Exchange Offer, the trading market for untendered Old Notes could be adversely affected.

     The Company may in the future seek to acquire untendered Old Notes in open market or privately negotiated transactions, through subsequent exchange offers or otherwise. The Company has no present plan to acquire any Old Notes which are not tendered in the Exchange Offer.

                                 CAPITALIZATION

     The following table summarizes the historical consolidated capitalization of the Company at September 30, 1996, and as adjusted to give effect to the Offering and the 10 7/8% Notes Offering, and the application of the proceeds therefrom. This table should be read in conjunction with the Consolidated Financial Statements of the Company and the Notes to Consolidated Financial Statements appearing elsewhere in this Prospectus.

                                                                        SEPTEMBER 30, 1996
                                                                    --------------------------
                                                                     ACTUAL        AS ADJUSTED
                                                                    --------       -----------
                                                                     (IN MILLIONS OF DOLLARS)
Cash and cash equivalents.........................................  $   21.5        $   109.6(1)
                                                                    ========         ========
Short-term debt (2)(3)............................................      17.5             17.5
                                                                    --------         --------
Long-term debt (2):
  Credit Agreement................................................     131.2(4)            --(1)
  10 7/8% Series C Senior Notes due 2006 (including premium of
     $1.8)........................................................        --             51.8
  10 7/8% Senior Notes due 2006 (net of discount of $.9)..........        --            174.1
  9 7/8% Senior Notes due 2003 (net of discount of $1.0)..........     224.0            224.0
  Pollution Control and Solid Waste Disposal Obligations (less
     current portion of $1.3).....................................      34.4             34.4
  Alpart CARIFA Loan..............................................      60.0             60.0
  12 3/4% Senior Subordinated Notes due 2003......................     400.0            400.0
  Other borrowings (less current portion of $1.4).................       8.8              8.8
                                                                    --------         --------
     Total long-term debt(5)......................................     858.4            953.1(5)
                                                                    --------         --------
Note payable to KAC (less current portion of $8.6)................       2.1              2.1(5)
                                                                    --------         --------
Minority interests................................................      91.0             91.0
                                                                    --------         --------
Redeemable preference stock.......................................      26.7             26.7
                                                                    --------         --------
Stockholders' equity..............................................      56.7             56.7
                                                                    --------         --------
       Total capitalization.......................................  $1,052.4        $ 1,147.1
                                                                    ========         ========
       Total long-term debt as a percentage of total
        capitalization............................................      81.6%            83.1%

------------

 (1) On a pro forma basis, after giving effect to the Offering and the 10 7/8% Notes Offering, and the application of the proceeds therefrom, as of September 30, 1996, $273.1 million of borrowing capacity would have been available for use under the revolving credit facility of the Credit Agreement ($51.9 million of letters of credit would have been outstanding) and the Company would have had additional available cash proceeds from the Offering and the 10 7/8% Notes Offering of $88.1 million.

 (2) Does not give effect to $93.3 million of guaranteed unconsolidated joint venture indebtedness of the Company and $20.6 million of other guarantees and letters of credit as of September 30, 1996.

 (3) Short-term debt includes current portion of intercompany notes payable to KAC ($8.6 million).

 (4) As of September 30, 1996, $141.9 million of borrowing capacity was unused under the revolving credit facility of the Credit Agreement and $131.2 million was outstanding under the Credit Agreement, excluding $51.9 million in outstanding letters of credit.

 (5) The scheduled maturity of the Company's long-term debt (including notes payable to KAC) through 2001, as adjusted to reflect the Offering and the 10 7/8% Notes Offering, and the application of proceeds therefrom, is as follows: 1997 - $17.5 million; 1998 - $9.1 million; 1999 - $.5 million;
     2000 - $.4 million; and 2001 - $.4 million.

         SELECTED HISTORICAL AND PRO FORMA CONSOLIDATED FINANCIAL DATA

    The following selected historical and pro forma consolidated financial data should be read in conjunction with the Consolidated Financial Statements of the Company and the Notes to Consolidated Financial Statements and the Interim Consolidated Financial Statements and Notes to Interim Consolidated Financial Statements appearing elsewhere in this Prospectus, and the information contained in "Management's Discussion and Analysis of Financial Condition and Results of Operations." The selected historical consolidated financial data as of and for the years ended December 31, 1995, 1994, 1993, 1992, and 1991 have been derived from the Company's Consolidated Financial Statements which have been audited by independent public accountants. The selected historical consolidated financial data as of and for the nine months ended September 30, 1996, and for the nine months ended September 30, 1995, have not been audited, but in the opinion of management contain all adjustments (consisting of normal recurring adjustments) necessary to present fairly the financial position and results of operations of the Company as of such date and for such periods. However, the results of operations for the nine months ended September 30, 1996, are not necessarily indicative of the results for the year ending December 31, 1996.

                                                          NINE MONTHS
                                                             ENDED
                                                         SEPTEMBER 30,                     YEAR ENDED DECEMBER 31,
                                                      -------------------   -----------------------------------------------------
                                                        1996       1995       1995       1994        1993       1992       1991
                                                      --------   --------   --------   --------    --------   --------   --------
                                                                        (IN MILLIONS OF DOLLARS, EXCEPT RATIOS)
Operating Data:
  Net sales.......................................... $1,652.1   $1,646.7   $2,237.8   $1,781.5    $1,719.1   $1,909.1   $2,000.8
  Cost of products sold..............................  1,394.8    1,329.8    1,798.4    1,625.5     1,587.7    1,619.3    1,594.2
  Gross profit.......................................    257.3      316.9      439.4      156.0       131.4      289.8      406.6
  Depreciation.......................................     72.5       71.1       94.3       95.4        97.1       80.3       73.2
  Selling, administrative, research and development,
    and general......................................     96.0       96.0      134.0      116.5       121.6      119.3      117.6
  Operating income (loss)............................     88.8      149.8      211.1      (55.9)     (123.1)      90.2      215.8
  Interest expense...................................     68.3       71.3       93.9       88.6        84.2       78.7       82.7
  Income (loss)before income taxes, minority
    interests, extraordinary loss and cumulative
    effect of changes in accounting principles.......     23.6       68.7      103.1     (151.8)     (208.8)      28.4      149.5
  Income (loss) before extraordinary loss and
    cumulative effect of changes in accounting
    principles.......................................     15.7       43.1       65.3      (96.2)     (117.6)      29.6      124.7
  Net income (loss)..................................     15.7       43.1       65.3     (101.6)(1)   (647.3)(1)     29.6    124.7
  Ratio of earnings to fixed charges(2)..............      1.2x       1.7x       1.9x        --(3)       --(3)      1.3x      2.7x
Other Data:
  Capital expenditures............................... $   91.1   $   53.2   $   88.4   $   70.0    $   67.7   $  114.4   $  118.1
  EBITDA(4)..........................................    164.4      211.1      291.3       32.2       (27.5)     187.4      305.4
  Ratio of EBITDA to interest expense................      2.4x       3.0x       3.1x        .4x         --(5)      2.4x      3.7x
Pro forma(6):
  Interest expense...................................     82.4                 113.8
  Net income.........................................      7.0                  53.0
  Ratio of EBITDA to interest expense................      2.0x                  2.6x

                                                   SEPTEMBER 30, 1996                           DECEMBER 31,
                                                -------------------------   -----------------------------------------------------
                                                PRO FORMA(6)   HISTORICAL     1995       1994        1993       1992       1991
                                                ------------   ----------   --------   --------    --------   --------   --------
                                                                            (IN MILLIONS OF DOLLARS)
Balance Sheet Data:
  Working capital..............................   $  480.5      $  392.4    $  324.5   $  239.5    $  266.9   $  310.8   $  242.4
  Total assets.................................    2,966.2       2,871.5     2,814.3    2,693.6     2,528.2    2,173.8    2,138.7
  Long-term liabilities........................      558.3         558.3       548.5      495.5       501.7      281.7      212.9
  Accrued postretirement medical benefit
    obligation, less current portion...........      727.7         727.7       734.0      734.9       713.1         --         --
  Long-term debt, less current portion.........      953.1         858.4       749.2      751.1       720.2      765.1      681.5
  Notes payable to parent, less current
    portion....................................        2.1           2.1         8.6       23.5        18.9         --         --
  Minority interests...........................       91.0          91.0        91.4       85.4        69.7       70.1       71.9
  Redeemable preference stock..................       26.7          26.7        29.6       29.0        33.6       32.8       34.8
  Total stockholders' equity (deficit).........       56.7          56.7        43.3      (24.8)         .1      568.4      562.9

------------

(1) Includes extraordinary loss on early extinguishment of debt of $5.4 and $21.8, net of tax benefits of $2.9 and $11.2 for 1994 and 1993, respectively, and cumulative effect of changes in accounting principles of $507.9, net of tax benefit of $237.7 in 1993. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Results of Operations."

(2) For the purpose of calculating the ratio of earnings to fixed charges, "earnings" consist of the sum of (i) income (loss) before extraordinary loss and cumulative effect of changes in accounting principles of the Company and its consolidated subsidiaries, (ii) undistributed (earnings) losses of less-than-fifty-percent-owned companies, (iii) minority interest share of income (losses) of majority-owned subsidiaries that have fixed charges, (iv) consolidated provision for income taxes, (v) minority interest share of tax provision (credit) of majority-owned subsidiaries that have fixed charges,
    (vi) fixed charges, (vii) equity in losses of less-than-fifty-percent-owned companies where the Company has guaranteed the debt of such companies, and
    (viii) previously capitalized interest amortized during the period. Fixed charges consist of the sum of interest expense, amortization of deferred financing costs, the portion of rents representative of the interest factor, and interest expense related to the guaranteed debt of less-than-fifty-percent-owned companies incurring a loss.

(3) For the years ended December 31, 1994 and 1993, earnings were insufficient to cover fixed charges by $155.5 and $210.2, respectively.

(4) "EBITDA" represents income from continuing operations before extraordinary loss and cumulative effect of changes in accounting principles, before giving effect to income tax expense, minority interests, interest expense (including amortization of deferred financing costs and original issue discount) and depreciation. EBITDA is not intended to represent cash flow, an alternative to net income, or any other measure of performance in accordance with generally accepted accounting principles. It is included because management believes that certain investors find such information useful for measuring the Company's ability to service debt.

(5) For the year ended December 31, 1993, EBITDA was insufficient to cover interest expense by $111.7.

(6) The pro forma information assumes the Offering, the 10 7/8% Notes Offering, the application of the net proceeds therefrom to reduce the outstanding borrowings under the Credit Agreement to zero and the investment of the remainder in short-term investments pending application for working capital and general corporate purposes as if such events had occurred as of the end of the period with respect to the balance sheet data and as if such events had occurred at the beginning of the period with respect to the operating data.

          MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                           AND RESULTS OF OPERATIONS

RESULTS OF OPERATIONS

     The Company operates in two business segments: bauxite and alumina, and aluminum processing. The Company's operating results are sensitive to changes in prices of alumina, primary aluminum, and fabricated aluminum products, and also depend to a significant degree on the volume and mix of all products sold and on the Company's hedging strategies. See Note 4 of the Notes to Interim Consolidated Financial Statements appearing elsewhere in this Prospectus for an explanation of the Company's hedging strategies. The following table provides selected operational and financial information on a consolidated basis with respect to the Company for the years ended December 31, 1995, 1994, and 1993, and for the nine months ended September 30, 1996 and 1995. As an integrated aluminum producer, the Company uses a portion of its bauxite, alumina, and primary aluminum production for additional processing at certain of its other facilities. Intracompany shipments and sales are excluded from the information set forth on the following table. Interim financial and operating data are not necessarily indicative of those for a full year.

                 SELECTED OPERATIONAL AND FINANCIAL INFORMATION

                                                            NINE MONTHS ENDED
                                                              SEPTEMBER 30,         YEAR ENDED DECEMBER 31,
                                                           -------------------   ------------------------------
                                                             1996       1995       1995       1994       1993
                                                           --------   --------   --------   --------   --------
                                                              (IN MILLIONS OF DOLLARS, EXCEPT SHIPMENTS AND
                                                                                 PRICES)
Shipments: (000 tons)
  Alumina................................................   1,506.7    1,494.6    2,040.1    2,086.7    1,997.5
  Aluminum products:
    Primary aluminum.....................................     262.9      184.5      271.7      224.0      242.5
    Fabricated aluminum products.........................     245.4      284.3      368.2      399.0      373.2
                                                           --------   --------   --------   --------   --------
         Total aluminum products.........................     508.3      468.8      639.9      623.0      615.7
                                                           ========   ========   ========   ========   ========
Average realized sales price:
  Alumina (per ton)......................................  $    199   $    203   $    208   $    169   $    169
  Primary aluminum (per pound)...........................       .69        .82        .81        .59        .56
Net sales:
  Bauxite and alumina:
    Alumina..............................................  $  300.2   $  303.8   $  424.8   $  352.8   $  338.2
    Other(1)(2)..........................................      77.2       65.3       89.4       79.7       85.2
                                                           --------   --------   --------   --------   --------
         Total bauxite and alumina.......................     377.4      369.1      514.2      432.5      423.4
                                                           --------   --------   --------   --------   --------
  Aluminum processing:
    Primary aluminum.....................................     402.8      335.0      488.0      292.0      301.7
    Fabricated aluminum products.........................     861.4      929.0    1,218.6    1,043.0      981.4
    Other(2).............................................      10.5       13.6       17.0       14.0       12.6
                                                           --------   --------   --------   --------   --------
         Total aluminum processing.......................   1,274.7    1,277.6    1,723.6    1,349.0    1,295.7
                                                           --------   --------   --------   --------   --------
         Total net sales.................................  $1,652.1   $1,646.7   $2,237.8   $1,781.5   $1,719.1
                                                           ========   ========   ========   ========   ========
Operating income (loss):
  Bauxite and alumina....................................  $    8.8   $   36.4   $   54.0   $   19.8   $   (4.5)
  Aluminum processing....................................     127.8      170.9      238.9       (8.4)     (46.3)
  Corporate..............................................     (47.8)     (57.5)     (81.8)     (67.3)     (72.3)
                                                           --------   --------   --------   --------   --------
         Total operating income (loss)...................  $   88.8   $  149.8   $  211.1   $  (55.9)  $ (123.1)
                                                           ========   ========   ========   ========   ========
Income (loss) before extraordinary loss and cumulative
  effect of changes in accounting principles.............  $   15.7   $   43.1   $   65.3   $  (96.2)  $ (117.6)
Extraordinary loss on early extinguishment of debt, net
  of tax benefit of $2.9 and $11.2 for 1994 and 1993,
  respectively...........................................                                       (5.4)     (21.8)
Cumulative effect of changes in accounting principles,
  net of tax benefit of $237.7...........................                                                (507.9)
                                                           --------   --------   --------   --------   --------
Net income (loss)........................................  $   15.7   $   43.1   $   65.3   $ (101.6)  $ (647.3)
                                                           ========   ========   ========   ========   ========
Capital expenditures:
  Property, plant and equipment..........................  $   90.8   $   44.2   $   79.4   $   70.0   $   67.5
  Investments in unconsolidated affiliates...............        .3        9.0        9.0                    .2
                                                           --------   --------   --------   --------   --------
         Total capital expenditures......................  $   91.1   $   53.2   $   88.4   $   70.0   $   67.7
                                                           ========   ========   ========   ========   ========

---------------

(1) Includes net sales of bauxite.

(2) Includes the portion of net sales attributable to minority interests in consolidated subsidiaries.

RECENT TRENDS AND DEVELOPMENTS

     During 1995, the AMT Price for primary aluminum was approximately $.86 per pound compared to $.72 and $.54 per pound in 1994 and 1993, respectively. The significant improvement in prices during 1994 and 1995 resulted from strong growth in Western world consumption of aluminum and the curtailment of production in response to lower prices in prior periods by many producers worldwide. In 1995, production of primary aluminum increased and consumption of aluminum continued to grow, but at a much lower rate than in 1994. In general, the overall aluminum market was strongest in the first half of 1995. By the second half of 1995, orders and shipments for certain products had softened and the rate of decline in LME inventories had leveled off. By the end of 1995, some small increases in LME inventories occurred, and prices of aluminum weakened from first-half levels. This trend has continued throughout the first eleven months of 1996 as the supply of primary aluminum exceeded demand during this period. Net reported primary aluminum inventories have increased by approximately 55,000 tons in 1996 based upon recent reports of the LME (through December 20, 1996) and the IPAI (through October 31, 1996), following substantial declines of 764,000 and 1,153,000 tons in 1994 and 1995, respectively. The AMT Price for primary aluminum for the week ended December 20, 1996, was approximately $.73 per pound.

     Increased production of primary aluminum due to restarts of certain previously idled capacity, the commissioning of a major new smelter in South Africa, and the continued high level of exports from the CIS have contributed to increased supplies of primary aluminum to the Western world in 1996. While the economies of the major aluminum consuming regions -- the United States, Japan, Western Europe, and Asia -- are performing relatively well, the Company believes that the reduction of aluminum inventories by consumers, as prices have continued to decline, has suppressed the growth in primary aluminum demand that normally accompanies growth in economic and industrial activity. In addition to these supply/demand dynamics, the Company believes that the recent decline in primary aluminum prices may have been influenced by a recent major decline in copper prices on the LME. See "Business -- Industry Overview."

FOURTH QUARTER RESULTS

     The Company incurred net losses of $4.8 million in the third quarter of 1996 and expects to continue to sustain net losses in the fourth quarter of 1996, due principally to lower average realized prices for alumina and primary aluminum, as compared to prices realized in the comparable periods of 1995, and due to increased raw material, energy, and operational costs associated with the production of alumina at the Company's Gramercy alumina refinery in Louisiana and 65%-owned Alpart alumina refinery in Jamaica as compared to amounts incurred in the comparable periods of 1995. Such fourth quarter losses could substantially exceed the loss for the third quarter of 1996.

PROFIT ENHANCEMENT AND COST CUTTING INITIATIVE

     The Company has set a goal of achieving significant cost reductions and other profit improvements during 1997, with the full effect planned to be realized in 1998. The initiative is based on the Company's conclusion that the current level of performance of its existing facilities and businesses will not achieve the level of profits the Company considers satisfactory based upon historic long-term average prices for primary aluminum and alumina. To achieve this goal, the Company plans reductions in production costs, improvements in operating efficiencies, decreases in corporate selling, general and administrative expenses, and enhancements to product mix. There can be no assurance that the initiative will result in the desired cost reductions and other profit improvements.

NINE MONTHS ENDED SEPTEMBER 30, 1996 COMPARED TO NINE MONTHS ENDED SEPTEMBER 30, 1995

     Summary -- For the first nine months of 1996, the Company's net income was $15.7 million, compared to net income of $43.1 million in the first nine months of 1995. Net sales for the first nine months of 1996 were $1,652.1 million, compared to $1,646.7 million for the same period in 1995.

     Results for the nine months ended September 30, 1996, reflect the substantial reduction in market prices for primary aluminum more fully discussed above. Alumina prices, which are significantly influenced by changes in primary aluminum prices, also declined from period to period. The decrease in product prices more than offset the positive impact of increases in shipments in several segments of the Company's business, as more fully discussed below.

     Results for the first nine months of 1995 include approximately $17.0 million of first-quarter 1995 pre-tax expenses associated with an eight-day strike at five major U.S. locations, a six-day strike at the Company's Alpart alumina refinery, and a four-day disruption of alumina production at Alpart caused by a boiler failure.

     Bauxite and Alumina -- Net segment sales for the nine months ended September 30, 1996, were basically unchanged from the same period in 1995 as, on a year to date basis, nominal alumina price declines were offset by a modest increase in alumina shipments. The reduction in prices realized reflects the decline in primary aluminum prices experienced in 1996 discussed above, as well as the impact of certain short term sales of previously uncommitted alumina production.

     Operating income (loss) for this segment of the Company's business declined significantly from the prior year period as a result of: (1) reduced gross margins from alumina sales resulting from the previously discussed price declines; (2) high operating costs associated with disruptions in the power supply at the Company's Alpart alumina refinery; and (3) increased natural gas costs at the Company's Gramercy, Louisiana alumina refinery. Operating income for the nine months ended September 30, 1996, was also unfavorably impacted by a temporary raw material quality problem experienced at the Company's Gramercy facility during the second quarter of 1996.

     Aluminum Processing -- For the first nine months of 1996 increases in shipments of 42.5% more than offset a 16% decline in product prices from period to period. The increase in shipments during the nine months ended September 30, 1996, is the result of increased shipments of primary aluminum to third parties as a result of a decline in intracompany transfers.

     Net sales of fabricated aluminum products were down 7% for the nine months ended September 30, 1996, as compared to the prior year period as a result of a decrease in shipments (primarily related to can sheet activities) resulting from reduced growth in demand and the reduction of consumer inventories. The impact of reduced product shipments was to a limited degree offset by 7% increase in prices realized from the sale of fabricated aluminum products for the nine months ended September 30, 1996, resulting from a shift in product mix (to higher-end value added products), due to reduced can sheet shipments.

     Corporate -- Corporate operating expenses represent normal and recurring corporate general and administrative expenses which are not allocated to the Company's business segments.

THREE YEARS ENDED DECEMBER 31, 1995

  Net Sales

     Bauxite and Alumina -- Revenue from net sales to third parties for the bauxite and alumina segment was 19% higher in 1995 than in 1994 and 2% higher in 1994 than in 1993. Revenue from alumina increased 20% in 1995 from 1994, due to higher average realized prices partially offset by lower shipments. The remainder of the segment's sales revenues were from sales of bauxite and the portion of sales of alumina attributable to the minority interest in Alpart.

     Aluminum Processing -- Revenue from net sales to third parties for the aluminum processing segment was 28% higher in 1995 than in 1994 and 4% higher in 1994 than in 1993. The bulk of the segment's sales represents the Company's primary aluminum and fabricated aluminum products, with the remainder representing the portion of sales of primary aluminum attributable to the minority interest in the Company's 90%-owned Valco aluminum smelter in Ghana. Revenue from primary aluminum increased 67% in 1995 from 1994, due primarily to higher average realized prices and higher shipments. In 1995, the Company's average realized price from sales of primary aluminum was approximately $.81 per pound, compared to the AMT Price of approximately $.86 per pound during the year. The higher shipments of primary aluminum were due to increased production at the Company's smelters in the Pacific Northwest and Valco, and reduced intracompany consumption of primary metal at the Company's fabricated products units. The increase in revenue for 1995 was partially offset by decreased shipments caused by the strike by the USWA discussed below. Revenue from primary aluminum decreased 3% in 1994 from 1993 as higher average realized prices were more than offset by lower shipments. Average realized prices in 1994 reflected the defensive hedging of primary aluminum prices in respect of 1994 shipments, which was initiated prior to then-recent improvements in metal prices. Shipments in 1994 reflected production curtailments at the Company's smelters in the Pacific Northwest and Valco. Shipments of primary aluminum to third parties were approximately 42% of total aluminum products shipments in 1995, compared with approximately 36% in 1994 and 39% in 1993. Revenue from fabricated aluminum products increased 17% in 1995 from 1994, due to higher average realized prices partially offset by lower shipments for most of these products. Revenue from fabricated aluminum products increased 6% in 1994 from 1993, principally due to increased shipments of most of these products.

  Operating Income (Loss)

     Improved operating results in 1995 were partially offset by expenses related to the Company's smelting joint venture in the PRC, increased expenses related to the Company's micromill technology, maintenance expenses as a result of an electrical lightning strike at the Company's Trentwood, Washington, facility, and a work slowdown at the Company's 49%-owned Kaiser Jamaica Bauxite Company ("KJBC") prior to the signing of a new labor contract. The combined impact of these expenditures on the results for 1995 was approximately $6.0 million in the aggregate (on a pre-tax basis). Operating results in 1995 were further impacted by (i) an eight-day strike at five major domestic locations by the USWA, (ii) a six-day strike by the National Workers Union at Alpart, and
(iii) a four-day disruption of alumina production at Alpart caused by a boiler failure. The combined impact of these events on the results for 1995 was approximately $17.0 million in the aggregate (on a pre-tax basis) principally from lower production volume and other related costs. In 1993, the Company recorded a pre-tax charge of $35.8 million related to restructuring charges and a pre-tax charge of $19.4 million because of a reduction in the carrying value of its inventories caused principally by prevailing lower prices for alumina, primary aluminum, and fabricated aluminum products.

     Bauxite and Alumina -- This segment's operating income was $54.0 million in 1995, compared with $19.8 million in 1994 and a loss of $4.5 million in 1993. The increase in operating income in 1995 compared with 1994 was principally due to higher revenue, partially offset by the effect of the strike and boiler failure. In 1994, compared with 1993, operating income was favorably affected by increased shipments and lower manufacturing costs.

     Aluminum Processing -- This segment's operating income was $238.9 million in 1995, compared with losses of $8.4 million in 1994 and $46.3 million in 1993. Improvement in operating results in 1995 compared with 1994 was principally due to higher revenue, partially offset by the effect of the strike by the USWA. The decrease in operating loss in 1994 compared with 1993 was caused principally by the $35.8 million restructuring charges in 1993, increased shipments of fabricated aluminum products, and higher average realized prices of primary aluminum, partially offset by lower shipments of primary aluminum.

     Corporate -- Corporate operating expenses of $81.8 million, $67.3 million, and $72.3 million in 1995, 1994, and 1993, respectively, represented corporate general and administrative expenses that were not allocated to segments.

  Net Income (Loss)

     The Company reported net income of $65.3 million in 1995, compared with a net loss of $101.6 million in 1994 and a net loss of $647.3 million in 1993. The principal reason for the improvement in 1995 compared to

1994 was the improvement in operating results previously described, partially offset by other charges, principally related to the establishment of additional litigation reserves. The principal reasons for the reduced net loss in 1994 compared with 1993 were the reduction in the operating loss previously described and the cumulative effect of changes in accounting principles of $507.9 million related to adoption of Statement of Financial Accounting Standards No. 106, 109, and 112 as of January 1, 1993. See Note 1 of the Notes to Consolidated Financial Statements.

LIQUIDITY AND CAPITAL RESOURCES

  Capital Structure

     On February 17, 1994, the Company and KAC entered into the Credit Agreement. The Credit Agreement provides for a $325.0 million five-year secured, revolving line of credit, scheduled to mature in 1999. The Company is able to borrow under the facility by means of revolving credit advances and letters of credit (up to $125.0 million) in an aggregate amount equal to the lesser of $325.0 million or a borrowing base relating to eligible accounts receivable plus eligible inventory. As of September 30, 1996, $141.9 million (of which $73.1 million could have been used for letters of credit) was available to the Company under the Credit Agreement. As of November 30, 1996, $273.0 million of borrowing capacity was unused under the revolving credit facility of the Credit Agreement. The Credit Agreement is unconditionally guaranteed by KAC and by certain significant subsidiaries of the Company. The Credit Agreement requires the Company to maintain certain financial covenants and places restrictions on the Company's and KAC's ability to, among other things, incur debt and liens, make investments, pay dividends, undertake transactions with affiliates, make capital expenditures, and enter into unrelated lines of business. The Credit Agreement is secured by, among other things, (i) mortgages on the Company's major domestic plants (excluding the Company's Gramercy alumina refinery and the Nevada micromill); (ii) subject to certain exceptions, liens on the accounts receivable, inventory, equipment, domestic patents and trademarks, and substantially all other personal property of the Company and certain of its subsidiaries; (iii) a pledge of all of the stock of the Company owned by KAC; and (iv) pledges of all of the stock of a number of the Company's wholly owned domestic subsidiaries, pledges of a portion of the stock of certain foreign subsidiaries, and pledges of a portion of the stock of certain partially owned foreign affiliates.

     In the first quarter of 1994, KAC consummated the public offering of 8,855,550 shares of its PRIDES. The net proceeds from the sale of the shares of the PRIDES were approximately $100.1 million. On February 17, 1994, the Company issued $225.0 million of its 9 7/8% Notes.

     The obligations of the Company with respect to the 9 7/8% Notes and the 12 3/4% Notes (see Note 4 of the Notes to Consolidated Financial Statements) are guaranteed, jointly and severally, by certain subsidiaries of the Company.

     On October 23, 1996, the Company completed the 10 7/8% Notes Offering of $175.0 million principal amount of 10 7/8% Notes at 99.5% of their principal amount. The 10 7/8% Notes were not registered under the Securities Act, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. The 10 7/8% Notes rank pari passu in right and priority of payment with outstanding Indebtedness under the Credit Agreement, with outstanding indebtedness represented by the 9 7/8% Notes and the Notes, and are fully and unconditionally guaranteed on a senior, unsecured basis by the Subsidiary Guarantors. Net proceeds from the 10 7/8% Notes Offering, after estimated expenses, were approximately $168.9 million, of which $91.7 million was utilized to reduce the outstanding borrowings under the revolving credit facility of the Credit Agreement to zero. The remaining net proceeds (approximately $77.2 million) were invested in short-term investments pending their application for working capital and general corporate purposes, including capital projects. Pursuant to an agreement with the initial purchasers of the 10 7/8% Notes, the Company and the Subsidiary Guarantors filed a registration statement with the Commission in November 1996 with respect to the 10 7/8% Notes Exchange Offer. The registration statement with respect to the 10 7/8% Notes Exchange Offer was declared effective by the Commission on December 11, 1996 and it is presently anticipated that the 10 7/8% Notes Exchange Offer will be consummated on or about February 5, 1997.

     On December 23, 1996, the Company completed the issuance of $50.0 million principal amount of the Old Notes at 103.5% of their principal amount. The Old Notes were not registered under the Securities Act, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. The Old Notes rank pari pasu in right and priority of payment with outstanding Indebtedness under the Credit Agreement, the 9 7/8% Notes, and the 10 7/8% Notes, and are fully and unconditionally guaranteed on a senior, unsecured basis by the Subsidiary Guarantors. Net proceeds from the Offering, after estimated expenses, were approximately $50.4 million, all of which were invested in short-term investments pending their application for working capital and general corporate purposes, including capital projects. Pursuant to an agreement with the Initial Purchaser, the Company and the Subsidiary Guarantors agreed to file a registration statement with the Commission within 30 days of the Closing Date with respect to a registered offer to exchange the Old Notes for new notes with substantially identical terms, and to use their reasonable best efforts to have the registration statement declared effective within 135 days of the Closing Date and to consummate such exchange offer within 165 days of the Closing Date.

     The indentures governing the 9 7/8% Notes, the 12 3/4% Notes, the 10 7/8% Notes, and the Notes (the "9 7/8% Note Indenture," "12 3/4% Note Indenture," "10 7/8% Note Indenture," and the "Indenture," respectively), restrict, among other things, the Company's ability to incur debt, undertake transactions with affiliates, and pay dividends.

     During October 1996, the Credit Agreement was amended to, among other things, provide for the issuance of the 10 7/8% Notes and to modify certain of the financial covenants contained in the Credit Agreement. During December 1996, the Credit Agreement was again amended to provide for the Old Notes.

     See "Risk Factors -- Leverage," "Description of Principal Indebtedness," and Note 4 of the Notes to Consolidated Financial Statements.

  Operating Activities

     Cash used for operations was $4.4 million in the first nine months of 1996, compared with cash provided by operations of $20.8 million in the first nine months of 1995, primarily due to reduced earnings. Cash provided by operations was $119.5 million in 1995, compared with cash used for operations of $21.3 million in 1994 and cash provided by operations of $38.0 million in 1993. The improvement in cash flows from operations in 1995 compared with 1994 was primarily due to higher earnings and a refund of margin deposits of $50.5 million under certain hedging contracts.

     At December 31, 1995, the Company had working capital of $324.5 million, compared with working capital of $239.5 million at December 31, 1994. The increase in working capital was due primarily to an increase in Receivables and Inventories and a decrease in Other accrued liabilities, partially offset by a decrease in Prepaid expenses and other current assets (principally due to a refund of margin deposits related to hedging activities) and an increase in Accounts payable and Accrued salaries, wages, and related expenses.

     At September 30, 1996, the Company had working capital of $392.4 million, compared with working capital of $324.5 million at December 31, 1995. The increase in working capital was due primarily to an increase in Inventories and Prepaid expenses and other current assets and a decrease in Accounts payable and Accrued salaries, wages, and related expenses, partially offset by a decrease in Receivables and an increase in Other accrued liabilities.

     Postretirement benefits other than pensions are provided through contracts with various insurance carriers. The Company has not funded the liability for these benefits, which are expected to be paid out of cash generated by operations.

  Investing Activities

     The Company's capital expenditures of $217.1 million (of which $25.2 million was funded by the Company's minority partners in certain foreign joint ventures) during the three years ended December 31, 1995, were made primarily to improve production efficiency, reduce operating costs, expand capacity at existing facilities, and construct new facilities. Total consolidated capital expenditures were $88.4 million in

1995, compared with $70.0 million in 1994 and $67.7 million in 1993 (of which $8.3, $7.5, and $9.4 million were funded by the minority partners in certain foreign joint ventures in 1995, 1994, and 1993, respectively). Capital expenditures during the first nine months of 1996 were $91.1 million, which were used primarily to improve production efficiency, reduce operating costs, expand capacity at existing facilities, and construct new facilities, including the Nevada micromill.

     Total consolidated capital expenditures (of which approximately 6% is expected to be funded by the Company's minority partners in certain foreign joint ventures) are expected to be between $130.0 and $160.0 million per annum in each of 1996 through 1998. Management continues to evaluate numerous projects all of which require substantial capital, including the Company's micromill project and other potential opportunities both in the United States and overseas. In response to lower aluminum and alumina prices, management may consider deferring certain non-essential capital expenditures and/or raising investment capital (including through joint ventures), in order to conserve a portion of the Company's available cash resources to meet incremental capital and operating requirements and to take advantage of new investment opportunities. See "Business -- Strategy" and "-- Research and Development."

     In 1995, Kaiser Yellow River Investment Limited ("KYRIL"), a subsidiary of the Company, entered into a Joint Venture Agreement and related agreements (the "Joint Venture Agreements") with the Lanzhou Aluminum Smelters ("LAS") of the China National Nonferrous Metals Industry Corporation relating to the formation and operation of Yellow River Aluminum Industry Company Limited, a Sino-foreign joint equity enterprise (the "Joint Venture") organized under the laws of the PRC. KYRIL contributed $9.0 million to the capital of the Joint Venture in July 1995. The parties to the Joint Venture are currently engaged in discussions concerning the amount, timing, and other conditions relating to KYRIL's additional contributions to the Joint Venture. At a recent meeting of the directors of the Joint Venture, KYRIL, LAS and the Joint Venture reached an agreement (i) that extended until early 1997 the time for KYRIL to make a second capital contribution to the Joint Venture, and (ii) that KYRIL would continue to explore various methods of financing any future capital contributions to the Joint Venture, including financing that could be obtained from third-party investors. Governmental approval in the PRC will be necessary in order to implement certain arrangements agreed to by the parties, and there can be no assurance such approvals will be obtained. See "Business -- International Business Development."

  Financing Activities and Liquidity

     As of September 30, 1996, the Company's total consolidated indebtedness was $878.0 million. As of such date, $141.9 million of borrowing capacity was unused under the revolving credit facility of the Credit Agreement. On a pro forma basis, after giving effect to the Offering and the 10 7/8% Notes Offering, and the application of the proceeds therefrom, as of September 30, 1996, the Company's total consolidated indebtedness would have been $972.7 million (of which $400.0 million would have been expressly subordinated in right and priority of payment to the Notes), $273.1 million of borrowing capacity would have been available for use under the Credit Agreement, and the Company would have had additional available cash proceeds from the Offering and the 10 7/8% Notes Offering, of $88.1 million. As of November 30, 1996, the Company's total consolidated indebtedness was $921.0 million, $273.0 million of borrowing capacity was unused under the revolving credit facility of the Credit Agreement, and the Company had cash and cash equivalents of $44.1 million. See "Risk Factors -- Leverage."

     During the nine months ended September 30, 1996, total borrowings and repayments under the revolving credit facility of the Credit Agreement were $468.7 million and $350.6 million, respectively. During the nine months ended September 30, 1995, total borrowings and repayments under the revolving credit facility of the Credit Agreement were $481.9 million and $426.3 million, respectively.

     Loans under the Credit Agreement bear interest at a rate per annum, at the Company's election, equal to a Reference Rate (as defined) plus a margin of 0% to 1.50% or LIBO Rate (Reserve Adjusted) (as defined) plus a margin of 1.75% to 3.25%. The interest rate margins applicable to borrowings under the Credit Agreement are based on a financial test, determined quarterly. During the first two quarters of 1996, the Company paid interest at a rate per annum of the Reference Rate plus 0% or LIBO Rate plus 1.75%. During the third quarter of 1996, the per annum interest rates increased by .5% to the Reference Rate plus .5% or LIBO Rate plus 2.25%. Effective October 1, 1996, the margin applicable to loans under the Credit Agreement increased by an additional
 .5% per annum based on the financial test.

     The declaration and payment of dividends by the Company and KAC on shares of their common stock are subject to certain covenants contained in the Credit Agreement and, in the case of the Company, the Indenture, the 10 7/8% Note Indenture, the 9 7/8% Note Indenture and the 12 3/4% Note Indenture. The Credit Agreement does not permit the Company or KAC to pay any dividends on their common stock. The declaration and payment of dividends by KAC on the PRIDES is expressly permitted by the terms of the Credit Agreement to the extent KAC receives payments on certain intercompany notes or certain other permitted distributions from the Company. See "Description of Principal Indebtedness."

     Management believes that the Company's existing cash resources, together with cash flows from operations and borrowings under the Credit Agreement, will be sufficient to meet its working capital and capital expenditure requirements for the next year. Additionally, with respect to long-term liquidity, management believes that operating cash flows, together with the ability to obtain both short and long-term financing, should provide sufficient funds to meet the Company's working capital and capital expenditure requirements.

  Environmental Contingencies

     The Company is subject to the Environmental Laws, to fines or penalties assessed for alleged breaches of the Environmental Laws, and to claims and litigation based upon such laws. The Company currently is subject to a number of lawsuits under CERCLA, and, along with certain other entities, has been named as a potentially responsible party for remedial costs at certain third-party sites listed on the National Priorities List under CERCLA.

     Based on the Company's evaluation of these and other environmental matters, the Company has established environmental accruals, primarily related to potential solid waste disposal and soil and groundwater remediation matters. At September 30, 1996, the balance of such accruals, which are primarily included in Long-term liabilities, was $32.9 million. These environmental accruals represent the Company's estimate of costs reasonably expected to be incurred based on presently enacted laws and regulations, currently available facts, existing technology, and the Company's assessment of the likely remediation to be performed. The Company expects remediation to occur over the next several years and estimates that annual expenditures to be charged to these environmental accruals will be approximately $2.0 to $10.0 million for the years 1996 through 2000 and an aggregate of approximately $7.0 million thereafter.

     As additional facts are developed and definitive remediation plans and necessary regulatory approvals for implementation of remediation are established or alternative technologies are developed, changes in these and other factors may result in actual costs exceeding the current environmental accruals. The Company believes that it is reasonably possible that costs associated with these environmental matters may exceed current accruals by amounts that could range, in the aggregate, up to an estimated $26.5 million and that the factors upon which a substantial portion of this estimate is based are expected to be resolved in early 1997. While uncertainties are inherent in the final outcome of these environmental matters, and it is presently impossible to determine the actual costs that ultimately may be incurred, management currently believes that the resolution of such uncertainties should not have a material adverse effect on the Company's consolidated financial position, results of operations, or liquidity.

     See "Risk Factors -- Environmental Matters and Litigation,"
"Business -- Environmental Matters" and "-- Legal Proceedings," and Note 9 of the Notes to Consolidated Financial Statements and Note 3 of the Notes to Interim Consolidated Financial Statements for further descriptions of these contingencies.

  Asbestos Contingencies

     The Company is a defendant in a number of lawsuits, some of which involve claims of multiple persons, in which the plaintiffs allege that certain of their injuries were caused by, among other things, exposure to asbestos during, and as a result of, their employment or association with the Company or exposure to products containing asbestos produced or sold by the Company. The lawsuits generally relate to products the Company has not manufactured for at least 15 years. At September 30, 1996, the number of such claims pending was approximately 75,900, as compared with 59,700 at December 31, 1995. During the year 1995, approximately 41,700 of such claims were received and 7,200 settled or dismissed. During the first nine months of 1996 approximately 20,000 of such claims were received and 3,800 were settled or dismissed.

     Based on past experience and reasonably anticipated future activity, the Company has established an accrual for estimated asbestos-related costs for claims filed and estimated to be filed and settled through 2008. There are inherent uncertainties involved in estimating asbestos-related costs, and the Company's actual costs could exceed these estimates. The Company's accrual was calculated based on the current and anticipated number of asbestos-related claims, the prior timing and amounts of asbestos-related payments, and the advice of Wharton Levin Ehrmantraut Klein & Nash, P.A. with respect to the current state of the law related to asbestos claims. Accordingly, an estimated asbestos-related cost accrual of $160.0 million, before consideration of insurance recoveries, is included primarily in Long-term liabilities at September 30, 1996. The Company estimates that annual future cash payments in connection with such litigation will be approximately $13.0 to $20.0 million for each of the years 1996 through 2000, and an aggregate of approximately $78.0 million thereafter through 2008. While the Company does not believe there is a reasonable basis for estimating such costs beyond 2008 and, accordingly, no accrual has been recorded for such costs which may be incurred beyond 2008, there is a reasonable possibility that such costs may continue beyond 2008, and such costs may be substantial.

     A substantial portion of the asbestos-related claims that were filed and served on the Company during 1995 and 1996, were filed in Texas. The Company has been advised by its counsel that, although there can be no assurance, the increase in pending claims may have been attributable in part to tort reform legislation in Texas. Although asbestos related claims are currently exempt from certain aspects of the Texas tort reform legislation, management has been advised that efforts to remove an asbestos-related exemption in the tort reform legislation relating to the doctrine of forum non conveniens, as well as other developments in the legislative and legal environment in Texas, may be responsible for the accelerated pace of new claims experienced in late 1995 and its continuance in 1996, albeit at a somewhat reduced rate.

     The Company believes that it has insurance coverage available to recover a substantial portion of its asbestos-related costs. Claims for recovery from some of the Company's insurance carriers are currently subject to pending litigation and other carriers have raised certain defenses, which have resulted in delays in recovering costs from the insurance carriers. The timing and amount of ultimate recoveries from these insurance carriers are dependent upon the resolution of these disputes. The Company believes, based on prior insurance-related recoveries in respect of asbestos-related claims, existing insurance policies, and the advice of Thelen, Marrin, Johnson & Bridges LLP with respect to applicable insurance coverage law relating to the terms and conditions of those policies, that substantial recoveries from the insurance carriers are probable. Accordingly, an estimated aggregate insurance recovery of $142.3 million, determined on the same basis as the asbestos-related cost accrual, is recorded primarily in Other assets at September 30, 1996.

     Management continues to monitor claims activity, the status of the lawsuits (including settlement initiatives), legislative progress, and costs incurred in order to ascertain whether an adjustment to the existing accruals should be made to the extent that historical experience may differ significantly from the Company's underlying assumptions. While uncertainties are inherent in the final outcome of these asbestos matters and it is presently impossible to determine the actual costs that ultimately may be incurred and insurance recoveries that will be received, management currently believes that, based on the factors discussed in the preceding paragraphs, the resolution of asbestos-related uncertainties and the incurrence of asbestos-related costs net of related insurance recoveries should not have a material adverse effect on the Company's consolidated financial position, results of operations, or liquidity. See "Risk Factors -- Environmental Matters and Litigation," Note 9 of the Notes to Consolidated Financial Statements, and Note 3 of the Notes to Interim Consolidated Financial Statements, for further description of this contingency.

INCOME TAX MATTERS

     The Company's net deferred income tax assets as of December 31, 1995, were $291.5 million, net of valuation allowances of $128.5 million. Approximately $97.4 million of these net deferred income tax assets relate to the benefit of loss and credit carryforwards, net of valuation allowances. The Company believes a long-term view of profitability is appropriate and has concluded that this net deferred income tax asset will more likely than not be realized despite the operating losses incurred in recent years. See Note 5 of the Notes to Consolidated Financial Statements for a discussion of these and other income tax matters.

RECENT ACCOUNTING PRONOUNCEMENTS

     In October 1995, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 123, Accounting for Stock-Based Compensation ("SFAS 123"). SFAS 123 establishes financial accounting and reporting standards for stock-based employee compensation plans, and provides for alternative methods for an employer to recognize stock-based compensation costs. Under the first method, an employer may continue to account for compensation costs for stock, stock options, and other equity instruments issued to employees, as it has historically, using the "intrinsic value based method" (as described in SFAS 123), and such compensation costs would be the excess, if any, of the quoted market price of the stock subject to an option at the grant date or other measurement date over the amount an employee must pay to acquire the stock. The intrinsic value based method generally would not result in the recognition of compensation costs upon the grant of stock options. Under the second method, an employer may adopt the "fair value based method" (as described in SFAS 123). Under the fair value based method, such compensation costs would be valued using an option-pricing model, and such amount would be charged to expense over the option's vesting period. Employers which elect to continue to account for stock-based compensation under the intrinsic value based method will be required by SFAS 123 to disclose in the notes to their financial statements the amount of net income and the earnings per share which would have been reported had the employer elected to use the fair value based method. The Company has elected to continue to account for stock-based compensation under the intrinsic value based method, and will comply with the disclosure requirements of SFAS 123 beginning in 1996.

                                     BUSINESS

     The Company is a fully integrated aluminum producer operating in all principal aspects of the aluminum industry -- the mining of bauxite (the major aluminum-bearing ore), the refining of bauxite into alumina (the intermediate material), the production of primary aluminum and the manufacture of fabricated (including semi-fabricated) aluminum products. The Company is one of the largest domestic aluminum producers in terms of primary aluminum smelting capacity and is the Western world's second largest producer/seller of alumina, accounting for approximately 7% of the Western world's alumina capacity in 1995. The Company's production levels of alumina and primary aluminum exceed its internal processing needs which allows it to be a major seller of alumina (approximately 2.0 million tons in 1995 or 72% of 1995 production) and primary aluminum (approximately 271,700 tons in 1995 or 66% of 1995 production) to third parties. The Company is also a major domestic supplier of fabricated aluminum products. In 1995, the Company shipped approximately 368,200 tons of fabricated aluminum products to third parties, which accounted for approximately 6% of the total tonnage of United States domestic shipments. A majority of the Company's fabricated products are sold to distributors or used by customers as components in the manufacture and assembly of finished end-use products. The Company is a Delaware corporation organized in 1940 and maintains its principal executive offices at 6177 Sunol Boulevard, Pleasanton, California 94566-7769. Its telephone number is
(510) 462-1122.

INDUSTRY OVERVIEW

     Primary aluminum is produced by the refining of bauxite into alumina and the reduction of alumina into primary aluminum. Approximately two pounds of bauxite are required to produce one pound of alumina, and approximately two pounds of alumina are required to produce one pound of primary aluminum. Aluminum's valuable physical properties include its light weight, corrosion resistance, thermal and electrical conductivity and high tensile strength.

     Demand

     The packaging, transportation and construction industries are the principal consumers of aluminum in the United States, Japan and Western Europe. In the packaging industry, which accounted for approximately 22% of consumption in 1995 in the United States, Japan and Western Europe, aluminum's recyclability and weight advantages have enabled it to gain market share from steel and glass, primarily in the beverage container area. Nearly all beer cans and soft drink cans manufactured for the United States market are made of aluminum. The Company believes that growth in the packaging area is likely to continue through the 1990s due to general population increase and to further penetration of the beverage container market in emerging markets. The Company believes that growth in demand for can sheet in the United States will follow the growth in population, offset, in part, by the effects of the use of lighter gauge aluminum for can sheet and of plastic container production from newly installed capacity.

     In the transportation industry, which accounted for approximately 28% of aluminum consumption in the United States, Japan and Western Europe in 1995, automotive manufacturers use aluminum instead of steel, ductile iron, or copper for an increasing number of components, including radiators, wheels, suspension components, and engines, in order to meet more stringent environmental, safety, and fuel efficiency standards. The Company believes that sales of aluminum to the transportation industry have considerable growth potential due to projected increases in the use of aluminum in automobiles. In addition, the Company believes that consumption of aluminum in the construction industry will follow the cyclical growth pattern of that industry, and will benefit from higher growth in Asian and Latin American economies.

     Supply

     As of year-end 1995, Western world aluminum capacity from 107 smelting facilities was approximately 16.6 million tons per year. Western world production of primary aluminum for 1995 increased approximately 1.8% compared to 1994. Net exports of aluminum from the former Sino Soviet bloc increased approximately 240% from 1990 levels during the period from 1991 through 1995 to approximately 2.1 million tons per year. These exports contributed to a significant increase in LME stocks of primary aluminum which peaked in

June 1994 at 2.7 million tons. By the end of 1995, LME stocks of primary aluminum had declined 2.1 million tons from this peak level and 1.1 million tons from the beginning of 1995. As of December 20, 1996, LME stocks of primary aluminum were approximately 949,475 tons. See "-- Recent Industry Trends."

     Based upon information currently available, the Company believes that moderate additions will be made during 1996-1998 to Western world alumina and primary aluminum production capacity. The increases in alumina capacity during 1996-1998 are expected to come from one new refinery which began operations in 1995 and incremental expansions of existing refineries. In addition, the Company believes that there is currently approximately 1.1 million tons of unutilized smelting capacity that is available for production. The increases in primary aluminum capacity during 1996-1998 are expected to come from a major new smelter in South Africa which began operations in 1995, two new smelters which may begin operations in 1996 or 1997, and the remainder principally from incremental expansions of existing smelters.

RECENT INDUSTRY TRENDS

  Primary Aluminum

     During 1995, the AMT Price for primary aluminum was approximately $.86 per pound compared to $.72 and $.54 per pound in 1994 and 1993, respectively. The significant improvement in prices during 1994 and 1995 resulted from strong growth in Western world consumption of aluminum and the curtailment of production in response to lower prices in prior periods by many producers worldwide. In 1995, production of primary aluminum increased and consumption of aluminum continued to grow, but at a much lower rate than in 1994. In general, the overall aluminum market was strongest in the first half of 1995. By the second half of 1995, orders and shipments for certain products had softened and the rate of decline in LME inventories had leveled off. By the end of 1995, some small increases in LME inventories occurred, and prices of aluminum weakened from first-half levels. This trend has continued throughout the first eleven months of 1996 as the supply of primary aluminum exceeded demand during this period. Net reported primary aluminum inventories have increased by approximately 55,000 tons in 1996 based upon recent reports of the LME (through December 20, 1996) and the IPAI (through October 31, 1996), following substantial declines of 764,000 and 1,153,000 tons in 1994 and 1995, respectively. The AMT Price for primary aluminum for the week ended December 20, 1996, was approximately $.73 per pound.

     Increased production of primary aluminum due to restarts of certain previously idled capacity, the commissioning of a major new smelter in South Africa, and the continued high level of exports from the CIS have contributed to increased supplies of primary aluminum to the Western world in 1996. While the economies of the major aluminum consuming regions -- the United States, Japan, Western Europe, and Asia -- are performing relatively well, the Company believes that the reduction of aluminum inventories by consumers, as prices have continued to decline, has suppressed the growth in primary aluminum demand that normally accompanies growth in economic and industrial activity. In addition to these supply/demand dynamics, the Company believes that the recent decline in primary aluminum prices may have been influenced by a recent major decline in copper prices on the LME.

     The following table indicates the monthly average AMT Price for each of the months from January 1993 through November 1996 as reported by Metals Week. The AMT Price for the week ended December 20, 1996, as reported by Metals Week, was approximately 72.666 cents per pound.

                                               AVERAGE TRANSACTION PRICES (CENTS/POUND)
                                             --------------------------------------------
                                              1996         1995         1994        1993
                                             -------      -------      ------      ------
        January...........................    75.514      100.377      57.019      56.479
        February..........................    75.100       93.847      61.641      55.993
        March.............................    76.414       88.745      62.343      53.794
        April.............................    75.517       90.388      61.890      52.345
        May...............................    75.314       85.338      64.007      52.694
        June..............................    70.450       85.305      67.807      54.673
        July..............................    69.767       87.788      72.656      56.829
        August............................    70.023       87.828      71.249      55.516
        September.........................    67.567       82.010      77.764      52.095
        October...........................    65.112       78.384      83.839      51.660
        November..........................    70.019       78.000      91.926      50.365
        December..........................                 78.823      91.484      53.902
                                             -------      -------      ------      ------
                  Average.................    71.891       86.403      71.969      53.862
                                             =======      =======      ======      ======

  Alumina

     Western world demand for alumina, and the price of alumina, declined in 1994 in response to the curtailment of Western world smelter production of primary aluminum, partially offset by increased usage of Western world alumina by smelters in the CIS and in the PRC. Increased Western world production of primary aluminum, as well as continued imports of Western world alumina by the CIS and the PRC, during 1995 resulted in higher demand for Western world alumina and significantly stronger alumina pricing. In the first nine months of 1996, however, the alumina market softened, primarily as a result of increased alumina production and decreased alumina exports to the CIS and the PRC, resulting in lower alumina prices.

  Fabricated Products

     United States shipments of domestic fabricated aluminum products in 1995 were approximately at 1994 levels, although in 1995 demand for can sheet in the United States softened relative to 1994. Shipments of domestic mill products during the first nine months of 1996 declined approximately 4% compared to the first nine months of 1995, principally due to an approximate 10% decline in the shipment of can sheet and a reduction of consumer inventories of other fabricated aluminum products. This trend has continued through the fourth quarter of 1996.

     See "Risk Factors" for a discussion of certain factors that could cause actual results to differ from those that could otherwise result from the industry trends discussed above.

STRATEGY

     The Company's objectives are to maintain leading market positions in its core businesses, while developing new opportunities both domestically and internationally which will enhance, and reduce the cyclicality of, the Company's earnings. The primary elements of the Company's strategies to achieve these objectives are:

     Increasing the competitiveness of its existing facilities. The Company is continuing to increase the competitiveness of its existing facilities. In 1995, the Company successfully restructured electric power purchase agreements for its smelting facilities in the Pacific Northwest, which has resulted in significantly lower electric power costs in 1996 for the Mead and Tacoma, Washington, smelters compared with 1995 electric power costs. The Company expects to continue to benefit from these savings in electric power costs at these facilities in 1997 and beyond. See "Risk Factors -- Power Supply."

     The Company has also commenced the modernization and expansion of the carbon baking furnace at its Mead smelter at an estimated cost of approximately $52.0 million. This project will lower costs, enhance safety and improve the environmental performance of the facility. This modernization is expected to be completed in late 1998.

     The Company continues to implement changes to the process and product mix of its Trentwood rolling mill in an effort to maximize its profitability and maintain full utilization of the facility. Recently, the Company has approved an expansion of its heat treat capacity by approximately one-third. Sales of the Company's heat treat products have increased significantly over the last several years and are made primarily to the aerospace and general engineering markets, which are experiencing growth in demand. The project is estimated to cost approximately $45.0 million and to take approximately two years to complete. See "-- Production Operations."

     Developing proprietary technologies. The Company has developed proprietary technologies which present growth opportunities in the future and have enabled it to substantially improve its operating efficiencies.

     The Company has developed a unique micromill for the production of can sheet from molten metal using a continuous cast process. The capital and conversion costs of these micromills are expected to be significantly lower than conventional rolling mills. Micromills are also expected to result in lower transportation costs due to the ability to strategically locate a micromill in close proximity to a manufacturing facility. Micromills are expected to be particularly well suited to take advantage of the rapid growth in demand for can sheet expected in emerging markets in Asia and Latin America where there is limited indigenous supply. The Company believes that micromills should also be capable of manufacturing other sheet products at relatively low capital and operating costs. The micromill technology is based on a proprietary thin-strip, high-speed, continuous-belt casting technique linked directly to hot and cold rolling mills. The major advantage of the process is that the sheet is continuously manufactured from molten metal, unlike the conventional process in which the metal is first cast into large, solid ingots and subsequently rolled into sheet through a series of highly capital-intensive steps. The first micromill is nearing completion in Nevada as a full-scale demonstration and production facility. The Company expects operational start-up of the facility by the end of 1996. If the Company is successful in proving and commercializing its micromill technology, micromills could represent an important source of future growth. There can be no assurance that the Company will be able to successfully develop and commercialize the technology for use at full-scale facilities. See "-- Research and Development."

     The Company has developed and installed proprietary retrofit technology in all of its smelters over the last decade, which has significantly contributed to increased and more efficient production of primary aluminum. Through continuing technological improvements, the Company's smelters have achieved improved energy efficiency and longer average life of reduction cells. The Company is actively engaged in licensing its smelting and other process and product technology and selling technical and managerial assistance to other producers worldwide. See "-- Production Operations -- Primary Aluminum Products."

     Increasing participation in emerging markets. The Company is actively pursuing opportunities to increase its participation in emerging markets by using its technical expertise and capital to form joint ventures or acquire equity in aluminum-related facilities in foreign countries where it can apply its proprietary technology. The Company has created Kaiser Aluminum International to identify growth opportunities in targeted emerging markets and develop the needed country competence to complement the Company's product and process competence in capitalizing on such opportunities. The Company has focused its efforts on countries that are expected to be important suppliers of aluminum and/or large customers for aluminum and alumina, including the PRC, Russia and other members of the CIS, India, and Venezuela. The Company's proprietary retrofit technology has been installed by the Company at various third party locations throughout the world and is an integral part of the Company's initiatives for participating in new and existing smelting facilities. See "Risk Factors -- Foreign Activities" and "-- International Business Development."

SENSITIVITY TO PRICES AND HEDGING PROGRAMS

     The Company's earnings are sensitive to changes in the prices of alumina, primary aluminum and fabricated aluminum products, and also depend to a significant degree upon the volume and mix of all products sold.

     Primary aluminum prices have historically been subject to significant cyclical price fluctuations. During the period January 1, 1993 through November 30, 1996, the AMT Price for primary aluminum has ranged from approximately $.50 to $1.00 per pound. For the week ended December 20, 1996, the AMT Price of primary aluminum was approximately $.73 per pound. Alumina prices as well as fabricated aluminum product prices (which vary considerably among products) are significantly influenced by changes in the price of primary aluminum but generally lag behind primary aluminum price changes by up to three months. See "Offering Memorandum Summary -- Recent Trends and Developments" and "-- Fourth Quarter," and "-- Industry Overview."

     The Company's production levels of alumina and primary aluminum exceed its internal processing needs, which allows it to be a major seller of alumina (approximately 2.0 million tons in 1995 or 72% of production) and primary aluminum (approximately 271,700 tons in 1995 or 66% of production) to third parties.

     As of November 30, 1996, the Company had sold forward substantially all of the alumina available to it in excess of its projected internal smelting requirements for the balance of 1996, and 89% and 90% of such excess alumina for 1997 and 1998, respectively. Virtually all of such 1997 and 1998 sales were made at prices indexed to future prices of primary aluminum.

     As of November 30, 1996, the Company had sold forward, at fixed prices, approximately 70,000 tons of primary aluminum in excess of its projected internal fabrication requirements in 1997 and approximately 93,600 tons of such surplus in 1998. As of November 30, 1996, the Company had also purchased put options to establish a minimum price in respect of approximately 196,000 tons and 45,000 tons of such 1997 and 1998 surplus, respectively, and had entered into option contracts and established a price range for an additional 160,000 tons of the Company's 1998 surplus. The weighted average of the Company's 1997 and 1998 fixed price contracts, and the weighted average price for the Company's 1998 purchased put options, exceed the AMT Price for primary aluminum for the week ended December 20, 1996. The weighted average price for the Company's purchased put options with respect to 1997 are below the AMT Price for the week ended December 20, 1996. The weighted average price for the minimum of the range established with respect to the Company's other 1998 option contracts approximates the AMT Price for the week ended December 20, 1996.

PRODUCTION OPERATIONS

     The following table sets forth total shipments and intracompany transfers of the Company's alumina, primary aluminum, and fabricated aluminum operations:

                                              NINE MONTHS ENDED
                                                SEPTEMBER 30,          YEAR ENDED DECEMBER 31,
                                              ------------------    -----------------------------
                                               1996       1995       1995       1994       1993
                                              -------    -------    -------    -------    -------
                                                            (IN THOUSANDS OF TONS)
    ALUMINA:
      Shipments to Third Parties............  1,506.7    1,494.6    2,040.1    2,086.7    1,997.5
      Intracompany Transfers................    662.2      546.3      800.6      820.9      807.5

    PRIMARY ALUMINUM:
      Shipments to Third Parties............    262.9      184.5      271.7      224.0      242.5
      Intracompany Transfers................     97.0      171.3      217.4      225.1      233.6

    FABRICATED ALUMINUM PRODUCTS:
      Shipments to Third Parties............    245.4      284.3      368.2      399.0      373.2

     The Company's operations are conducted through decentralized business units which compete throughout the aluminum industry.

    - The alumina business unit, which mines bauxite and obtains additional bauxite tonnage under long-term contracts, produced approximately 8% of Western world alumina in 1995. During 1995, the Company's shipments of bauxite to third parties represented approximately 21% of bauxite mined. In addition, the Company's third party shipments of alumina represented approximately 72% of alumina produced. The Company's share of total Western world alumina capacity was approximately 7% in 1995.

    - The primary aluminum products business unit operates two domestic smelters wholly owned by the Company and two foreign smelters in which the Company holds significant ownership interests. During 1995, the Company's shipments of primary aluminum to third parties represented approximately 66% of primary aluminum production. The Company's share of total Western world primary aluminum capacity was approximately 3% in 1995.

    - Fabricated aluminum products are manufactured by three business units -- flat-rolled products, extruded products and engineered components. The products include body, lid, and tab stock for beverage containers, sheet and plate products, heat-treated products, screw machine stock, redraw rod, forging stock, truck wheels and hubs, air bag canisters, engine manifolds, and other castings, forgings and extruded products, which are manufactured at plants located in principal marketing areas of the United States and Canada. The aluminum utilized in the Company's fabricated products operations is comprised of primary aluminum, obtained both internally and from third parties, and scrap metal purchased from third parties.

     Alumina

     The following table lists the Company's bauxite mining and alumina refining facilities as of December 31, 1995:

                                                                                ANNUAL
                                                                              PRODUCTION         TOTAL
                                                                               CAPACITY          ANNUAL
                                                               COMPANY       AVAILABLE TO      PRODUCTION
           ACTIVITY                FACILITY        LOCATION   OWNERSHIP      THE COMPANY        CAPACITY
-------------------------------  -------------    ----------  ----------     ------------     ------------
                                                                                (TONS)           (TONS)
Bauxite Mining.................  KJBC(1)          Jamaica            49%        4,500,000        4,500,000
                                 Alpart(2)        Jamaica            65%        2,275,000        3,500,000
                                                                                ---------        ---------
                                                                                6,775,000        8,000,000
                                                                                =========        =========
Alumina Refining...............  Gramercy         Louisiana         100%        1,000,000        1,000,000
                                 Alpart           Jamaica            65%          943,000        1,450,000
                                 QAL              Australia        28.3%          934,000        3,300,000
                                                                                ---------        ---------
                                                                                2,877,000        5,750,000
                                                                                =========        =========

------------

(1) Although the Company owns 49% of KJBC, it has the right to receive all of such entity's output.

(2) Alpart bauxite is refined into alumina at the Alpart refinery.

     Bauxite mined in Jamaica by KJBC is refined into alumina at the Company's plant at Gramercy, Louisiana, or is sold to third parties. In 1979, the Government of Jamaica granted the Company a mining lease for the mining of bauxite sufficient to supply the Company's then-existing Louisiana alumina refineries at their annual capacities of 1,656,000 tons per year until January 31, 2020. Alumina from the Gramercy plant is sold to third parties.

     Alpart holds bauxite reserves and owns a 1,450,000 tons per year alumina plant located in Jamaica. The Company owns a 65% interest in Alpart, and Hydro Aluminium a.s ("Hydro") owns the remaining 35% interest. The Company has management responsibility for the facility on a fee basis. The Company and Hydro have agreed to be responsible for their proportionate shares of Alpart's costs and expenses. The Government of Jamaica has granted Alpart a mining lease and has entered into other agreements with Alpart designed to assure that sufficient reserves of bauxite will be available to Alpart to operate its refinery as it may be expanded to a capacity of 2,000,000 tons per year through the year 2024.

     The Company owns a 28.3% interest in Queensland Alumina Limited ("QAL"), which owns the largest and one of the most efficient alumina refineries in the world, located in Queensland, Australia. QAL refines bauxite into alumina, essentially on a cost basis, for the account of its stockholders pursuant to long-term tolling contracts. The stockholders, including the Company, purchase bauxite from another QAL stockholder under long-term supply contracts. The Company has contracted with QAL to take approximately 792,000 tons per year of capacity or pay standby charges. The Company is unconditionally obligated to pay amounts calculated to service its share ($93.3 million in principal amount at September 30, 1996) of certain debt of QAL, as well as other QAL costs and expenses, including bauxite shipping costs. QAL's annual production capacity is approximately 3,300,000 tons, of which approximately 934,000 tons are available to the Company.

     The Company's principal customers for bauxite and alumina consist of large and small domestic and international aluminum producers that purchase bauxite and reduction-grade alumina for use in their internal refining and smelting operations, trading intermediaries who resell raw materials to end-users, and users of chemical-grade alumina. In 1995, the Company sold all of its bauxite to two customers, the largest of which accounted for approximately 74% of such sales. The Company also sold alumina to nine customers, the largest and top five of which accounted for approximately 23% and 90% of such sales, respectively. See "-- Competition." The Company believes that among alumina producers it is now the Western world's second largest seller of alumina to third parties. The Company's strategy is to sell a substantial portion of the bauxite and alumina available to it in excess of its internal refining and smelting requirements under multi-year sales contracts. See " -- Sensitivity to Prices and Hedging Programs."

     Primary Aluminum Products

     The following table lists the Company's primary aluminum smelting facilities as of December 31, 1995:

                                                                      ANNUAL
                                                                      RATED          TOTAL         1995
                                                                     CAPACITY       ANNUAL       AVERAGE
                                                      COMPANY      AVAILABLE TO      RATED      OPERATING
              LOCATION                 FACILITY      OWNERSHIP     THE COMPANY     CAPACITY        RATE
------------------------------------- ----------     ----------    ------------    ---------    ----------
                                                                      (TONS)        (TONS)
Domestic
  Washington......................... Mead               100%         200,000       200,000          82%
  Washington......................... Tacoma             100%          73,000        73,000          82%
                                                                      -------       -------
          Subtotal...................                                 273,000       273,000
                                                                      -------       -------
International
  Ghana.............................. Valco               90%         180,000       200,000          68%
  Wales, U.K......................... Anglesey            49%          55,000       112,000         119%
                                                                      -------       -------
          Subtotal...................                                 235,000       312,000
                                                                      -------       -------
          Total......................                                 508,000       585,000
                                                                      =======       =======

     The Company owns two smelters located at Mead and Tacoma, Washington, where alumina is processed into primary aluminum. The Mead facility uses pre-bake technology and produces primary aluminum. Approximately 71% of Mead's 1995 production was used at the Company's Trentwood fabricating facility and the balance was sold to third parties. The Tacoma plant uses Soderberg technology and produces primary aluminum and high-grade, continuous-cast, redraw rod, which currently commands a premium price in excess of the price of primary aluminum. Both smelters have achieved significant production efficiencies in recent years through retrofit technology, cost controls, and semi-variable wage and power contracts, leading to increases in production volume and enhancing their ability to compete with newer smelters. At the Mead plant, the Company has converted to welded anode assemblies to increase energy efficiency, extended the anode life-cycle in the smelting process, changed from pencil to liquid pitch to produce carbon anodes which achieve environmental and operating savings, and engaged in efforts to increase production through the use of improved, higher-efficiency reduction cells. The Company has also commenced the modernization and expansion of the carbon baking furnace at its Mead smelter at an estimated cost of approximately $52.0 million. This project will lower costs, enhance safety and improve the environmental performance of the facility. This modernization is expected to be completed in late 1998. See "-- Strategy."

     Electric power supply represents an important production cost for the Company at its aluminum smelters. In 1995, the Company successfully restructured electric power purchase agreements for its smelting facilities in the Pacific Northwest, which has resulted in significantly lower electric power costs for the Mead and Tacoma, Washington, smelters compared with 1995 electric power costs. The Company expects to continue to benefit from these savings in electric power costs at these facilities in 1997 and beyond. From 1981 until 1995, electric power for the Company's Mead and Tacoma smelters was purchased exclusively from the Bonneville Power Administration ("BPA") by the Company under a contract which expires in 2001. In April 1995, the BPA agreed to allow each of the direct service industrial customers (the "DSIs"), which include the Company, to purchase a portion of its electric power requirement from sources other than the BPA beginning October 1, 1995. In June 1995, the Company entered into an agreement with The Washington Water Power Company ("WWP") to purchase up to 50 megawatts of electric power for its Northwest facilities for a five-year term beginning October 1, 1995. The Company is receiving power under that contract, which power displaces a portion of the Company's interruptible power from the BPA. In addition, in 1995 the Company entered into a new power purchase contract with the BPA, which amends the existing BPA power contract and which contemplates reductions during 1996 in the amount of power which the Company is obligated to purchase from the BPA and which the BPA is obligated to sell to the Company, and the replacement of such power with power to be purchased from other suppliers. The Company is negotiating power purchase agreements for such power with suppliers other than the BPA. Contracts for the purchase of all power required by the Company's Mead and Tacoma smelters and Trentwood rolling mill for 1996, and for approximately 75% of such power for the period 1997-2001, have been finalized. Two parties filed lawsuits in December 1995 against the BPA petitioning the court to review and set aside the BPA's offers of the new power purchase contracts to the DSIs, including the offer that the Company accepted. These lawsuits have been consolidated. In addition, the BPA's Business Plan Environmental Impact Statement that is under review in connection with the lawsuits challenging the BPA's transmission agreements with the DSIs, including the Company, as described in the following paragraph, is part of the record supporting the BPA's new power purchase contracts with the DSIs, and an adverse decision in those lawsuits may affect the Company's new power purchase contract with the BPA. The effect of such lawsuits, if any, on the Company's new power purchase contract with the BPA is not known. Certain of the DSIs, including the Company, have intervened in the lawsuits.

     In 1995, the Company also entered into agreements with the BPA and with the WWP, with terms ending in 2001, under which the BPA and the WWP would provide to the Company transmission services for power purchased from sources other than the BPA. The term of the transmission services agreement with the BPA was subsequently extended for an additional fifteen years, which extension has been challenged. Four lawsuits have been filed against the BPA by various parties, which lawsuits either challenge the BPA's record of decision offering such an extension agreement to the DSIs or challenge the BPA's Business Plan Environmental Impact Statement record of decision in connection therewith. Certain of the DSIs, including the Company, have intervened in the four lawsuits. See "-- Strategy."

     The Company reduced operations at its Mead and Tacoma smelters in Washington to approximately 75% of their full capacity in January 1993, when three reduction potlines were removed from production (two at Mead and one at Tacoma) in response to a power reduction imposed by the BPA. In March 1995, the BPA offered to its industrial customers, including the Company, surplus firm power at a discounted rate for the period April 1, 1995, through July 31, 1995, to enable such customers to restart idle industrial loads. In April 1995, the Company and the BPA entered into a contract for an amount of such power, and thereafter the Company restarted one-half of an idle potline (approximately 9,000 tons of annual capacity) at its Tacoma, Washington, smelter. The Tacoma smelter was returned to full production in October 1995. In 1995, the

Company entered into a one-year power supply contract with the BPA, for a term ended September 30, 1996, in connection with the restart of idled capacity at its Mead smelter. The Mead smelter returned to full production in December 1995.

     The Company manages, and owns a 90% interest in, the Valco aluminum smelter in Ghana. The Valco smelter uses pre-bake technology and processes alumina supplied by the Company and the other participant into primary aluminum under long-term tolling contracts which provide for proportionate payments by the participants in amounts intended to pay not less than all of Valco's operating and financing costs. The Company's share of the primary aluminum is sold to third parties. Power for the Valco smelter is supplied under an agreement which expires in 2017. The agreement indexes two-thirds of the price of the contract quantity of power to the market price of primary aluminum. The agreement also provides for a review and adjustment of the base power rate and the price index every five years. The most recent review was completed in April 1994 for the 1994-1998 period. Valco has entered into an agreement with the government of Ghana under which Valco has been assured (except in cases of force majeure) that it will receive sufficient electric power to operate at its current level of three and one-half potlines through December 31, 1996. The Company believes that Valco should have available sufficient electric power to operate at least at its current level through 1997.

     See "Risk Factors -- Power Supply."

     The Company owns a 49% interest in the Anglesey Aluminium Limited ("Anglesey") aluminum smelter and port facility at Holyhead, Wales. The Anglesey smelter uses pre-bake technology. The Company supplies 49% of Anglesey's alumina requirements and purchases 49% of Anglesey's aluminum output. The Company sells its share of Anglesey's output to third parties. Power for the Anglesey alumina smelter is supplied under an agreement which expires in 2001.

     The Company has developed and installed proprietary retrofit technology in all of its smelters, as well as at third party locations. This technology -- which includes the redesign of the cathodes and anodes that conduct electricity through reduction cells, improved "feed" systems that add alumina to the cells, and a computerized system that controls energy flow in the cells -- has significantly contributed to increased and more efficient production of primary aluminum and enhances the Company's ability to compete more effectively with the industry's newer smelters. The Company is actively engaged in efforts to license this technology and sell technical and managerial assistance to other producers worldwide, and may participate in joint ventures or similar business partnerships which employ the Company's technical and managerial knowledge. See "-- Strategy" and "-- Research and Development."

     The Company's principal primary aluminum customers consist of large trading intermediaries and metal brokers, who resell primary aluminum to fabricated product manufacturers, and large and small international aluminum fabricators. In 1995, the Company sold its primary aluminum production not utilized for internal purposes to approximately 35 customers, the largest and top five of which accounted for approximately 25% and 62% of such sales, respectively. See "-- Competition." Marketing and sales efforts are conducted by a small staff located at the business unit's headquarters in Pleasanton, California, and by senior executives of the Company who often participate in the structuring of major sales transactions. A majority of the business unit's sales are based upon long-term relationships with metal merchants and end-users.

     Fabricated Aluminum Products

     The Company manufactures and markets fabricated aluminum products for the packaging, transportation, construction, and consumer durables markets in the United States and abroad. Sales in these markets are made directly and through distributors to a large number of customers. In 1995, four domestic beverage container manufacturers were among the leading customers for the Company's fabricated products and accounted for approximately 12% of the Company's sales revenue.

     The Company's fabricated products compete with those of numerous domestic and foreign producers and with products made of steel, copper, glass, plastic, and other materials. Product quality, price, and availability are the principal competitive factors in the market for fabricated aluminum products. The Company has focused its fabricated products operations on selected products in which the Company has production expertise, high-quality capability, and geographic and other competitive advantages.

     Flat-Rolled Products. The flat-rolled product business unit, the largest of the Company's fabricated products businesses, operates the Trentwood sheet and plate mill at Spokane, Washington. The Trentwood facility is the Company's largest fabricating plant and accounted for approximately 64% of the Company's 1995 fabricated aluminum products shipments. The business unit supplies the beverage container market (producing body, lid, and tab stock), the aerospace and general engineering markets (producing heat treat products), and the specialty coil markets (producing automotive brazing sheet, wheel, and tread products), both directly and through distributors. During 1995, the Company successfully completed a two year restructuring of its flat-rolled products operation at its Trentwood plant to reduce that facility's annual operating costs by at least $50.0 million.

     The Company's flat-rolled products are sold primarily to beverage container manufacturers located in the western United States and in the Asian Pacific Rim countries where the Trentwood plant's location provides the Company with a transportation advantage. Quality of products for the beverage container industry and timeliness of delivery are the primary bases on which the Company competes. The Company has made significant capital expenditures at Trentwood during the past several years in rolling technology and process control to improve the metal integrity, shape and gauge control of its products. The Company believes that such improvements have enhanced the quality of its products for the beverage container industry and the capacity and efficiency of its manufacturing operations. The Company believes that it is one of the highest quality producers of aluminum beverage can sheet in the world.

     The Company continues to implement changes to the process and product mix of its Trentwood rolling mill in an effort to maximize its profitability and maintain full utilization of the facility. Recently, the Company has approved an expansion of its heat treat capacity by approximately one-third, which will enable the Company to increase the range of its heat treat products and improve Trentwood's operating efficiency. Sales of the Company's heat treat products have increased significantly over the last several years and are made primarily to the aerospace and general engineering markets, which are experiencing growth in demand. The project is estimated to cost approximately $45.0 million and to take approximately two years to complete.

     In 1995, the flat-rolled products business unit had 31 domestic and foreign can sheet customers. The largest and top five of such customers accounted for approximately 14% and 41%, respectively, of the business unit's revenue. See
"-- Competition." In 1995, the business unit shipped products to approximately 150 customers in the aerospace, transportation, and industrial ("ATI") markets, most of which were distributors who sell to a variety of industrial end-users. The top five customers in the ATI markets for flat-rolled products accounted for approximately 13% of the business unit's revenue. The marketing staff for the flat-rolled products business unit is located at the Trentwood facility and in Pleasanton, California. Sales are made directly to customers (including distributors) from eight sales offices located throughout the United States. International customers are served by sales offices in the Netherlands and Japan and by independent sales agents in Asia and Latin America.

     Extruded Products. The extruded products business unit is headquartered in Dallas, Texas, and operates soft-alloy extrusion facilities in Los Angeles, California; Santa Fe Springs, California; Sherman, Texas; and London, Ontario, Canada; a cathodic protection business located in Tulsa, Oklahoma, that also extrudes both aluminum and magnesium; rod and bar facilities in Newark, Ohio, and Jackson, Tennessee, which produce screw machine stock, redraw rod, forging stock, and billet; and a facility in Richland, Washington, which produces seamless tubing in both hard and soft alloys for the automotive, other transportation, export, recreation, agriculture, and other industrial markets. Each of the soft-alloy extrusion facilities has fabricating capabilities and provides finishing services.

     The extruded products business unit's major markets are in the transportation industry, to which it provides extruded shapes for automobiles, trucks, trailers, cabs, and shipping containers, and in the distribution, durable goods, defense, building and construction, ordnance and electrical markets. In 1995, the extruded products business unit had approximately 825 customers for its products, the largest and top five of

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

which accounted for approximately 6% and 20%, respectively, of its revenue. See "-- Competition." Sales are made directly from plants as well as marketing locations across the United States.

     Engineered Components. The engineered components business unit operates forging facilities at Erie, Pennsylvania; Oxnard, California; and Greenwood, South Carolina; a machine shop at Greenwood, South Carolina; and a casting facility in Canton, Ohio. The engineered components business unit is one of the largest producers of aluminum forgings in the United States and is a major supplier of high-quality forged parts to customers in the automotive, commercial vehicle and ordnance markets. The high strength-to-weight properties of forged and cast aluminum make it particularly well-suited for automotive applications. The business unit's casting facility manufactures aluminum engine manifolds for the automobile, truck and marine markets.

     In 1995, the engineered components business unit had approximately 250 customers, the largest and top five of which accounted for approximately 34% and 77%, respectively, of the business unit's revenue. See "-- Competition." The engineered components business unit's headquarters and a sales and engineering office are located in Detroit, Michigan. The sales and engineering office works with car makers and other customers, the Center for Technology (see "-- Research and Development"), and plant personnel to create new automotive component designs and improve existing products.

     The Company entered into a letter of intent with Accuride Corporation ("Accuride") in September 1996 to form a global joint-venture company to design, manufacture and market aluminum wheels for the commercial transportation industry. The Company and Accuride will each own 50% of the new company. The Company will receive a cash payment in exchange for certain wheel manufacturing assets located primarily at its Erie, Pennsylvania facility, which currently forges wheels and other fabricated aluminum products. The transaction is expected to be consummated during the first quarter of 1997 and is subject to various conditions, including the negotiation of definitive agreements, third party consents, and board approvals. Negotiations are continuing.

COMPETITION

     Aluminum competes in many markets with steel, copper, glass, plastic and numerous other materials. In recent years, plastic containers have increased and glass containers have decreased their respective shares of the soft drink sector of the beverage container market. In the United States, beverage container materials, including aluminum, face increased competition from plastics as increased polyethylene terephthalate ("PET") container capacity is brought on line by plastics manufacturers. Within the aluminum business, the Company competes with both domestic and foreign producers of bauxite, alumina and primary aluminum, and with domestic and foreign fabricators. Many of the Company's competitors have greater financial resources than the Company. The Company's principal competitors in the sale of alumina include Alcoa Alumina and Chemicals LLC, Billiton Marketing and Trading BV, and Alcan Aluminium Limited. The Company competes with most aluminum producers in the sale of primary aluminum. See "Risk Factors -- Leverage."

     Primary aluminum and, to some degree, alumina are commodities with generally standard qualities, and competition in the sale of these commodities is based primarily upon price, quality and availability. The Company also competes with a wide range of domestic and international fabricators in the sale of fabricated aluminum products. Competition in the sale of fabricated products is based upon quality, availability, price and service, including delivery performance. The Company concentrates its fabricating operations on selected products in which it has production expertise, high-quality capability, and geographic and other competitive advantages. The Company believes that, assuming the current relationship between worldwide supply and demand for alumina and primary aluminum does not change materially, the loss of any one of its customers, including intermediaries, would not have a material adverse effect on its financial condition or results of operations.

RESEARCH AND DEVELOPMENT

     The Company conducts research and development activities principally at three facilities -- the Center for Technology ("CFT") in Pleasanton, California; the Primary Aluminum Products Division Technology

Center ("ATC") adjacent to the Mead smelter in Spokane, Washington; and the Alumina Development Laboratory ("ADL") at the Gramercy, Louisiana, refinery, which supports Kaiser Alumina Technical Services ("KATS") and the facilities of the alumina business unit. Net expenditures for Company-sponsored research and development activities were $18.5 million in 1995, $16.7 million in 1994, and $18.5 million in 1993. The Company's research staff totaled 157 at December 31, 1995. The Company estimates that research and development net expenditures will be approximately $22.5 million in 1996.

     CFT performs research and development across a range of aluminum process and product technologies to support the Company's business units and new business opportunities. It also selectively offers technical services to third parties. Significant efforts are directed at product and process technology for the can sheet, aircraft and automotive markets, and aluminum reduction cell models which are applied to improving cell designs and operating conditions. The largest and most notable single project being developed at CFT is a unique micromill for the production of can sheet from molten metal using a continuous cast process. The capital and conversion costs of these micromills are expected to be significantly lower than conventional rolling mills. Micromills are also expected to result in lower transportation costs due to the ability to strategically locate a micromill in close proximity to a manufacturing facility. Micromills are expected to be particularly well suited to take advantage of the rapid growth in demand for can sheet expected in emerging markets in Asia and Latin America where there is limited indigenous supply. The Company believes that micromills should also be capable of manufacturing other sheet products at relatively low capital and operating costs. The micromill technology is based on a proprietary thin-strip, high-speed, continuous-belt casting technique linked directly to hot and cold rolling mills. The major advantage of the process is that the sheet is continuously manufactured from molten metal, unlike the conventional process in which the metal is first cast into large, solid ingots and subsequently rolled into sheet through a series of highly capital-intensive steps. The first micromill is nearing completion in Nevada as a full-scale demonstration and production facility. The Company expects operational start-up of the facility by the end of 1996. If the Company is successful in proving and commercializing its micromill technology, micromills could represent an important source of future growth. There can be no assurance that the Company will be able to successfully develop and commercialize the technology for use at full-scale facilities. The Company is currently financing the cost of the construction of the Nevada micromill, estimated to be approximately $70 million, from available general corporate resources.

     ATC maintains specialized laboratories and a miniature carbon plant where experiments with new anode and cathode technology are performed. ATC supports the Company's primary aluminum smelters, and concentrates on the development of cost-effective technical innovations such as equipment and process improvements. KATS provides improved alumina process technology to the Company's facilities and technical support to new business ventures in cooperation with the Company's international business development group. See "-- Strategy."

     The Company is actively engaged in efforts to license its technology and sell technical and managerial assistance to other producers worldwide. The Company's technology has been installed in alumina refineries, aluminum smelters and rolling mills located in the United States, Jamaica, Sweden, Germany, Russia, India, Australia, Korea, New Zealand, Ghana, the United Arab Emirates, and the United Kingdom. The Company's revenue from technology sales and technical assistance to third parties was $5.7 million in 1995, $10.0 million in 1994, and $12.8 million in 1993. See "-- Strategy."

     The Company has entered into agreements with respect to the Krasnoyarsk smelter in Russia under which the Company has licensed certain of its technology for use in such facility and agreed to provide purchasing services in obtaining Western-sourced technology and equipment to be used in such facility. These agreements were entered into in November 1990, and the services under them are expected to be completed in 1996. In addition, in 1993, the Company entered into agreements with respect to the Nadvoitsy smelter in Russia and the Korba smelter of the Bharat Aluminium Co. Ltd., in India, under which the Company has licensed certain of its technology for use in such facilities. Services under the Nadvoitsy agreements were completed in 1995, and services under the Korba agreements are essentially completed although final contract closure will not occur until mid-1997.

INTERNATIONAL BUSINESS DEVELOPMENT

     The Company is actively pursuing opportunities to increase its participation in emerging markets by using its technical expertise and capital to form joint ventures or acquire equity in aluminum-related facilities in foreign countries where it can apply its proprietary technology. The Company has created Kaiser Aluminum International to identify growth opportunities in targeted emerging markets and develop the needed country competence to complement the Company's product and process competence in capitalizing on such opportunities. The Company has focused its efforts on countries that are expected to be important suppliers of aluminum and/or large customers for aluminum and alumina, including the PRC, Russia and other members of the CIS, India, and Venezuela. The Company's proprietary retrofit technology has been installed by the Company at various third party locations throughout the world and is an integral part of the Company's initiatives for participating in new and existing smelting facilities.

     In 1995, KYRIL entered into the Joint Venture Agreements with LAS relating to the formation and operation of the Joint Venture. The Joint Venture's assets and operations are located primarily in the industrial city of Lanzhou, the capital of Gansu Province in northwestern China, and in nearby Lianhai, a special economic zone also in Gansu Province. The smelter at Lanzhou is the fifth largest aluminum smelter in the PRC and has a capacity of approximately 55,000 tons of primary aluminum per year. The smelter at Lianhai has a capacity of approximately 30,000 tons of primary aluminum per year. In 1995, the two smelters produced an aggregate of approximately 71,000 tons of primary aluminum, which amount was less than the aggregate capacity of the plants principally because of a shortage of electric power available to the plants in 1995 due to a drought which impacted the hydroelectric system. The shortage of electric power available to the plants continued during the first part of 1996; however, normal power supply has been restored since July.

     KYRIL contributed $9.0 million to the capital of the Joint Venture in July 1995. The parties to the Joint Venture are currently engaged in discussions concerning the amount, timing and other conditions relating to KYRIL's additional contributions to the Joint Venture and the use thereof by the Joint Venture. Governmental approval in the PRC will be necessary in order to implement any arrangements agreed to by the parties, and there can be no assurance such approvals will be obtained. At a recent meeting of the directors of the Joint Venture, KYRIL, LAS, and the Joint Venture reached an agreement (i) that extended until early 1997 the deadline for KYRIL to make a second capital contribution to the Joint Venture, and (ii) that KYRIL would continue to explore various methods of financing any future capital contributions to the Joint Venture, including possible financing from third-party investors.

     The Company, through its extruded products business unit, has entered into contracts to form two small joint venture companies in the PRC. The Company indirectly acquired equity interests of approximately 45% and 49%, respectively, in these two companies which will manufacture aluminum extrusions, in exchange for the contribution to those companies of certain used equipment, technology, services and cash. The majority equity interests in the two companies are owned by affiliates of Guizhou Guang Da Construction Company.

     See "Risk Factors -- Foreign Activities."

EMPLOYEES

     During 1995, the Company employed an average of 9,546 persons, compared with an average of 9,744 employees in 1994, and 10,220 employees in 1993. At December 31, 1995, the Company's work force was 9,624, including a domestic work force of 5,946, of whom 4,010 were paid at an hourly rate. Most hourly paid domestic employees are covered by collective bargaining agreements with various labor unions. Approximately 74% of such employees are covered by a master agreement (the "Labor Contract") with the USWA which expires September 30, 1998. The Labor Contract covers the Company's plants in Spokane (Trentwood and Mead) and Tacoma, Washington; Gramercy, Louisiana; and Newark, Ohio. The Labor Contract replaced a contract that expired October 31, 1994, and was reached after an eight-day work stoppage by the USWA at these plants in February 1995.

     The Labor Contract provides for base wages at all covered plants. In addition, workers covered by the Labor Contract may receive quarterly bonus payments based on various indices of profitability, productivity, efficiency, and other aspects of specific plant performance, as well as, in certain cases, the price of alumina or primary aluminum. Pursuant to the Labor Contract, base wage rates were raised effective January 2, 1995, were raised again effective November 6, 1995, and will be raised an additional amount effective November 3, 1997, and an amount in respect of the cost of living adjustment under the previous master agreement will be phased into base wages during the term of the Labor Contract. In the second quarter of 1995, the Company acquired up to $2,000 of preference stock held in a stock plan for the benefit of each of approximately 82% of the employees covered by the Labor Contract and in the first half of 1998 will acquire up to an additional $4,000 of such preference stock held in such plan for the benefit of substantially the same employees. In addition, a profitability test was satisfied and, therefore, the Company acquired during 1996 up to an additional $1,000 of such preference stock held in such plan for the benefit of substantially the same employees. The Company made comparable acquisitions of preference stock held for the benefit of each of certain salaried employees.

     In February 1995, Alpart's employees engaged in a six-day work stoppage by its National Workers Union, which was settled by a new contract which expired in April 1996. Contract negotiations are ongoing.

     Management considers the Company's employee relations to be satisfactory.

ENVIRONMENTAL MATTERS

     The Company is subject to the Environmental Laws. From time to time the Environmental Laws are amended and new ones are adopted. The Environmental Laws regulate, among other things, air and water emissions and discharges; the generation, storage, treatment, transportation and disposal of solid and hazardous waste; the release of hazardous or toxic substances, pollutants and contaminants into the environment; and, in certain instances, the environmental condition of industrial property prior to transfer or sale. In addition, the Company is subject to various federal, state and local workplace health and safety laws and regulations ("Health Laws").

     From time to time, the Company is subject, with respect to its current and former operations, to fines or penalties assessed for alleged breaches of the Environmental and Health Laws and to claims and litigation brought by federal, state or local agencies and by private parties seeking remedial or other enforcement action under the Environmental and Health Laws or damages related to alleged injuries to health or to the environment, including claims with respect to certain waste disposal sites and the remediation of sites presently or formerly operated by the Company. See "-- Legal Proceedings." The Company currently is subject to a number of lawsuits under CERCLA. The Company, along with several other entities, has also been named as a PRP for remedial costs at certain third-party sites listed on the National Priorities List under CERCLA and, in certain instances, may be exposed to joint and several liability for those costs or damages to natural resources. The Company's Mead, Washington, facility has been listed on the National Priorities List under CERCLA. By letter dated June 18, 1996, the Washington State Department of Ecology advised the Company that there are several options for remediation at the Mead facility that would be acceptable to the Department. The Company expects that one of these remedial options will be agreed upon and incorporated into a Consent Decree in early 1997. In addition, in connection with certain of its asset sales, the Company has indemnified the purchasers of assets with respect to certain liabilities (and associated expenses) resulting from acts or omissions arising prior to such dispositions, including environmental liabilities.

     Based on the Company's evaluation of these and other environmental matters, the Company has established environmental accruals, primarily related to potential solid waste disposal and soil and ground-water remediation matters. At September 30, 1996, the balance of such accruals, which are primarily included in Long-term liabilities, was $32.9 million. These environmental accruals represent the Company's estimate of costs reasonably expected to be incurred based on presently enacted laws and regulations, currently available facts, existing technology, and the Company's assessment of the likely remediation to be performed. The Company expects remediation to occur over the next several years and estimates that annual expenditures to be charged to these environmental accruals will be approximately $2.0 to $10.0 million for the years 1996 through 2000 and an aggregate of approximately $7.0 million thereafter. Cash expenditures of $4.5 million in

1995, $3.6 million in 1994, and $7.2 million in 1993 were charged to previously established accruals relating to environmental costs. Approximately $8.4 million is expected to be charged to such accruals in 1996.

     As additional facts are developed and definitive remediation plans and necessary regulatory approvals for implementation of remediation are established or alternative technologies are developed, changes in these and other factors may result in actual costs exceeding the current environmental accruals. The Company believes that it is reasonably possible that costs associated with these environmental matters may exceed current accruals by amounts that could range, in the aggregate, up to an estimated $26.5 million and that the factors upon which a substantial portion of this estimate is based are expected to be resolved in early 1997. While uncertainties are inherent in the final outcome of these environmental matters, and it is presently impossible to determine the actual costs that ultimately may be incurred, the Company currently believes that the resolution of such uncertainties should not have a material adverse effect on the Company's consolidated financial position, results of operations, or liquidity. In addition to cash expenditures charged to environmental accruals, environmental capital spending was $9.2 million in 1995, $11.9 million in 1994, and $12.6 million in 1993. Annual operating costs for pollution control, not including corporate overhead or depreciation, were approximately $26.0 million in 1995, $23.1 million in 1994, and $22.4 million in 1993. Legislative, regulatory and economic uncertainties make it difficult to project future spending for these purposes. However, the Company currently anticipates that in the 1996-1997 period, environmental capital spending will be within the range of approximately $27.0 - $33.0 million per year, and operating costs for pollution control will be within the range of $28.0 - $29.0 million per year.

     See "Management's Discission and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources -- Environmental Contingencies," Note 9 of the Notes to Consolidated Financial Statements under the heading "Environmental Contingencies," Note 3 of the Notes to Interim Consolidated Financial Statements, and "Risk Factors -- Environmental Matters and Litigation."

PROPERTIES

     The locations and general character of the principal plants, mines, and other materially important physical properties relating to the Company's operations are described in "Business -- Production Operations" and those descriptions are incorporated herein by reference. The Company owns in fee or leases all the real estate and facilities used in connection with its business. Plants and equipment and other facilities are generally in good condition and suitable for their intended uses, subject to changing environmental requirements. Although the Company's domestic aluminum smelters and alumina facility were initially designed early in the Company's history, they have been modified frequently over the years to incorporate technological advances in order to improve efficiency, increase capacity, and achieve energy savings. The Company believes that its domestic plants are cost competitive on an international basis. Due to the Company's variable cost structure, the plants' operating costs are relatively lower in periods of low primary aluminum prices and relatively higher in periods of high primary aluminum prices.

     The Company's obligations under the Credit Agreement are secured by, among other things, mortgages on its major domestic plants (other than the Gramercy alumina refinery and Nevada micromill). See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources -- Capital Structure."

LEGAL PROCEEDINGS

  Environmental Proceedings

     Aberdeen Pesticide Dumps Site Matter

     The Aberdeen Pesticide Dumps Site, listed on the Superfund National Priorities List, is composed of five separate sites around the town of Aberdeen, North Carolina (collectively, the "Sites"). The Sites are of concern to the United States Environmental Protection Agency (the "EPA") because of their past use as either pesticide formulation facilities or pesticide disposal areas from approximately the mid-1930's through the late 1980's. The United States originally filed a cost recovery complaint (as amended, the "Complaint") in the United States District Court for the Middle District of North Carolina, Rockingham Division,

No. C-89-231-R, which, as amended, includes the Company and a number of other defendants. The Complaint seeks reimbursement for past and future response costs and a determination of liability of the defendants under Section 107 of CERCLA. The EPA has performed a Remedial Investigation/Feasibility Study and issued a Record of Decision ("ROD") for the Sites in September 1991. The estimated cost of the major soil remediation selected for the Sites is approximately $32 million. Other possible remedies described in the ROD included on-site incineration and on-site ash disposal at an estimated cost of approximately $53 million and $222 million, respectively. The EPA has stated that it has incurred past costs at the Sites in the range of $7.5-$8 million as of February 9, 1993, and alleges that response costs will continue to be incurred in the future.

     On May 20, 1993, the EPA issued three unilateral Administrative Orders under Section 106(a) of CERCLA ordering the Respondents, including the Company, to perform the remedial design and remedial action described in the ROD for three of the Sites. The estimated cost as set forth in the ROD for the remedial action at the three Sites is approximately $27 million. In addition to the Company, a number of other companies are also named as respondents. The Company has entered into a PRP Participation Agreement with certain of the respondents (the "Aberdeen Site PRP Group" or the "Group") to participate jointly in responding to the Administrative Orders dated May 20, 1993, regarding soil remediation, to share costs incurred on an interim basis, and to seek to reach a final allocation of costs through agreement or to allow such final allocation and determination of liability to be made by the United States District Court. By letter dated July 6, 1993, the Company has notified the EPA of its ongoing participation with the Group which, as a group, are intending to comply with the Administrative Orders to the extent consistent with applicable law. By letters dated December 30, 1993, the EPA notified the Company of its potential liability for, and requested that the Company, along with a number of other companies, undertake or agree to finance, groundwater remediation at certain of the Sites. The ROD-selected remedy for the groundwater remediation selected by EPA includes a variety of techniques. The EPA has estimated the total present worth cost, including thirty years of operation and maintenance, at approximately $11.8 million. On June 22, 1994, the EPA issued two unilateral Administrative Orders under Section 106(a) of CERCLA ordering the respondents, including the Company, to undertake the groundwater remediation at three of the Sites. A PRP Participation Agreement with respect to groundwater remediation has been entered into by certain of the respondents, including the Company.

     By letter dated March 6, 1996, the Company gave notice of withdrawal from the Aberdeen Site PRP Group pursuant to the provisions of the PRP Participation Agreement. The Company advised the Group and the EPA that even if it were liable for cleanup at the Sites, which it expressly denies, it had already contributed far more than its allocable potential share of response costs. The Company has advised the Group and the EPA that it has fully complied with the unilateral Administrative Orders.

     In May 1996, the EPA urged the Company to rejoin the Group and indicated that it would consider seeking penalties against the Company if it did not. On October 10, 1996, the EPA notified the Company that it deems the Company to be in violation of the Administrative Orders. The Company and certain members of the Group have entered into an agreement with the United States Department of Justice (the "DOJ") to enter into a mediation process regarding an appropriate allocation of responsibility for response costs at the Sites. The Company has also agreed to fund a portion of the costs associated with certain work at the Sites during the mediation process.

     United States of America v. Kaiser Aluminum & Chemical Corporation

     In February 1989, a civil action was filed by the DOJ at the request of the EPA against the Company in the United States District Court for the Eastern District of Washington, Case Number C-89-106-CLQ. The complaint alleged that emissions from certain stacks at the Company's Trentwood facility in Spokane, Washington, intermittently violated the opacity standard contained in the Washington State Implementation Plan ("SIP"), approved by the EPA under the federal Clean Air Act. The complaint sought injunctive relief, including an order that the Company take all necessary action to achieve compliance with the Washington SIP opacity limit and the assessment of civil penalties of not more than $25,000 per day.

     The Company and the EPA, without adjudication of any issue of fact or law, and without any admission of the violations alleged in the underlying complaint, have entered into a Consent Decree, which was approved by a Consent Order entered by the United States District Court for the Eastern District of Washington in January 1996. As approved, the Consent Decree settles the underlying disputes and requires the Company to (i) pay a $.5 million civil penalty (which penalty has been paid), (ii) complete a program of plant improvements and operational changes that began in 1990 at its Trentwood facility, including the installation of an emission control system to capture particulate emissions from certain furnaces, and (iii) achieve and maintain furnace compliance with the opacity standard in the SIP by no later than February 28, 1997. The Company anticipates that capital expenditures for the environmental upgrade of the furnace operation at its Trentwood facility, including the improvements and changes required by the Consent Decree, will be approximately $20.0 million.

     Catellus Development Corporation v. Kaiser Aluminum & Chemical Corporation and James L. Ferry & Son, Inc.

     In January 1991, the City of Richmond, et al. (the "Plaintiffs") filed a Second Amended Complaint for Damages and Declaratory Relief against the United States, Catellus Development Corporation ("Catellus") and other defendants (collectively, the "Defendants") alleging, among other things, that the Defendants caused or allowed hazardous substances, pollutants, contaminants, debris and other solid wastes to be discharged, deposited, disposed of or released on certain property located in Richmond, California (the "Property") formerly owned by Catellus and leased to the Company for the purpose of shipbuilding activities conducted by the Company on behalf of the United States during World War II. The Plaintiffs sought recovery of response costs and natural resource damages under CERCLA. Certain of the Plaintiffs alleged that they had incurred or expect to incur costs and damages of approximately $49.0 million. Catellus subsequently filed a third party complaint (the "Third Party Complaint") against the Company in the United States District Court for the Northern District of California, Case No. C-89-2935 DLJ. Thereafter, the Plaintiffs filed a separate complaint against the Company, Case No. C-92-4176. The Plaintiffs settled their CERCLA and tort claims against the United States for $3.5 million plus thirty-five percent (35%) of future response costs.

     The trial involving this case commenced in March 1995. During the trial, Plaintiffs settled their claims against Catellus in exchange for payment of approximately $3.3 million. Subsequently, on June 2, 1995, the United States District Court for the Northern District of California issued an order on the remaining claims in that action. On December 7, 1995, the District Court issued a final judgment on those claims concluding that the Company is liable for various costs and interest, aggregating approximately $2.2 million, fifty percent (50%) of future costs of cleaning up certain parts of the Property and certain fees and costs associated specifically with the claim by Catellus against the Company. The Company paid the City of Richmond $1.8 million in partial satisfaction of this judgment. In January 1996, Catellus filed a notice of appeal with respect to its indemnity judgment against the Company. The Company has since filed a notice of cross appeal as to the Court's decision adjudicating that the Company is obligated to indemnify Catellus. In February 1996, the Plaintiffs filed motions seeking reimbursement of fees and costs from the Company in the aggregate amount of $2.8 million. On July 8, 1996 the Court issued an order awarding Plaintiffs nominal costs, which amount has been paid. The order also awarded Catellus de minimis costs. Catellus has filed a notice of appeal. On August 12, 1996, the Court issued an order granting the Catellus motion for attorneys' fees in the amount of approximately $.9 million. The Company and Catellus have filed notices of appeal with respect to the attorneys' fees award. Based on the Company's estimate of future costs of cleanup, resolution of the Catellus matter is not expected to have a material adverse effect on the Company's consolidated financial condition, results of operations, or liquidity.

     Waste Inc. Superfund Site

     On December 8, 1995, the EPA issued a unilateral Administrative Order for Remedial Design and Remedial Action under CERCLA to the Company and thirty-one other respondents for remedial design and action at the Waste Inc. Superfund Site at Michigan City, Indiana. This site was operated as a landfill from

1965 to 1982. The Company is alleged to have arranged for the disposal of waste from its formerly-owned plant at Wanatah, Indiana, during the period from 1964 to 1972. In its Record of Decision, the EPA estimated the cost of the work to be performed to have a present value of $15.7 million. The Company's share of the total waste sent to the site is unknown. A consultant retained by a group of PRPs estimated that the Company contributed 2.0% of the waste sent to the site by the forty-one largest contributors. The Company's ultimate exposure will depend on the number of PRPs that participate and the volume of waste properly allocable to the Company. Based on the EPA's cost estimate, the Company believes that its financial exposure for remedial design and remedial action at this site is less than $500,000. The Company has entered into a Participation Agreement with thirteen of the respondents to perform the work required under the Administrative Order.

     Asbestos-related Litigation

     The Company is a defendant in a number of lawsuits, some of which involve claims of multiple persons, in which the plaintiffs allege that certain of their injuries were caused by, among other things, exposure to asbestos during, and as a result of, their employment or association with the Company or exposure to products containing asbestos produced or sold by the Company. The lawsuits generally relate to products the Company has not manufactured for at least 15 years. For a discussion of asbestos-related litigation, see "Management's Discussion and Analysis of Financial Condition and Results of
Operations -- Liquidity and Capital Resources -- Asbestos Contingencies."

  DOJ Proceedings

     On August 24, 1994, the DOJ issued Civil Investigative Demand No. 11356 ("CID No. 11356") requesting information from KAC regarding (i) its production, capacity to produce, and sales of primary aluminum from January 1, 1991, to the date of the response; (ii) any actual or contemplated reduction in its production of primary aluminum during that period; and (iii) any communications with others regarding any actual, contemplated, possible or desired reductions in primary aluminum production by KAC or any of its competitors during that period. KAC's management believes that KAC's actions have at all times been appropriate, and KAC has submitted documents and interrogatory answers to the DOJ responding to CID No. 11356.

     On March 27, 1995, the DOJ issued Civil Investigative Demand No. 12503 ("CID No. 12503"), as part of an industry-wide investigation, requesting information from the Company regarding (i) any actual or contemplated changes in its method of pricing can sheet from January 1, 1994, through March 31, 1995,
(ii) the percentage of aluminum scrap and primary aluminum ingot used by the Company to produce can sheet and the manner in which the Company's cost of acquiring aluminum scrap is factored into its can sheet prices, and (iii) any communications with others regarding any actual or contemplated changes in its method of pricing can sheet from January 1, 1994, through March 31, 1995. Management believes that the Company's actions have at all times been appropriate, and the Company has submitted documents and interrogatory answers to the DOJ responding to CID No. 12503. The Company was recently informed that the DOJ has officially closed its investigation and is returning the documents submitted by the Company.

  Other Proceedings

     Matheson et al v. Kaiser Aluminum Corporation et al.

     On March 19, 1996, a lawsuit was filed against MAXXAM, KAC and KAC's directors challenging and seeking to enjoin a proposed recapitalization of KAC (the "Proposed Recapitalization") and the April 10, 1996, special stockholders meeting at which the Proposed Recapitalization was to be considered. The suit, which is entitled Matheson et al. v. Kaiser Aluminum Corporation et al. (No. 14900) and was filed in the Delaware Court of Chancery, alleges, among other things, breaches of fiduciary duties by certain defendants and that the Proposed Recapitalization violates Delaware law and the certificate of designations for the PRIDES. On April 8, 1996, the Delaware Court of Chancery issued a ruling which preliminarily enjoined KAC from implementing the Proposed Recapitalization. On April 19, 1996, the Delaware Supreme Court granted KAC's motion to consider, on an expedited basis, KAC's appeal of the preliminary injunction and on May 1, 1996, KAC's stockholders approved the Proposed Recapitalization which was not implemented at that time due to the pending appeal. On August 29, 1996, the Delaware Supreme Court upheld the preliminary injunction and remanded the case to the Court of Chancery. On September 24, 1996, the plaintiffs filed a motion to make permanent the temporary injunction issued on April 8, 1996. On September 27, 1996, KAC's Board of Directors adopted a resolution abandoning the Proposed Recapitalization. On October 2, 1996, KAC filed a motion in the Delaware Court of Chancery to dismiss the shareholder litigation relating to the Proposed Recapitalization on the ground of mootness and filed a response to plaintiffs' motion for entry of a permanent injunction. The Court has not ruled on either motion. The decision to abandon the Proposed Recapitalization does not preclude a recapitalization from being proposed to the stockholders of KAC in the future, including a substantially identical recapitalization structure after the redemption or conversion of the PRIDES. See also "Risk Factors -- Controlling Stockholder and Possible Effects; Change of Control" and "Management's Discussion and Analysis of Financial Condition and Results of
Operations -- Liquidity and Capital Resources -- Capital Structure."

     Hammons v. Alcan Aluminum Corp., et al

     On March 5, 1996, a class action complaint was filed against the Company, Alcan Aluminum Corp., Aluminum Company of America, Alumax, Inc., Reynolds Metals Company and the Aluminum Association in the Superior Court of California for the County of Los Angeles, Case No. BC145612. The complaint claims that the defendants conspired, in violation of the California Cartwright Act (Bus. & Prof. Code sec. 16720 & 16750), in conjunction with a Memorandum of Understanding ("MOU") entered into by representatives of Australia, Canada, the European Union, Norway, the Russian Federation and the United States in 1994, to restrict the production of primary aluminum resulting in rises in prices for primary aluminum and aluminum products. The complaint seeks certification of a class consisting of persons who at any time between January 1, 1994, and the date of the complaint purchased aluminum or aluminum products manufactured by one or more of the defendants and estimates damages sustained by the class to be $4.4 billion during the year 1994, before trebling. Plaintiff's counsel has estimated damages to be $4.4 billion per year for each of the two years the MOU was active, which when trebled equals $26.4 billion.

     On April 2, 1996 the case was removed to the United States District Court for the Central District of California. On July 11, 1996, the Court granted summary judgement in favor of the Company and other defendants and dismissed the complaint as to all defendants. On July 18, 1996, the plaintiff filed a notice of appeal to the United States Court of Appeals for the Ninth Circuit.

  Other Matters

     Various other lawsuits and claims are pending against the Company. While uncertainties are inherent in the final outcome of such matters and it is presently impossible to determine the actual costs that ultimately may be incurred, management believes that the resolution of such uncertainties and the incurrence of such costs should not have a material adverse effect on the Company's consolidated financial position, results of operations, or liquidity.

     There can be no assurance that adverse determinations and/or unfavorable settlements with respect to the Company's legal proceedings will not have a material adverse effect on the Company's consolidated financial position, results of operations, or liquidity. See "Risk Factors -- Environmental Matters and Litigation."

                                   MANAGEMENT
EXECUTIVE OFFICERS AND DIRECTORS

     The table below sets forth certain information, as of October 31, 1996, with respect to the executive officers and directors of the Company who perform services for the Company. All officers and directors hold office until their respective successors are elected and qualified or until their earlier resignation or removal.

                      NAME                      POSITIONS AND OFFICES WITH THE COMPANY
        ---------------------------------  ------------------------------------------------
        George T. Haymaker, Jr...........  Chairman of the Board, Chief Executive Officer,
                                             President and Director

        Joseph A. Bonn...................  Vice President, Planning and Administration

        Robert E. Cole...................  Vice President, Government Affairs

        John E. Daniel...................  Vice President, and President of Kaiser Primary
                                             Products

        Jack A. Hockema..................  Vice President, and President of Kaiser Extruded
                                             Products and Kaiser Engineered Components

        Robert W. Irelan.................  Vice President, Public Relations

        John T. La Duc...................  Vice President and Chief Financial Officer

        Alan G. Longmuir.................  Vice President, Research and Development

        Raymond J. Milchovich............  Vice President, and President of Kaiser
                                             Flat-Rolled Products

        Anthony R. Pierno................  Vice President and General Counsel

        Geoffrey W. Smith................  Vice President, and President of Kaiser Alumina
                                             and Kaiser Aluminum Commodities

        Kris S. Vasan....................  Vice President, Financial Risk Management

        Byron L. Wade....................  Vice President, Secretary and Deputy General
                                             Counsel

        Lawrence L. Watts................  Vice President, and President of Kaiser Aluminum
                                             International

        Arthur S. Donaldson..............  Controller

        Karen A. Twitchell...............  Treasurer

        Robert J. Cruikshank.............  Director

        Charles E. Hurwitz...............  Director and Vice Chairman of the Board

        Ezra G. Levin....................  Director

        Robert Marcus....................  Director

        Robert J. Petris.................  Director

     George T. Haymaker, Jr. Mr. Haymaker, age 59, was elected to the positions of Chairman of the Board and Chief Executive Officer of the Company and KAC effective January 1, 1994, and has served as President of the Company and as President of KAC since June 1996 and May 1996, respectively. From May 1993 to December 1993, Mr. Haymaker served as President and Chief Operating Officer of the Company and KAC. Mr. Haymaker became a director of KAC in May 1993, and a director of the Company in June 1993. From 1987 to April 1993, Mr. Haymaker was a partner in a partnership which acquired, redirected and operated small to medium sized companies in the metals industry. Since July 1987, Mr. Haymaker has been a director, and from February 1992 through March 1993 was President of Metalmark Corporation, which is in the business of semi-fabrication of aluminum specialty foils and extrusions. From May 1986 until February 1993, he also served as President of West Coast Sales Corp., which provides management and acquisition services. Mr. Haymaker also served as Chief Executive Officer and a director of Amarlite Architectural Products, Inc. ("Amarlite"), a producer of architectural curtain wall and entrance products, from August 1990 to April 1992 and from April 1989 to February 1993, respectively. He was a director of American Powdered Metals Company, which is engaged in the manufacture of powdered metal components, from August 1988 to March 1993, and Hayken Metals Asia Limited, which represents manufacturers of aluminum and metal products, from January 1988 to April 1993. From 1984 to 1986, Mr. Haymaker served as Executive Vice President -- Aluminum Operations of Alumax Inc., responsible for all primary aluminum and semifabricating activities.

     Joseph A. Bonn. Mr. Bonn, age 53, has been Vice President, Planning and Administration of the Company and KAC since July 1989 and February 1992, respectively. Mr. Bonn has served as a Vice President of the Company since April 1987 and served as Senior Vice President -- Administration of MAXXAM from September 1991 through December 1992. He was also the Company's Director of Strategic Planning from April 1987 until July 1989. From September 1982 to April 1987, Mr. Bonn served as General Manager of various aluminum fabricating divisions.

     Robert E. Cole. Mr. Cole, age 50, has been a Vice President of the Company since March 1981. Since September 1990, Mr. Cole also has served as Vice President -- Federal Government Affairs of MAXXAM, MAXXAM Group Inc. ("MGI"), a wholly owned subsidiary of MAXXAM, and The Pacific Lumber Company ("Pacific Lumber"), an indirect subsidiary of MAXXAM engaged in forest products operations. Mr. Cole is currently Chairman of the United States Auto Parts Advisory Committee established by the United States Congress.

     John E. Daniel. Mr. Daniel, age 61, has been a Vice President of the Company since January 1992, President of Kaiser Primary Products since June 1995, and has been the General Manager of the Company's primary aluminum products business unit since November 1990. From November 1990 to January 1992, he was Divisional Vice President of the Company's primary aluminum products business unit. From December 1989 to November 1990, Mr. Daniel was Reduction Plant Manager of the Company's Tacoma, Washington plant and from July 1986 to December 1989, he was Reduction Plant Manager of the Company's formerly owned Ravenswood, West Virginia plant.

     Jack A. Hockema. Mr. Hockema, age 50, has been a Vice President of the Company, President of Kaiser Extruded Products and President of Kaiser Engineered Components since September 1996. Mr. Hockema had been a consultant to the Company since September 1995, serving as acting President of Kaiser Engineered Components. Mr. Hockema was an employee of the Company from 1977 to 1982, working at the Company's Trentwood facility, and serving as plant manager of its former Union City, California, can plant and as operations manager for Kaiser Extruded Products. Mr. Hockema left the Company to become Vice President and General Manager of Bohn Extruded Products, a division of Gulf+ Western, and later served as Group Vice President of American Brass Specialty Products until June 1992. From June 1992 until September 1996, Mr. Hockema provided consulting and investment advisory services to individuals and companies in the metals industry.

     Robert W. Irelan. Mr. Irelan, age 59, has served the Company as Vice President, Public Relations since February 1988. He has also been Vice President -- Public Relations of MAXXAM, MGI and Pacific Lumber since September 1990. From June 1985 to February 1988, Mr. Irelan served as divisional Vice President -- Corporate Public Relations of the Company, and from 1968 to June 1985 he served the Company and certain affiliated companies in a variety of positions.

     John T. La Duc. Mr. La Duc, age 53, has been Chief Financial Officer of the Company since January 1990 and a Vice President of the Company since June 1989. He was also Treasurer of the Company from June 1995 until February 1996. Mr. La Duc has been Vice President and Chief Financial Officer of KAC since June 1989 and May 1990, respectively, and was Treasurer of KAC from August 1995 until February 1996 and from January 1993 until April 1993. Since September 1990, Mr. La Duc has served as Senior Vice President of MAXXAM. Mr. La Duc also serves as a Vice President and a director of MAXXAM Group Holdings Inc. ("MGHI"), a wholly owned subsidiary of MAXXAM, MGI, Pacific Lumber, and Pacific Lumber's subsidiary, Scotia Pacific Holding Company ("Scotia Pacific"). He previously served as Chief Financial

Officer of MAXXAM and MGI from September 1990 until December 1994 and February 1995, respectively, and of Pacific Lumber from October 1990 and Scotia Pacific from November 1992 until February 1995.

     Alan G. Longmuir. Mr. Longmuir, age 55, has been Vice President -- Research and Development of the Company since June 1995, and previously was Divisional Vice President -- Research and Development of the Company since October 1988. Mr. Longmuir served as the Company's Director of Manufacturing Systems from January 1985 to October 1988. From September 1982 to January 1985 he acted as the Company's Manager -- Automated Systems and Electrical Engineering; and from January 1978 to September 1982 was the Company's Manager -- Metals Automation.

     Raymond J. Milchovich. Mr. Milchovich, age 47, has been a Vice President of the Company and President of Kaiser Flat-Rolled Products since June 1995. From July 1986 to June 1995, Mr. Milchovich served as Divisional Vice President of the Company's flat-rolled products business unit and Works Manager of the Company's Trentwood facility.

     Anthony R. Pierno. Mr. Pierno, age 64, has served as Vice President and General Counsel of the Company and KAC since January 1992. He also serves as Senior Vice President and General Counsel of MAXXAM, positions he has held since February 1989. Mr. Pierno has also served as Vice President and General Counsel of MGI and Pacific Lumber since May 1989, Scotia Pacific since November 1992 and MGHI since November 1996, and as a director of MGHI, MGI and Pacific Lumber since November 1996, January 1994 and November 1993, respectively. Immediately prior to joining MAXXAM, Mr. Pierno served as partner in charge of the business practice group in the Los Angeles office of the law firm of Pillsbury, Madison & Sutro. He has served as the Commissioner of Corporations of the State of California and as Chair of several committees of the State Bar of California. Mr. Pierno is Chairman of the Board of Trustees of Whittier College, and a former member and past Chairman of the Board of Trustees of Marymount College.

     Geoffrey W. Smith. Mr. Smith, age 50, has been a Vice President of the Company since January 1992, President of Kaiser Alumina since June 1995, and President of Kaiser Aluminum Commodities since June 1996. From December 1994 until June 1995, Mr. Smith was General Manager of the Company's alumina business unit. Mr. Smith previously served as Co-General Manager of the Company's alumina business unit from September 1991 through December 1994. From September 1990 to January 1992, Mr. Smith was Divisional Vice President of the Company's alumina business unit. From August 1988 to August 1990, Mr. Smith was Director of Business Development for the alumina business unit, and from 1982 to August 1988, he was Operations/Technical Manager for the Company's Gramercy, Louisiana facility.

     Kris S. Vasan. Mr. Vasan, age 47, has been Vice President, Financial Risk Management, of the Company since June 1995. Mr. Vasan previously served as Treasurer of the Company from April 1993 until June 1995 and as Treasurer of KAC from April 1993 until August 1995. Prior to that, Mr. Vasan served the Company and KAC as Corporate Director of Financial Planning and Analysis from June 1990 until April 1993. From October 1987 until June 1990, he served as Associate Director of Financial Planning and Analysis.

     Byron L. Wade. Mr. Wade, age 49, has served as Vice President and Secretary of the Company and KAC since January 1992, and Deputy General Counsel of the Company and KAC since June and May 1992, respectively. Mr. Wade has also served as Vice President and Deputy General Counsel of MAXXAM since May 1990, and Secretary of MAXXAM since October 1988. He previously served as Assistant Secretary and Assistant General Counsel of MAXXAM from November 1987 to October 1988 and May 1990, respectively. In addition, Mr. Wade has served since May 1993 as a Vice President and Secretary of SHRP General Partner, Inc. ("SHRP"), the current managing general partner of Sam Houston Race Park, Ltd., a Texas limited partnership and subsidiary of MAXXAM which operates a horse racing facility in Texas ("SHRP, Ltd."). Mr. Wade has served as Vice President, Secretary and Deputy General Counsel of Pacific Lumber and Scotia Pacific since June 1990 and November 1992, respectively, and as Vice President, Secretary and Deputy General Counsel of MGI and MGHI since July 1990 and November 1996, respectively. He had previously served since 1983 as Vice President, Secretary and General Counsel of MCO Resources, Inc., a publicly traded oil and gas company, which was majority owned by MAXXAM.

     Lawrence L. Watts. Mr. Watts, age 50, has been a Vice President of the Company since January 1992 and President of Kaiser Aluminum International since June 1995. From April 1994 until June 1995, Mr. Watts was General
Manager -- International Development. Mr. Watts previously served as Co-General Manager of the Company's alumina business unit from September 1991 until December 1994. From June 1989 to January 1992, Mr. Watts was Divisional Vice President, Governmental Affairs and Human Resources, for the alumina business unit, and from July 1988 to June 1989, he was Divisional Vice President, Public Relations and Governmental Relations, for the alumina business unit. From September 1984 to July 1988, Mr. Watts was Manager, Human Resources for the alumina business unit.

     Arthur S. Donaldson. Mr. Donaldson, age 54, became Controller of the Company and KAC effective February 1, 1996. Mr. Donaldson previously served as Assistant Controller of the Company and KAC since September 1992. From January 1985 to September 1992, Mr. Donaldson was Manager of External Reporting for the Company.

     Karen A. Twitchell. Ms. Twitchell, age 41, was elected to the position of Treasurer of the Company and KAC effective February 1, 1996. Prior to joining the Company, Ms. Twitchell was Vice President and Treasurer of Southdown, Inc., a Houston-based company specializing in portland and masonry cement, since April 1994 and Treasurer since 1989.

     Robert J. Cruikshank. Mr. Cruikshank, age 66, has served as a director of the Company and KAC since January 1994. In addition, he has been a director of MAXXAM since May 1993. Mr. Cruikshank was a Senior Partner in the international public accounting firm of Deloitte & Touche from December 1989 until his retirement in March 1993. Prior to its merger with Touche Ross & Co. in December 1989, Mr. Cruikshank served as Managing Partner of Deloitte Haskins & Sells from June 1974 until the merger, and served on the firm's board of directors from 1981 to 1985. Mr. Cruikshank also serves as a director and on the Compensation Committee of Houston Industries Incorporated, a public utility holding company with interests in electric utilities, coal and transportation businesses; a director of Texas Biotechnology Incorporated; a director of American Residential Services; and as Advisory Director of Compass Bank -- Houston.

     Charles E. Hurwitz. Mr. Hurwitz, age 56, was appointed Vice Chairman of the Company in December 1994 and has served as a director of the Company and KAC since November and October 1988, respectively. Mr. Hurwitz has also served as a member of the Board of Directors and the Executive Committee of MAXXAM since August 1978 and was elected Chairman of the Board and Chief Executive Officer of MAXXAM in March 1980. Since May 1982, Mr. Hurwitz has been Chairman of the Board and Chief Executive Officer of MGI. Since January 1993, Mr. Hurwitz has also served MAXXAM and MGI as President. From May 1986 until February 1993, Mr. Hurwitz served as a director of Pacific Lumber. Mr. Hurwitz has also been, since its formation in November 1996, Chairman of the Board, President and Chief Executive Officer of MGHI. Mr. Hurwitz has been, since January 1974, Chairman of the Board and Chief Executive Officer of Federated, a New York business trust primarily engaged in the management of real estate investments. Mr. Hurwitz has also served SHRP as a director since May 1993, Chairman of the Board since October 1995, and President from May 1993 until April 1996.

     Ezra G. Levin. Mr. Levin, age 62, has been a director of the Company since November 1988, a director of KAC since July 1991, and a director of MAXXAM since May 1978. Mr. Levin also served as a director of KAC from April 1988 to May 1990, and as a director of MGI from May 1982 through December 1993. Mr. Levin is a partner in the law firm of Kramer, Levin, Naftalis & Frankel. He also serves as a director of Pacific Lumber, Scotia Pacific and United Mizrahi Bank and Trust Company.

     Robert Marcus. Mr. Marcus, age 71, has been a director of the Company and KAC since September 1991. From 1987 to January 1992, Mr. Marcus was a partner in American Industrial Partners, a San Francisco and New York based firm specializing in private equity investments in industrial companies. From 1983 to 1991, Mr. Marcus was a director of Domtar Inc., a Canadian resource-based multi-business corporation. From 1982 to 1987, Mr. Marcus served as President and Chief Executive Officer of Alumax Inc., an integrated aluminum company.

     Robert J. Petris. Mr. Petris, age 71, has been a director of the Company since June 1995 and of KAC since May 1995. He became Special Assistant to the International President of the USWA in June 1995. Since 1977, Mr. Petris has been a member of the International Union Executive Board and Director of District 38, where he has been exposed to a wide range of issues and problems in the aluminum, steel, container and non-ferrous metals industries. Mr. Petris plans to retire from the USWA this year.

THE BOARD OF DIRECTORS AND ITS COMMITTEES

     The Board of Directors of the Company has four standing committees, consisting of Executive, Audit, Compensation Policy, and Section 162(m) Compensation Committees.

     The Executive Committee, which currently consists of two members, meets on call and has authority to act on most matters during the intervals between meetings of the entire Board of Directors. Its current members are Messrs. Hurwitz (Chairman) and Haymaker.

     The Audit Committee presently consists of Messrs. Levin, Marcus (Chairman) and Petris. The Audit Committee meets with appropriate Company financial and legal personnel, internal auditors and independent public accountants and reviews the internal controls of the Company and the objectivity of its financial reporting. This Committee recommends to the Board the appointment of the independent public accountants to serve as auditors in examining the corporate accounts of the Company. The independent public accountants periodically meet privately with the Audit Committee and have access to the Audit Committee at any time.

     The Compensation Policy Committee administers and establishes overall compensation policies (except those related to Section 162(m) plans), reviews and advises management, makes recommendations to the Board, and reviews and approves proposals regarding the establishment or change of benefit plans, salaries or compensation afforded the executive officers and other employees of the Company. Messrs. Cruikshank, Levin (Chairman) and Marcus currently serve as members of this Committee.

     The Section 162(m) Compensation Committee administers the Company's Section 162(m) plans, makes recommendations to the Board, and reviews and approves proposals regarding those plans. Messrs. Cruikshank and Marcus (Chairman) currently serve as members of this Committee.

     The Board of Directors of the Company does not have a standing nominating committee nor does it have any committee performing a similar function.

DIRECTOR COMPENSATION

     Directors who were not employees of the Company or KAC, received a base fee of $30,000 for the 1995 calendar year. Non-employee directors of the Company who were also non-employee directors of MAXXAM, received director or committee fees for serving as a director of the Company and/or KAC in addition to the fees received from MAXXAM. In addition to the compensation payable as a director for 1995, the Chairman of each of the Executive, Audit and Compensation Committees was paid a fee of $3,000 per year for services as Chairman of such committee. All members of such committees received a fee of $1,500 per day per committee meeting held in person on a date other than a Board meeting date and $500 per formal telephone committee meeting. In respect of 1995, Messrs. Cruikshank, Levin, Marcus and Petris received an aggregate $32,500, $35,500, $40,856 and $22,209, respectively, in such director and committee fees from the Company and KAC.

     Subject to the approval of the Chairman of the Board, directors may also be paid additional ad hoc fees for extraordinary services in the amount of $750 per half day or $1,500 per day for such services. No such extraordinary services were performed during 1995. Directors are reimbursed for travel and other disbursements relating to Board and committee meetings. Fees to directors who are also employees of the Company, KAC or MAXXAM are deemed to be included in their salary. Directors of the Company were also directors of KAC and received the foregoing compensation for acting in both capacities.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following tables contain information as of October 31, 1996 with respect to persons known to the Company to be the beneficial owners of more than 5% of the Company's common stock, Cumulative (1985 Series A) Preference Stock and Cumulative (1985 Series B) Preference Stock. For the purposes of these disclosures and the disclosure of ownership of shares by officers and directors below, shares are considered to be "beneficially" owned if the person has or shares the power to vote or direct the voting for the securities, the power to dispose of or direct the disposition of the securities, or the right to acquire beneficial ownership within 60 days.

  Ownership of Certain Beneficial Owners-Common Stock

                      NAME AND ADDRESS OF                     AMOUNT AND NATURE OF    PERCENT OF
                       BENEFICIAL OWNER                       BENEFICIAL OWNERSHIP     CLASS(1)
    -------------------------------------------------------   --------------------    ----------
    Kaiser Aluminum Corporation                                 46,171,365 shares         100%
      5847 San Felipe, Suite 2600
      Houston, Texas 77057

  Ownership of Certain Beneficial Owners-Cumulative (1985 Series A) Preference Stock

                      NAME AND ADDRESS OF                     AMOUNT AND NATURE OF    PERCENT OF
                       BENEFICIAL OWNER                       BENEFICIAL OWNERSHIP     CLASS(1)
    -------------------------------------------------------   --------------------    ----------
    Kaiser Aluminum USWA                                           500,132 shares        89.8%
      Employee Stock Ownership Plan(2)
      c/o Mellon Bank, N.A.
      Pittsburgh, Pennsylvania

  Ownership of Certain Beneficial Owners-Cumulative (1985 Series B) Preference Stock

                      NAME AND ADDRESS OF                     AMOUNT AND NATURE OF    PERCENT OF
                       BENEFICIAL OWNER                       BENEFICIAL OWNERSHIP     CLASS(1)
    -------------------------------------------------------   --------------------    ----------
    Kaiser Aluminum Salaried                                        37,530 shares        48.0%
      Employee Stock Ownership Plan(2)
      c/o Mellon Bank, N.A.
      Pittsburgh, Pennsylvania

  Ownership of Management-Cumulative (1985 Series B) Preference Stock

                      NAME AND ADDRESS OF                     AMOUNT AND NATURE OF    PERCENT OF
                       BENEFICIAL OWNER                       BENEFICIAL OWNERSHIP     CLASS(1)
    -------------------------------------------------------   --------------------    ----------
    All directors and officers of the Company                      47.6208 shares           *

---------------

 *  Less than 1%

(1) The "Percent of Class" is computed using the shares outstanding on October 31, 1996.

(2) Individual participants in the Kaiser Aluminum Salaried Employee Stock Ownership Plan may direct the Plan's Trustee how to vote their shares; undirected shares are voted by the Trustee in the same proportion as shares voted upon participant direction.

  Ownership of KAC and MAXXAM

     As of October 31, 1996, MAXXAM owned approximately 62% of the issued and outstanding capital stock of KAC on a fully diluted basis.

     The following table sets forth, as of December 20, 1996, the beneficial ownership of the common stock and Class A $.05 Non-Cumulative Participating Convertible Preferred Stock ("Class A Preferred Stock") of MAXXAM by the directors of the Company, and by the Company's directors and executive officers as a group:

                                                                                               PERCENT
                                                                                                  OF
                                                                                               COMBINED
         NAME OF                                          NUMBER OF                 PERCENT     VOTING
     BENEFICIAL OWNER             TITLE OF CLASS          SHARES(1)                 OF CLASS   POWER(2)
--------------------------  --------------------------  --------------              --------   --------
Charles E. Hurwitz........  Common Stock                 2,733,542(3)(4)(5)          31.3%       61.2
                            Class A Preferred Stock        684,941(4)(5)(6)(7)       99.1

Ezra G. Levin.............  Common Stock                     1,325(4)(5)(8)           *           *

Robert J. Cruikshank......  Common Stock                     1,325(8)                 *           *

All directors and
  executive officers of
  the Company as a group
  (21 persons)............  Common Stock                 2,746,951(9)                31.4        61.3
                            Class A Preferred Stock        684,941(7)                99.1

---------------

 *  Less than 1%.

(1) Unless otherwise indicated, beneficial owners have sole voting and investment power with respect to the shares listed. Includes the number of shares (i) such persons would have received on, or within 60 days of, December 20, 1996, if any, for their exercisable stock appreciation rights ("SARs") (excluding SARs payable in cash only) if such rights had been paid solely in shares of MAXXAM common stock, and (ii) of MAXXAM common stock credited to such person's stock fund account under MAXXAM's 401(k) savings plan as of September 30, 1996.

(2) MAXXAM Class A Preferred Stock is generally entitled to ten votes per share.

(3) Includes 1,669,451 shares of MAXXAM common stock owned by Federated Development Inc. ("FDI"), a wholly owned subsidiary of Federated Development Company, as to which Mr. Hurwitz possesses voting and investment power. Federated Development Company ("Federated") is a New York business trust primarily engaged in the management of real estate investments and which is wholly owned by Mr. Hurwitz, members of his immediate family, and trusts for the benefit thereof. Mr. Hurwitz serves as a trustee of Federated. Also includes (a) 20,892 shares of MAXXAM common stock separately owned by Mr. Hurwitz's spouse and as to which Mr. Hurwitz disclaims beneficial ownership,
    (b) 46,500 shares of MAXXAM common stock owned by a limited partnership controlled by Mr. Hurwitz and his spouse, 23,250 of which shares were separately owned by Mr. Hurwitz's spouse prior to their transfer to such limited partnership and as to which Mr. Hurwitz disclaims beneficial ownership, (c) 119,832 shares of MAXXAM common stock owned by the 1992 Hurwitz Investment Partnership, L.P., of which 59,916 shares are owned by Mr. Hurwitz's spouse as separate property and as to which Mr. Hurwitz disclaims beneficial ownership, (d) 805,692 shares of MAXXAM common stock held directly, and (e) 71,175 shares of MAXXAM common stock that FDI may acquire in exchange for 7% Cumulative Exchangeable Preferred Stock of MCO Properties Inc., a wholly owned subsidiary of MAXXAM.

(4) In addition, Federated, Messrs. Hurwitz and Levin, and Mr. James H. Paulin, Jr., Secretary and Treasurer of Federated, may be deemed a "group" (the "Stockholder Group") within the meaning of Section 13(d) of the Securities Exchange Act of 1934, as amended. As of December 20, 1996, in the aggregate, the Stockholder Group beneficially owned 2,735,219 shares of MAXXAM common stock and 685,074 shares of Class A Preferred Stock, aggregating approximately 61.3% of the total voting power of MAXXAM. By reason of the foregoing and their relationship with the members of the Stockholder

    Group, Messrs. Hurwitz and Levin may be deemed to possess shared voting and investment power with respect to the shares held by the Stockholder Group.

(5) Does not include shares owned by other members of the Stockholder Group.

(6) Includes (a) 661,377 shares owned by FDI, (b) options exercisable on, or within 60 days of, December 20, 1996, to acquire 22,500 shares, and (c) 1,064 shares owned directly.

(7) Includes options exercisable on, or within 60 days of, December 20, 1996, to acquire 22,500 shares of Class A Preferred Stock.

(8) Includes options exercisable on, or within 60 days of, December 20, 1996, to acquire 325 shares of MAXXAM common stock.

(9) Includes (a) 9,717 shares of MAXXAM common stock, which is the number of shares certain officers would have received on December 20, 1996 for SARs pertaining to 39,000 shares of MAXXAM common stock, if the exercise of such SARs had been paid solely in shares of MAXXAM common stock, and (b) options to purchase 650 shares of MAXXAM common stock, both of which are exercisable on, or within 60 days of, December 20, 1996.

     At December 20, 1996, 27,938,250 shares of KAC Common Stock owned by MAXXAM were pledged as security for two debt issues of MGI consisting of $100.0 million aggregate principal amount of 11 1/4% Senior Secured Notes due 2003 and $125.7 million aggregate principal amount of 12 1/4% Senior Discount Notes due 2003 (the "MGI Debt"). On December 18, 1996, MAXXAM announced that its newly-formed wholly-owned subsidiary, MAXXAM Group Holdings Inc. ("MGHI"), priced its Rule 144A offering of $130.0 million principal amount of 12% Senior Secured Notes due 2003 (the "Senior Secured Notes"). MGHI closed this offering on December 23, 1996. Concurrently with the consummation of the offering, MAXXAM transfered to MGHI 27,938,250 shares of KAC Common Stock (the "KAC Shares"), which KAC Shares are pledged to secure the MGI Debt. If any KAC Shares are released as security for such MGI Debt by reason of early retirement of such indebtedness (other than by reason of a refinancing of such indebtedness), MGHI will pledge up to 16,055,000 of the KAC Shares as security for the Senior Secured Notes. The Senior Secured Notes are guaranteed on a senior unsecured basis by MAXXAM. The Senior Secured Notes will not be registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

EXECUTIVE COMPENSATION

  Incentive Compensation Programs

     Compensation components -- Total Compensation for Company executives is made up of a combination of base salary, short and long-term incentive targets, employee benefits and executive perquisites.

     Incentive Compensation -- In 1995, the Company adopted the Kaiser 1995 Executive Incentive Compensation Program (the "Executive Program") and the Kaiser 1995 Employee Incentive Compensation Program (the "Employee Program"). The Executive and Employee Programs (collectively, the "Incentive Programs") (i) provide annual incentives based on yearly performance, and long-term incentives based on three-year performance; (ii) structure a major portion of each participant's total compensation to be at-risk and performance-based; (iii) provide incentive toward the achievement of excellent safety practices; and (iv) promote individual and group contributions that add value to the Company. The Incentive Programs also reward aggressive and accurate planning.

     Methodology of Incentive Programs -- Target incentives under the Incentive Programs are set at the beginning of each annual or long-term performance period. The target incentives are established based on a combination of market survey data, internal force-ranking and assessment of position responsibilities. The annual and long-term components of the target incentives are based on achievement of goals or financial accomplishments. The performance goals are set so that at the end of each performance period the target incentives can be valued at zero to three times their value, depending on financial performance, for purposes of determining actual awards to be paid to each participant.

     Each year a new three-year performance period is established. Annual incentive payments are made in cash after the announcement of the financial results of the Company for the prior fiscal year for which the performance goals were set. Payments for the long-term incentive component of the Incentive Programs will be made 43% in cash and 57% in shares of KAC Common Stock and are expected to be paid in two installments, one-half during the year following the end of the three-year period and one-half during the second year following the end of the three-year period. In each case, however, such payments are conditioned on the continued employment of the participant. As a result, if a participant voluntarily terminates his or her employment for any reason other than death, disability or retirement, any unmade payments are forfeited. Any stock-related awards granted pursuant to the Incentive Programs are intended to be issued under the 1993 Omnibus Plan.

     Executive Program -- The participants in the Executive Program are currently limited to the Chief Executive Officer ("CEO"), the Chief Financial Officer ("CFO") and the Chief Administrative Officer ("CAO"). The Executive Program is currently administered by the Compensation Committee. When incentive awards are determined at the end of each performance period, an additional amount equal to 30% of incentive targets based on achievement of goals or other accomplishments not reflected in the return on assets, is added to the incentive payment amount. While the Compensation Committee cannot increase the incentive payment, it may decrease the incentive payment by an amount in the range of 1% to 60% of the target incentive.

     Employee Program -- Participants in the Employee Program include the Company's executive officers named in the Summary Compensation Table (other than the CEO, CFO and CAO), certain other executive officers, managers and other key employees of the Company. Twenty percent of the target incentive for both the annual and long-term component for all participants for each business unit or participant group is deducted from the tentative award, pooled and then allocated to participants in such group by the business unit or participant group manager based on the individual accomplishments and contributions of each individual, subject to the limitation that no participant may receive more than 40% of the participant's target incentive. A participant's award may be increased or decreased by 1% to 10% of the participant's target incentive based on safety or group achievements during the performance period. The Employee Program is administered by the Company's corporate human resources department.

  The 1993 Omnibus Plan

     In 1993, the Board of Directors adopted and the stockholders of both the Company and KAC approved the 1993 Omnibus Plan. The 1993 Omnibus Plan is the Company's first stock-based incentive plan since the Company's 1979 Stock Option Plan, which expired on December 31, 1988, and is jointly sponsored by the Company and KAC. The 1993 Omnibus Plan is utilized to provide those persons who have substantial responsibility for management and growth of the Company with an opportunity to increase their ownership of KAC Common Stock, stock options or related types of benefits. In addition, the 1993 Omnibus Plan is intended to be used to issue KAC Common Stock in connection with awards under the long-term incentive component of the Incentive Programs.

     The description of the Plan herein is qualified in its entirety by the provisions of the Plan, a copy of which has been filed with the Commission.

     General Provisions -- The 1993 Omnibus Plan is administered by the Compensation Committee. It is the intention of the Board of Directors that the 1993 Omnibus Plan be formulated, adopted and administered in a manner which allows for transactions under it to be exempt employee benefit transactions under Rule 16b-3 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Accordingly, no person shall serve on the Compensation Committee who has received any grant or award under the 1993 Omnibus Plan within one year prior to his or her appointment nor shall any person receive a grant or award under the 1993 Omnibus Plan while a member of the Compensation Committee. The Compensation Committee may select participants for awards under the 1993 Omnibus Plan, from among those employees of the Company recommended by the CEO who are, in the opinion of the Compensation Committee, key employees in a position to contribute materially to the Company's continued growth and development and to its long-term success.

     The Compensation Committee has discretion to make awards under the 1993 Omnibus Plan. In making awards, the Compensation Committee has flexibility in choosing from a variety of stock-based incentive alternatives. The 1993 Omnibus Plan allows for the grant of incentive stock options ("ISOs"), nonstatutory stock options, SARs, performance units, performance shares, restricted stock and unrestricted stock; however, it is not contemplated that any participant will receive awards from all categories available under the 1993 Omnibus Plan. Up to 2,500,000 shares of KAC Common Stock are reserved for awards or for payment of rights granted under the Plan (subject to adjustment in the event of certain changes in the capitalization of KAC). Payments under the 1993 Omnibus Plan for other than direct awards of stock may be made in cash, in stock or partly in each, at the discretion of the Compensation Committee. If any award terminates or lapses prior to the expiration or earlier termination of the 1993 Omnibus Plan, the shares of KAC Common Stock subject to the award will be available again for award under the 1993 Omnibus Plan (except in the case of a stock option as to which a related SAR has been exercised).

     The 1993 Omnibus Plan became effective as of December 1992 and will expire on December 31, 2002. Awards made under the 1993 Omnibus Plan prior to its termination shall remain in effect until they shall have been exercised, satisfied or terminated as set forth in the 1993 Omnibus Plan. The Board of Directors may suspend or terminate the 1993 Omnibus Plan at any time prior to its expiration. Any amendment increasing the aggregate number of shares of stock which may be issued pursuant to ISOs or making certain other material changes shall require stockholder approval. However, no plan amendment may adversely impact a previously granted award made under the 1993 Omnibus Plan without consent of the grantee.

     Awards under the 1993 Omnibus Plan (other than direct grants of stock or stock obtained as payment through exercise of a Plan award) may not be transferred except by will or the laws of descent and distribution. Stock obtained under the 1993 Omnibus Plan may be subject to restrictions and recipients will be subject to reporting and disposition restrictions under
Section 16 of the Exchange Act and related insider trading laws.

     Stock Options -- The Compensation Committee may grant options to purchase shares of KAC Common Stock. Such options may be nonstatutory or nonqualified stock options and ISOs pursuant to Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

     The option price for any option may not be less than the par value of KAC Common Stock and ISOs granted under the 1993 Omnibus Plan may not utilize an exercise price which is less than the fair market value of KAC Common Stock on the date of the grant. The option price may be paid in cash, in previously acquired KAC Common Stock held for at least six (6) months and with a fair market value on the date of exercise equal to the option price, or by a combination of cash and KAC Common Stock. The Compensation Committee may also approve other forms of payment. Options may not be exercised sooner than one year or more than ten years from the date of grant.

     Stock Appreciation Rights -- The Compensation Committee may grant stock appreciation rights in conjunction with, or apart from, stock options. An SAR entitles the grantee to receive a payment from KAC equal to the excess of the fair market value of a share of KAC Common Stock at the date of exercise over a specified price fixed by the Compensation Committee. The Compensation Committee may establish a maximum appreciation value when granting SARs. Payment for SARs may be made in cash, KAC Common Stock, or a combination of both, at the discretion of the Committee. SARs may not be exercised sooner than one year or more than ten years from the date of grant.

     Restricted Stock -- The Compensation Committee may grant shares of restricted KAC Common Stock under the 1993 Omnibus Plan. The Committee may make the grant of restricted stock subject to various conditions including the participant remaining employed by the Company for a number of years. Participants holding shares of restricted stock may exercise full voting rights with respect to those shares but shall not be entitled to receive dividends and other distributions paid, if any, with respect to those shares during the period of restriction. A holder of restricted stock may not sell or otherwise transfer the KAC Common Stock until the restrictions have lapsed or have been removed.

     Performance Units and Performance Shares -- The Compensation Committee may grant performance units and performance shares under the 1993 Omnibus Plan. In such event, the Compensation Committee will establish a performance period over which corporate, business unit, or individual performance goals set by the Compensation Committee will be measured. At the end of the performance period, the performance units or performance shares will be paid out at their initial established values, increased or decreased, as the case may be, based upon performance above or below target levels. Payment may be made in cash, KAC Common Stock or a combination thereof as determined by the Compensation Committee. Payment may be made in a lump sum or in installments at the Compensation Committee's discretion. In the event payment is deferred, interest or dividend equivalents may be paid to participants.

     Unrestricted Stock -- Unrestricted shares of KAC Common Stock also may be awarded under the 1993 Omnibus Plan as well as upon the exercise of stock options, in connection with distributions due on the exercise of stock appreciation rights or as payment on performance units or performance shares.

     Rights to Grants Upon Termination of Employment -- In the event a participant's employment is terminated by reason of death, disability, or retirement, vested options or other vested rights under the 1993 Omnibus Plan may be exercised within twelve months of termination (three years in the event of retirement), or the remaining term of the option or right, whichever is shorter. If employment is terminated for any other reason, options or rights may be exercised for three months, or the remaining term of the option or right, whichever is shorter, except that participants who are terminated for cause immediately forfeit all exercise rights. In the event a participant dies, becomes disabled or retires after having reached normal retirement age for pension purposes, a portion of such person's granted shares of restricted stock will become free of restrictions, and a portion of such person's granted stock options, SARs, performance units or performance shares shall vest. Such portion shall be equal to the number of shares subject to such grants multiplied by the number of full months elapsed between the date of grant and the date of death, disability or retirement, divided by the number of full months of the period for which such grants were to have been restricted or to have remained unvested. The remaining portion of such grants shall be forfeited. In the event of retirement before normal retirement age, all such grants shall continue to be subject to their respective conditions, vesting schedules and restrictions, including any requiring continued employment. In the event a participant's employment is terminated involuntarily, other than for cause, the Compensation Committee may, in its discretion, waive any applicable forfeiture, vesting requirements or restrictions as it deems appropriate.

  Summary Compensation Table

     The following table sets forth compensation information, cash and non-cash, for each of the Company's last three completed fiscal years with respect to the CEO and the four most highly compensated executive officers of the Company (collectively referred to as the "named executive officers") for the fiscal year ended December 31, 1995:

                                                                                  LONG-TERM COMPENSATION
                                                                          --------------------------------------
                                        ANNUAL COMPENSATION                       AWARDS               PAYOUTS
                               --------------------------------------     -----------------------     ----------
                                                             (E)             (F)
                                                            OTHER         RESTRICTED       (G)           (H)             (I)
         (A)                      (C)         (D)           ANNUAL          STOCK        OPTIONS/        LTIP         ALL OTHER
       NAME AND          (B)    SALARY       BONUS       COMPENSATION      AWARD(S)        SARS        PAYOUTS       COMPENSATION
  PRINCIPAL POSITION    YEAR      ($)         ($)           ($)(1)           ($)           (#)           ($)             ($)
----------------------  -----  ---------    --------     ------------     ----------     --------     ----------     ------------
George T. Haymaker,     1995    $465,000    $225,000          --             -0-             -0-         -0-             23,250(2)
 Jr.,                   1994     450,000     100,000          --             -0-          26,700         -0-              2,079(3)
 Chairman, CEO and      1993     291,072         -0-          --             -0-         100,000         -0-             40,443(3)
 President

John T. La Duc,         1995     248,333     130,000(4)       --             -0- (5)         -0-         -0-             12,417(2)
 Vice President and     1994     240,000     103,000(4)       --             -0-           9,200         -0-              4,800(2)
   CFO                  1993     240,000     100,000(4)       --             -0-             -0-         -0-              4,872(2)

Joseph A. Bonn,         1995     224,633      75,000          --             -0- (5)         -0-         -0-             11,232(2)
 Vice President,        1994     216,300      27,000          --             -0-           8,500         -0-              4,326(2)
   Planning             1993     216,300         -0-          --             -0-             -0-         -0-              4,326(2)
 and Administration

John E. Daniel,         1995     191,669     152,000          --             -0-             -0-         -0-              9,583(2)
 Vice President and     1994     170,004      24,000          --             -0-           7,300         -0-              3,590(2)
   President            1993     159,000         -0-          --             -0-          21,800         -0-              3,180(2)
 Kaiser Primary
   Products

Lawrence L. Watts,      1995     211,171     105,000          --             -0- (5)         -0-         -0-             10,559(2)
 Vice President and     1994     172,004      26,000          --             -0-           7,100         -0-              3,440(2)
   President            1993     154,000         -0-          --             -0-          21,100         -0-              3,080(2)
 Kaiser Aluminum
 International

---------------

 (1) Excludes perquisites and other personal benefits because the aggregate amount of such compensation is the lesser of either $50,000 or 10% of the total of annual salary and bonus reported for the named executive officer.

 (2) Includes contributions by the Company of $12,417, $4,800 and $4,872 for Mr. La Duc; $11,232, $4,326 and $4,326 for Mr. Bonn; $9,583, $3,590 and $3,180
     for Mr. Daniel; and $10,559, $3,440, and $3,080 for Mr. Watts, under the Kaiser Savings Plan (as defined below) for 1995, 1994 and 1993, respectively, and $23,250, for 1995 to Mr. Haymaker.

 (3) Includes moving related items of $2,079 and $40,443 for Mr. Haymaker in 1994 and 1993, respectively.

 (4) Includes $50,000 (to be paid over a two-year period), $75,000 (to be paid over a three-year period) and $100,000 (to be paid over a four-year period), awarded for 1995, 1994 and 1993, respectively, for which the Company will be reimbursed by MAXXAM.

 (5) As of December 31, 1995, Messrs. Bonn, La Duc and Watts owned 47,437, 47,437 and 38,462 shares, respectively, of restricted Common Stock of KAC valued at approximately $622,611, $622,611 and $504,814, respectively, based on the closing price of $13.125 per share. Restrictions on such shares will be lifted on December 2, 1996 for each of Messrs. Bonn and La Duc and on May 24, 1996, May 24, 1997 and May 24, 1998 for 12,820, 12,821
     and 12,821 shares, respectively, for Mr. Watts. No dividends will be paid on these shares to Messrs. Bonn, La Duc or Watts during the period of restriction. No other named executive officer held restricted stock of KAC or the Company at fiscal year end 1995.

  Option/SAR Grants

     No options to purchase Common Stock or SARs were granted by the Company or by KAC with respect to KAC Common Stock or SARs in fiscal year 1995.

  Option/SAR Exercises and Fiscal Year End Value Table

     The table below provides information on an aggregated basis concerning each exercise of stock options (or tandem SARs) and freestanding SARs during the fiscal year ended December 31, 1995 by each of the named executive officers, and the 1995 fiscal year-end value of unexercised options and SARs.

                                                                      (D)                           (E)
                                                             NUMBER OF UNEXERCISED          VALUE OF UNEXERCISED
                               (B)                               OPTIONS/SARS            IN-THE-MONEY OPTIONS/SARS
                              SHARES           (C)              AT YEAR END(#)             AT FISCAL YEAR-END($)
           (A)             ACQUIRED ON        VALUE       ---------------------------   ----------------------------
          NAME            EXERCISE(#)(1)   REALIZED($)    EXERCISABLE   UNEXERCISABLE   EXERCISABLE    UNEXERCISABLE
------------------------- --------------   -----------    -----------   -------------   -----------    -------------
George T. Haymaker, Jr. .     40,000          500,000(2)     6,675          80,025          2,503(2)      360,009(3)
Joseph A. Bonn...........         --               --        2,125           6,375            797(2)        2,391(4)
John T. La Duc...........         --               --        2,300           6,900            863(3)        2,588(3)
                                  --               --        6,000           4,000         43,500(4)       29,000(4)
John E. Daniel...........      8,720           78,480(3)     1,825          18,555            684(3)       78,898(3)
Lawrence L. Watts........      8,440           75,433(2)     1,775          17,985            666(3)       76,374(3)

---------------

(1) If no shares received, the number reflected, if any, represents the number of securities with respect to which options/SARs were exercised.

(2) Valued at the closing price of KAC's Common Stock on the date of exercise, less exercise price.

(3) Valued at $13.125, the closing price of KAC's Common Stock on December 29, 1995, less exercise price.

(4) Valued at $35.25, the closing price of MAXXAM's common stock on December 29, 1995, less exercise price.

     Except as set forth below, the SARs relating to MAXXAM common stock set forth in the above table for Mr. La Duc were granted under MAXXAM's 1984 Phantom Share Plan (the "MAXXAM Phantom Plan"). Certain of such SARs under the MAXXAM Phantom Plan are exercisable for cash only and certain are exercisable for cash, MAXXAM common stock or a combination thereof at the discretion of MAXXAM's Board of Directors. All such SARs under the MAXXAM Phantom Plan vest with respect to 20% on the first anniversary date of the grant and an additional 20% on each anniversary date thereafter until fully vested.

  Kaiser Retirement Plan

     The Company maintains a qualified, defined-benefit Retirement Plan (the "Kaiser Retirement Plan") for salaried employees of the Company and co-sponsoring subsidiaries who meet certain eligibility requirements. The table below shows estimated annual retirement benefits payable under the terms of the Kaiser Retirement Plan to participants with the indicated years of credited service. These benefits are reflected without reduction for the limitations imposed by the Code, on qualified plans and before adjustment for the Social Security offset, thereby reflecting aggregate benefits to be received, subject to Social Security offsets, under the Kaiser Retirement Plan and the Kaiser Supplemental Benefits Plan (as defined below).

                                                        YEARS OF SERVICE
              ANNUAL              -------------------------------------------------------------
           REMUNERATION              15           20           25           30           35
         ---------------          ---------    ---------    ---------    ---------    ---------
    $150,000..................    $  33,750    $  45,000    $  56,250    $  67,500    $  78,750
     200,000..................       45,000       60,000       75,000       90,000      105,000
     250,000..................       56,250       75,000       93,750      112,500      131,250
     350,000..................       78,750      105,000      131,250      157,500      183,500
     450,000..................      101,250      135,000      168,750      202,500      236,250
     550,000..................      123,750      165,000      206,250      247,500      288,750
     650,000..................      146,250      195,000      243,750      292,500      341,250
     750,000..................      168,750      225,000      281,750      337,500      393,750
     850,000..................      191,250      255,000      318,750      382,500      446,250

The estimated annual retirement benefits shown are based upon the assumptions that current Kaiser Retirement Plan and Kaiser Supplemental Benefits Plan provisions remain in effect, that the participant retires at age 65, and that the retiree receives payments based on a straight life annuity for his lifetime. Messrs. Haymaker, La Duc, Bonn, Daniel and Watts had 2.7, 26.3, 28.5, 38.5 and 20 years of credited service, respectively, on December 31, 1995. Monthly retirement benefits, except for certain minimum benefits, are determined by multiplying years of credited service (not in excess of 40) by the difference between 1.50% of average monthly compensation for the highest base period (of 36, 48 or 60 consecutive months, depending upon compensation level) in the last 10 years of employment and 1.25% of monthly primary Social Security benefits. Pension compensation covered by the Kaiser Retirement Plan and the Kaiser Supplemental Benefits Plan consists of salary and bonus amounts set forth in the Summary Compensation Table (column (c) plus column (d) thereof).

     Participants are entitled to retire and receive pension benefits, unreduced for age, upon reaching age 62 or after 30 years of credited service. Full early pension benefits (without adjustment for Social Security offset prior to age 62) are payable to participants who are at least 55 years of age and have completed 10 or more years of pension service (of whose age and years of pension service total 70) and who have been terminated by the Company or an affiliate for reasons of job elimination or partial disability. Participants electing to retire prior to age 62 who are at least 55 years of age and have completed 10 or more years of pension service (or whose age and years of pension service total at least 70) may receive pension benefits, unreduced for age, payable at age 62 or reduced benefits payable earlier. Participants who terminate their employment after five years or more of pension service, or after age 55 but prior to age 62, are entitled to pension benefits, unreduced for age, commending at age 62 or, if they have completed 10 or more years of pension service, actuarially reduced benefits payable earlier. For participants with five or more years of pension service or who have reached age 55 and who die, the Kaiser Retirement Plan provides a pension to their eligible surviving spouses. Upon retirement, participants may elect among several payment alternatives including, for most types of retirement, a lump-sum payment.

     Kaiser Supplemental Benefits Plan

     The Company maintains an unfunded, non-qualified Supplemental Benefits Plan (the "Kaiser Supplemental Benefits Plan"), the purpose of which is to restore benefits which would otherwise be paid from the Kaiser Retirement Plan or the Supplemental Savings and Retirement Plan, a qualified Section 401(k) plan (the "Kaiser Savings Plan"), were it not for the limitations imposed by the Internal Revenue Code. Participation in the Kaiser Supplemental Benefits Plan includes all employees of the Company and its subsidiaries whose benefits under the Kaiser Retirement Plan and Kaiser Savings Plan are likely to exceed the maximum dollar limitations imposed by the Internal Revenue Code. Eligible participants are entitled to receive the equivalent of the Kaiser Retirement Plan and Kaiser Savings Plan benefits which they may be prevented from receiving under those plans because of Internal Revenue Code limitations.

Kaiser Termination Payment Policy

     Most full-time salaried employees of the Company are eligible for benefits under an unfunded termination policy if their employment is involuntarily terminated, subject to a number of exclusions. The policy provides for lump sum payments after termination ranging from one-half month's salary for less than one year of service graduating to eight months' salary for 30 or more years of service. The amounts payable to Messrs. La Duc, Bonn, Daniel and Watts under the policy if they had been involuntarily terminated on December 31, 1995 would have been $145,833, $132,008, $133,333 and $122,500, respectively.

EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS

     On April 1, 1993, the Company and KAC entered into a five-year employment agreement with Mr. George T. Haymaker, Jr., pursuant to which Mr. Haymaker currently serves as Chairman and Chief Executive Officer of the Company and KAC. Mr. Haymaker's agreement provided for a base salary of $450,000 per annum and a bonus target of 50% of his salary which began fiscal year 1994. Mr. Haymaker's base salary is subject to review and possible change on an annual basis but cannot be reduced below $450,000 without his consent. In 1995, Mr. Haymaker's agreement was amended to increase his base salary to $465,000 and increase his bonus targets in a manner consistent with the executive incentive program described above. Pursuant to Mr. Haymaker's agreement, he received an initial award under the 1993 Omnibus Plan of options to purchase up to 100,000 shares of KAC Common Stock at its fair market value on the date of the award. Such options vest 20% per year for a period of five years and are reflected in the Summary Compensation Table for 1993.

     In the event of a change of control of the Company or KAC which within one year thereafter adversely affects Mr. Haymaker's title, position, duties, responsibilities or compensation, Mr. Haymaker's employment agreement provides that he may elect to be deemed terminated without cause, and therefore, entitled to a severance payment in an amount equal to two times his base annual salary reduced by any payment made as discussed under "Kaiser Retirement Plan and Defined Benefit Plans -- Kaiser Termination Payment Policy" above. Additionally, in the event of such termination, Mr. Haymaker's options for 100,000 shares of KAC Common Stock shall fully vest.

     Mr. Haymaker's employment agreement further provides that he vests 20% per year in an unfunded non-qualified supplemental benefit, payable at retirement after age 62, equal to a benefit determined as if his Kaiser Retirement Plan pension were based on his aggregate service with the Company and a prior employer (25 years), less his pension from that prior employer and any retirement benefits from the Company.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     No member of the Compensation Committee of the Board of Directors of the Company was, during the 1995 fiscal year, an officer or employee of the Company or any of its subsidiaries, or was formerly an officer of the Company or any of its subsidiaries or, other than Mr. Levin, had any relationships requiring disclosure by the Company under Item 404 of Regulation S-K. Mr. Levin served on the Company's Compensation Committee and Board of Directors during 1995. Mr. Levin is also a partner in the law firm of Kramer, Levin, Naftalis & Frankel, which provided legal services for the Company and its subsidiaries during 1995.

     During the Company's 1995 fiscal year, no executive officer of the Company served as (i) a member of the compensation committee (or other board committee performing equivalent functions) of another entity, one of whose executive officers served on the Compensation Committee, (ii) a director of another entity, one of whose executive officers served on the Compensation Committee, or
(iii) a member of the compensation committee (or other board committee performing equivalent functions) of another entity, one of whose executive officers served as a director of the Company.

                              CERTAIN TRANSACTIONS

     For certain periods through June 30, 1993, KAC and its subsidiaries (including the Company) were included in the consolidated Federal income tax return filed by MAXXAM. Payments to MAXXAM or refunds from MAXXAM may still be required by or payable to the Company or KAC under the tax allocation agreements that governed those periods due to the final resolution of audits, amended returns and related matters with respect to such periods. The Credit Agreement prohibits any cash payments by the Company to MAXXAM pursuant to the relevant tax allocation agreement after February 15, 1994; however, MAXXAM may offset amounts owing to it against amounts owed by it under the relevant tax allocation agreement, and the Company may make certain cash payments to MAXXAM that are required as a result of audits of MAXXAM's tax returns and only to the extent of any amounts paid after February 15, 1994 by MAXXAM to the Company under the relevant tax allocation agreement. While the Company and KAC are severally liable for the MAXXAM tax group's Federal income tax liability for all of 1993 and applicable prior periods, pursuant to the relevant tax allocation agreements, MAXXAM indemnifies the Company and KAC to the extent the tax liability exceeds amounts payable by them under such agreements.

     On June 30, 1993, the Company and KAC entered into a tax allocation agreement (the "KACC Tax Allocation Agreement") effective for periods beginning on or after July 1, 1993. Pursuant to the terms of the KACC Tax Allocation Agreement, KAC pays any consolidated Federal income tax liability for KAC and its subsidiaries which are members of an affiliated group of corporations (an "Affiliated Group") within the meaning of Section 1504 of the Internal Revenue Code of 1986, as amended (the "Code"), of which KAC is the common parent corporation (the "KAC Tax Group"). The Company is liable to KAC for the Federal income tax liability of the Company and its subsidiaries (collectively, the "KACC Subgroup") computed as if the KACC Subgroup were a separate Affiliated Group which was never affiliated with the KAC Tax Group (taking into account all limitations under the Code and regulations applicable to the KACC Subgroup), except that the KACC Subgroup excludes interest income received or accrued on an intercompany note issued by KAC in connection with a financing consummated in December 1989 (the "KACC Subgroup's Separate Income Tax Liability"). To the extent such calculation results in a net operating loss or a net capital loss or credit which the KACC Subgroup could have carried back to a prior applicable taxable period under the principles of Sections 172 and 1502 of the Code, KAC pays to the Company an amount equal to the tax refund to which the Company would have been entitled (but not in excess of the aggregate amount previously paid by the Company to KAC for the current year and the three prior taxable years). If such separately calculated net operating loss or net capital loss or credit of the KACC Subgroup cannot be carried back to a prior taxable year of the KACC Subgroup for which the KACC Subgroup paid its separate tax liability to KAC, the net operating loss or net capital loss or credit becomes a loss or credit carryover of the KACC Subgroup to be used in computing the KACC Subgroup's Separate Income Tax Liability for future taxable years. The same principles are applied to any consolidated or combined state or local income tax returns filed by the KAC Tax Group with respect to the Company and its subsidiaries. Although, under Treasury regulations, all members of the KAC Tax Group, including the members of the KACC Subgroup, are severally liable for the KAC Tax Group's Federal income tax liability, under the KACC Tax Allocation Agreement, KAC indemnifies each KACC Subgroup member for all Federal income tax liabilities relating to taxable years during which such KACC Subgroup member was a member of the KAC Tax Group, except for payments required under the KACC Tax Allocation Agreement.

     The Company and MAXXAM have an arrangement pursuant to which they reimburse each other for certain allocable costs associated with the performance of services by their respective employees. The Company paid a total of approximately $2.4 million to MAXXAM pursuant to such arrangements and MAXXAM paid approximately $2.5 million to the Company pursuant to such arrangements in respect of 1995. Generally, the Company and MAXXAM endeavor to minimize the need for reimbursement by ensuring that employees are employed by the entity to which the majority of their services are rendered.

     On December 15, 1992, the Company issued a note (the "PIK Note") to a subsidiary of MAXXAM in the principal amount of $2.5 million, representing the entire amount of a dividend received by such subsidiary in respect of the shares of KAC Common Stock which it owned. The PIK Note which accrued interest, compounded semiannually, at a rate equal to 12% per annum, was paid, together with accrued interest thereon, on June 30, 1995.

     Mr. Levin, a director of the Company and KAC, is a partner in the law firm of Kramer, Levin, Naftalis & Frankel, which provides legal services for KAC and its subsidiaries.

     On April 17, 1995, SHRP, Ltd. and two affiliated entities, SHRP Acquisition, Inc. and SHRP Capital Corp., filed voluntary corporate petitions under Chapter 11 of the United States Bankruptcy Code. Their bankruptcy plan has since been confirmed and the transactions contemplated by the bankruptcy reorganization plan were consummated on October 6, 1995. Since July 1993, Mr. Wade has served as a director, Vice President and Secretary of SHRP, Inc., SHRP, Ltd.'s sole general partner prior to SHRP, Ltd.'s bankruptcy reorganization, and of SHRP Capital Corp., a subsidiary of SHRP, Ltd. Also, Mr. Hurwitz has served as a director of SHRP, Inc. and SHRP Capital Corp. since July 1993, Chairman of the Board of SHRP, Inc. from July 1993 until October 6, 1995, and Chairman of the Board and President of SHRP Capital Corp. from July 1993 until October 6, 1995.

     In October 1990, Amarlite filed a voluntary corporate petition under Chapter 11 of the United States Bankruptcy Code. In December 1991, Amarlite obtained approval of its reorganization plan, which was funded and substantially consummated on January 14, 1992. Mr. Haymaker was Chief Executive Officer and a director of Amarlite during such period.

                     DESCRIPTION OF PRINCIPAL INDEBTEDNESS

     On February 17, 1994, the Company entered into the Credit Agreement. The terms and conditions of the Credit Agreement are summarized below. The Credit Agreement consist of a $325.0 million five-year secured, revolving line of credit scheduled to mature in 1999. The Company is able to borrow under the facility by means of revolving credit advances, and letters of credit (up to $125.0 million) in an aggregate amount equal to the lesser of $325.0 million or a borrowing base relating to eligible accounts receivable plus eligible inventory.

     Loans under the Credit Agreement bear interest at a rate per annum, at the Company's election, equal to (i) a Reference Rate (as defined) plus 1.50% or
(ii) LIBOR (as defined) plus 3.25%. The interest rate margins applicable to borrowings under the Credit Agreement may be reduced (non-cumulatively), based upon the Company's Interest Coverage Ratio (as defined) ("ICR"), as follows: ICR
<1.25, reduction of 0%, 1.25 <ICR <1.50, reduction of 0.50%; 1.50 <ICR <2.00, reduction of 1.00%; and ICR >2.00, reduction of 1.50%. ICR is defined as the ratio of (i) EBITDA (as defined), less Adjusted Capital Expenditures (as defined), to (ii) adjusted interest expense.

     In addition, the Credit Agreement is unconditionally guaranteed by KAC and by all significant subsidiaries of the Company.

     The Credit Agreement is also secured by, among other things, (i) mortgages on the Company's major domestic plants (excluding the Company's Gramercy alumina refinery and Nevada micromill); (ii) subject to certain exceptions, liens on the accounts receivable, inventory, equipment, domestic patents and trademarks, and substantially all other personal property of the Company and certain of its subsidiaries; (iii) a pledge of all of the stock of the Company owned by KAC; and (iv) pledges of all stock of a number of the Company's wholly owned domestic subsidiaries, pledges of a portion of the stock of certain foreign subsidiaries, and pledges of a portion of the stock of certain partially owned foreign affiliates.

     The Credit Agreement contains certain affirmative and negative covenants, including, but not limited to, covenants relating to (i) the incurrence of liens and additional indebtedness, (ii) the making of restricted payments and the payment of fees to MAXXAM, (iii) Asset Dispositions (as defined), (iv) the sale of accounts receivable, (v) the maximum permitted amount of capital expenditures each year, (vi) mergers, acquisitions and investments, (vii) leases and sale-leasebacks, (viii) transactions with affiliates and (ix) the maintenance of a minimum net worth and ICR. In addition, the Credit Agreement does not permit the Company or KAC to pay any dividends on their common stock.

     The Credit Agreement (i) prohibits redemptions or repurchases of the Notes, including, without limitation, purchases of Notes that might otherwise be required pursuant to the provisions of the Indenture, (ii) prohibits, without the written consent of the Required Lenders (as defined in the Credit Agreement), amendments or supplements to the Indenture and (iii) prohibits, with certain exceptions, the taking of action or permitting to exist any condition, which would require (a) any subsidiary of the Company (other than the initial Subsidiary Guarantors under the Indenture) to guarantee the Notes or (b) the Company or any of its Subsidiaries to provide collateral in respect of the Notes.

     On February 1, 1993, the Company extended a portion of its debt maturities by refinancing the 14 1/4% Notes with $400.0 million aggregate principal amount of the 12 3/4% Notes.

     On February 17, 1994, the Company sold $225.0 million of its 9 7/8% Notes due 2002 and used the net proceeds to reduce outstanding borrowings under the Company's previously existing revolving credit facility immediately prior to the effectiveness of the Credit Agreement and for working capital and general corporate purposes.

     On October 23, 1996, the Company sold $175.0 million of the 10 7/8% Notes at 99.5% of their principal amount. Net proceeds to the Company from the sale of the 10 7/8% Notes, after estimated expenses, were approximately $168.9 million, of which $91.7 million were utilized to reduce outstanding borrowings under the revolving credit facility of the Credit Agreement to zero. The remaining net proceeds of approximately

$77.2 million were invested in short-term investments pending their application for working capital and general corporate purposes, including capital projects.

     On December 23, 1996, the Company sold $50.0 million of the Old Notes at 103.5% of their principal amount. Net proceeds to the Company from the Old Notes Offering were approximately $50.4 million, all of which were invested in short-term investments pending their application for working capital and general corporate purposes, including capital projects. See "Description of New Notes."

     The 9 7/8% Note Indenture, the 10 7/8% Note Indenture, the 12 3/4% Note Indenture and the Indenture each contain a number of affirmative and negative covenants applicable to the Company which, among other things, (a) limit the incurrence of additional indebtedness and liens, (b) limit Restricted Payments (as defined), (c) limit Restricted Investments (as defined), (d) limit mergers, consolidations and sales of all or substantially all of the Company's assets,
(e) impose certain requirements with respect to Asset Sales (as defined), (f) limit transactions with Affiliates (as defined), (g) prohibit, with certain exceptions, restrictions on the ability of any Subsidiary (as defined) to pay dividends, make certain other distributions, pay indebtedness owed to the Company or another Subsidiary, make loans or advances to the Company or another Subsidiary or transfer any of its assets to the Company, (h) require the Company to repurchase the 9 7/8% Notes, the 10 7/8% Notes, the 12 3/4% Notes and the Notes at a premium upon the occurrence of a Change of Control (as defined) if so requested by the holder thereof, (i) in the case of the 12 3/4% Note Indenture prohibit, with certain exceptions, the incurrence of indebtedness that is both subordinated to Senior Indebtedness (as defined) and senior to the 12 3/4% Notes, and (j) in the case of the 10 7/8% Note Indenture and the Indenture, impose certain requirements with respect to Unrestricted Subsidiaries (as defined).

     The declaration and payment of dividends by the Company and KAC on their shares of common stock are currently subject to certain covenants contained in the Credit Agreement and, in the case of the Company, the Indenture, the 10 7/8%
Note Indenture, the 9 7/8% Note Indenture, and the 12 3/4% Note Indenture. Under the Credit Agreement, neither the Company nor KAC is currently permitted to pay dividends on its common stock.

     In December 1991, Alpart entered into a $60 million loan agreement with the Caribbean Basin Projects Financing Authority ("CARIFA") under which CARIFA loaned Alpart the proceeds from the issuance of CARIFA's Industrial Revenue bonds. Proceeds from the sale of the bonds were used by Alpart to refinance the interim loans from the partners in Alpart, to pay eligible project costs for expansion and modernization of its refinery and to pay certain costs of issuance. Alpart's obligations under the loan agreement are secured by a $64.2 million letter of credit severally guaranteed by the partners in Alpart (of which $22.5 million is guaranteed by the minority partner in Alpart). See Note 4 of the Notes to Consolidated Financial Statements of the Company.

     In December 1992, the Company entered into the Sale Agreement with the Louisiana Parish. To fund the acquisition of the facilities, the Louisiana Parish issued $20.0 million aggregate principal amount of the Gramercy Bonds, the proceeds of which were deposited into a construction fund established under the related indenture and which may be withdrawn from the construction fund, from time to time, pursuant to the terms of such indenture and the related Sale Agreement. The Sale Agreement requires the Company to pay the purchase price of the facilities in installments due on the dates and in the amounts required to permit the Louisiana Parish to satisfy all of its payment obligations under the related indenture.

     In connection with the offering of the PRIDES in February 1994, KAC made a non-interest bearing loan to the Company in the principal amount of $33.2 million (an amount equal to the aggregate dividends scheduled to accrue on the PRIDES issued in February 1994 from the issuance date until the date on which the PRIDES mandatorily convert into shares of KAC Common Stock). The loan is evidenced by an intercompany note which matures on December 31, 1997, and is payable in quarterly installments. As of September 30, 1996, the aggregate principal amount of such intercompany note was $10.7 million.

     See "Risk Factors -- Leverage."

                            DESCRIPTION OF NEW NOTES
GENERAL

     The New Notes will be issued under an Indenture, among the Company, as issuer, Kaiser Alumina Australia Corporation ("KAAC"), Kaiser Finance Corporation ("KFC"), Alpart Jamaica Inc. ("AJI"), Kaiser Jamaica Corporation ("KJC"), Kaiser Micromill Holdings, LLC ("KMH"), Kaiser Sierra Micromills, LLC ("KSM"), Kaiser Texas Micromill Holdings, LLC ("KTMH") and Kaiser Texas Sierra Micromills, LLC ("KTSM"), as Subsidiary Guarantors, and First Trust National Association, as Trustee (the "Trustee"). Except as otherwise indicated below, the following summary applies to both the Old Notes and the New Notes. As used herein, the term "Notes" shall mean the Old Notes and the New Notes unless otherwise indicated.

     The form and terms of the New Notes are substantially identical to the form and terms of the Old Notes, except that the New Notes (i) will be registered under the Securities Act, (ii) will not provide for payment of Additional Interest, which, except in certain limited circumstances, terminates upon consummation of the Exchange Offer, and (iii) will not bear any legends restricting transfer thereof. The New Notes will be issued solely in exchange for an equal principal amount of Old Notes. As of the date hereof, $50.0 million aggregate principal amount of Old Notes is outstanding. See "The Exchange Offer."

     The following statements relating to the Notes, the Indenture and the Registration Rights Agreement are summaries of certain provisions thereof and are subject to the detailed provisions of the Indenture and the Registration Rights Agreement, which documents have been filed as exhibits to this Registration Statement, to which reference is hereby made for a complete statement of such provisions. Wherever particular provisions of the Indenture or terms defined therein are referred to herein, such provisions or definitions are incorporated by reference and the summaries are qualified in their entirety by such reference. Capitalized terms used without definition have the respective meanings ascribed to them in the Indenture, certain of which are described below under "Certain Definitions." All parenthetical section references are to sections of the Indenture.

     The maximum aggregate principal amount of the New Notes which may be issued under the Indenture is limited to $50,000,000. The Notes will mature on October 15, 2006, and will bear interest at the rate of 10 7/8% per annum from December 23, 1996, payable semi-annually on April 15 and October 15 of each year to the persons in whose names the Notes are registered at the close of business on the April 1 immediately preceding each April 15, or the October 1 immediately preceding each October 15. Principal of, premium, if any, Change of Control Purchase Price, Asset Sale Purchase Price and interest on the Notes will be payable at the office or agency of the Company maintained for such purpose within the City and State of New York, except that, at the option of the Company, payment of interest on the Notes may be made by check, mailed by first-class mail to the address of the person entitled thereto at such address as shall appear on the registry books of the Company; provided that all payments with respect to Global Notes and Certificated Notes the holders of which have given wire transfer instructions (which instructions must be received by the Company at least 5 business days prior to the relevant date of payment) to the Company will be required to be made by wire transfer of immediately available funds to the accounts specified by the holders thereof; provided, further, that, in the case of all payments other than interest, the holder of a Note must first surrender such Note as a condition to the holder's right to receive payment. The Notes may be presented for registration of transfer or exchange, redemption or purchase at any such office or agency, as provided in the Indenture. The Notes will be issued only in fully registered form in denominations of $1,000 and integral multiples thereof.

     The Notes will rank senior in right and priority of payment to all Indebtedness of the Company that by its terms is expressly subordinated to the Notes, including the 12 3/4% Notes. The Notes will rank pari passu in right of payment with all senior Indebtedness, including Indebtedness under the Credit Agreement, the 9 7/8% Notes, and the 10 7/8% Notes. The Company and the Subsidiary Guarantors may incur additional Indebtedness to the extent permitted by the Indenture. Holders of secured obligations of the Company and the Subsidiary Guarantors, including the financial institutions party to the Credit Agreement, will, however, have claims which are prior to the claims of the holders of the Notes with respect to the assets securing such other obligations.

     The Company will treat the Notes as debt for Federal income tax purposes.

     The obligations of the Company under the Notes will be guaranteed, jointly and severally, by each Subsidiary Guarantor. See "-- The Guarantees." Under certain circumstances, the Company will be able to designate current or future Subsidiaries as Unrestricted Subsidiaries. Unrestricted Subsidiaries will not be deemed to be "Subsidiaries" for purposes of the Indenture and will not be subject to many of the restrictive covenants set forth in the Indenture. As of the date of the Indenture, the Company will have no Unrestricted Subsidiaries.

OPTIONAL REDEMPTION

     The Company may not redeem the Notes before October 15, 2001. On or after October 15, 2001, the Notes will be redeemable on at least 15 and not more than 60 days notice, at the option of the Company, in whole at any time or in part from time to time, at the following redemption prices (expressed as a percentage of principal amount) together with accrued and unpaid interest to but excluding the date fixed for redemption, if redeemed during the 12-month period beginning October 15, of the years indicated below:

                                                                              REDEMPTION
        YEAR                                                                    PRICE
        -------------------------------------------------------------------   ----------
        2001...............................................................    105.437%
        2002...............................................................    103.625%
        2003...............................................................    101.813%
        2004 and thereafter................................................    100.000%

(Sections 3.01 and 3.02).

OFFER TO PURCHASE THE NOTES

     If any Change of Control of the Company occurs on or prior to maturity, the Company shall make an offer to purchase from each holder, subject to the terms and conditions of the Indenture, all or any part (equal to $1,000 or an integral multiple thereof) of the holder's Notes on the date that is 30 Business Days after the occurrence of such Change of Control (the "Change of Control Purchase Date") at a purchase price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest to (but not including) the Change of Control Purchase Date (the "Change of Control Purchase Price"). (Section 3.05). The Change of Control purchase feature of the Notes may in certain circumstances make more difficult or discourage a takeover of the Company and, thus, the removal of incumbent management.

     In addition, the Indenture requires the Company to make an offer to purchase specified portions of the Notes, under certain circumstances, if the Company has available Net Cash Proceeds as a result of Asset Sales. See
"-- Covenants -- Limitation on Asset Sales."

     The Company will comply with all applicable federal securities laws (including Rule 14e-1 promulgated under the Exchange Act) in connection with any repurchase of Notes upon a Change of Control or in the event of certain Asset Sales.

     The Credit Agreement (i) prohibits redemptions or repurchases of the Notes, including, without limitation, purchases of Notes that might otherwise be required pursuant to the provisions of the Indenture, (ii) prohibits, without the written consent of the Required Lenders (as defined in the Credit Agreement), amendments or supplements to the Indenture and (iii) prohibits, with certain exceptions, the taking of action, or permitting to exist any condition, which would require (a) any Subsidiary of the Company (other than the initial Subsidiary Guarantors under the Indenture) to guarantee the Notes or (b) the Company or any of its Subsidiaries to provide collateral in respect of the Notes. The existence of circumstances requiring the making of an offer to repurchase the Notes under the Indenture upon a Change of Control or Asset Sale would constitute an event of default under the Credit Agreement, with the result that the obligations of the Company thereunder could be declared due and payable. See "Risk Factors -- Ranking of the Notes; Subordination." Finally, the Company's ability to pay cash to the holders of Notes upon a Change of Control or Asset Sale may be limited by the Company's then existing financial resources.

THE GUARANTEES

     The obligations of the Company under the Notes are fully and unconditionally guaranteed, jointly and severally, by each of the Subsidiary Guarantors, who will be KAAC, KFC, AJI, KJC, KMH, KSM, KTMH and KTSM and such other persons that become Subsidiary Guarantors as described under "-- Covenants -- Subsidiary Guarantees, Etc." and each of their respective successors. (Section 15.01). Each of the initial Subsidiary Guarantors is a guarantor under the 9 7/8% Note Indenture, the 10 7/8% Note Indenture, and the 12 3/4% Note Indenture and, together with certain other Subsidiaries of the Company and KAC, a guarantor of the Company's obligations under the Credit Agreement. See "Risk Factors -- Ranking of the Notes; Subordination."

     The Guarantee issued by each Subsidiary Guarantor will rank senior in right and priority of payment to all Indebtedness of such Subsidiary Guarantor that by its terms is expressly subordinated to the Notes, including the guarantee of the 12 3/4% Notes issued by such Subsidiary Guarantor, and will rank pari passu in right and priority of payment with all senior Indebtedness of such Subsidiary Guarantor, including the guarantees of the Credit Agreement, the 9 7/8% Notes, and the 10 7/8% Notes by such Subsidiary Guarantor.

     If, at any time, any Subsidiary Guarantor ceases to be a guarantor of the Indebtedness with respect to the Credit Agreement, the 9 7/8% Notes, the 10 7/8% Notes, and the 12 3/4% Notes and no Event of Default (or event or condition which with the giving of notice or the passage of time would be an Event of Default) then exists and is continuing, and either (x) such Subsidiary Guarantor has not Incurred any Indebtedness or preferred stock (including preference stock) after the date of the Indenture that is then outstanding, other than Indebtedness Incurred pursuant to the first full paragraph under "-- Covenants -- Limitation on Indebtedness and Preferred Stock" (but only to the extent such Indebtedness is also Indebtedness of Alpart), clauses (iii) and
(iv) of the second full paragraph under "-- Covenants -- Limitation on Indebtedness and Preferred Stock" and, in each case, permitted refinancings thereof or (y) the Notes are then rated Baa3 (or the equivalent) or better by Moody's Investors Service, Inc. (or a successor corporation) or BBB- (or the equivalent) or better by Standard & Poor's Corporation (or a successor corporation), then such Person shall cease to be a Subsidiary Guarantor under the Indenture upon the delivery of an Officers' Certificate and Opinion of Counsel to such effect. Thereafter, the Guarantee given by such Subsidiary Guarantor shall no longer have any force or effect and such Person shall be relieved of all of its obligations and duties under the Indenture and the Notes.

     Upon the sale or disposition (by merger or otherwise) of a Subsidiary Guarantor (or the Company's or a Subsidiary's interest therein) by the Company or a Subsidiary of the Company to a Person that is not a Subsidiary of the Company and which sale or disposition is otherwise in compliance with the terms of the Indenture, the obligations of such Subsidiary Guarantor under its Guarantee shall be deemed released without any further action required on the part of the Trustee, such Subsidiary Guarantor, the Company or any holder of the Notes, provided that any guarantee of such Subsidiary Guarantor with respect to the Credit Agreement, the 9 7/8% Notes, the 10 7/8% Notes, and the 12 3/4% Notes, and any renewals, extensions, refundings, replacements, restructurings or refinancings, amendments and modifications thereof, if any, has been or is simultaneously released.

     Upon the designation by the Board of Directors of the Company of a Subsidiary Guarantor as an Unrestricted Subsidiary in compliance with the terms of the Indenture, the obligations of such Subsidiary Guarantor under its Guarantee shall be deemed released without any further action required on the part of the Trustee, such Subsidiary Guarantor, the Company or any holder of the Notes; provided, however, that any guarantee of such Subsidiary Guarantor with respect to the Credit Agreement, the 9 7/8% Notes, the 10 7/8% Notes, and the
12 3/4% Notes, and any renewals, extensions, refundings, replacements, restructurings or refinancings, amendments and modifications thereof, if any, has been or is simultaneously released.

     At the request of the Company, the Trustee shall execute and deliver an appropriate instrument evidencing any such release. Upon the release of any Subsidiary Guarantor from its Guarantee pursuant to the provisions of the Indenture, each other Subsidiary Guarantor not so released shall remain liable for the full amount of principal of, and interest on, the Notes as and to the extent provided in the Indenture.

COVENANTS

     Limitation on Indebtedness and Preferred Stock

     The Indenture provides that the Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or become liable with respect to, or extend the maturity of or become liable for the payment of, contingently or otherwise (collectively, "Incur"), any preferred stock (including preference stock) or Indebtedness, except that, without duplication, the Company, the Subsidiary Guarantors and Alpart may Incur preferred stock (including preference stock) or Indebtedness (including, without duplication, guarantees of Indebtedness of the Company and its Subsidiaries otherwise permitted by the Indenture) if after giving effect thereto and the receipt and application of the proceeds therefrom, and assuming that the full amount of Indebtedness permitted to be Incurred under clause (ii) of the next succeeding paragraph (after taking into account any reduction in such amount as set forth in such clause (ii)) has been Incurred (assuming, for purposes of this calculation, an interest rate on such additional Indebtedness equal to the weighted average interest rate on the Indebtedness then outstanding under such clause (ii)), the Consolidated Fixed Charge Coverage Ratio of the Company is greater than 2.0 to 1; provided, however, that Indebtedness of Alpart Incurred pursuant to this paragraph shall not exceed an aggregate of $150,000,000 at any one time outstanding, plus an amount equal to the reasonable fees and expenses in connection with the Incurrence of such Indebtedness. (Section 4.10(a)).

     Notwithstanding the foregoing, the following shall be permitted:

          (i) the Company and the Subsidiary Guarantors may Incur Indebtedness in respect of the Notes;

          (ii) the Company and the Subsidiary Guarantors may Incur Indebtedness (without duplication), and the Bank Guarantors may guarantee such Indebtedness, under the Credit Agreement, in connection with Refinancing Sale and Leaseback Transactions or otherwise, in an aggregate amount at any one time outstanding not to exceed $400,000,000, as reduced from time to time by any permanent reduction in such amount as set forth in a Board Resolution;

          (iii)(A) Alpart may Incur Indebtedness in an aggregate amount not to exceed $150,000,000 at any one time outstanding and (B) the Company, KJC and AJI (without duplication) may Incur Indebtedness in an aggregate amount not to exceed at any one time outstanding the product of (I) $150,000,000 multiplied by (II) the Company's then percentage ownership interest in Alpart; provided, however, that the aggregate Indebtedness (without duplication) Incurred pursuant to clauses (A) and (B) of this clause (iii) may not exceed $150,000,000 at any one time outstanding; and provided, further, that in each case the proceeds of such Indebtedness are used solely for capital improvements and expenditures, expansion and working capital with respect to Alpart and/or to reimburse the partners of Alpart for advances to Alpart used solely for capital improvements and expenditures, expansion and working capital with respect to Alpart, plus in each case an amount equal to the reasonable fees and expenses in connection with the Incurrence of such Indebtedness;

          (iv) the Company and/or KAAC may Incur Indebtedness in an amount not to exceed $75,000,000 at any one time outstanding, the proceeds of which are used solely for capital improvements and expenditures, expansion and working capital with respect to QAL and/or to reimburse the stockholders of QAL for advances to QAL used solely for capital improvements and expenditures, expansion and working capital with respect to QAL, plus an amount equal to the reasonable fees and expenses in connection with the Incurrence of such Indebtedness;

          (v) VALCO may Incur Indebtedness, and the Company may guarantee such Indebtedness, in an aggregate amount (without duplication) not to exceed $25,000,000 at any one time outstanding, the proceeds of which are used solely for capital improvements and expenditures, expansion and working capital with respect to VALCO and/or to reimburse the shareholders of VALCO for advances to VALCO used solely for capital improvements and expenditures, expansion and working capital, plus an amount equal to the reasonable fees and expenses in connection with the Incurrence of such Indebtedness;

          (vi) the Company and its Subsidiaries may Incur Indebtedness ("Refinancing Indebtedness") that serves to Refinance, in whole or in part, the Indebtedness permitted by this paragraph and the immediately preceding full paragraph (the "Refinanced Indebtedness"), or any one or more successive Refinancings of any thereof; provided, however, that:

             (A) such Refinancing Indebtedness is in an aggregate amount not to exceed the aggregate amount of such Refinanced Indebtedness (including accrued interest thereon and undrawn amounts under credit arrangements otherwise permitted to be Incurred pursuant to the Indenture), the amount of any premium required to be paid in connection with such Refinancing pursuant to the terms of such Refinanced Indebtedness or the amount of any reasonable and customary premium determined by the Company to be necessary to accomplish such Refinancing by means of a redemption, tender offer, privately negotiated transaction, defeasance or other similar transaction, and an amount equal to the reasonable fees and expenses in connection with the Incurrence of such Refinancing Indebtedness;

             (B) neither the Company nor any of its Subsidiaries is an obligor of such Refinancing Indebtedness, except to the extent that such Person
        (I) was an obligor of such Refinanced Indebtedness or (II) is otherwise permitted, at the time such Refinancing Indebtedness is Incurred, to be an obligor of such Refinancing Indebtedness; and

             (C) in the case of any Refinanced Indebtedness that is subordinated (pursuant to its terms) in right and priority of payment to the Notes or any Subsidiary Guarantor's obligation under its Guarantee, as the case may be, such Refinancing Indebtedness (I) has a final maturity and weighted average maturity at least as long as such Refinanced Indebtedness and (II) is subordinated (pursuant to its terms) in right and priority of payment to the Notes or such Subsidiary Guarantor's obligation under its Guarantee, as the case may be, at least to the same extent as such Refinanced Indebtedness;

          (vii) the Company may Incur Capitalized Lease Obligations not exceeding $50,000,000 at any one time outstanding in connection with the sale and leaseback of all or a portion of the Company's interest in the Center for Technology, provided that the Net Cash Proceeds therefrom are applied as described under "-- Limitation on Asset Sales";

          (viii) the Company and its Subsidiaries may Incur Indebtedness, without duplication, the proceeds of which are used, directly or indirectly, (A) to finance the construction, acquisition and/or retrofitting of (I) a bauxite mine or mines and/or related facilities, (II) an alumina refinery or refineries, and/or related facilities, (III) an aluminum smelter or smelters and/or related facilities, and/or (IV) a fabrication plant or plants and/or related facilities (and, in each case, any direct or indirect interests therein; collectively, the "Facilities") and the reasonable fees and expenses in connection with the Incurrence of such Indebtedness, in an aggregate amount not to exceed $150,000,000 in any fiscal year (without cumulation of unused amounts to successive years); provided, however, that the aggregate amount of Indebtedness Incurred pursuant to subclause (A)(IV) of this clause (viii) shall not exceed $75,000,000 in any fiscal year (without cumulation of unused amounts to successive years), (B) to Refinance, in whole or in part, any Indebtedness permitted by this clause (viii) (including Indebtedness owed to the Company or a Subsidiary of the Company), or any one or more successive Refinancings of any thereof, provided, however, that such Refinancing Indebtedness is in an aggregate amount not to exceed the aggregate amount of such Refinanced Indebtedness, the amount of any premium required to be paid in connection with such Refinancing pursuant to the terms of such Refinanced Indebtedness or the amount of any reasonable and customary premium determined by the Company to be necessary to accomplish such Refinancing by means of a redemption, tender offer, privately negotiated transaction, defeasance, or other similar transaction, and an amount equal to the reasonable fees and expenses in connection with the Incurrence of such Refinancing Indebtedness and/or (C) to provide working capital in connection with or in respect of any of the Facilities and the reasonable fees and expenses in connection with the Incurrence of such Indebtedness, provided that (x) the amount of such Indebtedness that may be Incurred pursuant to this subclause (C) shall not exceed $40,000,000 in any fiscal year

     (without cumulation of unused amounts to successive years), and provided, further, that the aggregate amount of any Indebtedness Incurred pursuant to subclauses (A) and (C) of this clause (viii) shall not exceed $150,000,000 in any fiscal year (without cumulation of unused amounts to successive years), and (y) for purposes of computing the amount of Indebtedness Incurred pursuant to this clause (viii) at any time in any fiscal year, the amount of Indebtedness Incurred by any Subsidiary of the Company pursuant to this clause (viii) under lines of credit and/or revolving credit agreements in such fiscal year to such time shall not be deemed to exceed the amount of the net borrowings (i.e., aggregate borrowings during such fiscal year less aggregate repayments during such fiscal year) by such Subsidiary under lines of credit and/or revolving credit agreements to such time;

          (ix) [intentionally omitted];

          (x) the Company and its Subsidiaries may Incur preferred stock (including preference stock) that is not Redeemable Stock; provided, however, that in the case of preferred stock (including preference stock) Incurred by any Subsidiary of the Company that is not a Subsidiary Guarantor, such preferred stock shall be issued pro rata to the holders of Capital Stock of such Subsidiary;

          (xi) the Company and its Subsidiaries may Incur preferred stock and preference stock (including preferred stock and preference stock that is Redeemable Stock), provided that such preferred stock or preference stock is issued to the Company, any of its Subsidiaries or pro rata to the holders of Capital Stock of any such Subsidiary;

          (xii) the Company and its Subsidiaries may Incur Permitted Indebtedness; and

          (xiii) the Company and its Subsidiaries may Incur Indebtedness in an amount at any one time outstanding not to exceed $75,000,000, provided that the amount of such Indebtedness that may be Incurred by Subsidiaries of the Company (other than Subsidiary Guarantors that are not Permitted Entities) shall not exceed $50,000,000 at any one time outstanding, and provided, further, that, to the extent any such Indebtedness is Incurred from a Bank or an affiliate thereof, the Bank Guarantors may guarantee such Indebtedness. (Section 4.10(b)).

     Notwithstanding the foregoing, no Subsidiary of the Company shall assume, guarantee or in any other manner become liable with respect to any Indebtedness of the Company or a Subsidiary Guarantor (other than such Subsidiary) ("Other Indebtedness") which is subordinated (pursuant to its terms) in right and priority of payment to any other Indebtedness of the Company or such Subsidiary Guarantor, unless such Subsidiary also assumes, guarantees or otherwise becomes liable with respect to the Notes on a substantially similar basis for so long as such Subsidiary is liable with respect to such Other Indebtedness; provided, however, that if such Other Indebtedness is subordinated (pursuant to its terms) in right and priority of payment to the Notes or any Subsidiary Guarantor's obligation under its Guarantee, as the case may be, any such assumption, guarantee or other liability of such Subsidiary with respect to such Other Indebtedness shall be subordinated to such Subsidiary's assumption, guarantee or other liability with respect to the Notes to the same extent as such subordinated Indebtedness is subordinated to the Notes or such Subsidiary Guarantor's obligation under its Guarantee, as the case may be; and provided, further, that this paragraph shall not be applicable to any assumption, guarantee or other liability of any Subsidiary of the Company which existed at the time such Person became a Subsidiary of the Company and was not Incurred in connection with, or in contemplation of, such Person becoming a Subsidiary of the Company, or any Refinancing Indebtedness in connection therewith complying with clause (vi) of the immediately preceding full paragraph (provided, that the guarantee of such Refinancing Indebtedness is on substantially the same terms as the guarantee of the Refinanced Indebtedness).

     The Board of Directors may designate an Unrestricted Subsidiary to be a Subsidiary, provided that certain conditions specified in the definition of "Unrestricted Subsidiary" are met. Any such redesignation shall be deemed to be an Incurrence by the Company or its Subsidiaries of the Indebtedness (if any) of such redesignated Subsidiary, to the extent that such Indebtedness does not already constitute Indebtedness of the Company or one of its Subsidiaries, for purposes of this covenant as of the date of such redesignation.

     Limitations on Restricted Payments, Restricted Investments and Unrestricted Subsidiary Investments

     The Indenture provides that the Company shall not, directly or indirectly,
(i) declare or pay any dividend or make any distribution in respect of its Capital Stock (other than dividends payable in Capital Stock of the Company other than Redeemable Stock), (ii) make or permit any of its Subsidiaries to make any payment on account of the purchase, redemption or other acquisition or retirement of any Capital Stock of the Company other than through the issuance solely of Capital Stock of the Company (other than Redeemable Stock) or rights thereto, provided that any Subsidiary of the Company may purchase Capital Stock of the Company from the Company or from any other Subsidiary of the Company (which purchase shall not be a Restricted Payment or a Restricted Investment),
(iii) make or permit any of its Subsidiaries to make any voluntary purchase, redemption or other acquisition or retirement for value of any Indebtedness that is subordinated (pursuant to its terms) in right and priority of payment to the Notes or any Subsidiary Guarantor's obligations under its Guarantee, as the case may be, other than purchases, redemptions or other acquisitions or retirements of Permitted Indebtedness described in clause (b) of the definition thereof or purchases, redemptions or other acquisitions otherwise permitted by the terms of the Indenture (each of the foregoing in clauses (i), (ii) and (iii), a "Restricted Payment"), (iv) to the extent the Company or its Subsidiaries exercise actual control over a Non-Affiliate Joint Venture existing on the date of the Indenture or formed or acquired after the date of the Indenture (each a "Controlled Non-Affiliate Joint Venture"), permit such Controlled Non-Affiliate Joint Venture to make any Restricted Investment, (v) make or permit any of its Subsidiaries to make any Restricted Investment or (vi) make or permit any of its Subsidiaries to make any Unrestricted Subsidiary Investment, unless at the time of, and after giving effect to, each such Restricted Payment, Restricted Investment or Unrestricted Subsidiary Investment:

     (A) no Event of Default (and no event that, after notice or lapse of time or both, would become an Event of Default) shall have occurred and be continuing (or would occur and be continuing after giving effect thereto); and

     (B) the Consolidated Fixed Charge Coverage Ratio of the Company is greater than 2.0 to 1; and

     (C) the sum of:

          (x) the aggregate amount expended for all Restricted Payments after December 31, 1992,

          (y) the aggregate amount expended for all Restricted Investments after the date of the 9 7/8% Note Indenture (less the amount of (1) such Restricted Investments returned in cash, or in property if made in property, (2) any guarantee that constitutes a Restricted Investment, to the extent it has been released, and (3) any direct liabilities or obligations to be assumed or discharged in connection with such Restricted Investments (in either case without recourse to the Company, any of its Subsidiaries or any Controlled Non-Affiliate Joint Venture) if such liability or obligation had been a liability or obligation of the Company, any of its Subsidiaries or any Controlled Non-Affiliate Joint Venture), and

          (z) the aggregate amount of Unrestricted Subsidiary Investments Outstanding

(in each case, the amount expended for such Restricted Payments, Restricted Investments and Unrestricted Subsidiary Investments or the amount of any Restricted Investments returned, if paid or returned in property other than in cash or a sum certain guaranteed, to be the Fair Market Value of such property), would not exceed the sum of:

          (I) 50% of the Consolidated Net Income of the Company (or, if the aggregate Consolidated Net Income of the Company for any such period shall be a deficit, minus 100% of such deficit) accrued on a cumulative basis for the period (taken as one accounting period) from January 1, 1993 to the end of the Company's most recently ended fiscal quarter for which financial statements are available at the time such Restricted Payment, Restricted Investment or Unrestricted Subsidiary Investment is being made, and

          (II) the aggregate net proceeds, including the Fair Market Value of property other than cash, received by the Company as capital contributions to the Company after December 31, 1992, or from the issue or sale (other than to a Non-Affiliate Joint Venture or to a Subsidiary or an Unrestricted Subsidiary of the Company), after December 31, 1992, of Capital Stock other than Redeemable Stock (including Capital Stock, other than Redeemable Stock, issued upon the conversion of, or in exchange for, indebtedness or Redeemable Stock, and including upon exercise of warrants or options or other rights to purchase such Capital Stock, issued after December 31, 1992), or from the issue or sale, after December 31, 1992 of any debt or other security of the Company convertible or exercisable into such Capital Stock that has been so converted or exercised, and

          (III) 50% of any dividends or other distributions consisting of cash or Cash Equivalents received, directly or indirectly, by the Company or a Subsidiary of the Company that is a Subsidiary Guarantor after the date of the Indenture from any Unrestricted Subsidiary to the extent that such dividends or other distributions are not required to reduce the amount of the Unrestricted Subsidiary Investments Outstanding in respect of such Unrestricted Subsidiary to zero;

     provided, however, that in no event shall the Company make, or permit any of its Subsidiaries to make, a Restricted Payment, Restricted Investment or Unrestricted Subsidiary Investment pursuant to this paragraph to or in MAXXAM or any Affiliate of MAXXAM if, after giving effect thereto, (A) the aggregate amount of all Restricted Payments, Restricted Investments (less the amount of (1) such Restricted Investments returned in cash, or in property if made in property, (2) any guarantee that constitutes a Restricted Investment, to the extent it has been released, and (3) any direct liabilities or obligations to be assumed or discharged in connection with such Restricted Investments (in either case without recourse to the Company, any of its Subsidiaries or any Controlled Non-Affiliate Joint Venture) if such liability or obligation had been a liability or obligation of the Company, any of its Subsidiaries or any Controlled Non-Affiliate Joint Venture) and Unrestricted Subsidiary Investments Outstanding made pursuant to this paragraph in any calendar year to or in MAXXAM or any Affiliate of MAXXAM, less (B) the aggregate amount of such Restricted Payments and Restricted Investments made to or in KAC in such calendar year which are distributed or paid within thirty days thereafter by KAC to its holders of common stock other than MAXXAM and any Affiliate of MAXXAM, would exceed (C) $75,000,000; and provided, further, that notwithstanding the foregoing, the Company may make any such Restricted Payment, Restricted Investment or Unrestricted Subsidiary Investment to or in MAXXAM or any Affiliate of MAXXAM if, after giving pro forma effect thereto, the Company's senior debt rating would be Baa3 (or the equivalent) or better by Moody's Investors Service, Inc. (or a successor rating agency) or BBB- (or the equivalent) or better by Standard & Poor's Corporation (or a successor rating agency). (Section 4.09(a)).

          The foregoing provisions shall not be violated by reason of:

          (I) the payment of any dividend or distribution or the redemption of any securities within 60 days after the date of declaration of such dividend or distribution or the giving of the formal notice by the Company of such redemption, if at said date of declaration of such dividend or distribution or the giving of the formal notice of such redemption, such dividend, distribution or redemption would have complied with the preceding full paragraph;

          (II) the retirement of any shares of the Company's Capital Stock by exchange for, or out of the proceeds of, the substantially concurrent sale (other than to a Non-Affiliate Joint Venture or to a Subsidiary or an Unrestricted Subsidiary of the Company) of other shares of its Capital Stock other than Redeemable Stock or out of the proceeds of a substantially concurrent capital contribution to the Company, provided, however, that, to the extent the proceeds are so used, a sale of Capital Stock or capital contribution permitted by this clause (II) shall be excluded in determining the aggregate net proceeds received by the Company referred to under clause
     (II) of the preceding full paragraph;

          (III) the payments provided for by clauses (ii), (iii), (iv) and (v) and the transactions described in clauses (vi), (vii), (viii) and (ix) (so long as, in the case of clause (ix), immediately following such transaction, the Consolidated Net Worth of the entity that survives such transaction is not materially lower than the Consolidated Net Worth of the Company immediately prior to such transaction) of the second paragraph under " -- Restrictions on Transactions with Affiliates and Unrestricted Subsidiaries";

          (IV) the voluntary purchase, redemption or other acquisition or retirement for value of Indebtedness that is subordinated (pursuant to its terms) in right and priority of payment to the Notes or any Subsidiary Guarantor's obligation under its Guarantee, as the case may be, to the extent that the aggregate amount expended (exclusive of amounts expended pursuant to clauses (V) and (VIII) of this paragraph) for all such voluntary purchases, redemptions or other acquisitions or retirements after the date of the 9 7/8% Note Indenture (the amount expended for such purchases, redemptions or other acquisitions or retirements, if paid in property other than in cash or a sum certain guaranteed, to be the Fair Market Value of such property) does not exceed the aggregate net proceeds, including the Fair Market Value of property other than cash, received by the Company or any Subsidiary Guarantor from the issue or sale (other than an issuance or sale to the Company, a Non-Affiliate Joint Venture or a Subsidiary or Unrestricted Subsidiary of the Company), after the date of the 9 7/8% Note Indenture, of Indebtedness that is subordinated (pursuant to its terms) in right and priority of payment to the Notes or such Subsidiary Guarantor's obligation under its Guarantee, as the case may be, and that is otherwise permitted to be incurred pursuant to the Indenture, provided, that, to the extent the proceeds of Indebtedness so subordinated to the Notes or any Subsidiary Guarantor's obligation under its Guarantee, as the case may be, are so used, the net proceeds of issuance of any such Indebtedness upon conversion into Capital Stock shall not be included in determining the aggregate net proceeds received by the Company referred to under clause (II) of the preceding full paragraph;

          (V) the voluntary purchase, redemption or other acquisition or retirement for value of any Indebtedness that is subordinated (pursuant to its terms) in right and priority of payment to the Notes or any Subsidiary Guarantor's obligation under its Guarantee, as the case may be, by exchange for, or out of the proceeds of, the substantially concurrent sale (other than to a Non-Affiliate Joint Venture or to a Subsidiary or an Unrestricted Subsidiary of the Company) of Capital Stock (other than Redeemable Stock) of the Company, provided, however, that, to the extent the proceeds are so used, the issuance of Capital Stock as permitted by this clause (V) shall not be included in determining the aggregate net proceeds received by the Company referred to under clause (II) of the preceding full paragraph;

          (VI) the payment of dividends on, and the purchase, redemption, retirement or other acquisition of, USWA Preferred Stock or Preferred Stock ($100), provided that no such payment is made, directly or indirectly, to an Affiliate of the Company;

          (VII) the payment to KAC of an amount not to exceed $300,000 in any fiscal year for the payment of KAC's reasonable out-of-pocket expenses, provided that no part of such amount is paid directly or indirectly to any other Affiliate of the Company and that, at the time of each such payment, the Company is in compliance with clause (A) of the preceding full paragraph;

          (VIII) Restricted Payments, Restricted Investments and Unrestricted Subsidiary Investments after February 1, 1993, other than Restricted Payments, Restricted Investments and Unrestricted Subsidiary Investments permitted by the preceding full paragraph or clauses (I) through (VII) of this paragraph, in an aggregate amount such that the sum of:

             (x) the aggregate amount expended for all such Restricted Payments after February 1, 1993 made pursuant to this clause (VIII);

             (y) the aggregate amount of all Restricted Investments made after February 1, 1993 pursuant to this clause (VIII) (less the amount of (1) such Restricted Investments returned in cash, or in property if made in property, (2) any guarantee that constitutes a Restricted Investment, to the extent it has been released, and (3) any direct liabilities or obligations to be assumed or discharged in connection with such Restricted Investments (in either case without recourse to the Company, any of its Subsidiaries or any Controlled Non-Affiliate Joint Venture) if such liability or obligation had been a liability or obligation of the Company, any of its Subsidiaries or any Controlled Non-Affiliate Joint Venture); and

             (z) the aggregate amount of Unrestricted Subsidiary Investments Outstanding made pursuant to this clause (VIII)

     (in each case, the amount expended for such Restricted Payments, Restricted Investments and Unrestricted Subsidiary Investments or the amount of any Restricted Investments returned, if paid or returned in property other than in cash or a sum certain guaranteed, to be the Fair Market Value of such property) would not exceed $50,000,000, provided that at the time of each such Restricted Payment, Restricted Investment or Unrestricted Subsidiary Investment made pursuant to this clause (VIII), no Event of Default (and no event that, after notice or lapse of time or both, would become an Event of Default) shall have occurred and be continuing (or would occur and be continuing after giving effect thereto); and provided, further, that in no event shall the Company make, or permit any of its Subsidiaries to make, a Restricted Payment, Restricted Investment or Unrestricted Subsidiary Investment pursuant to this clause (VIII) to or in MAXXAM or any Affiliate of MAXXAM if, after giving effect thereto, (A) the aggregate amount of all Restricted Payments, Restricted Investments (less the amount of (1) such Restricted Investments returned in cash, or in property if made in property, (2) any guarantee that constitutes a Restricted Investment, to the extent it has been released, and (3) any direct liabilities or obligations to be assumed or discharged in connection with such Restricted Investments (in either case without recourse to the Company, any of its Subsidiaries or any Controlled Non-Affiliate Joint Venture) if such liability or obligation had been a liability or obligation of the Company, any of its Subsidiaries or any Controlled Non-Affiliate Joint Venture) and Unrestricted Subsidiary Investments Outstanding made pursuant to this clause (VIII) to or in MAXXAM or any Affiliate of MAXXAM, less (B) the aggregate amount of such Restricted Payments and Restricted Investments made to or in KAC which are distributed or paid within thirty days thereafter by KAC to its holders of common stock other than MAXXAM and Affiliates of MAXXAM, would exceed (C) $20,000,000; and

          (IX) in the event that the Company merges with or into KAC and the Preferred Dividend Intercompany Notes are extinguished, the payment of dividends on shares of PRIDES and any other preferred stock of KAC the proceeds of which gave rise to a Preferred Dividend Intercompany Note, in an aggregate amount not to exceed the outstanding principal amount of such Preferred Dividend Intercompany Notes at the time of such merger.

No payments and other transfers made under clauses (II) through (VII) and (IX) of this paragraph shall reduce the amount available for Restricted Payments, Restricted Investments and Unrestricted Subsidiary Investments under the first full paragraph of this Section entitled "Limitations on Restricted Payments, Restricted Investments and Unrestricted Subsidiary Investments"; payments and other transfers made under clauses (I) and (VIII) of this paragraph shall reduce the amount available for Restricted Payments, Restricted Investments and Unrestricted Subsidiary Investments under the first full paragraph of this Section entitled "Limitations on Restricted Payments, Restricted Investments and Unrestricted Subsidiary Investments." (Section 4.09(b)).

     The Board of Directors of the Company may designate any Subsidiary to be an Unrestricted Subsidiary if such designation would not cause an Event of Default (or event that, after notice or lapse of time or both, would become an Event of Default). For purposes of making such determination, all outstanding Unrestricted Subsidiary Investments by the Company and its Subsidiaries in the Unrestricted Subsidiary so designated will be deemed to be Unrestricted Subsidiary Investments Outstanding at the time of such designation and will reduce the amount available for Restricted Payments, Restricted Investments and Unrestricted Subsidiary Investments under the first full paragraph of this covenant. All such Unrestricted Subsidiary Investments Outstanding will be deemed to have been made at the time of such designation and to be in an amount equal to the greater of (A) the net book value of such Unrestricted Subsidiary Investments at the time of such designation and (B) the Fair Market Value of such Unrestricted Subsidiary Investments at the time of such designation. Such designation will only be permitted if such Unrestricted Subsidiary Investment would be permitted at such time and if such Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.

     Restrictions on Transactions with Affiliates and Unrestricted Subsidiaries

     The Indenture provides that the Company shall not, and shall not permit any of its Subsidiaries or its Non-Affiliate Joint Ventures to, enter into any transaction or series of related transactions with any Affiliate or

Unrestricted Subsidiary of the Company, unless (i) the terms thereof are no less favorable to the Company, such Subsidiary or such Non-Affiliate Joint Venture, as the case may be, than those that could reasonably be expected to be obtained in a comparable transaction with an unrelated Person, (ii) such transaction or series of related transactions shall have been approved as meeting such standard, in good faith, by a majority of the independent members of the Board of Directors of the Company evidenced by a Board Resolution and (iii) if the amount of such transaction or the aggregate amount of such series of related transactions is greater than $10,000,000 (which amount shall be calculated excluding the amount of Principal Products transferred to or from an Unrestricted Subsidiary in accordance with the proviso at the end of this paragraph), the Company, such Subsidiary and/or such Non-Affiliate Joint Venture, as the case may be, shall have received an opinion that such transaction or series of related transactions is fair to the Company, such Subsidiary and/or such Non-Affiliate Joint Venture, as the case may be, from a financial point of view, from an independent investment banking firm of national standing selected by the Company, provided that, in the case of this clause
(iii), the Company, such Subsidiary and/or such Non-Affiliate Joint Venture shall not be required to procure any such opinion to the extent that such transaction involves the purchase or sale for cash of Principal Products from or to an Unrestricted Subsidiary (which Principal Products are used by the purchaser thereof in its operations in the ordinary course of business). (Section 4.08(a)).

     The provisions contained in the preceding paragraph shall not apply to (i) the making of any Restricted Payments, Restricted Investments and Unrestricted Subsidiary Investments otherwise permitted under the caption "Limitations on Restricted Payments, Restricted Investments and Unrestricted Subsidiary Investments" (other than clause (IV) of the second paragraph thereunder), (ii) the making of payments permitted by the Tax Sharing Agreements, (iii) the making of payments to MAXXAM for reimbursement for actual services provided thereby to the Company or its Subsidiaries or Non-Affiliate Joint Ventures based on actual costs and an allocable share of overhead expenses, (iv) compensation (in the form of reasonable director's fees and reimbursement or advancement of reasonable out-of-pocket expenses) paid to any director of the Company or its Subsidiaries or Non-Affiliate Joint Ventures for services rendered in such person's capacity as a director and indemnification and directors' and officers' liability insurance in connection therewith, (v) compensation, indemnification and other benefits paid or made available to officers and employees of the Company or its Subsidiaries or Non-Affiliate Joint Ventures for services actually rendered, comparable to those generally paid or made available by entities engaged in the same or similar businesses (including reimbursement or advancement of reasonable out-of-pocket expenses and directors' and officers' liability insurance), (vi) loans to officers, directors and employees of the Company or its Subsidiaries for business or personal purposes and other loans and advances to such officers, directors and employees for travel, entertainment, moving and other relocation expenses, in each case made in the ordinary course of business and consistent with past practices of the Company and its Subsidiaries, (vii) any amendment to the Existing Intercompany Note that extends the maturity thereof or reduces the interest rate thereon, or any other amendment thereto that does not materially adversely affect the holders of the Notes, (viii) the dividend by the Company of all or any portion of the Existing Intercompany Note and accrued interest thereon, (ix) certain mergers, consolidations, transfers or sales permitted by the provisions of the Indenture described under "-- Merger or Consolidation" and (x) any amendment to the Tax Sharing Agreements, provided that a majority of the independent members of the Board of Directors of the Company evidenced by a Board Resolution determines that such amendment would not materially adversely affect the holders of the Notes. (Section 4.08(b)).

     Limitation on Liens

     The Indenture provides that the Company shall not, and shall not permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Lien upon any of their respective U.S. Fixed Assets to secure, directly or indirectly, any Indebtedness, unless the Notes are equally and ratably secured on a senior basis for so long as such secured Indebtedness is so secured.

     The Indenture provides that the foregoing provision shall not prohibit:

          (i) Liens on the Permitted Collateral securing outstanding Indebtedness permitted by the Indenture in an aggregate principal amount not to exceed the Maximum Secured Amount at the time such Indebtedness is Incurred;

          (ii) Liens in existence on the date of the Indenture after giving effect thereto which Liens, if such Liens secure a single or related items of Indebtedness in a principal amount in excess of $5,000,000, are set forth in a schedule to the Indenture;

          (iii) Liens in favor of the Company or any Subsidiary Guarantor;

          (iv) Liens on U.S. Fixed Assets of a person existing at the time such person is merged into or consolidated with the Company or any Subsidiary of the Company, provided, that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any other U.S. Fixed Assets (other than Improvements thereto or thereon and any proceeds thereof) of the Company or any Subsidiary of the Company;

          (v) Liens on U.S. Fixed Assets existing at the time of acquisition thereof by the Company or any Subsidiary of the Company, provided, that such Liens were in existence prior to the contemplation of such acquisition and do not extend to any other U.S. Fixed Assets (other than Improvements thereto or thereon and any proceeds thereof) of the Company or any Subsidiary of the Company;

          (vi) Liens securing Indebtedness permitted by clauses (vii) and (viii) of the second paragraph under "-- Limitation on Indebtedness and Preferred Stock", provided, that such Liens do not extend to any U.S. Fixed Assets other than the Center for Technology in the case of clause (vii) and the applicable Facility or Facilities in the case of clause (viii) and, in each case, together with any Improvements thereto or thereon and any proceeds thereof;

          (vii) Liens securing Indebtedness permitted by clause (e) of the definition of Permitted Indebtedness;

          (viii) Liens securing the Indebtedness permitted by clauses (iii),
     (iv) or (v) of the second paragraph under "-- Limitation on Indebtedness and Preferred Stock", provided that such Liens do not extend to any U.S. Fixed Assets other than (a) Permitted Collateral (in which case the principal amount of such Indebtedness shall be included in the calculation of the Maximum Secured Amount for purposes of clause (i) of this paragraph and such Liens shall only be permitted if the requirements of clause (i) are satisfied) and (b) the Capital Stock and assets of Alpart, KJC and AJI in the case of clause (iii), the Capital Stock and assets of KAAC in the case of clause (iv), and the Capital Stock and assets of VALCO in the case of clause (v), plus, in each case, the proceeds thereof;

          (ix) Liens securing Indebtedness consisting of Capitalized Lease Obligations, mortgage financings, industrial revenue bonds or other monetary obligations, in each case incurred for the purpose of financing all or any part of the purchase price or cost of construction or installation of U.S. Fixed Assets used in the business of the Company and its Subsidiaries, or repairs, additions or Improvements to such U.S. Fixed Assets, provided, that such Liens (a) secure Indebtedness in an amount not in excess of the original purchase price or the original cost of any such U.S. Fixed Assets or repair, addition or Improvement thereto (plus an amount equal to the reasonable fees and expenses in connection with the Incurrence of such Indebtedness), (b) do not extend to any other U.S. Fixed Assets (other than Improvements thereto or thereon and any proceeds thereof) of the Company or any Subsidiary of the Company (and, in the case of a repair, addition or Improvement, such Lien extends only to the U.S. Fixed Assets (and Improvements thereto or thereon) repaired, added to or improved), and (c) secure Indebtedness incurred no later than 180 days after the acquisition or final completion of such construction, repair, addition or Improvement;

          (x) Liens securing Refinancings (in whole or in part) of any Indebtedness secured by the Liens described in clauses (ii), (iv), (v),
     (vi), (viii) or (ix) of this paragraph, and any successive Refinancings of any thereof (together with any increased amount of such Indebtedness specifically permitted pursuant to the second paragraph under "-- Limitation on Indebtedness and Preferred Stock" (to cover the reasonable fees and expenses incurred in connection with a Refinancing)), provided that each such Lien (unless otherwise permitted by this paragraph) does not extend to any additional U.S. Fixed Assets (other than Improvements thereto or thereon and any proceeds thereof);

          (xi) Liens on U.S. Fixed Assets securing Indebtedness in an aggregate principal amount not to exceed $10,000,000; and

          (xii) Liens on any U.S. Fixed Assets consisting of easements, covenants, restrictions, exceptions, reservations and similar matters which do not materially impair the use of such U.S. Fixed Assets for the uses for which it is held and which Liens are granted to secure Indebtedness secured by Liens permitted by the foregoing clauses (i) through (xi).

     The Notes will be considered equally and ratably secured on a senior basis with any other Lien if the Lien securing the Notes is of at least equal priority and covers the same U.S. Fixed Assets property or assets as such other Lien, provided, that if the Indebtedness secured by such other Lien is expressly subordinated in right and priority of payment by its terms to the Notes, the Lien securing the Notes shall be senior to such other Lien.

     Subsidiary Guarantees, Etc.

     The Indenture provides that if the Company or any Subsidiary Guarantor shall transfer or cause to be transferred, in one or a series of related transactions, any property or assets (including, without limitation, businesses, divisions, real property, assets or equipment) to any Subsidiary of the Company or to any Non-Affiliate Joint Venture of the Company, the Company shall cause such transferee Subsidiary or Non-Affiliate Joint Venture to (i) execute and deliver to the Trustee a supplemental indenture in form and substance reasonably satisfactory to the Trustee pursuant to which such transferee Subsidiary or Non-Affiliate Joint Venture shall be named as an additional Subsidiary Guarantor and (ii) deliver to the Trustee an Opinion of Counsel reasonably satisfactory to the Trustee that such supplemental indenture has been duly executed and delivered by such Person. (Section 4.12(a)).

     The provisions set forth in the immediately preceding paragraph shall not apply to the following transfers of property or assets by the Company or any Subsidiary Guarantor:

          (A) transfers of property or assets (other than cash) to Subsidiaries of the Company and Non-Affiliate Joint Ventures, provided that such transfer is made in exchange for cash in an amount equal to the Fair Market Value of such property or assets;

          (B) transfers of property or assets to Subsidiary Guarantors;

          (C) the use of the proceeds of Indebtedness described in clauses
     (iii), (iv), (v) and (viii) of the second paragraph under "-- Limitation on Indebtedness and Preferred Stock";

          (D) transfers to Alpart of the proceeds of Indebtedness described in the first paragraph under "-- Limitation on Indebtedness and Preferred Stock" to the extent that Alpart is an obligor or guarantor of such Indebtedness;

          (E) the provision of, and the payment for, goods and services, working capital and technology to Subsidiaries of the Company and Non-Affiliate Joint Ventures, in each case in the ordinary course of the businesses in which the Company or its Subsidiaries or its Non-Affiliate Joint Ventures were engaged on the date of the Indenture or reasonably related extensions thereof;

          (F) transfers of assets to a Subsidiary of the Company immediately prior to the sale of such Subsidiary;

          (G) transfers of cash or Cash Equivalents to Non-Affiliate Joint Ventures engaged or to be engaged in the business of bauxite mining and/or alumina refining and/or aluminum smelting and/or fabrication and/or reasonably related extensions thereof;

          (H) transfers of cash, Cash Equivalents, property or other assets to a Permitted Entity in exchange for Permitted Entity Securities of such Permitted Entity if, immediately after giving effect to such transfer, such Permitted Entity remains a Permitted Entity;

          (I) transfers of Capital Stock or other equity interests to the issuer of such Capital Stock or other equity interests such that immediately after giving effect to such transfer and related transfers, the proportional beneficial ownership by the transferor of the class of Capital Stock or equity interests so transferred is not reduced; and

          (J) other transfers of assets, provided that the aggregate amount thereof (if other than cash, such amount shall be the Fair Market Value of such asset at the time of such transfer), less the aggregate amount of such assets returned to the Company or any Subsidiary Guarantor (if returned other than in cash, the amount of such assets shall be the Fair Market Value of such assets at the time so returned), does not exceed, in the aggregate, the greater of (i) $25,000,000 or (ii) 5% of the Company's Consolidated Net Worth, calculated after giving effect to such transfers and returns. (Section 4.12(b)).

     The Indenture provides that the two preceding full paragraphs of this section shall not apply to any Restricted Investment or Restricted Payment otherwise permitted by the provisions described under " -- Limitations on Restricted Payments, Restricted Investments and Unrestricted Subsidiary Investments." (Section 4.12(d)).

     In addition, the Indenture provides that the Company shall not permit any Permitted Entity to cease to be a Permitted Entity except:

          (i) pursuant to a liquidation or dissolution of such Permitted Entity or a transfer of all or substantially all of the properties and assets of such Permitted Entity to its Equity Owners in proportion to their interests, including by way of merger or consolidation of such Permitted Entity with or into its sole Equity Owner;

          (ii) pursuant to a sale in compliance with the provisions described under " -- Limitation on Asset Sales" of all of the Permitted Entity Securities of such Permitted Entity held directly or indirectly by the Company or any Subsidiary Guarantor; or

          (iii) if such Permitted Entity becomes a Subsidiary Guarantor. (Section 4.12(e)).

     Notwithstanding anything in the Indenture to the contrary, VALCO shall be permitted to merge with or into, or distribute substantially all of its assets and liabilities to, a Permitted Entity, provided that, at the time of such merger or distribution, such Permitted Entity has no more than $50,000 of assets other than Capital Stock or other similar interests in VALCO. Upon the consummation of any transaction contemplated by this paragraph, the entity surviving such merger or distribution shall not be required (i) to become a Subsidiary Guarantor pursuant to the provisions described in this section or
(ii) if such entity has no assets except as contemplated in this paragraph or meets the conditions of the preceding paragraph, to remain a Permitted Entity pursuant to the terms described in this Section. (Section 4.12(f)).

     Limitation on Dividends and Other Payment Restrictions Affecting
Subsidiaries

     The Indenture provides that the Company shall not, and shall not permit its Subsidiaries to, create or otherwise suffer to exist any consensual encumbrances or restrictions on the ability of any Subsidiary to pay dividends or make any other distributions on its Capital Stock or pay any Indebtedness owed to the Company or any Subsidiaries of the Company or to make loans or advances or transfer any of its assets to the Company or any Subsidiary of the Company; provided, however that such restrictions shall not prohibit Permitted Dividend Encumbrances. (Section 4.13).

     Limitation on Asset Sales

     The Indenture provides that the Company shall not, and shall not permit any of its Subsidiaries to, consummate any Asset Sale unless at least 75% of the consideration therefor received by the Company or such

Subsidiary (exclusive of indemnities) is in the form of cash or Cash Equivalents, provided that this sentence shall not apply to the sale or disposition of assets as a result of a foreclosure (or a secured party taking ownership of such assets in lieu of foreclosure) or as a result of an involuntary proceeding in which the Company cannot, directly or through its Subsidiaries, direct the type of proceeds received. The amount of (a) any liabilities of the Company or any Subsidiary of the Company that are actually assumed by the transferee in such Asset Sale, or for which the Company and its Subsidiaries are fully released, shall be deemed to be cash for purposes of determining the percentage of cash consideration received by the Company or its Subsidiaries and (b) any notes or other obligations received by the Company or any Subsidiary of the Company from such transferee that are immediately converted (or are converted within thirty days of the related Asset Sale) by the Company or such Subsidiary into cash shall be deemed to be cash for purposes of determining the percentage of cash consideration received by the Company or its Subsidiaries. (Section 4.14(a)).

     The Indenture further provides that the Company shall apply any Net Cash Proceeds received after the date of the Indenture to (A) the prepayment of Indebtedness in respect of or under the Credit Agreement and any other Indebtedness of the Company (other than the Notes) entitled to receive payment pursuant to the terms thereof (excluding Indebtedness that is subordinated by its terms to the Notes or the Guarantee thereof) (the "Specified Pari Passu Indebtedness"), unless the holders thereof elect not to receive such prepayment and (B) an offer to purchase (an "Asset Sale Offer") the then outstanding Notes, on any Business Day occurring no later than 175 days after the receipt by the Company (or any of its Subsidiaries, if applicable) of such Net Cash Proceeds (the "Asset Sale Purchase Date," which date shall be deferred to the extent necessary to permit the Asset Sale Offer to remain open for the period required by applicable law), at a price (the "Asset Sale Purchase Price") equal to 100% of the principal amount thereof together with accrued and unpaid interest, if any, to but not including the Asset Sale Purchase Date pursuant to the provisions set forth below. Such Asset Sale Offer with respect to the Notes shall be in an aggregate principal amount (the "Asset Sale Offer Amount") equal to the Net Cash Proceeds (rounded down to the nearest $1,000) from the Asset Sales to which the Asset Sale Offer relates multiplied by a fraction, the numerator of which is the principal amount of the Notes outstanding (determined as of the close of business on the day immediately preceding the date notice of such Asset Sale Offer is mailed) and the denominator of which is the principal amount of the Notes outstanding plus the aggregate principal amount of Indebtedness under the Credit Agreement and the Specified Pari Passu Indebtedness outstanding (determined as of the close of business on the day immediately preceding the date notice of such Asset Sale Offer is mailed). If
(x) no Indebtedness is outstanding in respect of or under the Credit Agreement or the Specified Pari Passu Indebtedness or (y) the holders of such Indebtedness entitled to receive payment elect not to receive the payments provided for in the previous sentence, or (z) the application of such Net Cash Proceeds results in the complete prepayment of such Indebtedness, then in each case any remaining portion of such Net Cash Proceeds will be required to be applied to an Asset Sale Offer to purchase the Notes. (Section 4.14(b)).

     Notice of an Asset Sale Offer shall be mailed by the Company to all holders at their last registered address within 145 days of the receipt by the Company or any of its Subsidiaries of such Net Cash Proceeds. The Asset Sale Offer shall remain open from the time of mailing until the last Business Day before the Asset Sale Purchase Date, but in no event for a period less than twenty-four days or less than that required by applicable law. The notice shall state, among other things, (1) that holders will be entitled to withdraw their election if the Trustee receives, not later than one Business Day prior to the Asset Sale Purchase Date, a telegram, telex, facsimile transmission or letter setting forth the name of the holder, the principal amount of the Notes the holder delivered for purchase, the certificate number of each Note the holder delivered for purchase and a statement that such holder is withdrawing his, her or its election to have such Notes purchased and (2) that if Notes in a principal amount in excess of the Asset Sale Offer Amount are surrendered pursuant to the Asset Sale Offer, the Company shall purchase Notes on a pro rata basis (with such adjustments as may be deemed appropriate by the Company so that only Notes in denominations of $1,000 or integral multiples thereof shall be acquired). (Section 4.14(c)).

     Notwithstanding the foregoing, the Company shall not be required to make an Asset Sale Offer until the aggregate amount of Net Cash Proceeds so to be applied pursuant to this covenant exceeds $25,000,000 (the

"Twenty-Five Million Threshold") and then the total amount of such Net Cash Proceeds shall be required to be so applied in accordance with this covenant. The Company may credit against its obligation to offer to repurchase Notes pursuant to this covenant the principal amount of Notes acquired or held by the Company subsequent to the date of the Asset Sale giving rise to such Asset Sale Offer and surrendered for cancellation or redeemed or called for redemption subsequent to such date and not previously used to satisfy any obligation of the Company to redeem or offer to purchase Notes. In no event shall any Net Cash Proceeds that are applied to an Asset Sale Offer be required to be applied to more than one Asset Sale Offer. (Section 4.14(c)).

     The Indenture further provides that, notwithstanding the foregoing, the Company shall have no obligation to make an Asset Sale Offer, if, and to the extent, the Company or any of its Subsidiaries commits within 140 days of the receipt of such Net Cash Proceeds to reinvest (whether by acquisition of an existing business or expansion, including, without limitation, capital expenditures) such Net Cash Proceeds in one or more of the lines of business (including capital expenditures) in which the Company or its Subsidiaries or its Non-Affiliate Joint Ventures were engaged on the date of the Indenture or reasonably related extensions of such lines of business, provided that such Net Cash Proceeds are substantially so utilized no later than the last day of the twelfth consecutive month (or, in the event the amount of such Net Cash Proceeds from a single Asset Sale or series of related Asset Sales exceeds $200,000,000, the twenty-fourth consecutive month) following the month in which such Net Cash Proceeds are received. (Section 4.16(d)).

     The Indenture further provides that notwithstanding the foregoing, if an Asset Sale consists of a sale of (i) all or a portion of the property, plant or equipment of the Company's Gramercy alumina refinery or Nevada micromill, whether now owned or hereafter acquired, or any proceeds thereof or (ii) any U.S. Fixed Assets acquired after the date of the Indenture which do not constitute Permitted Collateral, the Company shall make an Asset Sale Offer with the Net Cash Proceeds received from such Asset Sale (without regard to the Twenty-Five Million Threshold) to the extent the Company has not committed within 140 days of the receipt of such Net Cash Proceeds to reinvest (whether by acquisition of an existing business or expansion, including, without limitation, capital expenditures) such Net Cash Proceeds in U.S. Fixed Assets (other than Permitted Collateral), provided that such Net Cash Proceeds are substantially so utilized no later than the last day of the twelfth consecutive month (or, in the event the amount of such Net Cash Proceeds from a single Asset Sale or series of related Asset Sales exceeds $200,000,000, the twenty-fourth consecutive month) following the month in which such Net Cash Proceeds are received.

     Limitations on Unrestricted Subsidiaries

     The Indenture provides that (i) the Company shall not permit any of its Unrestricted Subsidiaries to guarantee or otherwise directly or indirectly provide credit support for any Indebtedness of the Company or any of its Subsidiaries, (ii) in the event that an Unrestricted Subsidiary of the Company incurs Indebtedness that does not involve an Unrestricted Subsidiary Investment by the Company or any of its Subsidiaries in such Unrestricted Subsidiary pursuant to the definition of "Unrestricted Subsidiary Investment," the Company will cause such Unrestricted Subsidiary to notify the lenders thereof in writing that such lenders will not have any recourse to the stock or assets of the Company or any of its Subsidiaries and (iii) the Company shall cause each of its Unrestricted Subsidiaries to have at all times at least one director on its board of directors that is not a director or executive officer of the Company or any of its Subsidiaries and to have at all times at least one executive officer that is not a director or executive officer of the Company or any of its Subsidiaries (except for any period not exceeding 30 days following the death or resignation of any such director or executive officer).

SEC REPORTS

     The Company shall file with the Trustee, within 15 days after it is required to file them with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may by rules and regulations prescribe) which the Company is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act. If the Company is not subject to the requirements of
Section 13 or 15(d) of the Exchange Act, the Company shall nonetheless file with the Commission and the Trustee copies of such annual reports and such information, documents and other reports as it would file if it were subject to the requirements of Section 13 or 15(d) of the

Exchange Act. In addition, the Company and the Subsidiary Guarantors have agreed that, for so long as any Restricted Securities (as defined) remain outstanding, they will furnish to the holders and to securities analysts and prospective investors, upon request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

MODIFICATION OF INDENTURE

     With the consent of the holders of not less than a majority in aggregate principal amount of the outstanding Notes, the Trustee and the Company may execute a supplemental indenture to add provisions to, or change in any manner or eliminate any provisions of, the Indenture or modify in any manner the rights of the holders of the Notes; provided, however, that, without the consent of each holder of an outstanding Note affected, no such supplemental indenture shall (i) extend the stated maturity of any Note, reduce the interest rate, extend the time or alter the manner of payment of interest, reduce the principal amount thereof or alter the timing of or reduce any premium payable upon the redemption thereof or reduce the amount payable thereon in the event of acceleration or the amount payable in bankruptcy, or (ii) reduce the aforesaid percentage of aggregate principal amount of Notes the consent of the holders of which is required for any such supplemental indenture (Section 10.02). The Company and the Trustee may, without the consent of any holder of the Notes, amend or supplement the Indenture for certain limited purposes, including to cure any ambiguity or to correct any defect or inconsistency in the Indenture or to comply with any requirements of the Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act of 1939, as amended. (Section 10.01).

DEFAULTS AND CERTAIN RIGHTS ON DEFAULT

     An Event of Default is defined in the Indenture as (i) default in the payment of principal, Change of Control Purchase Price, Asset Sale Purchase Price or premium (if any) with respect to the Notes, as and when the same shall become due and payable either at maturity, upon redemption or purchase by the Company by declaration or otherwise, (ii) default in payment of any installment of interest on any of the Notes as and when the same shall become due and payable and such default continues for 30 days, (iii) failure on the part of the Company, duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Company in the Notes or in the Indenture for a period of sixty days after the date on which written notice of such failure, which notice must specify the failure, demand it be remedied and state that the notice is a "Notice of Default," shall have been given to the Company by the Trustee by registered mail, which notice the Trustee shall give upon receipt of requests to do so by the holders of at least 25% of the aggregate principal amount of the Notes at the time outstanding, or to the Company and the Trustee by the holders of at least 25% of the aggregate principal amount of the Notes at the time outstanding, (iv) a default under any mortgage, indenture or instrument under which there may be issued, secured or evidenced any indebtedness for money borrowed by the Company or any Subsidiary, whether such Indebtedness now exists or shall hereafter be created, in an aggregate principal amount exceeding $25,000,000, which default (a), in the case of a failure to make payment on any such indebtedness, shall not have been waived, cured or otherwise ceased to exist within 30 days thereafter, or (b) in the case of any default other than a payment default referred to in clause (a), shall have resulted in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, or with respect to which the principal amount remains unpaid upon its stated maturity; (v) a final judgment which, together with other outstanding final judgments against the Company and its Significant Subsidiaries, exceeds an aggregate of $25,000,000 (to the extent such judgments are not covered by valid and collectible insurance from solvent unaffiliated insurers) shall be entered against the Company and/or its Significant Subsidiaries and (a) within 30 days after entry thereof, judgments exceeding such amount shall not have been discharged, settled or bonded or execution thereof stayed pending appeal or, within 30 days after the expiration of any such stay, such judgments exceeding such amount shall not have been discharged, settled or bonded or execution thereof stayed or (b) an enforcement proceeding shall have been commenced (and not discharged, settled or bonded or execution thereof stayed) by any creditor upon judgments exceeding such amount; (vi) certain events of bankruptcy, insolvency, receivership or reorganization and (vii) the Guarantee having been held unenforceable or invalid with respect to any Subsidiary Guarantor by a final non-appealable order or judgment issued by a court of competent jurisdiction or having ceased for any reason to be in full force and effect with respect to any Subsidiary Guarantor, or any Subsidiary Guarantor or any person acting by or on behalf of any Subsidiary Guarantor having denied or disaffirmed its obligations under the Guarantee. (Section 6.01).

     The Indenture provides that, if an Event of Default shall have occurred and be continuing, either the Trustee or the holders of 25% of the aggregate principal amount of the Notes then outstanding may declare the entire principal of and interest on the Notes to be due and payable immediately. Upon the occurrence of certain events of bankruptcy, insolvency, receivership or reorganization, principal of and interest on the Notes will become due and payable without necessity of action on the part of the Trustee or the holders of the Notes. Prior to the declaration of the maturity of the Notes as provided in the preceding sentences, the holders of a majority of the aggregate principal amount of the Notes at the time outstanding may on behalf of the holders of all of the Notes waive any past default under the Indenture and its consequences, except a default in the payment of principal of, premium, if any, Change of Control Purchase Price, Asset Sale Purchase Price or interest on any of the Notes or a default under Article Four of the Indenture or any other covenant or provision of the Indenture which under Article Ten cannot be modified or amended without the consent of the holder of each outstanding Note. In the case of any such waiver, the Company, the Trustee and the holders of the Notes shall be restored to their former positions and rights hereunder, respectively; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

MERGER OR CONSOLIDATION

     The Indenture provides that the Company may consolidate or merge with or into any other corporation or corporations or sell or convey all or substantially all of its property to any other corporation whether in a single transaction or in a series of transactions; provided, however, that any such consolidation, merger, sale or conveyance shall be upon the condition that (a) immediately after giving effect to such consolidation, merger, sale or conveyance, the corporation formed by or surviving any such consolidation or merger, or to which such sale or conveyance shall have been made, whether the Company or such other corporation (the "surviving corporation"), shall not be in default in the performance or observance of any of the terms, covenants and conditions of the Indenture to be kept or performed by the Company, (b) the surviving corporation (if other than the Company) shall be a corporation organized under the laws of the United States or any State thereof, (c) immediately after giving effect to such consolidation, merger, sale or conveyance, the surviving corporation (whether the Company or such other corporation) could Incur $1.00 of Indebtedness pursuant to provisions described in the first paragraph under "-- Limitation on Indebtedness and Preferred Stock," (d) the surviving corporation (if other than the Company) shall expressly assume the obligations of the Company by supplemental indenture complying with the requirements of the Indenture satisfactory in form to the Trustee and (e) immediately after giving effect to such consolidation, merger, sale or conveyance, the surviving corporation (whether the Company or such other corporation) shall have a Consolidated Net Worth equal to or greater than the Consolidated Net Worth of the Company immediately prior to such transaction. (Section 11.01(a)).

     The Indenture further provides that, notwithstanding the foregoing, (i) the Company may consolidate or merge with or into, or sell or convey all or substantially all of its property to, KAC; provided, however, that the surviving corporation (if other than the Company) shall expressly assume by supplemental indenture complying with the requirements of the Indenture, the due and punctual payment of the principal premium, if any, Change of Control Purchase Price, Asset Sale Purchase Price and interest on all of the Notes, according to their tenor, and the due and punctual performance and observance of all the covenants and conditions of the Indenture to be performed or observed by the Company and
(ii) the Company may consolidate or merge with or into, or sell or convey all or substantially all of its property to, a Subsidiary Guarantor; provided, that the surviving corporation (if other than the Company) shall expressly assume by supplemental indenture complying with the requirements of the Indenture, the due and punctual payment of the principal of, premium, if any, Change of Control Purchase Price, Asset Sale Purchase Price and interest on all of the Notes, according to their tenor, and the due and punctual performance and observance of all the covenants and conditions of the Indenture to be performed or observed by the Company. (Section 11.01(b)).

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

     The Indenture provides that, notwithstanding any other provision of the Indenture (i) a Subsidiary Guarantor may consolidate or merge with or into, or sell or convey all or substantially all of its property to, the Company, provided, that the surviving corporation (if other than the Company) shall expressly assume by supplemental indenture complying with the requirements of the Indenture, the due and punctual payment of the principal of, premium, if any, Change of Control Purchase Price, Asset Sale Purchase Price and interest on all of the Notes, according to their tenor, and the due and punctual performance and observance of all the covenants and conditions of the Indenture to be performed or observed by the Company and (ii) a Subsidiary Guarantor may consolidate or merge with or into, or sell or convey all or substantially all of its property to, any other Subsidiary Guarantor. (Section 15.03(a)).

     The Indenture further provides that a Subsidiary Guarantor may merge or consolidate with or into any other corporation or corporations (whether or not affiliated with such Subsidiary Guarantor), or sell or convey its property as an entirety or substantially as an entirety to any other corporation or corporations (whether or not affiliated with such Subsidiary Guarantor); provided, that (i) in the event that the surviving corporation is a Subsidiary of the Company, then (a) such surviving corporation (if other than such Subsidiary Guarantor) shall be a corporation organized under the laws of the United States of America or any State thereof, (b) such surviving corporation (if other than such Subsidiary Guarantor) shall assume the due and punctual performance and observance of all of the covenants and conditions of the Indenture to be performed by such Subsidiary Guarantor by supplemental indenture complying with the requirements of the Indenture, (c) immediately after giving effect to such consolidation, merger, sale or conveyance, the Company could Incur $1.00 of Indebtedness pursuant to Section 4.10(a) of the Indenture and (d) immediately after giving effect to such consolidation, merger, sale or conveyance, the surviving corporation (whether such Subsidiary Guarantor or such other corporation) shall have a Consolidated Net Worth equal to or greater than the Consolidated Net Worth of such Subsidiary Guarantor immediately prior to such transaction; and (ii) in the event that the surviving corporation is not a Subsidiary of the Company, then such consolidation, merger, sale or conveyance shall otherwise have been made in compliance with the terms of the Indenture. (Section 15.03(b)).

SATISFACTION AND DISCHARGE

     If at any time (a) the Company delivers all the outstanding Notes to the Trustee for cancellation, other than destroyed, lost or stolen Notes, or (b) all Notes have become due and payable, or will be or may be redeemed or will mature within one year, and the Company has deposited with the Trustee money or certain direct, non-callable obligations of, or guaranteed by, the United States sufficient to pay all such Notes, upon redemption or at maturity, together with all other sums due under the Indenture, the Company may terminate all of its obligations under the Indenture, other than its obligations to pay the principal of, premium, if any, Change of Control Purchase Price, Asset Sale Purchase Price and interest on the Notes and certain other obligations. (Section 12.01).

CERTAIN DEFINITIONS

     The term "9 7/8% Notes" means the Company's 9 7/8% Senior Notes due 2002, as amended from time to time, issued pursuant to the 9 7/8% Note Indenture.

     The term "9 7/8% Note Indenture" means the indenture, dated as of February 17, 1994, among the Company, as issuer, the parties named therein (including in any amendment or supplement thereto) as subsidiary guarantors, and First Trust National Association, a national banking association, as trustee, as heretofore or hereafter amended or supplemented from time to time in accordance with the terms thereof.

     The term "10 7/8% Notes" means the Company's 10 7/8% Senior Notes due 2006 and the Company's 10 7/8% Series B Senior Notes due 2006, as amended from time to time, issued pursuant to the 10 7/8% Note Indenture.

     The term "10 7/8% Note Indenture" means the Indenture, dated as of October 23, 1996, among the Company, as issuer, the parties named therein (including in any amendment or supplement thereto) as

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

subsidiary guarantors, and First Trust National Association, a national banking association, as trustee, as heretofore or hereafter amended or supplemented from time to time in accordance with the terms thereof.

     The term "12 3/4% Notes" means the Company's 12 3/4% Senior Subordinated Notes due 2003, as amended from time to time, issued pursuant to the 12 3/4%
Note Indenture.

     The term "12 3/4% Note Indenture" means the Indenture, dated as of February 1, 1993, among the Company, as issuer, the parties named therein (including in any amendment or supplement thereto) as subsidiary guarantors, and State Street Bank and Trust Company, a Massachusetts trust company, as successor to The First National Bank of Boston, as trustee, as heretofore or hereafter amended or supplemented from time to time in accordance with the terms thereof.

     The term "14 1/4% Senior Subordinated Notes" means the Company's 14 1/4% Senior Subordinated Notes Due 1995, as amended, which were retired in 1993 and are no longer outstanding as of the date of the Indenture.

     The term "14 1/4% Senior Subordinated Note Indenture" means the 14 1/4% Senior Subordinated Note Indenture, dated as of December 21, 1989, among the Company, as issuer, the parties named therein as and, if applicable, thereafter becoming, subsidiary guarantors, and The Bank of New York, a New York banking corporation, as trustee, as amended or supplemented from time to time in accordance with the terms thereof.

     The term "Affiliate" means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with a specified Person; provided, however, that the term Affiliate shall not include the Company, any Subsidiary of the Company, any Unrestricted Subsidiary of the Company or any Non-Affiliate Joint Venture of the Company so long as no Affiliate of the Company has any direct or indirect interest therein, except through the Company, its Subsidiaries, its Unrestricted Subsidiaries and/or its Non-Affiliate Joint Ventures. For the purpose of this definition, control when used with respect to any specified Person means the possession of the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms controlling and controlled have meanings correlative to the foregoing. The fact that an Affiliate of a Person is a partner of a law firm that renders services to such Person or its Affiliates does not mean that the law firm is an Affiliate of such Person.

     The term "Asset Sale" means any sale, transfer or other disposition (including, without limitation, dispositions pursuant to a merger, consolidation or sale and leaseback transaction) of any assets (other than cash or Cash Equivalents) on or after the date of the initial issuance of the Notes by the Company or any of its Subsidiaries to any Person other than the Company, any of its Subsidiaries or any Non-Affiliate Joint Venture; provided, however, that solely for the purposes of the definition of Consolidated Cash Flow Available for Fixed Charges, the term Asset Sale shall exclude dispositions pursuant to a sale and leaseback transaction if the lease under such sale and leaseback transaction is required to be classified and accounted for as a Capitalized Lease Obligation; and provided, further, that the term Asset Sale shall not include a Refinancing Sale and Leaseback Transaction; and provided, further, that the following sales, transfers or other dispositions of assets shall not be an "Asset Sale" hereunder:

          (A) in the ordinary course of business of the Company and its Subsidiaries, which may include sales, transfers or other dispositions to Unrestricted Subsidiaries;

          (B) in a single transaction or group of related transactions, the gross proceeds of which (exclusive of indemnities) do not exceed $10,000,000 (such proceeds, to the extent non-cash, to be determined in good faith by the Board of Directors of the Company);

          (C) resulting from the creation, incurrence or assumption of (but not any foreclosure with respect to) any Lien not prohibited by the provisions described under "-- Limitation on Liens";

          (D) in connection with any consolidation or merger of the Company or any Subsidiary Guarantor or sale of all or substantially all of the property of the Company or any Subsidiary Guarantor in compliance with applicable provisions of the Indenture;

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

          (E) by a Subsidiary to its stockholders not prohibited by the Indenture;

          (F) which are Restricted Investments, Restricted Payments or Unrestricted Subsidiary Investments permitted by the provisions described under "-- Limitations on Restricted Payments, Restricted Investments and Unrestricted Subsidiary Investments"; or

          (G) which consist of extensions, modifications, renewals or exchanges of Restricted Investments pursuant to clause (b) of the definition thereof, so long as neither the Company nor any of its Subsidiaries receives any cash proceeds as a result of such transaction.

     The term "Attributable Debt" means, with respect to a Refinancing Sale and Leaseback Transaction, as of the date of consummation of such transaction, the greater of (a) the Fair Market Value of the property subject to such Refinancing Sale and Leaseback Transaction and (b) the present value (discounted at the interest rate borne by the Notes, compounded semi-annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Refinancing Sale and Leaseback Transaction (including any period for which such lease has been extended).

     The term "Bank" means any of the financial institutions that are, or from time to time become, lenders under the Credit Agreement.

     The term "Bank Agent" means BankAmerica Business Credit, Inc., as agent under the Credit Agreement, and any successor agent appointed under the Credit Agreement or any agent under any agreement or agreements pursuant to which Indebtedness under the Credit Agreement has been renewed, extended, refunded, replaced, restructured or refinanced (or successively renewed, extended, refunded, replaced, restructured or refinanced) and as to whom the Company has notified the Trustee and the noteholders pursuant to the terms of the Indenture.

     The term "Bank Guarantors" means each of the following Persons, as long as such Person guarantees any Indebtedness under the Credit Agreement: Akron Holding Company, an Ohio corporation, Kaiser Aluminum & Chemical Investment, Inc., a Delaware corporation, Kaiser Aluminum Properties, Inc., a Delaware corporation, Kaiser Aluminum Technical Services, Inc., a California corporation, Oxnard Forge Die Company, Inc., a California corporation, Kaiser Aluminium International, Inc., a Delaware corporation, KAC, KFC, each of their respective successors, each Subsidiary Guarantor and each Non-Recourse Guarantor so long as such Non-Recourse Guarantor does not constitute a Subsidiary Guarantor and would not be required to become a Subsidiary Guarantor hereunder.

     The term "CARIFA Financing" means the $60,000,000 CBI Industrial Revenue Bonds, Caribbean Basin Projects Financing Authority CBI Industrial Revenue Bonds 1991 Series A and Series B (Alumina Partners of Jamaica Project) issued pursuant to that certain Bond Purchase Agreement dated as of December 1, 1991, among the Caribbean Basin Projects Financing Authority, Alumina Partners of Jamaica and PaineWebber Incorporated of Puerto Rico, or any Refinancings thereof and any letters of credit supporting such bonds or any Refinancings thereof.

     A "Change of Control" shall be deemed to have occurred at such time as MAXXAM, directly or indirectly, shall cease to have (other than by reason of the existence of a Lien but including by reason of the foreclosure of or other realization upon a Lien) direct or indirect sole beneficial ownership (as defined under Regulation 13d-3 of the Exchange Act as in effect on the date of the Indenture) of at least 40% of the total Voting Stock, on a fully diluted basis, of the Company; provided, however, that such ownership by MAXXAM, directly or indirectly, of 30% or greater, but less than 40%, of the total Voting Stock, on a fully diluted basis, of the Company shall not be a Change of Control if MAXXAM, through direct representation or through Persons nominated by it, controls a majority of the Board of Directors of the Company necessary to effectuate any actions by the Board of Directors of the Company; and provided, further, that the foregoing minimum percentages shall be deemed not satisfied if any Person or group (as defined in Section 13(d)(3) of the Exchange Act as in effect on the date of the Indenture) shall, directly or indirectly, own more of the total Voting Stock entitled to vote generally in the election of directors of the Company than MAXXAM.

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

     The term "Consolidated Amortization Expense" means, with respect to any Person for any period, the amortization expense (including without limitation goodwill, deferred financing charges and other intangible items) of such Person and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.

     The term "Consolidated Cash Flow Available for Fixed Charges" means, with respect to any Person for any period, the sum of the amounts for such period of
(i) Consolidated Net Income, (ii) Consolidated Fixed Charges, (iii) Consolidated Income Tax Expense (other than income taxes (including credits) with respect to items of Net Income not included in the definition of Consolidated Net Income),
(iv) Consolidated Depreciation Expense, (v) Consolidated Amortization Expense and (vi) any other non-cash items reducing Consolidated Net Income, minus any non-cash items increasing Consolidated Net Income, all as determined on a consolidated basis for such Person and its Subsidiaries in accordance with GAAP; provided, however, that (x) if, during such period, such Person or any of its Subsidiaries shall have engaged in any Asset Sale, Consolidated Cash Flow Available for Fixed Charges of such Person and its Subsidiaries for such period shall be reduced by an amount equal to the Consolidated Cash Flow Available for Fixed Charges (if positive) directly attributable to the assets that are the subject of such Asset Sale for such period, or increased by an amount equal to the Consolidated Cash Flow Available for Fixed Charges (if negative) directly attributable to the assets that are the subject of such Asset Sale for such period and (y) if, during such period, such Person or any of its Subsidiaries shall have acquired any material assets out of the ordinary course of business, Consolidated Cash Flow Available for Fixed Charges shall be calculated on a pro forma basis as if such asset acquisition and related financing had occurred at the beginning of such period.

     The term "Consolidated Depreciation Expense" means, with respect to any Person for any period, the depreciation and depletion expense (including without limitation the amortization expense associated with Capitalized Lease Obligations) of such Person and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.

     The term "Consolidated Fixed Charge Coverage Ratio" means, with respect to any Person as of the date of the transactions giving rise to the need to calculate the Consolidated Fixed Charge Coverage Ratio (the "Transaction Date"), the ratio of (i) the aggregate amount of Consolidated Cash Flow Available for Fixed Charges of such Person for the four fiscal quarters immediately prior to the Transaction Date for which financial information in respect thereof is available to (ii) the aggregate Consolidated Fixed Charges of such Person for the fiscal quarter in which the Transaction Date occurs and the three fiscal quarters immediately subsequent to such fiscal quarter to be accrued during such period (based upon the pro forma amount of Indebtedness to be outstanding on the Transaction Date), assuming for the purposes of this measurement that the interest rates on which floating interest rate obligations of such Person are based equal such rates in effect on the Transaction Date; provided, however, that if the Company or any of its Subsidiaries has incurred Interest Hedging Obligations (as defined in the Indenture) which would have the effect of changing the interest rate on any Indebtedness for such four quarter period (or any portion thereof), the resulting rate shall be used for such four quarter period or portion thereof; and provided, further, that any Consolidated Fixed Charges with respect to Indebtedness incurred or for which such Person otherwise becomes liable during the fiscal quarter in which the Transaction Date occurs shall be calculated as if such Indebtedness was so incurred on the first day of the fiscal quarter in which the Transaction Date occurs.

     The term "Consolidated Fixed Charges" means (without duplication), with respect to any Person for any period, the sum of:

          (i) the interest expense of such Person and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP (less, to the extent included therein, the portion of the interest expense required to be funded or economically borne by the Company's minority partners in the Company's joint ventures);

          (ii) all fees, commissions, discounts and other charges of such Person and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP, with respect to letters of credit and bankers' acceptances and the costs (net of benefits) associated with Interest Hedging Obligations;

          (iii) the aggregate amount of dividends paid or other similar distributions made by such Person and its Subsidiaries during such period with respect to preferred stock (including preference stock) of such Person or its Subsidiaries determined on a consolidated basis in accordance with GAAP; and

          (iv) amortization or write-off of debt discount in connection with any Indebtedness of such Person and its Subsidiaries, determined on a consolidated basis in accordance with GAAP (excluding, to the extent otherwise included, the amortization or write-off of any deferred financing costs in connection with the amendment or refinancing of the Credit Agreement and the predecessor credit agreement).

     The term "Consolidated Income Tax Expense" means (without duplication), with respect to any Person for any period, the aggregate of the income tax expense (net of applicable credits) of such Person and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.

     The term "Consolidated Net Income" means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Subsidiaries for such period taken as a single accounting period, all as determined on a consolidated basis in accordance with GAAP, excluding (in each case to the extent otherwise included):

          (i) extraordinary gains but not extraordinary losses and excluding gains from extinguishment of debt;

          (ii) the Net Income of any Person that is not a Subsidiary of such Person or that is accounted for on the equity method of accounting, except to the extent of the amount of dividends or other distributions (other than dividends or distributions of Capital Stock) actually paid to such Person or any of its Subsidiaries by such other Person during such period;

          (iii) except to the extent included by clause (ii), the Net Income of any Person accrued prior to the date it becomes a Subsidiary of such Person or is merged into or consolidated with such Person or any of its Subsidiaries or that Person's assets are acquired by such Person or any of its Subsidiaries;

          (iv) the Net Income of any Subsidiary of such Person during such period (A) to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary of such Net Income is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary or (B) in the case of a foreign Subsidiary or a Subsidiary with significant foreign source income, to the extent such Net Income has not been distributed to such Person and such distribution would result in a material tax liability not otherwise deducted from the calculation of Consolidated Net Income whether or not such deduction is required by GAAP;

          (v) net after tax gains from Asset Sales (but not excluding the net after tax losses from Asset Sales);

          (vi) interest income arising from the Existing Intercompany Note, except to the extent such interest income is actually received by the Company in cash; and

          (vii) the Net Income of any Unrestricted Subsidiary, whether or not paid or distributed to the Company or one of its Subsidiaries;

provided, however, that (1) in determining Consolidated Net Income with respect to the Company there shall be disregarded (a) any charge with respect to premiums paid in excess of the principal amount in connection with the repurchase, defeasance or redemption of the 14 1/4% Senior Subordinated Notes and (b) the amortization or write-off of any unamortized deferred financing costs and debt discount (other than original issue discount with respect to Indebtedness Incurred after the date hereof) in connection with the amendment or refinancing of the Credit Agreement and the predecessor credit agreement and/or the repurchase, defeasance or redemption of the 14 1/4% Senior Subordinated Notes and (2) the Net Income of each of the Specified Parties otherwise included in the Consolidated Net Income of the Company shall not be subject to any of the limitations contained in clauses (ii) and (iv)(B) of this definition so long as the Company's cash management and intercompany practices with respect to such entity, as the case may be, for such period are consistent with past practice.

     The term "Consolidated Net Worth" means, with respect to any Person as of any date, the total stockholders' equity of such Person as of such date less, to the extent otherwise included, amounts attributable to Redeemable Stock and, in the case of the Company, the amount attributable to the Existing Intercompany Note, in each case determined on a consolidated basis in accordance with GAAP; provided, however, that in determining Consolidated Net Worth with respect to the Company there shall be disregarded (i) any charge with respect to premiums paid in excess of the principal amount in connection with the repurchase, defeasance or redemption of the 14 1/4% Senior Subordinated Notes and (ii) the amortization or write-off of any unamortized deferred financing costs or debt discount (other than original issue discount with respect to Indebtedness Incurred after the date hereof) in connection with the amendment or refinancing of the Credit Agreement and the predecessor credit agreement and/or the repurchase, defeasance or redemption of the 14 1/4% Senior Subordinated Notes.

     The term "Credit Agreement" means that certain Credit Agreement, dated as of February 15, 1994, among the Company, KAC, the financial institutions that are, or from time to time become, parties thereto, and BankAmerica Business Credit, Inc., as agent, including all related notes, collateral documents and guarantees, and any agreement (including all related notes, collateral documents and guarantees) pursuant to which Indebtedness thereunder has been Refinanced (or successively Refinanced), in each case as any of the same has been or may be amended, supplemented, restated, restructured or otherwise modified from time to time (in each case, in whole or in part).

     The term "Defaulting Equity Owner" means, with respect to any Permitted Entity, any Equity Owner who causes an Equity Owner Default.

     The term "Equity Owner" means, with respect to any Permitted Entity, any holder of an Ownership Interest in such Permitted Entity.

     The term "Equity Owner Default" means, with respect to any issuance of Permitted Entity Securities to the Equity Owners of a Permitted Entity, the failure by one or more of such Equity Owners to acquire such Permitted Entity Securities in an amount corresponding to at least its Ownership Interest of such Permitted Entity and, as a result thereof, such Equity Owner becomes subject to, directly or indirectly, a dilution of its interest in the future net income of such Permitted Entity and/or a penalty pursuant to the terms of the governing documents of such Permitted Entity.

     The term "Existing Intercompany Note" means the Non-Negotiable Intercompany Note, dated December 21, 1989, issued by KAC to the Company in an initial principal amount of $818,585,280, as such Non-Negotiable Intercompany Note has been or may be amended.

     The term "Fair Market Value" means, with respect to any property other than cash, the fair market value of such property as determined in good faith by the Board of Directors of the Company, whose determination shall be evidenced by a Board Resolution; provided, however, that, in the event the Company makes a payment in the form of or otherwise transfers property other than cash to, or receives property other than cash from, an Affiliate in an amount in excess of $10,000,000, or in the event that the Company makes a payment in the form of or otherwise transfers property other than cash or Cash Equivalents to, or receives property other than cash or Cash Equivalents from, an Unrestricted Subsidiary in an amount in excess of $10,000,000, (which amount shall be calculated excluding the fair market value of any Principal Products within the scope of the proviso at the end of this definition) the Company, in addition, shall have received an opinion from an independent investment banking firm of national standing selected by the Company to the effect that the Board of Directors' determination of fair market value is fair; provided that, with respect to any determination of Fair Market Value of property in connection with an Unrestricted Subsidiary Investment or the designation of an Unrestricted Subsidiary, such opinion shall not be required, to the extent that such property consists of Principal Products (which Principal Products are used by such Unrestricted Subsidiary in its operations in the ordinary course of business).

     The term "GAAP" means generally accepted accounting principles as in effect on December 31, 1992, and used in the preparation of the Company's consolidated balance sheet at such date and the Company's statements of consolidated income and cash flows for the year then ended, but in any event (i) giving effect to, but excluding the effect of any one-time charge related to the implementation of, Statement of Financial Accounting Standards No. 106 (Employers' Accounting for Postretirement Benefits Other Than Pensions) and (ii) giving effect to Statement of Financial Accounting Standards No. 109 (Accounting for Income Taxes).

     The term "Guarantee" means any guarantee of the Notes by any Subsidiary Guarantor.

     The term "Improvements" means any accessories, accessions, additions, attachments, substitutions, replacements, improvements, parts and other property now or hereafter affixed to any U.S. Fixed Assets or used in connection therewith.

     The term "Indebtedness" means, with respect to any Person at any date, any of the following (without duplication):

          (a) the principal amount of all obligations (unconditional or contingent) of such Person for borrowed money (whether or not recourse is to the whole of the assets of such person or only to a portion thereof) and the principal amount of all obligations (unconditional or contingent) of such Person evidenced by debentures, notes or other similar instruments (including, without limitation, reimbursement obligations with respect to letters of credit and bankers' acceptances);

          (b) all obligations of such Person to pay the deferred purchase price of property or services, except (x) accounts payable and other current liabilities arising in the ordinary course of business and (y) compensation, pension obligations and other obligations arising from employee benefits and employee arrangements;

          (c) Capitalized Lease Obligations of such Person;

          (d) all Indebtedness of others secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed or guaranteed by such Person;

          (e) preferred stock (including preference stock) that is Redeemable Stock (the amount of the Indebtedness in respect of such preferred stock to be equal to the aggregate liquidation value thereof);

          (f) all Indebtedness of others guaranteed by such Person;

          (g) pension obligations and other similar obligations arising from employee benefits, to the extent unfunded and assumed by such Person after the date of the initial issuance of the Notes in the acquisition, by such Person, of the assets or Capital Stock of another Person ("Assumed Pension Obligations"); and

          (h) all obligations under Refinancing Sale and Leaseback Transactions;

and the amounts thereof shall be the outstanding balance of any such unconditional obligations as described in clauses (a) through (f) (other than clause (d)), and the maximum liability of any such contingent obligations at such date (other than with respect to clause (d)) and, in the case of clause
(d), the lesser of the fair market value at such date of any asset subject to any Lien securing the Indebtedness of others and the amount of the Indebtedness secured and, in the case of clause (g), the amount of Assumed Pension Obligations shall be the amount determined by the Company in good faith as evidenced by a certificate of the Chief Financial Officer of the Company delivered to the Trustee and, in the case of clause (h), the Attributable Debt with respect to such Refinancing Sale and Leaseback Transactions; provided, however, that Indebtedness shall not include:

          (A) the obligations of such Person and/or any of its Subsidiaries to purchase or sell goods, services or technology utilized in their bauxite, aluminum and alumina business and related extensions thereof, including on a take-or-pay basis, pursuant to agreements entered into in the ordinary course of business consistent with past practice or to fund or guarantee the obligations of National Refractories & Minerals

     Corporation or any of its Affiliates in an aggregate principal amount at any time outstanding not exceeding $7,500,000;

          (B) obligations of such Person arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business, provided that such obligations are extinguished within two Business Days of their incurrence (or, in the case of foreign overdrafts, within five Business Days of their incurrence) unless covered by an overdraft credit line;

          (C) obligations of such Person resulting from the endorsement of negotiable instruments for collection in the ordinary course of business;

          (D) Indebtedness consisting of stand-by letters of credit to the extent collateralized by cash or Cash Equivalents; and

          (E) Liens on assets of KAAC granted to secure Indebtedness of QAL, provided that such Liens are (i) in existence on the date of the Indenture,
     (ii) similar in all material respects to Liens in existence on the date of the Indenture or (iii) not on assets consisting of cash, Cash Equivalents or fixed assets and such assets are used or to be used in connection with the business of QAL.

     The term "interest" means, with respect to the Notes, interest payable on the Notes at the rate set forth therein, plus any additional interest payable by the Company and the Subsidiary Guarantors in respect of the Notes pursuant to the Registration Rights Agreement.

     The term "Maximum Secured Amount" means, at any time (i) $400,000,000, plus
(ii) Net Betterments at such time, plus (iii) the outstanding amount of Indebtedness relating to the CARIFA Financing, secured by a Lien on Permitted Collateral, but in no event more than $43,000,000, minus (iv) in the event of a sale of Permitted Collateral which is subject to a Lien permitted by clause (i) under "-- Limitation on Liens," the amount, if any, of the net proceeds thereof required to be applied to a permanent repayment or commitment reduction in respect of the Indebtedness secured by such Lien, minus (v), in the event of the Refinancing of any Indebtedness secured by a Lien permitted by clause (i) under "-- Limitation on Liens," the lesser of (A) the amount of Indebtedness, if any, not secured by Permitted Collateral which Refinances, in whole or in part, such Indebtedness secured by a Lien permitted by clause (i) under "-- Limitation on Liens" and (B) the amount, if any, by which the Maximum Secured Amount immediately prior to such Refinancing, in whole or in part, of such Indebtedness secured by a Lien permitted by clause (i) under "-- Limitation on Liens" exceeds the aggregate amount of Indebtedness which is secured by a Lien on Permitted Collateral permitted by clause (i) or clause (viii)(a) under "-- Limitation on Liens" after giving effect to such Refinancing.

     The term "Merger" means the merger of a subsidiary of MAXXAM with and into KAC on October 28, 1988.

     The term "Net Betterments" means the amount, if any, by which capital expenditures (determined in accordance with GAAP) by the Company or any of its Subsidiaries in respect of the Permitted Collateral on a cumulative basis for the period from the date of the Indenture, through the date of determination exceeds depreciation (determined in accordance with GAAP) in respect of the Permitted Collateral on a cumulative basis for such period (provided, however, that with respect to any Permitted Collateral existing at the time of the Merger, the depreciation shall be the historical depreciation before adjustments to reflect the acquisition of the Company in the Merger), but in no event less than zero, provided, that in the event any Permitted Collateral ceases to constitute Permitted Collateral in accordance with the definition thereof, only the amount of Net Betterments in respect of such Permitted Collateral at such time shall be included in any subsequent calculation of Net Betterments and provided, further, that (a) Improvements which are subject to a Lien permitted by clause (iv), (v) or (vi) under "-- Limitation on Liens" and (b) U.S. Fixed Assets to the extent subject to a Lien permitted by clause (ix) under "-- Limitation on Liens" shall not be included in the determination of Net Betterments.

     The term "Net Cash Proceeds" means cash payments received (but if received in a currency other than United States dollars, such payments shall not be deemed received until the earliest time at which such currency is, or could freely be, converted into United States dollars) by or on behalf of the Company and/or any of its Subsidiaries (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise or the cash realization of any non-cash proceeds of any Asset Sale, but, in each case, only as and when, and to the extent, received) from an Asset Sale, in each case net of:

          (i) all legal, title and recording tax expenses, commissions, consulting fees, investment banking, broker's and accounting fees and expenses and fees and expenses incurred in obtaining regulatory approvals in connection with such Asset Sale;

          (ii) the amounts of (A) any repayments of debt secured, directly or indirectly, by Liens on the assets which are the subject of such Asset Sale or (B) any repayments of debt associated with such assets which is due by reason of such Asset Sale (i.e., such disposition is permitted by the terms of the instruments evidencing or applicable to such debt, or by the terms of a consent granted thereunder, on the condition that the proceeds (or portion thereof) of such disposition be applied to such debt), provided, that this clause (B) shall not apply with respect to any U.S. Fixed Assets that do not constitute Permitted Collateral and, in the case of clauses (A) and (B), other fees, expenses and other expenditures, in each case, reasonably incurred as a consequence of such repayment of debt (whether or not such fees, expenses or expenditures are then due and payable or made, as the case may be);

          (iii) all amounts deemed appropriate by the Company (as evidenced by a signed certificate of the Chief Financial Officer of the Company delivered to the Trustee) to be provided as a reserve, in accordance with GAAP ("GAAP Reserves"), against any liabilities associated with such assets which are the subject of such Asset Sale;

          (iv) all foreign, federal, state and local taxes payable (including taxes reasonably estimated to be payable) in connection with or as a result of such Asset Sale; and

          (v) with respect to Asset Sales by Subsidiaries of the Company, the portion of such cash payments attributable to Persons holding a minority interest in such Subsidiary;

provided, in each such case, that such fees and expenses and other amounts are not payable to an Affiliate or an Unrestricted Subsidiary of the Company (except for payments made pursuant to the Tax Sharing Agreements), and provided, further, that required redemptions of existing preferred stock (including preference stock) of the Company outstanding on the date of the Indenture or issued pursuant to collective bargaining arrangements and related employee benefit arrangements in effect on the date of the Indenture, in each case, from Persons other than Affiliates or Unrestricted Subsidiaries of the Company, shall be deemed to be a fee, expense or other expenditure of such Asset Sale. Notwithstanding the foregoing, Net Cash Proceeds shall not include proceeds received in a foreign jurisdiction from an Asset Sale of an asset located outside the United States to the extent (i) such proceeds cannot under applicable law be transferred to the United States or (ii) such transfer would result (in the good faith determination of the Board of Directors of the Company set forth in a Board Resolution) in a foreign tax liability that would be materially greater than if such Asset Sale occurred in the United States; provided that if, as, and to the extent that any of such proceeds may lawfully be (in the case of clause (i)) or are (in the case of clause (ii)) transferred to the United States, such proceeds shall be deemed to be cash payments that are subject to the terms of this definition of Net Cash Proceeds. Subject to the provisions of the next preceding sentence, Net Cash Proceeds shall also include
(i) cash distributions actually received by or on behalf of the Company or any of its Subsidiaries from any Non-Affiliate Joint Venture or Unrestricted Subsidiary of the Company representing the proceeds of a transaction by such Non-Affiliate Joint Venture or Unrestricted Subsidiary of the Company that would constitute an Asset Sale if such Non-Affiliate Joint Venture or Unrestricted Subsidiary were a Subsidiary of the Company and (ii) the amount of any reversal of GAAP Reserves (but only as and when, and to the extent, reversed) which amount is otherwise a deduction from Net Cash Proceeds.

     The term "Net Income" means, with respect to any Person for any period, the net income (loss) of such Person for such period determined in accordance with GAAP.

     The term "Non-Affiliate Joint Venture" means any joint venture, partnership or other Person (other than the Company, a Subsidiary of the Company or an Unrestricted Subsidiary of the Company) in which the Company and/or its Subsidiaries have an ownership interest equal to or greater than 5% and in which no Affiliate of the Company has a direct or an indirect ownership interest other than by virtue of the direct or indirect ownership interest in such Non-Affiliate Joint Venture held (in the aggregate) by the Company and/or one or more of its Subsidiaries, provided that such Non-Affiliate Joint Venture is engaged in one or more of the lines of business in which the Company or its Subsidiaries or its Non-Affiliate Joint Ventures are engaged in as of the date of the Indenture or reasonably related extensions of such lines.

     The term "Non-Defaulting Equity Owner" means, with respect to any Permitted Entity, any Equity Owner that is not a Defaulting Equity Owner.

     The term "Non-Recourse Guarantor" means a Subsidiary of the Company that guarantees any Indebtedness under the Credit Agreement, provided that such guarantee is non-recourse to the assets of such Subsidiary other than to intercompany Indebtedness owed, or from time to time owing, by the Company to such Subsidiary, and all monetary proceeds therefrom.

     The term "Ownership Interest" means, with respect to any Equity Owner of a Permitted Entity at the time of the determination thereof, the proportion held at such time by such Equity Owner of the outstanding Permitted Entity Securities of such Permitted Entity that are last entitled to payment upon liquidation or dissolution as provided in the governing instruments of such Permitted Entity or pursuant to an agreement among the Equity Owners of such Permitted Entity.

     The term "Permitted Collateral" means real property (listed on a schedule to the Indenture), plant and equipment of the Company or any of its Subsidiaries located in the United States of America which, as of the date of issuance of the Notes, secures Indebtedness under the Credit Agreement (whether or not the Liens on such real property, plant or equipment are perfected at such time), together with any Improvements thereto or thereon, any real property that is contiguous to or structurally related to such real property (the "Contiguous Property"), and any real property, plant or equipment, whether owned on the date of the issuance of the Notes or thereafter acquired, located or used at any time after the date of issuance of the Notes at a facility (other than the Company's Gramercy alumina refinery and Nevada micromill) owned, leased, occupied or used by the Company or any of its Subsidiaries as of the date of issuance of the Notes or on any Contiguous Property, and any proceeds thereof; provided, that notwithstanding anything to the contrary contained in the Indenture, any Permitted Collateral which is released from all Liens thereon securing Indebtedness and which does not become subject to a new Lien within 60 days of such release securing Indebtedness which Refinances any of the Indebtedness (in whole or in part) previously secured by such Permitted Collateral shall not thereafter constitute "Permitted Collateral" under the Indenture.

     As of the date of the Indenture, Permitted Collateral will include real property listed on a schedule to the Indenture and will not include the Company's Gramercy alumina refinery or Nevada micromill.

     The term "Permitted Dividend Encumbrance" means, with respect to any Person, any consensual encumbrances or restrictions on the ability of such Person to pay dividends or make any other distributions on its Capital Stock or pay any Indebtedness owed to the Company or any Subsidiaries of the Company (or, in the case of a Permitted Entity, to its Equity Owners) or to make loans or advances or transfer any of its assets to the Company or any Subsidiary of the Company (or, in the case of a Permitted Entity, to its Equity Owners) existing under or by reason of any of:

          (i) the Indenture;

          (ii) Indebtedness permitted by the provisions described in clause (ii) of the second paragraph under "-- Limitation on Indebtedness and Preferred Stock";

          (iii) Indebtedness or other obligations in existence on the date of the Indenture and customary rights of first refusal with respect to the Company's and its Subsidiaries' interests in their respective Subsidiaries, Unrestricted Subsidiaries, Non-Affiliate Joint Ventures and Permitted Entities;

          (iv) applicable law and agreements with foreign governments with respect to assets located in their jurisdictions;

          (v)(A) customary provisions restricting (i) the subletting or assignment of any lease or (ii) the transfer of copyrighted or patented materials, (B) provisions in agreements that restrict the assignment of such agreements or rights thereunder or (C) provisions of a customary nature contained in the terms of Capital Stock restricting the payment of dividends and the making of distributions on Capital Stock;

          (vi) Indebtedness or other obligations of any other Person acquired (whether pursuant to a purchase of stock or assets) (including any Non-Affiliate Joint Venture of the Company or Permitted Entity that becomes a Subsidiary of the Company) or applicable to any assets at the time such Person or assets were acquired by the Company, its Subsidiaries or a Permitted Entity, in each case which Indebtedness and obligations (A) were not created in anticipation of such acquired Person becoming a Subsidiary of the Company or a Permitted Entity, as the case may be, or such assets being acquired by the Company, its Subsidiaries or such Permitted Entity, as the case may be, and (B) which encumbrances and restrictions are not applicable to any Person or the property or assets of any Person other than the Person or the property or assets of the Person so acquired (including the Capital Stock of such Person) or any newly organized entity formed to effect such acquisition and, in each case, the monetary proceeds thereof;

          (vii) encumbrances and restrictions with respect to such Person imposed in connection with an agreement for the sale or disposition of such Person or its assets;

          (viii) encumbrances and restrictions applicable only to (A) Alpart and its assets and Capital Stock with respect to Indebtedness permitted to be Incurred by Alpart pursuant to the first paragraph under "-- Limitation on Indebtedness and Preferred Stock," (B) Alpart, KJC and AJI and their respective assets and Capital Stock with respect to Indebtedness permitted by clause (iii) of the second paragraph under "-- Limitation on Indebtedness and Preferred Stock," (C) KAAC and its assets and Capital Stock with respect to Indebtedness permitted to be Incurred pursuant to clause (iv) of the second paragraph under "-- Limitation on Indebtedness and Preferred Stock," and (D) the Person or Persons that Incurred such Indebtedness and the Person or Persons that Incurred such Refinancing Indebtedness and, in each case, such Persons' assets and Capital Stock with respect to Indebtedness and Refinancing Indebtedness permitted to be Incurred by clause (viii) of the second paragraph under "-- Limitation on Indebtedness and Preferred Stock"; in each case provided, that the Board of Directors of the Company has determined in good faith that such encumbrances and restrictions would not singly or in the aggregate have a materially adverse effect on the holders of the Notes;

          (ix) Indebtedness of a Person that was a Subsidiary at the time of Incurrence and the Incurrence of which Indebtedness is permitted by the provisions described under "-- Limitation on Indebtedness and Preferred Stock," provided that such encumbrances and restrictions apply only to such Subsidiary and its assets, and provided, further, that the Board of Directors of the Company has determined in good faith, at the time of creation of each such encumbrance or restriction, that such encumbrances and restrictions would not singly or in the aggregate have a materially adverse effect on the holders of the Notes;

          (x) the subordination of (A) any Indebtedness owed by the Company or any of its Subsidiaries to the Company or any other Subsidiary to (B) any other Indebtedness of the Company or any of its Subsidiaries, provided (A) such other Indebtedness is permitted under the Indenture and (B) the Board of Directors of the Company has determined in good faith, at the time of creation of each such encumbrance or restriction, that such encumbrances and restrictions would not singly or in the aggregate have a materially adverse effect on the holders of the Notes;

          (xi) the subordination of (A) any Indebtedness owed by a Permitted Entity to its Equity Owners or any other Person to (B) any other Indebtedness of such Permitted Entity, provided (I) such other

     Indebtedness, at the time of the Incurrence thereof, is permitted by the definition of Permitted Entity and (II) the Board of Directors of the Company has determined in good faith, at the time of creation of each such encumbrance or restriction, that such encumbrances and restrictions would not singly or in the aggregate have a materially adverse effect on the holders of the Notes;

          (xii) Refinancing Indebtedness that is otherwise permitted in connection with any Refinanced Indebtedness, provided that, in the case of all Refinancing Indebtedness other than Refinancing Indebtedness Incurred with respect to Indebtedness permitted under the provisions described under clause (ii) under "-- Limitation on Indebtedness and Preferred Stock," any such encumbrances or restrictions shall not be materially less favorable to the holders of the Notes; and

          (xiii) the sale or other disposition of property subject to a Lien securing Indebtedness, provided that such Lien and such Indebtedness are otherwise permitted by the Indenture.

     The term "Permitted Entity" means any Person (other than a Subsidiary Guarantor) designated as such by a Board Resolution and as to which (i) the Company, any Subsidiary Guarantor or any Permitted Entity owns all or a portion of the Permitted Entity Securities of such Person; (ii) no more than 10 unaffiliated Equity Owners own of record any Permitted Entity Securities of such Person; (iii) at all times, each Equity Owner owns a proportion of each class of Permitted Entity Securities of such Person outstanding equal to such Equity Owner's Ownership Interest at such time, other than as a result of an Equity Owner Default; (iv) no Indebtedness or preferred stock (including preference stock) is or has been Incurred by such Person that is outstanding other than (x) Permitted Entity Securities held by Equity Owners and/or (y) if such Person is a Subsidiary of the Company, Indebtedness permitted to be Incurred by such Subsidiary at the time of the Incurrence thereof under the provisions described in clauses (v) and (xiii) of the second full paragraph under "-- Limitation on Indebtedness and Preferred Stock"; (v) there exist no consensual encumbrances or restrictions on the ability of such Person to (x) pay dividends or make any other distributions to its Non-Defaulting Equity Owners or (y) make loans or advances or transfer any of its assets to its Non-Defaulting Equity Owners, in each case other than Permitted Dividend Encumbrances of such Permitted Entity;
(vi) the Company, any Subsidiary Guarantor or any Permitted Entity has the right at any time (whether by agreement, operation of law or otherwise) to (A) require the Permitted Entity that it owns an Ownership Interest in to dissolve, liquidate or wind up its affairs (subject to any right of the other Equity Owners and/or such Permitted Entity to acquire all of the Permitted Securities owned by such Equity Owner) and, subject to applicable law, to distribute its remaining assets to its Equity Owners after payment to creditors or (B) have all of the Permitted Entity Securities that it owns purchased by such Permitted Entity and/or other Equity Owners; and (vii) the business engaged in by such Person is one in which the Company or its Subsidiaries or its Non-Affiliate Joint Ventures were engaged on the date of the Indenture or reasonably related thereto or is the business of holding or disposing of Permitted Entity Securities.

     The term "Permitted Entity Securities" means, with respect to any Permitted Entity, any Capital Stock or Indebtedness (whether or not a security) of such Permitted Entity, other than Indebtedness permitted to be Incurred by such Permitted Entity pursuant to clause (iv)(y) of the definition of Permitted Entity, but in any event including Permitted Indebtedness described in clause
(b) of the definition thereof.

     The term "Permitted Indebtedness" means:

          (a) Indebtedness and preferred stock (including preference stock) of the Company and its Subsidiaries existing on the date of the Indenture, including, but not limited to, the 9 7/8% Notes, the 10 7/8% Notes, and the 12 3/4% Notes;

          (b) Indebtedness (including Redeemable Stock) owed or issued by the Company to a Subsidiary or owed or issued by a Subsidiary to the Company, any other Subsidiary of the Company or to any other holder of Capital Stock of such Subsidiary in proportion to such holder's ownership interest in such Subsidiary;

          (c) Indebtedness and preferred stock (including preference stock) of a Permitted Entity to the extent not prohibited by clause (iii) or clause
     (iv)(x) of the definition thereof;

          (d) Indebtedness of the Company and its Subsidiaries by reason of entering into indemnification agreements and guarantees in connection with the disposition of assets, provided that the Indebtedness with respect to such indemnification agreements and guarantees shall be limited to the amount of the net proceeds of such disposition;

          (e) guarantees, letters of credit and indemnity agreements relating to performance and surety bonds incurred in the ordinary course of business;

          (f) Indebtedness of a Subsidiary of the Company (including undrawn amounts under lines of credit that are subsequently drawn upon) issued, assumed or guaranteed by such Subsidiary prior to the date upon which such Subsidiary becomes a Subsidiary of the Company (excluding Indebtedness incurred by such entity in connection with, or in contemplation of, its becoming a Subsidiary of the Company), provided that such Indebtedness and the holders thereof do not, at any time, have direct or indirect recourse to any property or assets of the Company and its Subsidiaries other than the property and assets of such acquired entity and its Subsidiaries, including the Capital Stock thereof, or any newly organized entity formed to effect such acquisition, and, in each case, the monetary proceeds thereof;

          (g) Indebtedness incurred by the Company in connection with the purchase, redemption, retirement or other acquisition by the Company of the USWA Preferred Stock outstanding on the date of the Indenture (plus additional shares of such USWA Preferred Stock issued as dividends thereon or on such shares issued as dividends);

          (h) Indebtedness of the Company and its captive wholly owned insurance Subsidiaries in respect of letters of credit in an aggregate amount not to exceed at any one time outstanding $20,000,000 issued for the account of the Company or such Subsidiaries in support of certain self-insurance and reinsurance obligations entered into from time to time by the Company or such captive wholly owned insurance Subsidiaries of the Company;

          (i) Indebtedness consisting of industrial revenue bonds and related indemnity agreements; and

          (j) Prior to a merger of the Company and KAC, Indebtedness in respect of the Preferred Dividend Intercompany Notes.

     The term "Preferred Dividend Intercompany Notes" means (i) the intercompany note in respect of the PRIDES and (ii) any other intercompany note representing a loan by KAC to the Company from the proceeds of an offering of preferred stock by KAC which loan shall have a term not in excess of five years from the date of issuance and shall be in an amount equal to the aggregate dividends scheduled to accrue on such preferred stock during the term thereof and payable at approximately the same times and in approximately the same amounts as such dividends are payable, provided that, (a) the aggregate amount of all such intercompany notes referred to in this clause (ii) shall not exceed $50,000,000 at any one time outstanding and (b) the remaining net proceeds from such preferred stock offering shall have been used by KAC to make a capital contribution to (or to purchase common stock of) the Company.

     The term "Principal Products" means bauxite, alumina, aluminum, fabricated aluminum products, and other assets related to the production of the foregoing, used or sold by the Company, its Subsidiaries and its Unrestricted Subsidiaries in the ordinary course of business.

     The term "Redeemable Stock" means, with respect to any Person, any preferred Capital Stock of such Person, that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, in whole or in part, pursuant to a sinking fund obligation or otherwise, or, at the option of the holder thereof, is redeemable in whole or in part, or is exchangeable into a security of a Person other than the issuer of such Capital Stock that is owned by such Person or its Subsidiaries or into Indebtedness of, or that is owned by, such Person or its Subsidiaries, in each case on or prior to the scheduled maturity date of the Notes.

     The term "Refinance" means to renew, extend, refund, replace, restructure, refinance, amend or modify any Indebtedness. The term "Refinancing" shall have a correlative meaning.

     The term "Refinancing Sale and Leaseback Transaction" means any sale and leaseback transaction with respect to which the Attributable Debt is at least $100,000,000, and which is designated by the Company as a Refinancing Sale and Leaseback Transaction in a notice to the Trustee pursuant to the terms of the Indenture, which notice shall indicate the Attributable Debt with respect to such Refinancing Sale and Leaseback Transaction.

     The term "Registration Rights Agreement" means that certain registration rights agreement among the Company, the Subsidiary Guarantors and the Initial Purchaser, to be entered into on the date of the Indenture.

     The term "Restricted Investment" means, with respect to any Person, (i) any amount paid, or any property transferred, in each case, directly or indirectly by such Person for Capital Stock or other securities of, or as a contribution to, any Affiliate of the Company; (ii) any direct or indirect loan or advance by such Person to any Affiliate of the Company other than accounts receivable of such Person relating to the purchase and sale of inventory, goods or services arising in the ordinary course of business; (iii) any direct or indirect guarantee by such Person of any obligations, contingent or otherwise, of any Affiliate of the Company; and (iv) the acquisition by such Person of, or any investment by such Person in, any Capital Stock or similar interest of any other Person (other than the Company or an Unrestricted Subsidiary); provided, however, that the following shall not be Restricted Investments:

          (a) investments in or acquisitions of Capital Stock or similar interests in any Person (other than a Person in which Affiliates of the Company have an interest other than through the Company, its Subsidiaries, its Unrestricted Subsidiaries and its Non-Affiliate Joint Ventures) that
     (I) is or becomes, at the time of the acquisition thereof, a Subsidiary of the Company and is or is to be primarily engaged in an operating business or (II) is, at the time of the acquisition thereof, engaged or to be engaged primarily in businesses in which the Company or its Subsidiaries or its Non-Affiliate Joint Ventures were engaged on the date of the Indenture or reasonably related extensions thereof, provided that such securities are not, at the time of the acquisition thereof (without regard to any exchanges, modifications or other changes thereto subsequent to such acquisition), registered under the Exchange Act;

          (b) Restricted Investments of such Person existing as of the date of the 9 7/8% Note Indenture and any extension, modification or renewal of such Restricted Investment (but not increases thereof, other than as a result of the accrual or accretion of interest or original issue discount pursuant to the terms of such Restricted Investment), or any Restricted Investment made in connection with an exchange of such Restricted Investment with the issuer thereof;

          (c) investments in or acquisitions of Permitted Entity Securities of any Permitted Entity;

          (d) transactions with officers or directors of the Company or any Subsidiary of the Company entered into in the ordinary course of business (including compensation or employee benefit arrangements with any officer or director of the Company or any Subsidiary of the Company);

          (e) investments in or acquisitions of Capital Stock or similar interests in Persons (other than Affiliates of the Company) received in the bankruptcy or reorganization of or by such Person or any exchange of such investment with the issuer thereof or taken in settlement of or other resolution of claims or disputes, and, in each case, extensions, modifications and renewals thereof; and

          (f) investments in Persons (other than Affiliates of the Company) received by such person as consideration from Asset Sales to the extent not prohibited by the provisions described under "-- Limitation on Asset Sales" (including, for the purposes of this definition, those sales, transfers and other dispositions described in clause (B) and the transactions described in clause (D) of such definition) or any exchange of such investment with the issuer thereof, and extensions, modifications and renewals thereof.

     The term "Significant Subsidiary" shall have the meaning assigned to that term under Regulation S-X of the Securities Act as in effect on the date of the Indenture; provided, however, that (i) each Subsidiary Guarantor on the date of the Indenture shall be deemed to be a Significant Subsidiary of the Company for so long as such Subsidiary is a Subsidiary Guarantor, (ii) each of VALCO, KAAC and Alpart, and each Subsidiary of the Company that, directly or indirectly, holds an interest in VALCO, Alpart or QAL, and each Subsidiary Guarantor that becomes a Subsidiary Guarantor after the date of the Indenture (so long as such Subsidiary Guarantor is a Subsidiary Guarantor) shall be deemed to be a Significant Subsidiary if it (singly, or, in the case of VALCO, Alpart or QAL, together with the other Subsidiaries of the Company that hold an interest in such entity) meets the total assets test of the term "Significant Subsidiary" under Regulation S-X as in effect on the date of the Indenture, but substituting 5% in such test for 10% and (iii) no Unrestricted Subsidiary shall be deemed to be a Significant Subsidiary.

     The term "Specified Parties" means each of AJI, Alpart, KAAC, KJC, VALCO, Kaiser Aluminium International, Inc., a Delaware corporation, and its successors, Kaiser Bauxite Company, a Nevada corporation, and its successors, Kaiser Jamaica Bauxite Company, a Jamaican partnership, and its successors, and Queensland Alumina Security Corporation, a Delaware corporation, and its successors.

     The term "Subsidiary" means any corporation or other entity of which more than 50% of the equity interest (which for a corporation shall be the outstanding stock having ordinary voting power to elect a majority of the Board of Directors of such corporation, irrespective of whether or not at the time stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned (either alone or through Subsidiaries or together with Subsidiaries) by the Company or another Subsidiary; provided, however, that Queensland Alumina Security Corporation, a Delaware corporation, shall be deemed not to be a Subsidiary of the Company or any of its Subsidiaries and shall be deemed to be a Non-Affiliate Joint Venture (for as long as it meets the definition of Non-Affiliate Joint Venture and for as long as its operations remain substantially the same), and provided, further, that, for purposes of the definitions of Asset Sale and Net Cash Proceeds and for purposes of the covenant described under "Covenants -- Limitation on Asset Sales," each of Alpart and VALCO, so long as it is not a wholly owned Subsidiary, shall be deemed not to be a Subsidiary of the Company or any of its Subsidiaries and shall be deemed to be a Non-Affiliate Joint Venture of the Company (for so long as it meets the definition of Non-Affiliate Joint Venture). For purposes of this definition, any directors' qualifying shares shall be disregarded in determining the ownership of a Subsidiary. Notwithstanding anything to the contrary contained herein, no Unrestricted Subsidiary shall be deemed to be a Subsidiary of the Company or of any Subsidiary or Subsidiaries of the Company.

     The term "Subsidiary Guarantors" means the Persons from time to time named as Subsidiary Guarantors in the Indenture or that become Subsidiary Guarantors thereunder, and each of their respective successors, provided, however, that in the event that a Subsidiary Guarantor is released from its Guarantee in accordance with the terms of the Indenture, such Subsidiary Guarantor shall without any further action no longer be a Subsidiary Guarantor for any purpose of the Indenture or the Notes.

     The term "Tax Sharing Agreements" shall mean, collectively, the tax-sharing agreement between the Company and KAC, dated as of June 30, 1993, and the tax-sharing agreement between the Company and MAXXAM, dated as of December 21, 1989, and as each may be amended in accordance with Section 4.08(b)(x) of the Indenture.

     The term "Unrestricted Subsidiary Investment" means with respect to the Company or any Subsidiary of the Company (such Person being referred to in this definition as the "Investor") (without duplication), (i) any amount paid, or any property transferred, in each case, directly or indirectly, by the Investor for Capital Stock or other securities of, or as a contribution to, an Unrestricted Subsidiary, (ii) any direct or indirect loan or advance by the Investor to an Unrestricted Subsidiary other than accounts receivable of the Investor relating to the purchase and sale of inventory, goods or services arising in the ordinary course of business, (iii) any direct or indirect guarantee by the Investor of, or liability (other than liabilities arising by operation of law) of the Investor for, any obligations, contingent or otherwise, of an Unrestricted Subsidiary, (iv) any provision of credit support (including any undertaking, agreement or instrument that would constitute Indebtedness) by the Investor to or on behalf of an Unrestricted Subsidiary, (v) any Incurrence of Indebtedness by an Unrestricted Subsidiary, a default with respect to which (including any rights that the holders thereof may have to take enforcement action against such Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any holder of any Indebtedness of the Investor (other than the Notes being offered hereby, Indebtedness set forth in a schedule to the Indenture and Indebtedness in a principal amount of no more than $10,000,000 in any single case) to declare a default on such Indebtedness of the Investor or cause the payment thereof to be accelerated or payable prior to its stated maturity, (vi) any direct or indirect obligation or liability of the Investor (A) to subscribe for additional Equity Interests of an Unrestricted Subsidiary or (B) to maintain or preserve such Unrestricted Subsidiary's financial condition or to cause such Unrestricted Subsidiary to achieve any specified levels of operating results, and (vii) the acquisition by the Investor of, or any investment by the Investor in, any Capital Stock or similar interests of an Unrestricted Subsidiary. The amount of any Unrestricted Subsidiary Investment, if other than in cash or a sum certain guaranteed, shall be the Fair Market Value thereof.

     The term "Unrestricted Subsidiary Investments Outstanding" means, at any time of determination, in respect of any Unrestricted Subsidiary, the amount, if any, by which (i) the sum of all Unrestricted Subsidiary Investments theretofore made by the Company or any Subsidiary of the Company in such Unrestricted Subsidiary after the date of the Indenture, exceeds (ii) the amount of all dividends and distributions received, directly or indirectly, by the Company or a Subsidiary of the Company that is a Subsidiary Guarantor from such Unrestricted Subsidiary in cash or Cash Equivalents during the period that such Person was an Unrestricted Subsidiary, and all repayments in cash or Cash Equivalents from such Unrestricted Subsidiary, directly or indirectly, to the Company or one of its Subsidiaries that is a Subsidiary Guarantor of loans or advances from the Company or any of its Subsidiaries to such Unrestricted Subsidiary, during the period that such Person was an Unrestricted Subsidiary, any other reduction (including as a result of the sale by the Company or a Subsidiary of the Company of Capital Stock of an Unrestricted Subsidiary) received, directly or indirectly, by the Company or a Subsidiary of the Company that is a Subsidiary Guarantor in cash or Cash Equivalents of Unrestricted Subsidiary Investments in such Unrestricted Subsidiary during the period that such Person was an Unrestricted Subsidiary, and any reductions of Unrestricted Subsidiary Investments in such Unrestricted Subsidiary of the kind referred to in clauses (iii) through (vi) of the definition of Unrestricted Subsidiary Investment; provided that the amount of Unrestricted Subsidiary Investments Outstanding in respect of any Unrestricted Subsidiary shall at no time be a negative amount. Notwithstanding the foregoing, in the event that the Company redesignates an Unrestricted Subsidiary as a Subsidiary, the amount of Unrestricted Subsidiary Investments Outstanding in respect of such Unrestricted Subsidiary at the time of such redesignation shall continue to constitute Unrestricted Subsidiary Investments Outstanding and such redesignated Subsidiary shall not be required to become a Subsidiary Guarantor in connection with such redesignation.

     The term "Unrestricted Subsidiary" means each of the Subsidiaries of the Company or any entity which is to become a Subsidiary of the Company, designated as an "Unrestricted Subsidiary" by a Board Resolution of the Company; but only to the extent that such Subsidiary (i) is not, at the time of such designation, party to any transaction or series of related transactions with the Company or any Subsidiary of the Company, unless such transaction or series of related transactions would be permitted by the provisions of the covenant described above under the caption "Covenants--Restrictions on Transactions with Affiliates and Unrestricted Subsidiaries," and (ii) has, at the time of such designation, at least one director on its board of directors that is not a director or executive officer of the Company or any of its Subsidiaries and has at least one executive officer that is not a director or executive officer of the Company or any of its Subsidiaries. Any such designation by the Board of Directors of the Company shall be evidenced to the Trustee by filing with the Trustee a certified copy of the Board Resolution giving effect to such designation and an Officers' Certificate, certifying that such designation complied with the foregoing conditions and was permitted by the covenant described above under the caption "Covenants--Limitations on Restricted Payments, Restricted Investments and Unrestricted Subsidiary Investments" and "--Limitations on Unrestricted Subsidiaries." The Board of Directors of the Company may designate an Unrestricted Subsidiary to be a Subsidiary, provided that any such redesignation shall be deemed to be an Incurrence by the Company or its Subsidiaries of the Indebtedness (if any) of such redesignated Subsidiary, to the extent such Indebtedness does not already constitute Indebtedness of the Company or one or more of its Subsidiaries, for purposes of the covenant described above under the caption "Covenants--Limitation on Indebtedness and Preferred Stock" as of the date of such redesignation, and such redesignation shall only be permitted if (i) such Indebtedness is permitted under the covenant described under the caption "Covenants--Limitation on Indebtedness and Preferred Stock," and (ii) no Event of Default (or event that, after notice or lapse of time or both, would become an Event of Default) would be in existence as a result of such designation.

     The term "U.S. Fixed Assets" means, at any time, any real property, plant or equipment of the Company or any of its Subsidiaries located at such time in the United States of America, now owned or hereafter acquired, together with any fixed assets that are Improvements thereto or thereon and any fixed assets that are proceeds thereof.

     The term "Voting Stock" means, with respect to any Person, the Capital Stock of such Person having general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of such Person (irrespective of whether or not at the time capital stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

BOOK-ENTRY; DELIVERY AND FORM

     Except as set forth below, the New Notes will initially be issued in the form of one registered New Note in global form (the "Global New Note"). The Global New Note will be deposited on the date of the closing of the Exchange Offer with, or on behalf of, The Depository Trust Company (the "Depositary") and registered in the name of Cede & Co., as nominee of the Depositary. Interests in the Global New Note will be available for purchase only by "qualified institutional buyers," as defined in Rule 144A under the Securities Act ("QIBs").

     New Notes that are (i) originally issued to or transferred to institutional "accredited investors," as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act, who are not QIBs or to any other persons who are not QIBs or
(ii) issued as described below under "Certificated Securities," will be issued in registered form without coupons (the "Certificated Securities"). Upon the transfer to a QIB of Certificated Securities, such Certificated Securities may, unless the Global New Note has previously been exchanged for Certificated Securities, be exchanged for an interest in the Global New Note representing the principal amount of New Notes being transferred.

     The Depositary has advised the Company that it is (i) a limited-purpose trust company organized under the laws of the State of New York, (ii) a member of the Federal Reserve System, (iii) a "clearing corporation" within the meaning of the Uniform Commercial Code, as amended, and (iv) a "Clearing Agency" registered pursuant to Section 17A of the Exchange Act. The Depositary was created to hold securities for its participating organizations (collectively, the "Participants") and to facilitate the clearance and settlement of transactions in such securities between Participants through electronic book-entry changes in accounts of its Participants. The Depositary's Participants include securities brokers and dealers (including the Initial Purchaser), banks and trust companies, clearing corporations and certain other organizations. Access to the Depositary's system is also available to other entities such as banks, brokers, dealers and trust companies (collectively, the "Indirect Participants") that clear through or maintain a custodial relationship with a Participant, either directly or indirectly. QIBs may elect to hold New Notes acquired by them through the Depositary. QIBs who are not Participants may beneficially own securities held by or on behalf of the Depositary only through Participants or Indirect Participants. Persons that are not QIBs may not hold New Notes through the Depositary.

     The Company expects that pursuant to procedures established by the Depositary (i) upon deposit of the Global New Note, the Depositary will credit the accounts of Participants designated by the Exchange Agent with an interest in the Global New Note and (ii) ownership of the New Notes will be shown, on, and the transfer of ownership thereof will be effected only through, records maintained by the Depositary (with respect to the interests of Participants), the Participants and the Indirect Participants. The laws of some states require that certain persons take physical delivery in definitive form of securities that they own and that security interests in negotiable instruments can only be perfected by delivery of certificates representing the instruments. Consequently, the ability to transfer New Notes or to pledge the New Notes as collateral will be limited to such extent. The New Notes will be subject to certain other restrictions on transferability.

     So long as the Depositary or its nominee is the registered owner of a Global New Note, the Depositary or such nominee, as the case may be, will be considered the sole owner or holder of the New Notes represented by the Global New Note for all purposes under the Indenture. Except as provided below, owners of beneficial interests in a Global New Note will not be entitled to have New Notes represented by such Global New Note registered in their names, will not receive or be entitled to receive physical delivery of Certificated Securities, and will not be considered the owners or holders thereof under the Indenture for any purpose, including with respect to the giving of any directions, instructions or approvals to the Trustee thereunder. As a result, the ability of a person having a beneficial interest in New Notes represented by a Global New Note to pledge such interest to persons or entities that do not participate in the Depositary's system, or to otherwise take actions with respect to such interest, may be affected by the lack of a physical certificate evidencing such interest.

     Accordingly, each QIB owning a beneficial interest in a Global New Note must rely on the procedures of the Depositary and, if such QIB is not a Participant or an Indirect Participant, on the procedures of the Participant through which such QIB owns its interest, to exercise any rights of a holder under the Indenture or such Global New Note. The Company understands that under existing industry practice, in the event the Company requests any action of holders of New Notes or a QIB that is an owner of a beneficial interest in a Global New Note desires to take any action that the Depositary, as the holder of such Global New Note, is entitled to take, the Depositary would authorize the Participants to take such action and the Participants would authorize QIBs owning through such Participants to take such action or would otherwise act upon the instructions of such QIBs. Neither the Company nor the Trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of New Notes by the Depositary, or for maintaining, supervising or reviewing any records of the Depositary relating to such New Notes.

     Payments with respect to the principal of, premium, if any, and interest on any New Notes represented by a Global New Note registered in the name of the Depositary or its nominee on the applicable record date will be payable by the Trustee to or at the direction of the Depositary or its nominee in its capacity as the registered holder of the Global New Note representing such New Notes under the Indenture. Under the terms of the Indenture, the Company and the Trustee may treat the persons in whose names the New Notes, including the Global New Note, are registered as the owners thereof for the purposes of receiving such payments and for any and all other purposes whatsoever. Consequently, neither the Company nor the Trustee has or will have any responsibility or liability for the payment of such amounts to beneficial owners of New Notes (including principal, premium, if any, and interest), or to immediately credit the accounts of the relevant Participants with such payment, in amounts proportionate to their respective holdings in principal amount of beneficial interest in the Global New Note as shown on the records of the Depositary. Payments by the Participants and the Indirect Participants to the beneficial owners of New Notes will be governed by standing instructions and customary practice and will be the responsibility of the Participants or the Indirect Participants.

  Certificated Securities

     If the Depositary is at any time unwilling or unable to continue as a depository and a successor depositary is not appointed by the Company within 90 days then, upon surrender by the Depositary of its Global New Note, Certificated Securities will be issued to each person that the Depositary identifies as the beneficial owner of the New Notes represented by the Global New Note. In addition, subject to certain conditions, any person having a beneficial interest in a Global New Note may, upon request to the Trustee, exchange such beneficial interest for Certificated Securities. Upon any such issuance, the Trustee is required to register such Certificated Securities in the name of such person or persons (or the nominee of any thereof), and cause the same to be delivered thereto.

     Neither the Company nor the Trustee shall be liable for any delay by the Depositary or any Participant or Indirect Participant in identifying the beneficial owners of the related New Notes and each such person may conclusively rely on, and shall be protected in relying on instructions from the Depositary for all purposes

(including with respect to the registration and delivery, and the respective principal amounts, of the New Notes to be issued).

     The information in this section concerning DTC and DTC's book-entry system has been obtained from sources that the Company believes to be reliable. The Company will have no responsibility for the performance by DTC or its Participants of their respective obligations as described hereunder or under the rules and procedures governing their respective operations.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     The following discussion sets forth the material anticipated federal income tax consequences expected to result to holders from the acquisition, ownership and disposition of the New Notes. This discussion is based upon current provisions of the Internal Revenue Code of 1986, as amended (the "Code"), applicable Treasury regulations, judicial authority and administrative pronouncements, all of which are subject to change, possibly with retroactive effect. No ruling has been or will be requested by the Company from the Internal Revenue Service (the "Service") on any matters relating to the New Notes, and there can be no assurance that the Service will have a similar view with respect to the tax consequences described below.

     The following discussion is for general information only. The tax treatment of a holder of the New Notes may vary depending upon such holder's particular situation. The discussion only addresses the tax consequences to holders who acquire the New Notes pursuant to the Exchange Offer and who hold the New Notes as capital assets and does not deal with special classes of holders, such as insurance companies, tax-exempt organizations, financial institutions, dealers in securities, foreign corporations and persons who are not citizens or residents of the United States, that may be subject to special rules not discussed below. EACH HOLDER OF OLD NOTES SHOULD CONSULT HIS OR HER TAX ADVISOR AS TO THE PARTICULAR TAX CONSEQUENCES OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF THE NEW NOTES, INCLUDING THE APPLICABILITY AND EFFECT OF ANY STATE, LOCAL OR FOREIGN TAX LAWS.

THE EXCHANGE OFFER

     The exchange of the New Notes for the Old Notes pursuant to the Exchange Offer should not be taxable to a holder thereof for federal income tax purposes. An exchanging holder's tax basis in the New Notes should be equal to his adjusted tax basis in the Old Notes, and the holding period of the New Notes should include the holding period of the Old Notes.

ORIGINAL ISSUE DISCOUNT AND STATED INTEREST

     The Old Notes were issued and the New Notes will be issued without original issue discount. Stated interest on the Old and New Notes will be taxable to a holder as ordinary interest income at the time it is accrued or paid in accordance with such holder's method of accounting for tax purposes.

BOND PREMIUM ON THE NEW NOTES

     If a holder of a New Note purchased the Old Notes for an amount in excess of the amount payable at the maturity date (or a call date, if appropriate) of the Old Notes, the holder may deduct such excess as amortizable bond premium over the aggregate terms of the Old Notes and the New Notes (taking into account earlier call dates, as appropriate), under a yield-to-maturity formula. The deduction is available only if an election is made by the purchaser or is in effect. This election is revocable only with the consent of the Service. The election applies to all obligations owned or subsequently acquired by the holder. The holder's adjusted tax basis in the Old Notes and the New Notes will be reduced to the extent of the deduction of amortizable bond premium. Except as may otherwise be provided in future regulations, under the Code the amortizable bond premium is treated as an offset to interest income on the Old Notes and the New Notes rather than as a separate deduction item.

MARKET DISCOUNT ON THE NEW NOTES

     Tax consequences of a disposition of the New Notes may be affected by the market discount provisions of the Code. These rules generally provide that if a holder acquired the Old Notes (other than in an original issue) at a market discount which equals or exceeds 1/4 of 1% of the stated redemption price of the Old Notes at maturity multiplied by the number of remaining complete years to maturity and thereafter recognizes gain upon a disposition (or makes a gift) of the New Notes, the lesser of (i) such gain (or appreciation, in the case of a gift) or (ii) the portion of the market discount which accrued while the Old or New Notes were held by such holder will be treated as ordinary income at the time of the disposition (or gift). For these purposes, market discount means the excess (if any) of the stated redemption price at maturity over the basis of such Old Notes immediately after their acquisition by the holder. A holder of the New Notes may elect to include any market discount (whether accrued under the Old Notes or the New Notes) in income currently rather than upon disposition of the New Notes. This election once made applies to all market discount obligations acquired on or after the first taxable year to which the election applies, and may not be revoked without the consent of the Service.

     A holder of any New Note who acquired the Old Note at a market discount generally will be required to defer the deduction of a portion of the interest on any indebtedness incurred or maintained to purchase or carry such Old or New Note until the market discount is recognized upon a subsequent disposition of such New Note. Such a deferral is not required, however, if the holder elects to include accrued market discount in income currently.

REDEMPTION OR SALE OF THE NEW NOTES

     Generally, any redemption or sale of the New Notes by a holder should result in taxable gain or loss equal to the difference between the amount of cash and the fair market value of property received (except to the extent that such cash or property received is attributable to accrued, but previously untaxed, interest) and the holder's tax basis in the New Notes. The tax basis of a holder of the New Notes should generally be equal to the price paid for the Old Notes exchanged therefor, plus any accrued market discount on the New Notes (and the Old Notes exchanged therefor) included in the holder's income prior to sale or redemption of the New Notes, or reduced by any amortizable bond premium applied against the holder's income prior to sale or redemption of the New Notes. Such gain or loss generally would be long-term capital gain or loss if the holding period exceeded one year, except to the extent it constitutes accrued market discount.

BACKUP WITHHOLDING AND INFORMATION REPORTING

     A 31% "backup" withholding tax and information reporting requirements apply to certain payments of interest and original issue discount on an obligation, and to proceeds of the sale of an obligation before maturity, to certain non-corporate holders. The Company, and/or any paying and/or collection agent, including a broker, as the case may be, will be required to withhold from any payment that is subject to backup withholding a tax equal to 31% of such payment unless the holder furnishes its taxpayer identification number (i.e., social security number in the case of an individual) in the manner prescribed in applicable Treasury regulations, certifies that such number is correct, certifies (with respect to payments of interest) as to no loss of exemption from backup withholding and meets certain other conditions. Backup withholding, however, in any event, generally does not apply to payments to certain "exempt recipients" such as corporations.

     THE FOREGOING DISCUSSION OF CERTAIN FEDERAL INCOME TAX CONSEQUENCES IS FOR GENERAL INFORMATION ONLY AND IS NOT TAX ADVICE. ACCORDINGLY, EACH HOLDER OF THE OLD NOTES SHOULD CONSULT HIS OR HER TAX ADVISOR WITH RESPECT TO THE TAX CONSEQUENCES TO HIM OR HER OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF THE NEW NOTES, INCLUDING THE APPLICABILITY AND EFFECT OF STATE, LOCAL, FOREIGN AND OTHER TAX LAWS.

                              PLAN OF DISTRIBUTION

     Each broker-dealer that holds Old Notes that were acquired for its own account as a result of market making or other trading activities (other than Old Notes acquired directly from the Company), may exchange Old Notes for New Notes in the Exchange Offer. However, any such broker-dealer may be deemed to be an "underwriter" within the meaning of such term under the Securities Act and must, therefore, acknowledge that it will deliver a prospectus in connection with any resale of New Notes received in the Exchange Offer. This prospectus delivery requirement may be satisfied by the delivery by such broker-dealer of this Prospectus, as it may be amended or supplemented from time to time. The Company has agreed that, for a period of 180 days after the effective date of this Prospectus, it will make this Prospectus, as amended or supplemented, available to any broker-dealer who receives New Notes in the Exchange Offer for use in connection with any such sale. The Company will not receive any proceeds from any sales of New Notes by broker-dealers. New Notes received by broker-dealers for their own accounts pursuant to the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the New Notes or a combination of such methods of resale, at market prices at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale of New Notes by broker-dealers may be made directly to a purchaser or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such New Notes. In addition, if any Eligible Holder acquires New Notes in the Exchange Offer for the purpose of distributing or participating in a distribution of the New Notes, such Eligible Holder cannot rely on the position of the staff of the Commission enunciated in Morgan Stanley & Co., Incorporated (available June 5, 1991) and Exxon Capital Holdings Corporation (available May 13, 1988), and interpreted in the Commission's letters to Shearman & Sterling (available July 2, 1993) and K-III Communications Corporation (available May 14,
1993), and similar no-action or interpretive letters issued to third parties, and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction, unless an exemption from registration is otherwise available. Any broker-dealer that resells New Notes that were received by it for its own account pursuant to the Exchange Offer and any broker or dealer that participates in a distribution of such New Notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of New Notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Company has agreed to pay all expenses incident to the Exchange Offer other than commissions or concessions of any brokers or dealers and will indemnify Eligible Holders (including any broker-dealer) against certain liabilities, including liabilities under the Securities Act.

     By acceptance of the Exchange Offer, each broker-dealer that receives New Notes pursuant to the Exchange Offer hereby agrees to notify the Company prior to using the Prospectus in connection with the sale or transfer of New Notes, and acknowledges and agrees that, upon receipt of notice from the Company of the happening of any event which makes any statement in the Prospectus untrue in any material respect or which requires the making of any changes in the Prospectus in order to make the statements herein not misleading (which notice the Company agrees to deliver promptly to such broker-dealer), such broker-dealer will suspend use of the Prospectus until the Company has amended or supplemented the Prospectus to correct such misstatement or omission and has furnished copies of the amended or supplemented prospectus to such broker-dealer.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The Company incorporates herein by reference the following documents filed with the Commission under the Exchange Act:

     All documents and reports subsequently filed by the Company or the Subsidiary Guarantors pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to termination of the transactions to which this Prospectus relates shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents or reports.

     Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded, except as so modified or superseded, shall not be deemed to constitute a part of this Prospectus.

     The Company will provide without charge to each person to whom a copy of this Prospectus has been delivered, on the written or oral request of such person, a copy of any or all of the documents incorporated herein by reference, other than exhibits to such documents unless they are specifically incorporated by reference into such documents. Requests for such copies should be directed to: Kaiser Aluminum & Chemical Corporation, 5847 San Felipe, Suite 2600, Houston, Texas 77057, Attention: General Counsel.

                                 LEGAL MATTERS

     The validity of the New Notes and the Guarantees will be passed upon for the Company by Kramer, Levin, Naftalis & Frankel, New York, New York.

                                    EXPERTS

     The audited consolidated financial statements of the Company as of December 31, 1995 and 1994 and for each of the three years in the period ended December 31, 1995, included in this Prospectus have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are included herein in reliance upon the authority of said firm as experts in accounting and auditing in giving said report.

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

                                                                                        PAGE
                                                                                        ----
                                AUDITED FINANCIAL STATEMENTS

KAISER ALUMINUM & CHEMICAL CORPORATION AND SUBSIDIARY COMPANIES
  Report of Independent Public Accountants............................................   F-2
  Consolidated Balance Sheets at December 31, 1995 and 1994...........................   F-3
  Statements of Consolidated Income (Loss) for the Years Ended December 31, 1995, 1994
     and 1993.........................................................................   F-4
  Statements of Consolidated Cash Flows for the Years Ended December 31, 1995, 1994
     and 1993.........................................................................   F-5
  Notes to Consolidated Financial Statements..........................................   F-6

                               UNAUDITED FINANCIAL STATEMENTS

KAISER ALUMINUM & CHEMICAL CORPORATION AND SUBSIDIARY COMPANIES
  Quarterly Financial Data............................................................  F-30
  Consolidated Balance Sheets at September 30, 1996 and December 31, 1995.............  F-31
  Statements of Consolidated Income for the Nine Months Ended September 30, 1996 and
     1995.............................................................................  F-32
  Statements of Consolidated Cash Flows for the Nine Months Ended September 30, 1996
     and 1995.........................................................................  F-33
  Notes to Interim Consolidated Financial Statements..................................  F-34

        KAISER ALUMINUM & CHEMICAL CORPORATION AND SUBSIDIARY COMPANIES

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Stockholders and the Board of Directors of Kaiser Aluminum & Chemical
Corporation:

     We have audited the accompanying consolidated balance sheets of Kaiser Aluminum & Chemical Corporation (a Delaware corporation) and subsidiaries as of December 31, 1995 and 1994, and the related statements of consolidated income and cash flows for each of the three years in the period ended December 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Kaiser Aluminum & Chemical Corporation and subsidiaries as of December 31, 1995 and 1994, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1995, in conformity with generally accepted accounting principles.

Arthur Andersen LLP
San Francisco, California
February 16, 1996 (except
with respect to the
matters discussed in
Note 13 as to which
the dates are October 23, 1996
and December 23, 1996, respectively)

        KAISER ALUMINUM & CHEMICAL CORPORATION AND SUBSIDIARY COMPANIES

                          CONSOLIDATED BALANCE SHEETS


                                     ASSETS

                                                                              DECEMBER 31,
                                                                        ------------------------
                                                                          1995           1994
                                                                        ---------      ---------
                                                                        (IN MILLIONS OF DOLLARS,
                                                                          EXCEPT SHARE AMOUNTS)
Current assets:
  Cash and cash equivalents...........................................  $    21.7      $    12.0
  Receivables:
  Trade, less allowance for doubtful receivables of $5.0 in 1995 and
     $4.2 in 1994.....................................................      222.9          150.7
     Other............................................................       87.3           49.8
  Inventories.........................................................      525.7          468.0
  Prepaid expenses and other current assets...........................       76.6          158.0
                                                                        ---------      ---------
          Total current assets........................................      934.2          838.5
Investments in and advances to unconsolidated affiliates..............      178.2          169.7
Property, plant, and equipment -- net.................................    1,109.6        1,133.2
Deferred income taxes.................................................      268.8          271.0
Other assets..........................................................      323.5          281.2
                                                                        ---------      ---------
          Total.......................................................  $ 2,814.3      $ 2,693.6
                                                                        =========      =========
                             LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable....................................................  $   184.5      $   152.1
  Accrued interest....................................................       32.0           32.6
  Accrued salaries, wages, and related expenses.......................      105.3           77.7
  Accrued postretirement medical benefit obligation -- current
     portion..........................................................       46.8           47.0
  Other accrued liabilities...........................................      126.2          171.7
  Payable to affiliates...............................................       95.3           85.2
  Long-term debt -- current portion...................................        8.9           11.5
  Note payable to parent -- current portion...........................       10.7           21.2
                                                                        ---------      ---------
          Total current liabilities...................................      609.7          599.0
Long-term liabilities.................................................      548.5          495.5
Accrued postretirement medical benefit obligation.....................      734.0          734.9
Long-term debt........................................................      749.2          751.1
Note payable to parent................................................        8.6           23.5
Minority interests....................................................       91.4           85.4
Redeemable preference stock -- aggregate liquidation value of $36.9 in
  1995 and $45.6 in 1994..............................................       29.6           29.0
Stockholders' equity (deficit):
  Redeemable preference stock -- cumulative and convertible, par value
     $100, authorized 1,000,000 shares; issued and outstanding, 22,214
     and 23,436 in 1995 and 1994......................................        1.7            1.8
  Common stock, par value 33 1/3 cents, authorized 100,000,000 shares;
     issued and outstanding, 46,171,365 in 1995 and 1994..............       15.4           15.4
  Additional capital..................................................    1,730.7        1,626.3
  Accumulated deficit.................................................     (210.9)        (271.5)
  Additional minimum pension liability................................      (13.8)          (9.1)
  Note payable to parent..............................................   (1,479.8)      (1,387.7)
                                                                        ---------      ---------
          Total stockholders' equity (deficit)........................       43.3          (24.8)
                                                                        ---------      ---------
          Total.......................................................  $ 2,814.3      $ 2,693.6
                                                                        =========      =========

The accompanying notes to consolidated financial statements are an integral part of these statements.

        KAISER ALUMINUM & CHEMICAL CORPORATION AND SUBSIDIARY COMPANIES

                    STATEMENTS OF CONSOLIDATED INCOME (LOSS)

                                                                     YEAR ENDED DECEMBER 31,
                                                                 --------------------------------
                                                                   1995        1994        1993
                                                                 --------    --------    --------
                                                                     (IN MILLIONS OF DOLLARS)
Net sales.....................................................   $2,237.8    $1,781.5    $1,719.1
                                                                 --------    --------    --------
Costs and expenses:
  Cost of products sold.......................................    1,798.4     1,625.5     1,587.7
  Depreciation................................................       94.3        95.4        97.1
  Selling, administrative, research and development, and
     general..................................................      134.0       116.5       121.6
  Restructuring of operations.................................                               35.8
                                                                 --------    --------    --------
          Total costs and expenses............................    2,026.7     1,837.4     1,842.2
                                                                 --------    --------    --------
Operating income (loss).......................................      211.1       (55.9)     (123.1)
Other expense:
  Interest expense............................................      (93.9)      (88.6)      (84.2)
  Other -- net................................................      (14.1)       (7.3)       (1.5)
                                                                 --------    --------    --------
Income (loss) before income taxes, minority interests,
  extraordinary loss, and cumulative effect of changes in
  accounting principles.......................................      103.1      (151.8)     (208.8)
(Provision) credit for income taxes...........................      (37.4)       54.0        86.9
Minority interests............................................        (.4)        1.6         4.3
                                                                 --------    --------    --------
Income (loss) before extraordinary loss and cumulative effect
  of changes in accounting principles.........................       65.3       (96.2)     (117.6)
Extraordinary loss on early extinguishment of debt, net of tax
  benefit of $2.9 and $11.2 for 1994 and 1993, respectively...                   (5.4)      (21.8)
Cumulative effect of changes in accounting principles, net of tax
  benefit of $237.7...........................................                             (507.9)
                                                                 --------    --------    --------
Net income (loss).............................................   $   65.3    $ (101.6)   $ (647.3)
                                                                 ========    ========    ========

The accompanying notes to consolidated financial statements are an integral part of these statements.

        KAISER ALUMINUM & CHEMICAL CORPORATION AND SUBSIDIARY COMPANIES

                     STATEMENTS OF CONSOLIDATED CASH FLOWS

                                                                     YEAR ENDED DECEMBER 31,
                                                                 -------------------------------
                                                                  1995       1994        1993
                                                                 -------    -------    ---------
                                                                    (IN MILLIONS OF DOLLARS)
Cash flows from operating activities:
  Net income (loss)...........................................   $  65.3    $(101.6)   $  (647.3)
  Adjustments to reconcile net income (loss) to net cash
     provided by (used for) operating activities:
     Depreciation.............................................      94.3       95.4         97.1
     Amortization of excess investment over equity in
       unconsolidated affiliates..............................      11.4       11.6         11.9
     Amortization of deferred financing costs and discount on
       long-term debt.........................................       5.4        6.2         11.2
     Equity in (income) losses of unconsolidated affiliates...     (19.2)       1.9          3.3
     Restructuring of operations..............................                              35.8
     Minority interests.......................................        .4       (1.6)        (4.3)
     Extraordinary loss on early extinguishment of
       debt -- net............................................                  5.4         21.8
     Cumulative effect of changes in accounting
       principles -- net......................................                             507.9
     (Increase) decrease in receivables.......................    (110.0)      36.2         (6.2)
     (Increase) decrease in inventories.......................     (57.7)     (41.1)        13.0
     Decrease (increase) in prepaid expenses and other
       assets.................................................      82.9      (60.6)        (5.2)
     Increase (decrease) in accounts payable..................      32.4       25.8        (10.3)
     (Decrease) increase in accrued interest..................       (.6)       9.3         19.2
     Increase in payable to affiliates and accrued
       liabilities............................................      10.6       51.6         76.4
     Decrease in accrued and deferred income taxes............      (7.2)     (69.2)       (96.4)
     Other....................................................      11.5        9.4         10.1
                                                                 -------    -------    ---------
          Net cash provided by (used for) operating
            activities........................................     119.5      (21.3)        38.0
                                                                 -------    -------    ---------
Cash flows from investing activities:
  Net proceeds from disposition of property and investments...       8.6        4.1         13.1
  Capital expenditures........................................     (79.4)     (70.0)       (67.7)
  Investments in joint ventures...............................      (9.0)
                                                                 -------    -------    ---------
          Net cash used for investing activities..............     (79.8)     (65.9)       (54.6)
                                                                 -------    -------    ---------
Cash flows from financing activities:
  Repayments of long-term debt, including revolving credit....    (537.7)    (345.1)    (1,134.5)
  Borrowings of long-term debt, including revolving credit....     532.3      378.9      1,068.1
  Borrowings from MAXXAM Group Inc. (see supplemental
     disclosure below)........................................                              15.0
  Tender premiums and other costs of early extinguishment of
     debt.....................................................                             (27.1)
  Net short-term debt repayments..............................                  (.5)        (4.3)
  Net (payments to) borrowings from parent....................     (15.5)      13.2         31.5
  Incurrence of financing costs...............................       (.8)     (19.2)       (12.7)
  Dividends paid..............................................       (.7)       (.7)        (1.0)
  Capital contribution........................................       1.2       66.9         81.5
  Redemption of preference stock..............................      (8.8)      (8.5)        (4.2)
                                                                 -------    -------    ---------
          Net cash (used for) provided by financing
            activities........................................     (30.0)      85.0         12.3
                                                                 -------    -------    ---------
Net increase (decrease) in cash and cash equivalents during
  the year....................................................       9.7       (2.2)        (4.3)
Cash and cash equivalents at beginning of year................      12.0       14.2         18.5
                                                                 -------    -------    ---------
Cash and cash equivalents at end of year......................   $  21.7    $  12.0    $    14.2
                                                                 =======    =======    =========
Supplemental disclosure of cash flow information:
  Interest paid, net of capitalized interest..................   $  88.8    $  73.1    $    53.7
  Income taxes paid...........................................      35.7       16.0         13.5
  Tax allocation payments to Kaiser Aluminum Corporation......       3.2
  Tax allocation payments from MAXXAM Inc.....................                 (3.8)
Supplemental disclosure of non-cash financing activities:
  Contribution to capital of the borrowings from
     MAXXAM Group Inc.........................................                         $    15.0

The accompanying notes to consolidated financial statements are an integral part of these statements.

        KAISER ALUMINUM & CHEMICAL CORPORATION AND SUBSIDIARY COMPANIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 (IN MILLIONS OF DOLLARS, EXCEPT SHARE AMOUNTS)

1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

PRINCIPLES OF CONSOLIDATION

     The consolidated financial statements include the statements of Kaiser Aluminum & Chemical Corporation (the "Company" or "KACC") and its majority-owned subsidiaries. The Company is a wholly owned subsidiary of Kaiser Aluminum Corporation ("Kaiser") which is a subsidiary of MAXXAM Inc. ("MAXXAM"). The Company operates in all principal aspects of the aluminum industry -- the mining of bauxite (the major aluminum-bearing ore), the refining of bauxite into alumina (the intermediate material), the production of primary aluminum, and the manufacture of fabricated and semi-fabricated aluminum products. The Company's production levels of alumina and primary aluminum exceed its internal processing needs, which allows it to be a major seller of alumina and primary aluminum to domestic and international third parties (see Note 11).

     The preparation of financial statements in accordance with generally accepted accounting principles requires the use of estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities known to exist as of the date the financial statements are published, and the reported amount of revenues and expenses during the reporting period. Uncertainties, with respect to such estimates and assumptions, are inherent in the preparation of the Company's consolidated financial statements; accordingly, it is possible that the actual results could differ from these estimates and assumptions, which could have a material effect on the reported amounts of the Company's consolidated financial position and results of operation.

     Investments in 50%-or-less-owned entities are accounted for primarily by the equity method. Intercompany balances and transactions are eliminated. Certain reclassifications of prior-year information were made to conform to the current presentation.

CHANGES IN ACCOUNTING PRINCIPLES

     The Company adopted Statement of Financial Accounting Standards No. 106, Employers' Accounting for Postretirement Benefits Other Than Pensions ("SFAS 106"), and Statement of Financial Accounting Standards No. 112, Employers' Accounting for Postemployment Benefits ("SFAS 112"), as of January 1, 1993. The costs of postretirement benefits other than pensions and postemployment benefits are now accrued over the period employees provide services to the date of their full eligibility for such benefits. Previously, such costs were expensed as actual claims were incurred. The cumulative effect of the changes in accounting principles for the adoption of SFAS 106 and SFAS 112 were recorded as charges to results of operations of $497.7 and $7.3, net of related income taxes of $234.2 and $3.5, respectively. These deferred income tax benefits were recorded at the federal statutory rate in effect on the date the accounting standards were adopted, before giving effect to certain valuation allowances. The new accounting standards had no effect on the Company's cash outlays for postretirement or postemployment benefits, nor did these one-time charges affect the Company's compliance with its existing debt covenants. The Company reserves the right, subject to applicable collective bargaining agreements and applicable legal requirements, to amend or terminate these benefits.

     The Company adopted Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes ("SFAS 109"), as of January 1, 1993. The adoption of SFAS 109 changed the Company's method of accounting for income taxes to an asset and liability approach from the deferral method prescribed by Accounting Principles Board Opinion No. 11, Accounting for Income Taxes. The asset and liability approach requires the recognition of deferred income tax assets and liabilities for the expected future tax consequences of events that have been recognized in the Company's financial statements or tax returns. Under this method, deferred income tax assets and liabilities are determined based on the temporary differences between the

        KAISER ALUMINUM & CHEMICAL CORPORATION AND SUBSIDIARY COMPANIES

                 (IN MILLIONS OF DOLLARS, EXCEPT SHARE AMOUNTS)

financial statement and tax bases of assets and liabilities using enacted tax rates. The cumulative effect of the change in accounting principle reduced the Company's results of operations by $2.9. The adoption of SFAS 109 required the Company to restate certain assets and liabilities to their pre-tax amounts from their net-of-tax amounts originally recorded in connection with the acquisition by MAXXAM in October 1988. As a result of restating these assets and liabilities, the loss before income taxes, minority interests, extraordinary loss, and cumulative effect of changes in accounting principles for the year ended December 31, 1993, was increased by $9.3.

CASH AND CASH EQUIVALENTS

     The Company considers only those short-term, highly liquid investments with original maturities of 90 days or less to be cash equivalents.

INVENTORIES

     Substantially all product inventories are stated at last-in, first-out ("LIFO") cost, not in excess of market value. Replacement cost is not in excess of LIFO cost. Other inventories, principally operating supplies and repair and maintenance parts, are stated at the lower of average cost or market. Inventory costs consist of material, labor, and manufacturing overhead, including depreciation. Inventories consist of the following:

                                                                            DECEMBER 31,
                                                                           ---------------
                                                                            1995     1994
                                                                           ------   ------
    Finished fabricated products.........................................  $ 91.5   $ 49.4
    Primary aluminum and work in process.................................   195.9    203.1
    Bauxite and alumina..................................................   119.6    102.3
    Operating supplies and repair and maintenance parts..................   118.7    113.2
                                                                           ------   ------
                                                                           $525.7   $468.0
                                                                           ======   ======

DEPRECIATION

     Depreciation is computed principally by the straight-line method at rates based on the estimated useful lives of the various classes of assets. The principal estimated useful lives by class of assets are:

    Land improvements.....................................................   8 to 25 years
    Buildings.............................................................  15 to 45 years
    Machinery and equipment...............................................  10 to 22 years

STOCK-BASED COMPENSATION

     The Company applies Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees, and related interpretations in accounting for a stock-based compensation plan. Accordingly, no compensation cost has been recognized for this plan (see Note 6).

OTHER EXPENSE

     Other expense in 1995, 1994 and 1993 includes $17.8, $16.5 and $17.9 of pre-tax charges related principally to establishing additional: (i) litigation reserves for asbestos claims, and (ii) environmental reserves for potential soil and ground water remediation matters each pertaining to operations which were discontinued prior to the acquisition of the Company by MAXXAM in 1988.

        KAISER ALUMINUM & CHEMICAL CORPORATION AND SUBSIDIARY COMPANIES

                 (IN MILLIONS OF DOLLARS, EXCEPT SHARE AMOUNTS)

DEFERRED FINANCING COSTS

     Costs incurred to obtain debt financing are deferred and amortized over the estimated term of the related borrowing. Amortization of deferred financing costs of $5.3, $6.0, and $11.2 for the years ended December 31, 1995, 1994, and 1993, respectively, are included in interest expense.

FOREIGN CURRENCY

     The Company uses the United States dollar as the functional currency for its foreign operations.

DERIVATIVE FINANCIAL INSTRUMENTS

     Gains and losses arising from the use of derivative financial instruments are reflected in the Company's operating results concurrently with the consummation of the underlying hedged transactions. Deferred gains or losses as of December 31, 1995, are included in Prepaid expenses and other current assets and Other accrued liabilities. The Company does not hold or issue derivative financial instruments for trading purposes (see Note 10).

FAIR VALUE OF FINANCIAL INSTRUMENTS

     The following table presents the estimated fair value of the Company's financial instruments, together with the carrying amounts of the related assets or liabilities. Unless otherwise noted, the carrying amount of all financial instruments is a reasonable estimate of fair value.

                                                           DECEMBER 31, 1995         DECEMBER 31, 1994
                                                         ---------------------     ---------------------
                                                         CARRYING   ESTIMATED      CARRYING   ESTIMATED
                                                          AMOUNT    FAIR VALUE      AMOUNT    FAIR VALUE
                                                         --------   ----------     --------   ----------
Debt...................................................   $758.1      $806.3        $762.6      $747.6
Foreign currency contracts.............................                  1.9                       3.5

     The following methods and assumptions were used to estimate the fair value of each class of financial instruments:

          Debt -- The quoted market prices were used for the Senior Notes and 12 3/4% Notes (see Note 4). The fair value of all other debt is based on discounting the future cash flows using the current rate for debt of similar maturities and terms.

          Foreign Currency Contracts -- The fair value generally reflects the estimated amounts that the Company would receive to enter into similar contracts at the reporting date, thereby taking into account unrealized gains or losses on open contracts (see Note 10).

2.  INVESTMENTS IN AND ADVANCES TO UNCONSOLIDATED AFFILIATES

     Summary combined financial information is provided below for unconsolidated aluminum investments, most of which supply and process raw materials. The investees are Queensland Alumina Limited ("QAL") (28.3% owned), Anglesey Aluminum Limited ("Anglesey") (49.0% owned), and Kaiser Jamaica Bauxite Company (49.0% owned). The equity in earnings (losses) before income taxes of such operations is treated as a reduction (increase) in cost of products sold. At December 31, 1995 and 1994, the Company's net receivables from these affiliates were not material.

        KAISER ALUMINUM & CHEMICAL CORPORATION AND SUBSIDIARY COMPANIES

                 (IN MILLIONS OF DOLLARS, EXCEPT SHARE AMOUNTS)

SUMMARY OF COMBINED FINANCIAL POSITION

                                                                                DECEMBER 31,
                                                                               ---------------
                                                                                1995     1994
                                                                               ------   ------
Current assets...............................................................  $429.0   $342.3
Property, plant, and equipment -- net........................................   330.8    349.4
Other assets.................................................................    39.3     42.4
                                                                               ------   ------
          Total assets.......................................................  $799.1   $734.1
                                                                               ======   ======
Current liabilities..........................................................  $125.4   $122.4
Long-term debt...............................................................   331.8    307.6
Other liabilities............................................................    35.6     31.0
Stockholders' equity.........................................................   306.3    273.1
                                                                               ------   ------
          Total liabilities and stockholders' equity.........................  $799.1   $734.1
                                                                               ======   ======

SUMMARY OF COMBINED OPERATIONS

                                                                       YEAR ENDED DECEMBER 31,
                                                                       ------------------------
                                                                        1995     1994     1993
                                                                       ------   ------   ------
Net sales............................................................  $685.9   $489.8   $510.3
Costs and expenses...................................................  (618.7)  (494.8)  (527.2)
(Provision) credit for income taxes..................................   (18.7)    (6.3)     1.9
                                                                       ------   ------   ------
Net income (loss)....................................................  $ 48.5   $(11.3)  $(15.0)
                                                                       ======   ======   ======
Company's equity in income (loss)....................................  $ 19.2   $ (1.9)  $ (3.3)
                                                                       ======   ======   ======

     The Company's equity in income (loss) differs from the summary net income
(loss) due to various percentage ownerships in the entities and equity method accounting adjustments. At December 31, 1995, the Company's investment in its unconsolidated affiliates exceeded its equity in their net assets by approximately $54.9. The Company is amortizing this amount over a 12-year period, which results in an annual amortization charge of approximately $11.4.

     The Company and its affiliates have interrelated operations. The Company provides some of its affiliates with services such as financing, management, and engineering. Significant activities with affiliates include the acquisition and processing of bauxite, alumina, and primary aluminum. Purchases from these affiliates were $284.4, $219.7, and $206.6 in the years ended December 31, 1995, 1994, and 1993, respectively. Dividends of $8.1, nil, and nil were received from investees in the years ended December 31, 1995, 1994, and 1993, respectively.

     In 1995, a subsidiary of the Company invested $9.0 in a foreign joint venture. This amount is included in Investments in and advances to unconsolidated affiliates.

        KAISER ALUMINUM & CHEMICAL CORPORATION AND SUBSIDIARY COMPANIES

                 (IN MILLIONS OF DOLLARS, EXCEPT SHARE AMOUNTS)

3.  PROPERTY, PLANT, AND EQUIPMENT

     The major classes of property, plant, and equipment are as follows:

                                                                           DECEMBER 31,
                                                                        -------------------
                                                                          1995       1994
                                                                        --------   --------
    Land and improvements.............................................  $  151.8   $  153.5
    Buildings.........................................................     198.5      196.8
    Machinery and equipment...........................................   1,337.6    1,285.0
    Construction in progress..........................................      59.6       45.0
                                                                        --------   --------
                                                                         1,747.5    1,680.3
    Accumulated depreciation..........................................     637.9      547.1
                                                                        --------   --------
      Property, plant, and equipment -- net...........................  $1,109.6   $1,133.2
                                                                        ========   ========

4.  LONG-TERM DEBT

     Long-term debt and its maturity schedule are as follows:

                                                                                               DECEMBER 31,
                                                                                      2001    ---------------
                                                                                      AND      1995     1994
                                                 1996   1997   1998   1999    2000   AFTER    TOTAL    TOTAL
                                                 ----   ----   ----   -----   ----   ------   ------   ------
    1994 Credit Agreement (9.00% at December
      31, 1995)................................                       $13.1                   $ 13.1   $  6.7
    9 7/8% Senior Notes, net...................                                      $223.8    223.8    223.6
    Pollution Control and Solid Waste Disposal
      Facilities Obligations
      (6.00% -- 7.75%).........................  $1.2   $1.3   $1.4      .2   $.2      32.6     36.9     38.1
    Alpart CARIFA Loan (fixed and variable
      rates)...................................                                        60.0     60.0     60.0
    Alpart Term Loan (8.95%)...................  6.3    6.2                                     12.5     18.7
    12 3/4% Senior Subordinated Notes..........                                       400.0    400.0    400.0
    Other borrowings (fixed and variable
      rates)...................................  1.4    1.4    7.7       .3    .2        .8     11.8     15.5
                                                 ----   ----   ----   -----   ---    ------   ------   ------
             Total.............................  $8.9   $8.9   $9.1   $13.6   $.4    $717.2   $758.1   $762.6
                                                 ====   ====   ====   =====   ===    ======
    Less current portion.......................                                                  8.9     11.5
                                                                                              ------   ------
    Long-term debt.............................                                               $749.2   $751.1
                                                                                              ======   ======

1994 CREDIT AGREEMENT

     On February 17, 1994, the Company and Kaiser entered into a credit agreement with BankAmerica Business Credit, Inc. and certain other lenders (as amended, the "1994 Credit Agreement"). The 1994 Credit Agreement consists of a $325.0 five-year secured, revolving line of credit, scheduled to mature in 1999. The Company is able to borrow under the facility by means of revolving credit advances and letters of credit (up to $125.0) in an aggregate amount equal to the lesser of $325.0 or a borrowing base relating to eligible accounts receivable plus eligible inventory. The Company recorded a pre-tax extraordinary loss of $8.3 ($5.4 after taxes) in the first quarter of 1994, consisting primarily of the write-off of unamortized deferred financing costs related to the previous credit agreement. As of December 31, 1995, $259.3 (of which $72.4 could have been used for letters of credit) was available to the Company under the 1994 Credit Agreement. The 1994 Credit Agreement is unconditionally guaranteed by the Company and by certain significant subsidiaries of the Company. Loans under the 1994 Credit Agreement bear interest at a rate per annum, at the Company's election, equal to a Reference Rate (as defined) plus
1 1/2% or LIBO Rate (Reserve Adjusted) (as defined) plus 3 1/4%. After June 30, 1995, the interest rate margins applicable to borrowings under the 1994 Credit

        KAISER ALUMINUM & CHEMICAL CORPORATION AND SUBSIDIARY COMPANIES

                 (IN MILLIONS OF DOLLARS, EXCEPT SHARE AMOUNTS)

Agreement may be reduced by up to 1 1/2% (non-cumulatively), based on a financial test, determined quarterly. As of December 31, 1995, the financial test permitted a reduction of 1 1/2% per annum in margins effective January 1, 1996.

     The 1994 Credit Agreement requires the Company to maintain certain financial covenants and places restrictions on the Company's and Kaiser's ability to, among other things, incur debt and liens, make investments, pay dividends, undertake transactions with affiliates, make capital expenditures, and enter into unrelated lines of business. Neither the Company nor Kaiser currently is permitted to pay dividends on its common stock. The 1994 Credit Agreement is secured by, among other things, (i) mortgages on the Company's major domestic plants (excluding the Gramercy plant); (ii) subject to certain exceptions, liens on the accounts receivable, inventory, equipment, domestic patents and trademarks, and substantially all other personal property of the Company and certain of its subsidiaries; (iii) a pledge of all the stock of the Company owned by Kaiser; and (iv) pledges of all of the stock of a number of the Company's wholly owned domestic subsidiaries, pledges of a portion of the stock of certain foreign subsidiaries, and pledges of a portion of the stock of certain partially owned foreign affiliates.

SENIOR NOTES

     Concurrent with the offering by Kaiser of its 8.255% PRIDES, Convertible Preferred Stock (the "PRIDES") (see Note 8), the Company issued $225.0 of its
9 7/8% Senior Notes due 2002 (the "Senior Notes"). The net proceeds of the offering of the Senior Notes were used to reduce outstanding borrowings under the revolving credit facility of the 1989 Credit Agreement immediately prior to the effectiveness of the 1994 Credit Agreement and for working capital and general corporate purposes.

GRAMERCY SOLID WASTE DISPOSAL REVENUE BONDS

     In December 1992, the Company entered into an installment sale agreement (the "Sale Agreement") with the Parish of St. James, Louisiana (the "Louisiana Parish"), pursuant to which the Louisiana Parish issued $20.0 aggregate principal amount of its 7 3/4% Bonds due August 1, 2022 (the "Bonds") to finance the construction of certain solid waste disposal facilities at the Company's Gramercy plant. The proceeds from the sale of the Bonds were deposited into a construction fund and may be withdrawn, from time to time, pursuant to the terms of the Sale Agreement and the Bond indenture. At December 31, 1995, $3.8 remained in the construction fund. The Sale Agreement requires the Company to make payments to the Louisiana Parish in installments due on the dates and in the amounts required to permit the Louisiana Parish to satisfy all of its payment obligations under the Bonds.

ALPART CARIFA LOAN

     In December 1991, Alpart entered into a loan agreement with the Caribbean Basin Projects Financing Authority ("CARIFA") under which CARIFA loaned Alpart the proceeds from the issuance of CARIFA's industrial revenue bonds. The terms of the loan parallel the bonds' repayment terms. The $38.0 aggregate principal amount of Series A bonds matures on June 1, 2008. Substantially all of the Series A bonds bear interest at a floating rate of 87% of the applicable LIBID Rate (LIBOR less 1/8 of 1%). The $22.0 aggregate principal amount of Series B bonds matures on June 1, 2007, and bears interest at a fixed rate of 8.25%.

     Proceeds from the sale of the bonds were used by Alpart to refinance interim loans from the partners in Alpart, to pay eligible project costs for the expansion and modernization of its alumina refinery and related port and bauxite mining facilities, and to pay certain costs of issuance. Under the terms of the loan agreement, Alpart must remain a qualified recipient for Caribbean Basin Initiative funds as defined in applicable laws. Alpart has agreed to indemnify bondholders of CARIFA for certain tax payments that could result from events, as defined, that adversely affect the tax treatment of the interest income on the bonds. Alpart's

        KAISER ALUMINUM & CHEMICAL CORPORATION AND SUBSIDIARY COMPANIES

                 (IN MILLIONS OF DOLLARS, EXCEPT SHARE AMOUNTS)

obligations under the loan agreement are secured by a $64.2 letter of credit guaranteed by the partners in Alpart (of which $22.5 is guaranteed by the Company's minority partner in Alpart).

SENIOR SUBORDINATED NOTES

     On February 1, 1993, the Company issued $400.0 of its 12 3/4% Senior Subordinated Notes due 2003 (the "12 3/4% Notes"). The net proceeds from the sale of the 12 3/4% Notes were used to retire the 14 1/4% Senior Subordinated Notes due 1995 (the "14 1/4% Notes"), to prepay $18.0 of the term loan, and to reduce outstanding borrowings under the revolving credit facility of the 1989 Credit Agreement. These transactions resulted in a pre-tax extraordinary loss of $33.0 in the first quarter of 1993, consisting primarily of the write-off of unamortized discount and deferred financing costs related to the 14 1/4% Notes.

     The obligations of the Company with respect to the Senior Notes and the 12 3/4% Notes are guaranteed, jointly and severally, by certain subsidiaries of the Company. The indentures governing the Senior Notes and the 12 3/4% Notes (the "Indentures") restrict, among other things, the Company's ability to incur debt, undertake transactions with affiliates, and pay dividends. Further, the Indentures provide that the Company must offer to purchase the Senior Notes and the 12 3/4% Notes, respectively, upon the occurrence of a Change of Control (as defined therein), and the 1994 Credit Agreement provides that the occurrence of a Change in Control (as defined therein) shall constitute an Event of Default thereunder.

CAPITALIZED INTEREST

     Interest capitalized in 1995, 1994 and 1993 was $2.8, $2.7, and $3.4, respectively.

5.  INCOME TAXES

     Income (loss) before income taxes, minority interests, extraordinary loss, and cumulative effect of changes in accounting principles by geographic area is as follows:

                                                                YEAR ENDED DECEMBER 31,
                                                             ------------------------------
                                                              1995       1994        1993
                                                             ------     -------     -------
    Domestic...............................................  $(55.4)    $(168.1)    $(232.3)
    Foreign................................................   158.5        16.3        23.5
                                                             ------     -------     -------
              Total........................................  $103.1     $(151.8)    $(208.8)
                                                             ======     =======     =======

     Income taxes are classified as either domestic or foreign, based on whether payment is made or due to the United States or a foreign country. Certain income classified as foreign is also subject to domestic income taxes.

        KAISER ALUMINUM & CHEMICAL CORPORATION AND SUBSIDIARY COMPANIES

                 (IN MILLIONS OF DOLLARS, EXCEPT SHARE AMOUNTS)

     The (provision) credit for income taxes on income (loss) before income taxes, minority interests, extraordinary loss, and cumulative effect of changes in accounting principles consists of:

                                                       FEDERAL     FOREIGN     STATE     TOTAL
                                                       -------     -------     -----     ------
    1995
      Current........................................   $(4.3)      $(40.2)    $ (.1)    $(44.6)
      Deferred.......................................    15.0         (4.9)     (2.9)       7.2
                                                        -----       ------     -----     ------
              Total..................................   $10.7       $(45.1)    $(3.0)    $(37.4)
                                                        =====       ======     =====     ======
    1994
      Current........................................               $(18.0)    $ (.1)    $(18.1)
      Deferred.......................................   $71.4           .6        .1       72.1
                                                        -----       ------     -----     ------
              Total..................................   $71.4       $(17.4)              $ 54.0
                                                        =====       ======     =====     ======
    1993
      Current........................................   $12.5       $ (7.9)    $ (.1)    $  4.5
      Deferred.......................................    68.6         12.0       1.8       82.4
                                                        -----       ------     -----     ------
              Total..................................   $81.1       $  4.1     $ 1.7     $ 86.9
                                                        =====       ======     =====     ======

     The 1994 federal deferred credit for income taxes of $71.4 includes $29.2 for the benefit of operating loss carryforwards generated in 1994. The 1993 federal deferred credit for income taxes of $68.6 includes $29.1 for the benefit of operating loss carryforwards generated in 1993 and a $3.4 benefit for increasing net deferred income tax assets (liabilities) as of the date of enactment (August 10, 1993) of the Omnibus Budget Reconciliation Act of 1993, which retroactively increased the federal statutory income tax rate from 34% to 35% for periods beginning on or after January 1, 1993.

     A reconciliation between the (provision) credit for income taxes and the amount computed by applying the federal statutory income tax rate to income
(loss) before income taxes, minority interests, extraordinary loss, and cumulative effect of changes in accounting principles is as follows:

                                                                      YEAR ENDED DECEMBER
                                                                              31,
                                                                     ----------------------
                                                                      1995    1994    1993
                                                                     ------   -----   -----
    Amount of federal income tax (provision) credit based on the
      statutory rate...............................................  $(36.1)  $53.1   $73.1
    Percentage depletion...........................................     4.2     5.6     6.4
    Revision of prior years' tax estimates and other changes in
      valuation allowances.........................................     1.5      .5     3.9
    Foreign taxes, net of federal tax benefit......................    (5.4)   (5.3)   (2.6)
    Increase in net deferred income tax assets due to tax rate
      change.......................................................             1.8     3.4
    Other..........................................................    (1.6)   (1.7)    2.7
                                                                     ------   -----   -----
    (Provision) credit for income taxes............................  $(37.4)  $54.0   $86.9
                                                                     ======   =====   =====

     As shown in the Statements of Consolidated Income (Loss) for the years ended December 31, 1994 and 1993, the Company reported extraordinary losses related to the early extinguishment of debt. The Company reported the 1994 extraordinary loss net of related deferred federal income taxes of $2.9 and reported the 1993 extraordinary loss net of related current federal income taxes of $11.2, which approximated the federal statutory rate in effect on the dates the transactions occurred.

        KAISER ALUMINUM & CHEMICAL CORPORATION AND SUBSIDIARY COMPANIES

                 (IN MILLIONS OF DOLLARS, EXCEPT SHARE AMOUNTS)

     The Company adopted SFAS 109 as of January 1, 1993, as discussed in Note 1. The components of the Company's net deferred income tax assets are as follows:

                                                                          DECEMBER 31,
                                                                       -------------------
                                                                        1995        1994
                                                                       -------     -------
    Deferred income tax assets:
      Postretirement benefits other than pensions....................  $ 289.9     $ 293.7
      Loss and credit carryforwards..................................    155.8       187.4
      Other liabilities..............................................    107.8       109.6
      Pensions.......................................................     56.0        51.0
      Foreign and state deferred income tax liabilities..............     30.8        28.1
      Property, plant, and equipment.................................     22.9        23.1
      Inventories....................................................      1.8
      Other..........................................................     10.7         3.5
      Valuation allowances...........................................   (128.5)     (133.9)
                                                                       -------     -------
              Total deferred income tax assets -- net................    547.2       562.5
                                                                       -------     -------
    Deferred income tax liabilities:
      Property, plant, and equipment.................................   (179.8)     (203.2)
      Investments in and advances to unconsolidated affiliates.......    (66.4)      (63.8)
      Inventories....................................................                 (8.3)
      Other..........................................................     (9.5)       (6.4)
                                                                       -------     -------
              Total deferred income tax liabilities..................   (255.7)     (281.7)
                                                                       -------     -------
    Net deferred income tax assets...................................  $ 291.5     $ 280.8
                                                                       =======     =======

     The valuation allowances listed above relate primarily to loss and credit carryforwards and postretirement benefits other than pensions. As of December 31, 1995, approximately $97.4 of the net deferred income tax assets listed above relate to the benefit of loss and credit carryforwards, net of valuation allowances. The Company evaluated all appropriate factors to determine the proper valuation allowances for these carryforwards, including any limitations concerning their use and the year the carryforwards expire, as well as the levels of taxable income necessary for utilization. For example, full valuation allowances were provided for certain credit carryforwards that expire in the near term. With regard to future levels of income, the Company believes, based on the cyclical nature of its business, its history of prior operating earnings, and its expectations for future years, that it will more likely than not generate sufficient taxable income to realize the benefit attributable to the loss and credit carryforwards for which valuation allowances were not provided. The remaining portion of the Company's net deferred income tax assets at December 31, 1995, is approximately $194.1. A principal component of this amount is the tax benefit associated with the accrual for postretirement benefits other than pensions. The future tax deductions with respect to the turnaround of this accrual will occur over a 30- to 40-year period. If such deductions create or increase a net operating loss in any one year, the Company has the ability to carry forward such loss for 15 taxable years. For these reasons, the Company believes a long-term view of profitability is appropriate and has concluded that this net deferred income tax asset will more likely than not be realized, despite the operating losses incurred in recent years.

     As of December 31, 1995 and 1994, $53.5 and $37.9, respectively, of the net deferred income tax assets listed above are included on the Consolidated Balance Sheets in the caption entitled Prepaid expenses and other current assets. Certain other portions of the deferred income tax assets and liabilities listed above are included on the Consolidated Balance Sheets in the captions entitled Other accrued liabilities and Long-term liabilities.

        KAISER ALUMINUM & CHEMICAL CORPORATION AND SUBSIDIARY COMPANIES

                 (IN MILLIONS OF DOLLARS, EXCEPT SHARE AMOUNTS)

     The Company and its subsidiaries (collectively, the "KACC Subgroup") were included in the consolidated federal income tax returns of MAXXAM for the period from October 28, 1988, through June 30, 1993. As a consequence of the issuance of the Depositary Shares on June 30, 1993, as discussed in Note 8, the KACC Subgroup is no longer included in the consolidated federal income tax returns of MAXXAM. The KACC Subgroup has become a member of a new consolidated return group of which Kaiser is the common parent corporation (the "New Kaiser Tax Group"). The New Kaiser Tax Group files consolidated federal income tax returns for taxable periods beginning on or after July 1, 1993.

     The tax allocation agreement between the Company and MAXXAM (the "KACC Tax Allocation Agreement") terminated pursuant to its terms, effective for taxable periods beginning after June 30, 1993. Any unused federal income tax attribute carryforwards under the terms of the KACC Tax Allocation Agreement were eliminated and are not available to offset federal income tax liabilities for taxable periods beginning on or after July 1, 1993. Upon the filing of MAXXAM'S 1993 consolidated federal income tax return, the tax attribute carryforwards of the MAXXAM consolidated return group as of December 31, 1993, were apportioned in part to Kaiser and the KACC Subgroup, based on the provisions of the relevant consolidated return regulations. The benefit of such tax attribute carryforwards apportioned to the KACC Subgroup approximated the benefit of tax attribute carryforwards eliminated under the KACC Tax Allocation Agreement. To the extent the KACC Subgroup generates unused tax losses or tax credits for periods beginning on or after July 1, 1993, such amounts will not be available to obtain refunds of amounts paid by the Company to MAXXAM for periods ending on or before June 30, 1993, pursuant to the KACC Tax Allocation Agreement.

     The Company and MAXXAM entered into the KACC Tax Allocation Agreement, which became effective as of October 28, 1988. Under the terms of the KACC Tax Allocation Agreement, MAXXAM computed the federal income tax liability for the KACC Subgroup as if the KACC Subgroup were a separate affiliated group of corporations which was never connected with MAXXAM. The provisions of the KACC Tax Allocation Agreement will continue to govern for periods ended prior to July 1, 1993. Therefore, payments or refunds may still be required by or payable to the Company under the terms of the KACC Tax Allocation Agreement for these periods due to the final resolution of audits, amended returns, and related matters. However, the 1994 Credit Agreement prohibits the payment by the Company to MAXXAM of any amounts due under the KACC Tax Allocation Agreement, except for certain payments that are required as a result of audits and only to the extent of any amounts paid after February 17, 1994, by MAXXAM to the Company under the KACC Tax Allocation Agreement.

     On June 30, 1993, the Company and Kaiser entered into a tax allocation agreement (the "New KACC Tax Allocation Agreement"), effective for taxable periods beginning on or after July 1, 1993. The terms of the New KACC Tax Allocation Agreement are similar, in all material respects, to those of the KACC Tax Allocation Agreement except that the Company is liable to Kaiser.

        KAISER ALUMINUM & CHEMICAL CORPORATION AND SUBSIDIARY COMPANIES

                 (IN MILLIONS OF DOLLARS, EXCEPT SHARE AMOUNTS)

     The following table presents the Company's tax attributes for federal income tax purposes as of December 31, 1995, under the terms of the New KACC Tax Allocation Agreement. The utilization of certain of these tax attributes is subject to limitations:

                                                                                  EXPIRING
                                                                                   THROUGH
                                                                                 -----------
    Regular tax attribute carryforwards:
      Net operating losses...........................................  $32.9            2007
      General business tax credits...................................   28.4            2008
      Foreign tax credits............................................   89.4            2000
      Alternative minimum tax credits................................   19.4      Indefinite

    Alternative minimum tax attribute carryforwards:
      Net operating losses...........................................  $17.1            2002
      Foreign tax credits............................................   83.3            2000

6.  EMPLOYEE BENEFIT AND INCENTIVE PLANS

RETIREMENT PLANS

     Retirement plans are non-contributory for salaried and hourly employees and generally provide for benefits based on a formula which considers length of service and earnings during years of service. The Company's funding policies meet or exceed all regulatory requirements.

     The funded status of the employee pension benefit plans and the corresponding amounts that are included in the Company's Consolidated Balance Sheets are as follows:

                                                                          PLANS WITH
                                                                     ACCUMULATED BENEFITS
                                                                      EXCEEDING ASSETS(1)
                                                                         DECEMBER 31,
                                                                     ---------------------
                                                                      1995          1994
                                                                     -------       -------
    Accumulated benefit obligation:
      Vested employees.............................................  $ 753.0       $ 663.9
      Nonvested employees..........................................     28.7          41.1
                                                                     -------       -------
      Accumulated benefit obligation...............................    781.7         705.0
    Additional amounts related to projected salary increases.......     34.2          30.0
                                                                     -------       -------
    Projected benefit obligation...................................    815.9         735.0
    Plan assets (principally common stocks and fixed income
      obligations) at fair value...................................   (592.3)       (524.6)
                                                                     -------       -------
    Plan assets less than projected benefit obligation.............    223.6         210.4
    Unrecognized net losses........................................    (54.7)        (42.5)
    Unrecognized net obligations...................................      (.5)          (.8)
    Unrecognized prior-service cost................................    (28.2)        (30.9)
    Adjustment required to recognize minimum liability.............     49.8          42.9
                                                                     -------       -------
    Accrued pension obligation included in the Consolidated Balance
      Sheets (principally in Long-term liabilities)................  $ 190.0       $ 179.1
                                                                     =======       =======

---------------

(1) Includes plans with assets exceeding accumulated benefits by approximately $.1 and $.3 in 1995 and 1994, respectively.

        KAISER ALUMINUM & CHEMICAL CORPORATION AND SUBSIDIARY COMPANIES

                 (IN MILLIONS OF DOLLARS, EXCEPT SHARE AMOUNTS)

     As required by Statement of Financial Accounting Standards No. 87, Employers' Accounting for Pensions, the Company recorded an after-tax credit (charge) to equity of $(4.7) and $12.5 at December 31, 1995 and 1994, respectively, for the reduction (excess) of the minimum liability over the unrecognized net obligation and prior-service cost. These amounts were recorded net of the related income tax (provision) credit of $2.8 and $(7.3) as of December 31, 1995 and 1994, respectively, which approximated the federal and state statutory rates.

     The components of net periodic pension cost are:

                                                                   YEAR ENDED DECEMBER 31,
                                                                  -------------------------
                                                                   1995      1994     1993
                                                                  -------   ------   ------
    Service cost -- benefits earned during the period...........  $  10.0   $ 11.2   $ 10.8
    Interest cost on projected benefit obligation...............     59.8     57.3     59.2
    Return on assets:
      Actual gain...............................................   (112.2)     (.8)   (70.3)
      Deferred gain (loss)......................................     64.6    (53.0)    15.9
    Net amortization and deferral...............................      4.2      4.1      2.3
                                                                   ------    -----    -----
    Net periodic pension cost...................................  $  26.4   $ 18.8   $ 17.9
                                                                   ======    =====    =====

     Assumptions used to value obligations at year-end, and to determine the net periodic pension cost in the subsequent year are:

                                                                      1995     1994     1993
                                                                      ----     ----     ----
    Discount rate...................................................  7.5%     8.5 %     7.5%
    Expected long-term rate of return on assets.....................  9.5%     9.5 %    10.0%
    Rate of increase in compensation levels.........................  5.0%     5.0 %     5.0%

POSTRETIREMENT BENEFITS OTHER THAN PENSIONS

     The Company and its subsidiaries provide postretirement health care and life insurance benefits to eligible retired employees and their dependents. Substantially all employees may become eligible for those benefits if they reach retirement age while still working for the Company or its subsidiaries. These benefits are provided through contracts with various insurance carriers. The Company has not funded the liability for these benefits, which are expected to be paid out of cash generated by operations. The Company adopted SFAS 106 to account for postretirement benefits other than pensions as of January 1, 1993, as discussed in Note 1.

     In 1995, the Company adopted the Kaiser Aluminum Medicare Program ("KAMP"). KAMP is mandatory for all salaried retirees over 65 and for USWA retirees who retire after December 31, 1995, when they become 65, and voluntary for other hourly retirees of the Company's operations in the states of California, Louisiana, and Washington. The USWA contract, ratified on February 28, 1995, also contained changes to the retiree health benefits. These changes included increased retirees' copayments, deductibles, and coinsurance, and restricted Medicare Part B premium reimbursement to the 1995 level for employees retiring after November 1, 1994. These changes will lower the Company's expenses for retiree medical care.

        KAISER ALUMINUM & CHEMICAL CORPORATION AND SUBSIDIARY COMPANIES

                 (IN MILLIONS OF DOLLARS, EXCEPT SHARE AMOUNTS)

     The Company's accrued postretirement benefit obligation is composed of the following:

                                                                           DECEMBER 31,
                                                                         -----------------
                                                                          1995       1994
                                                                         ------     ------
    Accumulated postretirement benefit obligation:
      Retirees.........................................................  $557.6     $566.2
      Active employees eligible for postretirement benefits............    30.7       30.2
      Active employees not eligible for postretirement benefits........    61.1       98.7
                                                                         ------     ------
      Accumulated postretirement benefit obligation....................   649.4      695.1
    Unrecognized net gains.............................................    20.5       55.0
    Unrecognized gains related to prior-service costs..................   110.9       31.8
                                                                         ------     ------
    Accrued postretirement benefit obligation..........................  $780.8     $781.9
                                                                         ======     ======

     The components of net periodic postretirement benefit cost are:

                                                                      YEAR ENDED DECEMBER 31,
                                                                      -----------------------
                                                                      1995     1994     1993
                                                                      -----    -----    -----
    Service cost....................................................  $ 4.5    $ 8.2    $ 7.1
    Interest cost...................................................   52.3     56.9     58.5
    Amortization of prior service cost..............................   (8.9)    (3.2)
                                                                      -----    -----    -----
    Net periodic postretirement benefit cost........................  $47.9    $61.9    $65.6
                                                                      =====    =====    =====

     The 1996 annual assumed rates of increase in the per capita cost of covered benefits (i.e., health care cost trend rate) are 8.0% and 7.5% for retirees under 65 and over 65, respectively, and are assumed to decrease gradually to 5.0% in 2007 and remain at that level thereafter. The health care cost trend rate has a significant effect on the amounts reported. A one percentage point increase in the assumed health care cost trend rate would increase the accumulated postretirement benefit obligation as of December 31, 1995, by approximately $68.7 and the aggregate of the service and interest cost components of net periodic postretirement benefit cost for 1995 by approximately $7.8. The weighted average discount rate used to determine the accumulated postretirement benefit obligation at December 31, 1995 and 1994, was 7.5% and 8.5%, respectively.

POSTEMPLOYMENT BENEFITS

     The Company provides certain benefits to former or inactive employees after employment but before retirement. The Company adopted SFAS 112 to account for postemployment benefits as of January 1, 1993, as discussed in Note 1.

INCENTIVE PLANS

     Effective January 1, 1989, the Company and Kaiser adopted an unfunded Long-Term Incentive Plan (the "LTIP") for certain key employees of the Company, Kaiser, and their consolidated subsidiaries. All compensation vested as of December 31, 1992, under the LTIP, as amended in 1991 and 1992, has been paid to the participants in cash or common stock of Kaiser as of December 31, 1993. Under the LTIP, as amended, 764,092 restricted shares were distributed to six Company executives during 1993 for benefits generally earned but not vested as of December 31, 1992. These shares generally will vest at the rate of 25% per year. The Company will record the related expense of $6.5 over the four-year period ending December 31, 1996. In 1993, the Company adopted the Kaiser 1993 Omnibus Stock Incentive Plan. A total of 2,500,000 shares of Kaiser common stock were reserved for awards or for payment of rights granted under the Plan, of which

        KAISER ALUMINUM & CHEMICAL CORPORATION AND SUBSIDIARY COMPANIES

                 (IN MILLIONS OF DOLLARS, EXCEPT SHARE AMOUNTS)

544,839 shares were available to be awarded at December 31, 1995. Under the Kaiser 1993 Omnibus Stock Incentive Plan, 102,564 restricted shares were distributed to two Company executives during 1994, which will vest at the rate of 25% per year. The Company will record the related expense of $1.0 over the four-year period ending December 31, 1998.

     In 1993 and 1994, the Compensation Committee of the Board of Directors approved the award of "nonqualified stock options" to members of management other than those participating in the LTIP. These options to acquire Kaiser's common stock generally will vest at the rate of 20-25% per year. Information relating to nonqualified stock options is shown below:

                                                           1995           1994         1993
                                                         ---------     ----------     -------
    Outstanding at beginning of year...................  1,119,680        664,400
    Granted............................................                   494,800     664,400
    Exercised (at $7.25 and $9.75 per share)...........   (155,500)        (6,920)
    Expired or forfeited...............................    (38,095)       (32,600)
                                                         ---------      ---------     -------
    Outstanding at end of year (prices ranging from
      $7.25 to $12.75 per share).......................    926,085      1,119,680     664,400
                                                         =========      =========     =======
    Exercisable at end of year.........................    211,755        120,180
                                                         =========      =========

     In 1995, the Company adopted the Kaiser Aluminum Total Compensation System, an unfunded incentive compensation program. The program provides incentive pay based on performance against plan over a three-year period. The Company also has a supplemental savings and retirement plan for salaried employees, under which the participants contribute a percentage of their base salaries.

     The Company's expense for the above plans was $11.9, $6.1, and $5.3 for the years ended December 31, 1995, 1994 and 1993, respectively.

7.  REDEEMABLE PREFERENCE STOCK

     In March 1985, the Company entered into a three-year agreement with the USWA whereby shares of a new series of "Cumulative (1985 Series A) Preference Stock" would be issued to an employee stock ownership plan in exchange for certain elements of wages and benefits. Concurrently, a similar plan was established for certain nonbargaining employees which provided for the issuance of "Cumulative (1985 Series B) Preference Stock." Series A Stock and Series B Stock ("Series A and B Stock") each have a par value of $1 per share and a liquidation and redemption value of $50 per share plus accrued dividends, if any.

     For financial reporting purposes, Series A and B Stock were recorded at fair market value when issued, based on independent appraisals, with a corresponding charge to compensation cost. Carrying values have been increased each year to recognize accretion of redemption values and, in certain years, there have been other increases for reasons described below. Changes in Series A and B Stock are shown below.

                                                                  1995       1994        1993
                                                                --------   ---------   ---------
Shares:
  Beginning of year...........................................   912,167   1,081,548   1,163,221
  Redeemed....................................................  (174,804)   (169,381)    (81,673)
                                                                 -------     -------   ---------
  End of year.................................................   737,363     912,167   1,081,548
                                                                 =======     =======   =========

     No additional Series A or B Stock will be issued. While held by the plan trustee, Series B Stock is entitled to cumulative annual dividends, when and as declared by the Board of Directors, payable in stock or in

        KAISER ALUMINUM & CHEMICAL CORPORATION AND SUBSIDIARY COMPANIES

                 (IN MILLIONS OF DOLLARS, EXCEPT SHARE AMOUNTS)

cash at the option of the Company on or after March 1, 1991, in respect to years commencing January 1, 1990, based on a formula tied to the Company's income before tax from aluminum operations. When distributed to plan participants (generally upon separation from the Company), the Series A and B Stocks are entitled to an annual cash dividend of $5 per share, payable quarterly, when and as declared by the Board of Directors.

     Redemption fund agreements require the Company to make annual payments by March 31 each year based on a formula tied to consolidated net income until the redemption funds are sufficient to redeem all Series A and B Stock. On an annual basis, the minimum payment is $4.3 and the maximum payment is $7.3. In March 1994 and 1995, the Company contributed $4.3 for each of the years 1993 and 1994, and will contribute $4.3 in March 1996 for 1995.

     Under the USWA labor contract effective November 1, 1994, the Company is obligated to offer to purchase up to 40 shares of Series A Stock from each active participant in 1995 at a price equal to its redemption value of $50 per share. The Company also agreed to offer to purchase up to an additional 80 shares from each participant in 1998. In addition, a profitability test was satisfied for 1995; therefore, the Company will offer to purchase from each active participant an additional 20 shares of such preference stock held in the stock ownership plan for the benefit of substantially the same employees in 1996. The employees could elect to receive their shares, accept cash, or place the proceeds into the Company's 401(k) savings plan. The Company will provide comparable purchases of Series B Stock from active participants.

     The Series A and B Stock is distributed in the event of death, retirement, or in other specified circumstances. The Company also may redeem such stock at $50 per share plus accrued dividends, if any. At the option of the plan participant, the trustee shall redeem stock distributed from the plans at redemption value to the extent funds are available in the redemption fund. Under the Tax Reform Act of 1986, at the option of the plan participant, the Company must purchase distributed shares earned after December 31, 1985, at redemption value on a five-year installment basis, with interest at market rates. The obligation of the Company to make such installment payments must be secured.

     The Series A and B Stock is entitled to the same voting rights as the Company's common stock and to certain additional voting rights under certain circumstances, including the right to elect, along with other Company preference stockholders, two directors whenever accrued dividends have not been paid on two annual dividend payment dates or when accrued dividends in an amount equivalent to six full quarterly dividends are in arrears. The Series A and B Stock restricts the ability of the Company to redeem or pay dividends on common stock if the Company is in default on any dividends payable on the Series A and B Stock.

        KAISER ALUMINUM & CHEMICAL CORPORATION AND SUBSIDIARY COMPANIES

                 (IN MILLIONS OF DOLLARS, EXCEPT SHARE AMOUNTS)

8.  STOCKHOLDERS' EQUITY

     Changes in stockholders' equity were:

                                                                               RETAINED     ADDITIONAL      NOTE
                                                                               EARNINGS      MINIMUM     RECEIVABLE
                                          PREFERENCE   COMMON   ADDITIONAL   (ACCUMULATED    PENSION        FROM
                                            STOCK      STOCK     CAPITAL       DEFICIT)     LIABILITY      PARENT
                                          ----------   ------   ----------   ------------   ----------   ----------
BALANCE, DECEMBER 31, 1992..............     $2.0      $15.4     $1,255.6       $ 487.9       $ (6.7)     $(1,185.8)
  Net loss..............................                                         (647.3)
  Interest on note receivable from
    parent..............................                            115.7                                    (115.7)
  Contribution for LTIP shares..........                              3.4
  Conversions (1,967 preference shares
    into cash)..........................      (.2)
  Capital contribution..................                             96.5
  Preference stock dividends............                                           (1.0)
  Redeemable preference stock
    accretion...........................                                           (4.8)
  Additional minimum pension
    liability...........................                                                       (14.9)
                                             ----      -----     --------       -------       ------      ---------
BALANCE, DECEMBER 31, 1993..............     $1.8      $15.4     $1,471.2       $(165.2)      $(21.6)     $(1,301.5)
  Net loss..............................                                         (101.6)
  Interest on note receivable from
    parent..............................                             86.2                                     (86.2)
  Contribution for LTIP shares..........                              2.0
  Capital contribution..................                             66.9
  Preference stock dividends............                                            (.7)
  Redeemable preference stock
    accretion...........................                                           (4.0)
  Reduction of minimum pension
    liability...........................                                                        12.5
                                             ----      -----     --------       -------       ------      ---------
BALANCE, DECEMBER 31, 1994..............      1.8       15.4      1,626.3        (271.5)        (9.1)      (1,387.7)
  Net income............................                                           65.3
  Interest on note receivable from
    parent..............................                             92.1                                     (92.1)
  Contribution for LTIP shares..........                              1.4
  Capital contribution..................                             10.9
  Conversions (1,222 preference shares
    into cash)..........................      (.1)
  Dividends.............................                                            (.8)
  Redeemable preference stock
    accretion...........................                                           (3.9)
  Additional minimum pension
    liability...........................                                                        (4.7)
                                             ----      -----     --------       -------       ------      ---------
BALANCE, DECEMBER 31, 1995..............     $1.7      $15.4     $1,730.7       $(210.9)      $(13.8)     $(1,479.8)
                                             ====      =====     ========       =======       ======      =========

PREFERENCE STOCK

     The Company's Cumulative Convertible Preference Stock, $100 par value ("$100 Preference Stock"), restricts acquisition of junior stock and payment of dividends. At December 31, 1995, such provisions were less restrictive as to the payment of cash dividends than the 1994 Credit Agreement provisions. The Company has the option to redeem the $100 Preference Stocks at par value plus accrued dividends. The Company does not intend to issue any additional shares of the $100 Preference Stocks.

     The 4 1/8% and 4 3/4% (1957 Series, 1959 Series, and 1966 Series) $100
Preference Stock can be exchanged for per share cash amounts of $69.30, $77.84, $78.38, and $76.46, respectively. The Company records the $100

        KAISER ALUMINUM & CHEMICAL CORPORATION AND SUBSIDIARY COMPANIES

                 (IN MILLIONS OF DOLLARS, EXCEPT SHARE AMOUNTS)

Preference Stock at their exchange amounts for financial statement presentation and the Company includes such amounts in minority interests. The outstanding shares of preference stock were:

                                                                          DECEMBER 31,
                                                                       -------------------
                                                                        1995         1994
                                                                       ------       ------
    4 1/8%...........................................................   3,237        3,657
    4 3/4% (1957 Series).............................................   2,342        2,605
    4 3/4% (1959 Series).............................................  13,162       13,534
    4 3/4% (1966 Series).............................................   3,473        3,640

PREFERRED STOCK

     Series A Convertible -- In 1993, Kaiser issued 19,382,950 of its $.65 Depositary Shares (the "Depositary Shares"), each representing one-tenth of a share of Series A Mandatory Conversion Premium Dividend Preferred Stock (the "Series A Shares"). On September 19, 1995, Kaiser redeemed all 1,938,295 Series A Shares, which resulted in the simultaneous redemption of all Depositary Shares in exchange for (i) 13,126,521 shares of Kaiser's common stock and (ii) $2.8 in cash comprised of (a) an amount equal to all accrued and unpaid dividends up to and including the day immediately prior to redemption date and (b) cash in lieu of any fractional shares of common stock that would have otherwise been issuable.

     PRIDES Convertible -- In the first quarter of 1994, Kaiser consummated the public offering of 8,855,550 shares of the PRIDES. The net proceeds from the sale of the shares of PRIDES were approximately $100.1. Kaiser used such net proceeds to make non-interest-bearing loans to the Company in the aggregate principal amount of $33.2 (the aggregate dividends scheduled to accrue on the shares of PRIDES from the issuance date until December 31, 1997, the date on which the outstanding PRIDES will be mandatorily converted into shares of Kaiser's common stock), evidenced by intercompany notes, and used the balance of such net proceeds to make capital contributions to the Company in the aggregate amount of $66.9.

NOTE RECEIVABLE FROM PARENT

     The Note Receivable from Parent bears interest at a fixed rate of 6 5/8% per annum. No interest or principal payments are due until December 21, 2000, after which interest and principal will be payable over a 15-year term pursuant to a predetermined schedule. Accrued interest is accounted for as additional contributed capital.

DIVIDENDS ON COMMON STOCK

     The indentures governing the Senior Notes, the 12 3/4% Notes, and the 1994 Credit Agreement restrict, among other things, the Company's ability to incur debt, undertake transactions with affiliates, and pay dividends. Under the most restrictive of these covenants, the Company currently is not permitted to pay dividends on its common stock.

9.  COMMITMENTS AND CONTINGENCIES

COMMITMENTS

     The Company has financial commitments, including purchase agreements, tolling arrangements, forward foreign exchange and forward sales contracts (see
Note 10), letters of credit, and guarantees. Such purchase agreements and tolling arrangements include long-term agreements for the purchase and tolling of bauxite into alumina in Australia by QAL. These obligations expire in 2008. Under the agreements, the Company is unconditionally obligated to pay its proportional share of debt, operating costs, and certain other costs of QAL. The aggregate minimum amount of required future principal payments at December 31, 1995, is $88.9, of

        KAISER ALUMINUM & CHEMICAL CORPORATION AND SUBSIDIARY COMPANIES

                 (IN MILLIONS OF DOLLARS, EXCEPT SHARE AMOUNTS)

which $26.7 is due in 1997 and the rest is due in 2002. The Company's share of payments, including operating costs and certain other expenses under the agreement, was $77.5, $85.6, and $86.7 for the years ended December 31, 1995, 1994, and 1993, respectively. The Company also has agreements to supply alumina to and to purchase aluminum from Anglesey.

     Minimum rental commitments under operating leases at December 31, 1995, are as follows: years ending December 31, 1996 -- $22.7; 1997 -- $21.6;
1998 -- $24.6; 1999 -- $29.7; 2000 -- $27.3; thereafter -- $187.0. The future minimum rentals receivable under noncancelable subleases was $67.0 at December 31, 1995.

     Rental expenses were $29.0, $26.8, and $29.0 for the years ended December 31, 1995, 1994, and 1993, respectively.

ENVIRONMENTAL CONTINGENCIES

     The Company is subject to a number of environmental laws, to fines or penalties assessed for alleged breaches of the environmental laws, and to claims and litigation based upon such laws. The Company currently is subject to a number of lawsuits under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendments Reauthorization Act of 1986 ("CERCLA"), and, along with certain other entities, has been named as a potentially responsible party for remedial costs at certain third-party sites listed on the National Priorities List under CERCLA.

     Based on the Company's evaluation of these and other environmental matters, the Company has established environmental accruals, primarily related to potential solid waste disposal and soil and groundwater remediation matters. The following table presents the changes in such accruals, which are primarily included in Long-term liabilities, for the years ended December 31, 1995, 1994, and 1993:

                                                                      1995    1994    1993
                                                                      -----   -----   -----
    Balance at beginning of period..................................  $40.1   $40.9   $46.4
    Additional amounts..............................................    3.3     2.8     1.7
    Less expenditures...............................................   (4.5)   (3.6)   (7.2)
                                                                      -----   -----   -----
    Balance at end of period........................................  $38.9   $40.1   $40.9
                                                                      =====   =====   =====

     These environmental accruals represent the Company's estimate of costs reasonably expected to be incurred based on presently enacted laws and regulations, currently available facts, existing technology, and the Company's assessment of the likely remediation action to be taken. The Company expects that these remediation actions will be taken over the next several years and estimates that annual expenditures to be charged to these environmental accruals will be approximately $3.0 to $9.0 for the years 1996 through 2000 and an aggregate of approximately $10.0 thereafter.

     As additional facts are developed and definitive remediation plans and necessary regulatory approvals for implementation of remediation are established or alternative technologies are developed, changes in these and other factors may result in actual costs exceeding the current environmental accruals. The Company believes that it is reasonably possible that costs associated with these environmental matters may exceed current accruals by amounts that could range, in the aggregate, up to an estimated $23.0 and that the factors upon which a substantial portion of this estimate is based are expected to be resolved over the next twelve months. While uncertainties are inherent in the final outcome of these environmental matters, and it is presently impossible to determine the actual costs that ultimately may be incurred, management currently believes that the resolution of such uncertainties should not have a material adverse effect on the Company's consolidated financial position, results of operations, or liquidity.

        KAISER ALUMINUM & CHEMICAL CORPORATION AND SUBSIDIARY COMPANIES

                 (IN MILLIONS OF DOLLARS, EXCEPT SHARE AMOUNTS)

ASBESTOS CONTINGENCIES

     The Company is a defendant in a number of lawsuits, some of which involve claims of multiple persons, in which the plaintiffs allege that certain of their injuries were caused by, among other things, exposure to asbestos during, and as a result of, their employment or association with the Company or exposure to products containing asbestos produced or sold by the Company. The lawsuits generally relate to products the Company has not manufactured for at least 15 years.

     The following table presents the changes in number of such claims pending for the years ended December 31, 1995, 1994 and 1993.

                                                                       1995     1994      1993
                                                                      ------   -------   ------
Number of claims at beginning of period.............................  25,200    23,400   13,500
Claims received.....................................................  41,700    14,300   11,400
Claims settled or dismissed.........................................  (7,200)  (12,500)  (1,500)
                                                                      ------    ------   ------
Number of claims at end of period...................................  59,700    25,200   23,400
                                                                      ======    ======   ======

     The Company has been advised by its regional counsel that, although there can be no assurance, the recent increase in pending claims may be attributable in part to tort reform legislation in Texas which was passed by the legislature in March 1995 and which became effective on September 1, 1995. The legislation, among other things, is designed to restrict, beginning September 1, 1995, the filing of cases in Texas that do not have a sufficient nexus to that jurisdiction, and to impose, generally as of September 1, 1996, limitations relating to joint and several liability in tort cases. A substantial portion of the asbestos-related claims that were filed and served on the Company between June 30, 1995 and November 30, 1995, were filed in Texas prior to September 1, 1995.

     Based on past experience and reasonably anticipated future activity, the Company has established an accrual for estimated asbestos-related costs for claims filed and estimated to be filed and settled through 2008. There are inherent uncertainties involved in estimating asbestos-related costs, and the Company's actual costs could exceed these estimates. The Company's accrual was calculated based on the current and anticipated number of asbestos-related claims, the prior timing and amounts of asbestos-related payments, and the advice of Wharton, Levin, Ehrmantraut, Klein & Nash, P.A. with respect to the current state of the law related to asbestos claims. Accordingly, an asbestos-related cost accrual of $160.1, before consideration of insurance recoveries, is included primarily in Long-term liabilities at December 31, 1995. The Company estimates that annual future cash payments in connection with such litigation will be approximately $13.0 to $20.0 for each of the years 1996 through 2000, and an aggregate of approximately $78.0 thereafter through 2008. While the Company does not presently believe there is a reasonable basis for estimating such costs beyond 2008 and, accordingly, no accrual has been recorded for such costs which may be incurred beyond 2008, there is a reasonable possibility that such costs may continue beyond 2008, and such costs may be substantial.

     The Company believes that it has insurance coverage available to recover a substantial portion of its asbestos-related costs. Claims for recovery from some of the Company's insurance carriers are currently subject to pending litigation and other carriers have raised certain defenses, which have resulted in delays in recovering costs from the insurance carriers. The timing and amount of ultimate recoveries from these insurance carriers are dependent upon the resolution of these disputes. The Company believes, based on prior insurance-related recoveries in respect of asbestos-related claims, existing insurance policies, and the advice of Thelen, Marrin, Johnson & Bridges with respect to applicable insurance coverage law relating to the terms and conditions of those policies, that substantial recoveries from the insurance carriers are probable. Accordingly, an estimated aggregate insurance recovery of $137.9, determined on the same basis as the asbestos-related cost accrual, is recorded primarily in Other assets at December 31, 1995.

        KAISER ALUMINUM & CHEMICAL CORPORATION AND SUBSIDIARY COMPANIES

                 (IN MILLIONS OF DOLLARS, EXCEPT SHARE AMOUNTS)

     While uncertainties are inherent in the final outcome of these asbestos matters and it is presently impossible to determine the actual costs that ultimately may be incurred and insurance recoveries that will be received, management currently believes that, based on the factors discussed in the preceding paragraphs, the resolution of asbestos-related uncertainties and the incurrence of asbestos-related costs net of related insurance recoveries should not have a material adverse effect on the Company's consolidated financial position, results of operations, or liquidity.

OTHER CONTINGENCIES

     The Company is involved in various other claims, lawsuits, and other proceedings relating to a wide variety of matters. While uncertainties are inherent in the final outcome of such matters, and it is presently impossible to determine the actual costs that ultimately may be incurred, management currently believes that the resolution of such uncertainties and the incurrence of such costs should not have a material adverse effect on the Company's consolidated financial position, results of operations, or liquidity.

10.  DERIVATIVE FINANCIAL INSTRUMENTS AND RELATED HEDGING PROGRAMS

     The Company enters into a number of financial instruments in the normal course of business that are designed to reduce its exposure to fluctuations in foreign exchange rates, alumina, primary aluminum, and fabricated aluminum products prices, and the cost of purchased commodities.

     The Company has significant expenditures which are denominated in foreign currencies related to long-term purchase commitments with its affiliates in Australia and the United Kingdom, which expose the Company to certain exchange rate risks. In order to mitigate its exposure, the Company periodically enters into forward foreign exchange and currency option contracts in Australian dollars and Pounds Sterling to hedge these commitments. The forward foreign currency exchange contracts are agreements to purchase or sell a foreign currency, for a price specified at the contract date, with delivery and settlement in the future. At December 31, 1995, the Company had net forward foreign exchange contracts totaling approximately $102.8 for the purchase of
142.4 Australian dollars through April 30, 1997.

     To mitigate its exposure to declines in the market prices of alumina, primary aluminum, and fabricated aluminum products, while retaining the ability to participate in favorable pricing environments that may materialize, the Company has developed strategies which include forward sales of primary aluminum at fixed prices and the purchase or sale of options for primary aluminum. Under the principal components of the Company's price risk management strategy, which can be modified at any time, (i) varying quantities of the Company's anticipated production are sold forward at fixed prices; (ii) call options are purchased to allow the Company to participate in certain higher market prices, should they materialize, for a portion of the Company's primary aluminum and alumina sold forward; (iii) option contracts are entered into to establish a price range the Company will receive for a portion of its primary aluminum and alumina; and (iv) put options are purchased to establish minimum prices the Company will receive for a portion of its primary aluminum and alumina. In this regard, in respect of its 1996 anticipated production, as of December 31, 1995, the Company had sold forward 15,750 metric tons of primary aluminum at fixed prices.

     In addition, the Company enters into forward fixed price arrangements with certain customers which provide for the delivery of a specific quantity of fabricated aluminum products over a specified future period of time. In order to establish the cost of primary aluminum for a portion of such sales, the Company may enter into forward and option contracts. In this regard, at December 31, 1995 the Company had purchased 53,300 metric tons of primary aluminum under forward purchase contracts at fixed prices that expire at various times through December 1996.

        KAISER ALUMINUM & CHEMICAL CORPORATION AND SUBSIDIARY COMPANIES

                 (IN MILLIONS OF DOLLARS, EXCEPT SHARE AMOUNTS)

     At December 31, 1995, the net unrealized gain on the Company's position in aluminum forward sales and option contracts, based on an average price of $1,721 per metric ton ($.78 per pound) of aluminum, and forward foreign exchange contracts was $4.1.

     The Company is exposed to credit risk in the event of non-performance by other parties to these currency and commodity contracts, but the Company does not anticipate non-performance by any of these counterparties, given their creditworthiness. When appropriate, the Company arranges master netting agreements.

11.  SEGMENT AND GEOGRAPHICAL AREA INFORMATION

     Sales and transfers among geographic areas are made on a basis intended to reflect the market value of products.

     The aggregate foreign currency gain included in determining net income was $5.3, $.8, and $4.9 for the years ended December 31, 1995, 1994, and 1993, respectively.

     Sales of more than 10% of total revenue to a single customer were nil in 1995 and were $58.2 and $40.7 of bauxite and alumina and $147.7 and $145.7 of aluminum processing for the years ended December 31, 1994, and 1993, respectively.

     Export sales were less than 10% of total revenue during the years ended December 31, 1995, 1994, and 1993, respectively.

     Geographical area information relative to operations is summarized as follows:

                                  YEAR ENDED                                     OTHER
                                 DECEMBER 31,   DOMESTIC   CARIBBEAN   AFRICA   FOREIGN   ELIMINATIONS    TOTAL
                                 ------------   --------   ---------   ------   -------   ------------   --------
    Net sales to unaffiliated
      customers................      1995       $1,589.5    $ 191.7    $239.4   $217.2                   $2,237.8
                                     1994        1,263.2      169.9     180.0    168.4                    1,781.5
                                     1993        1,177.8      155.4     207.5    178.4                    1,719.1
    Sales and transfers among
      geographic areas.........      1995                   $  79.6             $191.5      $ (271.1)
                                     1994                      98.7              139.4        (238.1)
                                     1993                      88.2               79.6        (167.8)
    Equity in income (losses)
      of unconsolidated
      affiliates...............      1995       $    (.2)                       $ 19.4                   $   19.2
                                     1994             .2                          (2.1)                      (1.9)
                                     1993                                         (3.3)                      (3.3)

    Operating income (loss)....      1995       $   32.5    $   9.8    $ 83.5   $ 85.3                   $  211.1
                                     1994         (128.5)       9.9      18.3     44.4                      (55.9)
                                     1993         (145.6)     (11.8)     21.9     12.4                     (123.1)
    Investment in and advances
      to unconsolidated
      affiliates...............      1995       $    1.2    $  27.1             $149.9                   $  178.2
                                     1994            1.2       28.8              139.7                      169.7

    Identifiable assets........      1995       $2,019.0    $ 381.9    $196.5   $216.9                   $2,814.3
                                     1994        1,929.3      364.8     200.0    199.5                    2,693.6

        KAISER ALUMINUM & CHEMICAL CORPORATION AND SUBSIDIARY COMPANIES

                 (IN MILLIONS OF DOLLARS, EXCEPT SHARE AMOUNTS)

     Financial information by industry segment at December 31, 1995 and 1994, and for the years ended December 31, 1995, 1994, and 1993, is as follows:

                                           YEAR ENDED    BAUXITE &   ALUMINUM
                                          DECEMBER 31,    ALUMINA    PROCESSING CORPORATE    TOTAL
                                          ------------   ---------   --------   ---------   --------
    Net sales to unaffiliated
      customers.........................      1995        $ 514.2    $1,723.6               $2,237.8
                                              1994          432.5     1,349.0                1,781.5
                                              1993          423.4     1,295.7                1,719.1

    Intersegment sales..................      1995        $ 159.7                           $  159.7
                                              1994          146.8                              146.8
                                              1993          129.4                              129.4
    Equity in income (losses) of
      unconsolidated affiliates.........      1995        $   3.6    $   15.8    $   (.2)   $   19.2
                                              1994           (4.7)        2.6         .2        (1.9)
                                              1993           (2.5)        (.8)                  (3.3)

    Operating income (loss).............      1995        $  54.0    $  238.9    $ (81.8)   $  211.1
                                              1994           19.8        (8.4)     (67.3)      (55.9)
                                              1993           (4.5)      (46.3)     (72.3)     (123.1)
    Effect of changes in accounting
      principles on operating income
      (loss)
      SFAS 106..........................      1993        $  (2.0)   $  (16.1)   $  (1.1)   $  (19.2)
      SFAS 109..........................      1993           (7.7)       (7.8)        .3       (15.2)

    Depreciation........................      1995        $  31.1    $   60.4    $   2.8    $   94.3
                                              1994           33.5        59.1        2.8        95.4
                                              1993           35.3        59.9        1.9        97.1

    Capital expenditures................      1995        $  27.3    $   44.0    $   8.1    $   79.4
                                              1994           28.9        39.9        1.2        70.0
                                              1993           35.3        31.2        1.2        67.7
    Investment in and advances to
      unconsolidated affiliates.........      1995        $ 129.9    $   47.1    $   1.2    $  178.2
                                              1994          136.6        31.9        1.2       169.7

    Identifiable assets.................      1995        $ 746.0    $1,341.2    $ 727.1    $2,814.3
                                              1994          749.6     1,242.3      701.7     2,693.6

12.  SUBSIDIARY GUARANTORS

     Kaiser Alumina Australia Corporation ("KAAC"), Kaiser Finance Corporation ("KFC"), Kaiser Jamaica Corporation ("KJC"), and Alpart Jamaica Inc. ("AJI") (collectively referred to as the "Subsidiary Guarantors") are domestic wholly owned (directly or indirectly) subsidiaries of the Company that have provided guarantees of the Senior Notes and the 12 3/4% Notes (see Note 4).

     KAAC, KJC, and AJI are wholly owned subsidiaries, which serve as holding companies for the Company's investments in QAL and Alpart. KFC is a wholly owned subsidiary of KAAC, whose principal

        KAISER ALUMINUM & CHEMICAL CORPORATION AND SUBSIDIARY COMPANIES

                 (IN MILLIONS OF DOLLARS, EXCEPT SHARE AMOUNTS)

business is making loans to the Company and its subsidiaries. Summary of combined financial information for the Subsidiary Guarantors as of December 31, 1995 and 1994, is as follows:

                     SUMMARY OF COMBINED FINANCIAL POSITION

                                                                          DECEMBER 31,
                                                                      ---------------------
                                                                        1995         1994
                                                                      --------     --------
                                            ASSETS
    Current assets..................................................  $  108.0     $   84.2
    Due from the Company............................................     705.4        683.4
    Investments in and advances to unconsolidated affiliates........     102.8        107.8
    Property, plant, and equipment -- net...........................     262.4        258.0
    Other assets....................................................      23.4         28.0
                                                                      --------     --------
              Total.................................................  $1,202.0     $1,161.4
                                                                       =======      =======
                             LIABILITIES AND STOCKHOLDERS' EQUITY
    Current liabilities.............................................  $  180.9     $  163.2
    Due to the Company..............................................     272.5        281.8
    Other long-term liabilities.....................................      51.8         49.6
    Long-term debt, net of current maturity.........................      66.3         72.5
    Minority interest...............................................      73.6         70.1
    Stockholders' equity............................................     556.9        524.2
                                                                      --------     --------
              Total.................................................  $1,202.0     $1,161.4
                                                                       =======      =======

                         SUMMARY OF COMBINED OPERATIONS

                                                                   YEAR ENDED DECEMBER 31,
                                                                   ------------------------
                                                                    1995     1994     1993
                                                                   ------   ------   ------
    Net sales....................................................  $401.4   $354.7   $326.3
    Costs and expenses...........................................   366.7    321.4    348.0
                                                                   ------   ------   ------
    Operating income (loss)......................................    34.7     33.3    (21.7)
    Other income (expense):
      Interest and other income (expense)........................    37.2    (28.0)    26.0
      Interest expense...........................................   (29.9)   (22.3)   (20.4)
                                                                   ------   ------   ------
    Income (loss) before income taxes, minority interests, and
      cumulative effect of change in accounting principle........    42.0    (17.0)   (16.1)
    (Provision) credit for income taxes..........................   (14.8)    (6.9)     3.8
    Minority interest............................................     5.5      6.7      7.6
                                                                   ------   ------   ------
    Income (loss) before cumulative effect of change in
      accounting principle.......................................    32.7    (17.2)    (4.7)
    Cumulative effect of change in accounting principle..........                     (11.3)
                                                                   ------   ------   ------
    Net income (loss)............................................  $ 32.7   $(17.2)  $(16.0)
                                                                   ======   ======   ======

NOTES TO SUMMARY OF COMBINED FINANCIAL INFORMATION FOR THE SUBSIDIARY GUARANTORS

     Income Taxes. The Subsidiary Guarantors were included in the consolidated federal income tax returns of MAXXAM through June 30, 1993. Effective July 1, 1993, the Subsidiary Guarantors became members of the consolidated federal income tax return group of which Kaiser is the common parent corporation. The

        KAISER ALUMINUM & CHEMICAL CORPORATION AND SUBSIDIARY COMPANIES

                 (IN MILLIONS OF DOLLARS, EXCEPT SHARE AMOUNTS)

taxable income (loss) of the Subsidiary Guarantors for periods beginning on or after July 1, 1993, is included in the consolidated federal income tax returns of Kaiser. The (provision) credit for income taxes is computed as if each Subsidiary Guarantor filed returns on a separate company basis.

     Effective January 1, 1993, the Subsidiary Guarantors adopted SFAS 109, which required the restatement of certain assets and liabilities to their pre-tax amounts from their net-of-tax amounts originally recorded in connection with the acquisition by MAXXAM in October 1988. The cumulative effect of the change in the account principle, as of January 1, 1993, reduced the Subsidiary Guarantors' results of operations by $11.3. Included in Other assets and Other long-term liabilities at December 31, 1995, are $20.9 and $51.8 of deferred income tax assets and liabilities, respectively.

     Receivables and Payables. At December 31, 1995, receivables from and payables to the Company include $690.6 and $260.9 of interest bearing loans, respectively. The similar amounts at December 31, 1994 were $663.8 and $272.9.

     Inventory Valuation. Inventories are stated at first-in, first-out (FIFO) cost, not in excess of market.

     Investments. At December 31, 1995 KAAC held a 28.3% interest in QAL. This investment is accounted for by the equity method. The equity in QAL's loss before income taxes of $3.6 and $4.7 in 1995 and 1994, respectively, is included in the Company's cost of products sold.

     Foreign Currency. The functional currency of the Subsidiary Guarantors is the United States dollar, and accordingly, translation gains (losses) included in net income (loss) were $14.1, $(42.4), and $5.6 for the years ended December 31, 1995, 1994, and 1993, respectively.

13. SUBSEQUENT EVENTS

     On October 23, 1996, the Company completed an offering (the "Offering") of $175.0 of 10 7/8% Senior Notes Due 2006 (the "10 7/8% Senior Notes") at 99.5% of their principal amount to yield 10.96% to maturity. Net proceeds from the Offering, after estimated expenses, were approximately $168.9, of which $91.7 was utilized to reduce the outstanding borrowings under the revolving credit facility of the Credit Agreement to zero. The remaining net proceeds (approximately $77.2) were invested in short-term investments pending their application for working capital and general corporate purposes, including capital projects.

     On December 23, 1996, the Company completed an offering (the "Series C Offering") of $50.0 of 10 7/8% Series C Senior Notes Due 2006 (the "Series C Notes") at 103.5% of their principal amount to yield 10.30% to maturity. Net proceeds from the Series C Offering, after estimated expenses, were approximately $50.4 which amounts were invested in short-term investments pending their application for working capital and general corporate purposes, including capital projects.

     The 10 7/8% Senior Notes and the Series C Notes are both guaranteed on a senior, unsecured basis by the Subsidiary Guarantors as well as by Kaiser Micromill Holdings, LLC ("KMH"), Kaiser Sierra Micromills, LLC ("KSM"), Kaiser Texas Micromill Holdings, LLC ("KTMH") and Kaiser Texas Sierra Micromills, LLC ("KTSM") (KMH, KSM, KTMH and KTSM being collectively referred to as the "New Subsidiary Guarantors") all of which are domestic wholly owned (direct or indirect) subsidiaries of the Company. Following their formation in December 1995, pursuant to provisions of the Indentures to the Senior Notes and the 12 3/4% Notes, on February 1, 1996, the New Subsidiary Guarantors also became guarantors of the Senior Notes and 12 3/4% Notes. The New Subsidiary Guarantors had only nominal amounts of assets, liabilities and equity at December 31, 1995, and had no 1995 revenues or operations, other than limited amounts of general and administrative expense. Based on the above, the Summary of Combined Financial Position and the Summary of Combined Operations of the Subsidiary Guarantors included in Note 12 have not been restated to include the financial position or results of operations of the New Subsidiary Guarantors as the impact of such restatement would be immaterial.

        KAISER ALUMINUM & CHEMICAL CORPORATION AND SUBSIDIARY COMPANIES

                            QUARTERLY FINANCIAL DATA
                                  (UNAUDITED)
                            (IN MILLIONS OF DOLLARS)

                                                                  QUARTER ENDED
                                                  ---------------------------------------------
                                                  MARCH         JUNE      SEPTEMBER    DECEMBER
                                                    31           30           30           31
                                                  ------       ------       ------       ------
1995
  Net sales....................................   $513.0       $583.4       $550.3       $591.1
  Operating income.............................     32.7         63.7         53.4         61.3
  Net income...................................      4.8         24.5         13.8         22.2
1994
  Net sales....................................   $415.1       $459.5       $461.1       $445.8
  Operating income.............................     25.6         14.1          6.8          9.4
  Net income...................................     33.5         22.1         19.5         26.5(1)

---------------

(1) Includes pre-tax charges of approximately $10.3 principally related to establishing additional litigation and environmental reserves in the fourth quarter of 1994.

        KAISER ALUMINUM & CHEMICAL CORPORATION AND SUBSIDIARY COMPANIES

                          CONSOLIDATED BALANCE SHEETS
                            (IN MILLIONS OF DOLLARS)

                                                                     SEPTEMBER 30,    DECEMBER 31,
                                                                         1996             1995
                                                                     -------------    -------------
                                                                      (UNAUDITED)
                              Assets
Current assets:
  Cash and cash equivalents........................................    $    21.5        $    21.7
  Receivables......................................................        264.3            310.2
  Inventories......................................................        545.5            525.7
  Prepaid expenses and other current assets........................        111.7             76.6
                                                                       ---------        ---------
          Total current assets.....................................        943.0            934.2
Investments in and advances to unconsolidated affiliates...........        174.6            178.2
Property, plant, and equipment -- net..............................      1,126.4          1,109.6
Deferred income taxes..............................................        284.4            268.8
Other assets.......................................................        343.1            323.5
                                                                       ---------        ---------
          Total....................................................    $ 2,871.5        $ 2,814.3
                                                                       =========        =========
                Liabilities & Stockholders' Equity
Current liabilities:
  Accounts payable.................................................    $   160.5        $   184.5
  Accrued interest.................................................         13.6             32.0
  Accrued salaries, wages, and related expenses....................         64.9            105.3
  Accrued postretirement medical benefit obligation -- current
     portion.......................................................         46.8             46.8
  Other accrued liabilities........................................        150.9            126.2
  Payable to affiliates............................................         96.4             95.3
  Long-term debt -- current portion................................          8.9              8.9
  Notes payable to parent -- current portion.......................          8.6             10.7
                                                                       ---------        ---------
          Total current liabilities................................        550.6            609.7
Long-term liabilities..............................................        558.3            548.5
Accrued postretirement medical benefit obligation..................        727.7            734.0
Long-term debt.....................................................        858.4            749.2
Note payable to parent.............................................          2.1              8.6
Minority interests.................................................         91.0             91.4
Redeemable preference stock........................................         26.7             29.6
Stockholders' equity:
  Preference stock.................................................          1.7              1.7
  Common stock.....................................................         15.4             15.4
  Additional capital...............................................      1,804.7          1,730.7
  Accumulated deficit..............................................       (198.1)          (210.9)
  Additional minimum pension liability.............................        (13.8)           (13.8)
  Less: Note receivable from parent................................     (1,553.2)        (1,479.8)
                                                                       ---------        ---------
          Total stockholders' equity...............................         56.7             43.3
                                                                       ---------        ---------
          Total....................................................    $ 2,871.5        $ 2,814.3
                                                                       =========        =========

      The accompanying notes to interim consolidated financial statements are an integral part of these statements.

        KAISER ALUMINUM & CHEMICAL CORPORATION AND SUBSIDIARY COMPANIES

                       STATEMENTS OF CONSOLIDATED INCOME
                                  (UNAUDITED)
               (IN MILLIONS OF DOLLARS, EXCEPT PER SHARE AMOUNTS)

                                                                           NINE MONTHS ENDED
                                                                             SEPTEMBER 30,
                                                                         ----------------------
                                                                           1996          1995
                                                                         --------      --------
Net sales.............................................................   $1,652.1      $1,646.7
                                                                         --------      --------
Costs and expenses:
  Cost of products sold...............................................    1,394.8       1,329.8
  Depreciation........................................................       72.5          71.1
  Selling, administrative, research and development,
     and general......................................................       96.0          96.0
                                                                         --------      --------
          Total costs and expenses....................................    1,563.3       1,496.9
                                                                         --------      --------
Operating income......................................................       88.8         149.8
Other income (expense):
  Interest expense....................................................      (68.3)        (71.3)
  Other -- net........................................................        3.1          (9.8)
                                                                         --------      --------
Income before income taxes and minority interests.....................       23.6          68.7
Provision for income taxes............................................       (8.4)        (24.6)
Minority interests....................................................         .5          (1.0)
                                                                         --------      --------
Net income............................................................   $   15.7      $   43.1
                                                                         ========      ========

      The accompanying notes to interim consolidated financial statements are an integral part of these statements.

        KAISER ALUMINUM & CHEMICAL CORPORATION AND SUBSIDIARY COMPANIES

                     STATEMENTS OF CONSOLIDATED CASH FLOWS
                                  (UNAUDITED)
                            (IN MILLIONS OF DOLLARS)

                                                                             NINE MONTHS ENDED
                                                                               SEPTEMBER 30,
                                                                             -----------------
                                                                              1996       1995
                                                                             ------     ------
Cash flows from operating activities:
  Net income...............................................................  $ 15.7     $ 43.1
  Adjustments to reconcile net income to net cash provided by (used for)
     operating activities:
     Depreciation..........................................................    72.5       71.1
     Amortization of excess investment over equity in net assets of
      unconsolidated affiliates............................................     8.7        8.7
     Amortization of deferred financing costs and discount on long-term
      debt.................................................................     4.1        4.1
     Equity in income of unconsolidated affiliates.........................    (7.5)     (17.2)
     Minority interests....................................................     (.4)       1.0
     Decrease (increase) in receivables....................................    36.6      (86.7)
     Increase in inventories...............................................   (19.8)     (62.6)
     (Increase) decrease in prepaid expenses and other assets..............   (38.1)      70.5
     Decrease in accounts payable..........................................   (24.1)      (5.2)
     Decrease in accrued interest..........................................   (18.4)     (18.0)
     (Decrease) increase in payable to affiliates and accrued
      liabilities..........................................................   (18.8)      12.3
     Decrease in accrued and deferred income taxes.........................   (18.6)      (8.5)
     Other.................................................................     3.7        8.2
                                                                             ------     ------
          Net cash (used for) provided by operating activities.............    (4.4)      20.8
                                                                             ------     ------
Cash flows from investing activities:
  Net proceeds from disposition of property and investments................     1.6        6.9
  Expenditures for property, plant, and equipment..........................   (90.8)     (44.2)
  Investments in unconsolidated affiliates.................................     (.3)      (9.0)
  Redemption fund for preference stock.....................................    (1.3)       (.2)
                                                                             ------     ------
          Net cash used for investing activities...........................   (90.8)     (46.5)
                                                                             ------     ------
Cash flows from financing activities:
  Borrowings (repayments) under revolving credit facility, net.............   118.1       55.6
  Repayments of long-term debt.............................................    (9.0)      (8.5)
  Payments to parent.......................................................    (8.6)     (13.4)
  Incurrence of financing costs............................................                (.8)
  Dividends paid...........................................................     (.6)       (.5)
  Redemption of preference stock...........................................    (5.2)      (8.8)
  Capital contribution.....................................................      .3        1.2
                                                                             ------     ------
          Net cash provided by financing activities........................    95.0       24.8
                                                                             ------     ------
Net decrease in cash and cash equivalents during the period................     (.2)       (.9)
Cash and cash equivalents at beginning of period...........................    21.7       12.0
                                                                             ------     ------
Cash and cash equivalents at end of period.................................  $ 21.5     $ 11.1
                                                                             ------     ------
Supplemental disclosure of cash flow information:
  Interest paid, net of capitalized interest...............................  $ 82.7     $ 85.2
  Income taxes paid........................................................    22.4       23.6
  Tax allocation payments to Kaiser Aluminum Corporation...................     2.7        3.0
  Tax allocation payments to MAXXAM Inc....................................     1.1

      The accompanying notes to interim consolidated financial statements are an integral part of these statements.

        KAISER ALUMINUM & CHEMICAL CORPORATION AND SUBSIDIARY COMPANIES

               NOTES TO INTERIM CONSOLIDATED FINANCIAL STATEMENTS
         (IN MILLIONS OF DOLLARS, EXCEPT PRICES AND PER SHARE AMOUNTS)

1. GENERAL

     Kaiser Aluminum & Chemical Corporation (the "Company") is the principal operating subsidiary of Kaiser Aluminum Corporation ("Kaiser"). Kaiser is a subsidiary of MAXXAM Inc. ("MAXXAM"). MAXXAM owns approximately 62% of the Kaiser's common stock, assuming the conversion of each outstanding share of 8.255% PRIDES, Convertible Preferred Stock into one share of Kaiser's common stock, with the remaining approximately 38% publicly held.

     The foregoing unaudited interim consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-Q and Article 10 of Regulation S-X as promulgated by the Securities and Exchange Commission. Accordingly, these financial statements do not include all of the disclosures required by generally accepted accounting principles for complete financial statements. These unaudited interim consolidated financial statements should be read in conjunction with the audited consolidated financial statements for the year ended December 31, 1995. In the opinion of management, the unaudited interim consolidated financial statements furnished herein include all adjustments, all of which are of a normal recurring nature, necessary for a fair statement of the results for the interim periods presented.

     Operating results for the quarter and the nine month period ended September 30, 1996, are not necessarily indicative of the results that may be expected for the year ending December 31, 1996.

2. INVENTORIES

     The classification of inventories is as follows:

                                                                  SEPTEMBER 30,    DECEMBER 31,
                                                                      1996             1995
                                                                  -------------    ------------
    Finished fabricated aluminum products.......................     $ 108.4          $ 91.5
    Primary aluminum and work in process........................       190.0           195.9
    Bauxite and alumina.........................................       122.5           119.6
    Operating supplies and repair and maintenance parts.........       124.6           118.7
                                                                     -------          ------
              Total.............................................     $ 545.5          $525.7
                                                                     =======          ======

     Substantially all product inventories are stated at last-in, first-out
(LIFO) cost, not in excess of market. Replacement cost is not in excess of LIFO cost.

3. CONTINGENCIES

     Environmental Contingencies -- The Company is subject to a number of environmental laws, to fines or penalties assessed for alleged breaches of the environmental laws, and to claims and litigation based upon such laws. The Company currently is subject to a number of lawsuits under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendments Reauthorization Act of 1986 ("CERCLA"), and, along with certain other entities, has been named as a potentially responsible party for remedial costs at certain third-party sites listed on the National Priorities List under CERCLA.

     Based upon the Company's evaluation of these and other environmental matters, the Company has established environmental accruals primarily related to potential solid waste disposal and soil and groundwater remediation matters. At September 30, 1996, the balance of such accruals, which is primarily included in Long-term liabilities, was $32.9. These environmental accruals represent the Company's estimate of costs reasonably expected to be incurred based on presently enacted laws and regulations, currently available facts,

        KAISER ALUMINUM & CHEMICAL CORPORATION AND SUBSIDIARY COMPANIES existing technology, and the Company's assessment of the likely remediation action to be taken. The Company expects that these remediation actions will be taken over the next several years and estimates that annual expenditures to be charged to these environmental accruals will be approximately $2.0 to $10.0 for the years 1996 through 2000 and an aggregate of approximately $7.0 thereafter.

     As additional facts are developed and definitive remediation plans and necessary regulatory approvals for implementation of remediation are established or alternative technologies are developed, changes in these and other factors may result in actual costs exceeding the current environmental accruals. The Company believes that it is reasonably possible that costs associated with these environmental matters may exceed current accruals by amounts that could range, in the aggregate, up to an estimated $26.5 and that the factors upon which a substantial portion of this estimate is based are expected to be resolved in early 1997. While uncertainties are inherent in the final outcome of these environmental matters, and it is presently impossible to determine the actual costs that ultimately may be incurred, management currently believes that the resolution of such uncertainties should not have a material adverse effect on the Company's consolidated financial position, results of operations, or liquidity.

     Asbestos Contingencies -- The Company is a defendant in a number of lawsuits, some of which involve claims of multiple persons, in which the plaintiffs allege that certain of their injuries were caused by, among other things, exposure to asbestos during, and as a result of, their employment or association with the Company or exposure to products containing asbestos produced or sold by the Company. The lawsuits generally relate to products the Company has not manufactured for at least 15 years. At September 30, 1996, the number of such lawsuits pending was approximately 75,900, as compared to 59,700 at December 31, 1995. During the year 1995, approximately 41,700 of such claims were received and 7,200 were settled or dismissed. During the nine months ended September 30, 1996, approximately 20,000 of such claims were received and 3,800 were settled or dismissed.

     Based on past experience and reasonably anticipated future activity, the Company has established an accrual for estimated asbestos-related costs for claims filed and estimated to be filed and settled through 2008. There are inherent uncertainties involved in estimating asbestos-related costs, and the Company's actual costs could exceed these estimates. The Company's accrual was calculated based on the current and anticipated number of asbestos-related claims, the prior timing and amounts of asbestos-related payments, and the advice of Wharton Levin Ehrmantraut Klein & Nash, P.A. with respect to the current state of the law related to asbestos claims. Accordingly, an estimated asbestos-related cost accrual of $160.0, before consideration of insurance recoveries, is included primarily in Long-term liabilities at September 30, 1996. The Company estimates that annual future cash payments in connection with such litigation will be approximately $13.0 to $20.0 for each of the years 1996 through 2000, and an aggregate of approximately $78.0 thereafter through 2008. While the Company does not presently believe there is a reasonable basis for estimating such costs beyond 2008 and, accordingly, no accrual has been recorded for such costs which may be incurred beyond 2008, there is a reasonable possibility that such costs may continue beyond 2008, and such costs may be substantial.

     A substantial portion of the asbestos-related claims that were filed and served on the Company during 1995 and 1996 were filed in Texas. The Company has been advised by its counsel that, although there can be no assurance, the increase in pending claims may have been attributable in part to tort reform legislation in Texas. Although asbestos-related claims are currently exempt from certain aspects of the Texas tort reform legislation, management has been advised that efforts to remove the asbestos-related exemption in the tort reform legislation, relating to the doctrine of forum non conveniens, as well as other developments in the legislative and legal environment in Texas, may be responsible for the accelerated pace of new claims experienced in late 1995 and its continuance in 1996, albeit at a somewhat reduced rate.

     The Company believes that it has insurance coverage available to recover a substantial portion of its asbestos-related costs. Claims for recovery from some of the Company's insurance carriers are currently

        KAISER ALUMINUM & CHEMICAL CORPORATION AND SUBSIDIARY COMPANIES subject to pending litigation and other carriers have raised certain defenses, which have resulted in delays in recovering costs from insurance carriers. The timing and amount of ultimate recoveries from these insurance carriers are dependent upon the resolution of these disputes. The Company believes, based on prior insurance-related recoveries in respect of asbestos-related claims, existing insurance policies, and the advice of Thelen, Marrin, Johnson & Bridges with respect to applicable insurance coverage law relating to the terms and conditions of those policies, that substantial recoveries from the insurance carriers are probable. Accordingly, an estimated aggregate insurance recovery of $142.3, determined on the same basis as the asbestos-related cost accrual, is recorded primarily in Other assets at September 30, 1996.

     Management continues to monitor claims activity, the status of the lawsuits (including settlement initiatives), legislative progress, and costs incurred in order to ascertain whether an adjustment to the existing accruals should be made to the extent that historical experience may differ significantly from the Company's underlying assumptions. While uncertainties are inherent in the final outcome of these asbestos matters and it is presently impossible to determine the actual costs that ultimately may be incurred and insurance recoveries that will be received, management currently believes that, based on the factors discussed in the preceding paragraphs, the resolution of the asbestos-related uncertainties and the incurrence of asbestos-related costs net of related insurance recoveries should not have a material adverse effect on the Company's consolidated financial position, results of operations, or liquidity.

     Other Contingencies -- The Company is involved in various other claims, lawsuits, and other proceedings relating to a wide variety of matters. While uncertainties are inherent in the final outcome of such matters, and it is presently impossible to determine the actual costs that ultimately may be incurred, management currently believes that the resolution of such uncertainties and the incurrence of such costs should not have a material adverse effect on the Company's consolidated financial position, results of operations, or liquidity.

4. DERIVATIVE FINANCIAL INSTRUMENTS AND RELATED HEDGING PROGRAMS

     The Company's earnings are sensitive to changes in the prices of alumina, primary aluminum and fabricated aluminum products, and also depend to a significant degree upon the volume and mix of all products sold. The Company enters into primary aluminum hedging transactions from time to time in the normal course of business. Primary aluminum hedging transactions are designed to mitigate the Company's exposure to declines in the market price of primary aluminum, while retaining the ability to participate in favorable environments that may materialize. The Company has employed strategies which include forward sales and purchases of primary aluminum at fixed prices and the purchase or sale of options for primary aluminum. At September 30, 1996, the Company had sold forward, at fixed prices, approximately 69,000 and 93,600 tons* of primary aluminum in excess of its projected 1997 and 1998 internal fabrication requirements respectively, and had purchased put options to establish a minimum price for 66,000 and 45,000 tons of such 1997 and 1998 surplus, respectively. During October 1996, the Company purchased put options to establish a minimum price for an additional 126,000 tons of primary aluminum in excess of its projected 1997 internal fabrication requirements and entered into option contracts that established a price range for an additional 48,000 tons of the Company's 1998 surplus.

     In addition, at September 30, 1996, the Company had sold forward approximately 73% and 85% of the alumina available to it in excess of its projected internal smelting requirements for 1997 and 1998, respectively. Virtually all of such 1997 and 1998 sales were made at prices indexed to future prices of primary aluminum.

     From time to time, the Company also enters into forward purchase and option transactions to limit its exposure to increases in natural gas and fuel oil costs. As of September 30, 1996, the Company had option

---------------

     * All references to tons in this report refer to metric tons of 2,204.6 pounds.

        KAISER ALUMINUM & CHEMICAL CORPORATION AND SUBSIDIARY COMPANIES contracts for the purchase of approximately 40,000 MMBtu of natural gas per day during the first quarter of 1997, and a combination of fixed price purchase and option contracts for 20,000 MMBtu of natural gas per day for the period April 1997 to December 1998. At September 30, 1996, the Company also held option contracts for 54,000 barrels of fuel oil per month for the period January 1997 through December 1998.

     The Company also enters into hedging transactions in the normal course of business that are designed to reduce its exposure to fluctuations in foreign exchange rates. At September 30, 1996, the Company had net forward foreign exchange contracts totaling approximately $81.6 for the purchase of 110.0 Australian dollars from January 1997 through June 1998, in respect of its commitments for 1997 and 1998 expenditures denominated in Australian dollars.

     At September 30, 1996, the net unrealized gain on the Company's position in aluminum forward sales and option contracts, based on an average price of $1,481 per ton ($.67 per pound) of primary aluminum, natural gas and fuel oil forward purchase and option contracts, and forward foreign exchange contracts, was approximately $46.4.

     See Note 10 of the Notes to Consolidated Financial Statements for the year ended December 31, 1995.

5. SUBSEQUENT EVENTS

     On October 23, 1996, the Company completed an offering (the "Offering") of $175.0 principal amount of 10 7/8% Senior Notes due 2006 (the "10 7/8% Senior Notes") at 99.5% of their principal amount to yield 10.96% at maturity. Net proceeds from the Offering, after estimated expenses, were approximately $168.9, of which $91.7 were utilized to reduce the outstanding borrowings under the revolving credit facility of the Credit Agreement to zero. The remaining net proceeds (approximately $77.2) were invested in short-term investments pending their application for working capital and general corporate purposes, including capital projects. The 10 7/8% Senior Notes were not registered under the Securities Act of 1933, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. The 10 7/8% Senior Notes rank pari passu with outstanding indebtedness under the Company's Credit Agreement dated as of February 15, 1994, as amended (the "Credit Agreement") and the Company's 9 7/8% Senior Notes due 2002 (the 9 7/8% Senior Notes) in right and priority of payment and are guaranteed on a senior, unsecured basis by certain of the Company's subsidiaries (the "Subsidiary Guarantors"). Pursuant to an agreement with the initial purchasers of the 10 7/8% Senior Notes, the Company and the Subsidiary Guarantors filed a registration statement (the "Registration Statement") with the Securities & Exchange Commission (the "Commission") in November 1996 with respect to a registered offer to exchange the 10 7/8% Senior Notes for new notes with substantially identical terms (the "Exchange Offer"). The Registration Statement was declared effective by the Commission on December 11, 1996 and it is presently anticipated that the Exchange Offer will be consummated on or about February 5, 1997. The Exchange Offer will be made only by means of a prospectus.

     On December 23, 1996, the Company completed an offering (the "Series C Offering") of $50.0 of 10 7/8% Series C Senior Notes due 2006 (the "Series C Notes") at 103.5% of their principal amount to yield 10.30% to maturity. Net proceeds from the Series C Offering, after estimated expenses, were $50.4 which amounts were invested in short-term investments pending their application for working capital and general corporate purposes, including capital projects. The Series C Notes rank pari passu with the outstanding indebtedness under the Credit Agreement, the 9 7/8% Senior Notes and the 10 7/8% Senior Notes.

     On a pro forma basis, at September 30, 1996, after giving effect to the Offering and the Series C Offering and the application of proceeds therefrom, the Company's total consolidated indebtedness would have increased from $878.0 to $972.7, borrowing capacity of $273.1 would have been available for use under the Credit Agreement and the Company would have had available additional cash proceeds from the Offering and the Series C Offering of $88.1.

        KAISER ALUMINUM & CHEMICAL CORPORATION AND SUBSIDIARY COMPANIES

     During October 1996, the Credit Agreement was amended to, among other things, provide for the Offering of the 10 7/8% Senior Notes discussed above and to modify certain of the financial covenants contained in the Credit Agreement. During December 1996, the Credit Agreement was again amended to provide for the Series C Offering.

===============================================================================

  ALL TENDERED OLD NOTES, EXECUTED LETTERS OF TRANSMITTAL AND OTHER RELATED DOCUMENTS SHOULD BE DIRECTED TO THE EXCHANGE AGENT. QUESTIONS AND REQUESTS FOR ASSISTANCE AND REQUESTS FOR ADDITIONAL COPIES OF THE PROSPECTUS, THE LETTER OF TRANSMITTAL AND OTHER RELATED DOCUMENTS SHOULD BE ADDRESSED TO THE EXCHANGE AGENT AS FOLLOWS:

                                    By Mail:
                        FIRST TRUST NATIONAL ASSOCIATION
                               180 E. 5TH STREET
                           ST. PAUL, MINNESOTA 55101
                           ATTENTION: PHYLLIS MEATH,
                                      SPECIALIZED FINANCE

                           By Hand/Overnight Express:
                        FIRST TRUST NATIONAL ASSOCIATION
                               180 E. 5TH STREET
                           ST. PAUL, MINNESOTA 55101
                           ATTENTION: PHYLLIS MEATH,
                                      SPECIALIZED FINANCE

                            Facsimile Transmission:
                                 (612) 244-1537

                              To confirm receipt:
                                 (612) 244-1197

    (ORIGINALS OF ALL DOCUMENTS SUBMITTED BY FACSIMILE SHOULD BE SENT PROMPTLY BY HAND, OVERNIGHT COURIER OR REGISTERED OR CERTIFIED MAIL)

    NO DEALER, SALESPERSON OR OTHER PERSON IS AUTHORIZED IN CONNECTION WITH ANY OFFERING MADE HEREBY TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITY OTHER THAN THE SECURITIES OFFERED HEREBY, NOR DOES IT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY TO ANY PERSON IN ANY JURISDICTION IN WHICH IT IS UNLAWFUL TO MAKE SUCH AN OFFER OR SOLICITATION TO SUCH PERSON. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCE CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY DATE SUBSEQUENT TO THE DATE HEREOF.

===============================================================================




===============================================================================

                       OFFER TO EXCHANGE ALL OUTSTANDING
                     10 7/8% SERIES C SENIOR NOTES DUE 2006
                       ($50,000,000 PRINCIPAL AMOUNT) FOR
                    10 7/8% SERIES D SENIOR NOTES DUE 2006.

                               KAISER ALUMINUM &
                              CHEMICAL CORPORATION

                            ------------------------
                                   PROSPECTUS
                            ------------------------

                                            , 1997

===============================================================================

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Kaiser Aluminum & Chemical Corporation (the "Company"), Kaiser Alumina Australia Corporation, Alpart Jamaica Inc., Kaiser Jamaica Corporation and Kaiser Finance Corporation (collectively, with the Company, the "Delaware Corporate Registrants") are Delaware corporations. Reference is made to Section 102(b)(7) of the Delaware General Corporation Law (the "DGCL"), which enables a corporation in its original certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director to the corporation or its stockholders for monetary damages for breach of the director's fiduciary duty, except (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions), or
(iv) for any transaction from which the director derived an improper personal benefit. The certificates of incorporation of each of the Delaware Registrants contain provisions permitted by Section 102(b)(7) of the DGCL.

     Reference also is made to Section 145 of the DGCL which provides that a corporation may indemnify any person, including officers and directors, who was or is, or is threatened to be made, a party to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise, if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests and, with respect to any criminal proceeding, had no reasonable cause to believe that his conduct was unlawful. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding. A Delaware corporation may indemnify its officers, directors, employees and agents in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer, director, employee or agent is adjudged to be liable to the corporation. Where an officer, director, employee or agent is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer, director, employee or agent actually and reasonably incurred in connection therewith.

     The certificates of incorporation and by-laws of each of the Delaware Registrants provide for indemnification of their respective directors, officers and employees to the fullest extent authorized by law.

     Section 18-107 of the Delaware Limited Liability Company Act (the "DLLCA") provides that, subject to such standards and restrictions, if any, as are set forth in its limited liability company agreement, a limited liability company may, and shall have the power to, indemnify and hold harmless any member or manager or other person from and against any claims and demands whatsoever. The restated limited liability company agreements of Kaiser Sierra Micromills, LLC and Kaiser Micromill Holdings, LLC (collectively, the "Delaware LLC Registrants"), each of the which are limited liability companies formed under the DLLCA, contain provisions which generally require each of them, respectively, to indemnify any person who was or is a party or is threatened to be made a party to any pending or completed action or proceeding by reason of the fact that he or she was a manager, officer, employee or agent of such company in substantially the same manner as contemplated by Section 145 of the DGCL.

     Article 2.20 of the Texas Limited Liability Company Act (the "TLLCA") provides that a limited liability company shall have the power to indemnify managers, officers, employees, agents and others to the extent that a corporation may indemnify directors, employees, agents and others under the Texas Business Corporation Act (the "TBCA") and shall, to the extent indemnification is required under the TBCA for directors, employees, agents and others, indemnify managers, officers, employees, agents and others to the same extent. Article 2.02-1 of the TBCA contains indemnification provisions similar to those found in Section 145 of the DGCL, and the restated regulations of Kaiser Texas Sierra Micromills, LLC and Kaiser Texas Micromill Holdings, LLC (collectively, the "Texas LLC Registrants"), each of which are limited liability companies formed under the TLLCA, contain provisions which generally require each of them, respectively, to indemnify any person who was or is a party or is threatened to be made a party to any pending or completed action or proceeding by reason of the fact that he or she was a manager, officer, employee or agent of such company to the fullest extent permitted by the TLLCA and the TBCA.

     In addition, the Company has entered into indemnification agreements with all of its directors and officers who are also officers, directors or managers of the other Delaware Corporate Registrants, the Delaware LLC Registrants and the Texas LLC Registrants which provide that the Company will indemnify such individuals if and whenever they were or are a party or are threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that they are or were a director, officer or employee of the Company or any of its subsidiaries, or are or were serving at the request of the Company or any of its subsidiaries as a director, officer, employee, agent or other official of another corporation, partnership, joint venture, trust, or other enterprise, against judgments, fines and amounts paid in settlement and reasonable expenses (including attorneys' fees) actually incurred by them in connection with such action, suit or proceeding except to the extent that (a) any judgments, fines, amounts paid in settlement and expenses are finally determined by a court of competent jurisdiction to have resulted from their gross negligence or bad faith in the performance of their duties (or, alternatively in the case of certain of the indemnification agreements, result from conduct which is finally determined by a court of competent jurisdiction to be knowingly fraudulent or deliberately dishonest, or to constitute willful misconduct), (b) any amount is paid without the prior approval of the Company in settlement of a proceeding brought in the name and on behalf of the Company or another corporation, partnership, joint venture, trust or other enterprise for which they are or were serving at the request of the Company as a director, officer, employee, agent or other official, (c) such indemnification is otherwise prohibited by law, whether by statute, court decision or otherwise, or (d) reimbursement of such expenses has actually been made pursuant to insurance policies maintained by the Company for their benefit. For these purposes, service at the request of the Registrant with respect to an "other enterprise" includes service with respect to any employee benefit plan. The agreements further provide for the advancement of expenses incurred in defending any such action, suit or proceeding upon receipt of a repayment undertaking if it is ultimately determined that such individuals are not entitled to be indemnified or to the extent they recover such expenses from others pursuant to insurance or otherwise.

     The Company may terminate the agreements on 90 days' prior written notice to such individuals, but the indemnification provided by the agreements continues to apply to all actions taken or failed to be taken by such individuals prior to the expiration of the 90-day notice period notwithstanding such termination.

     Subject to certain limitations and exceptions, the Company has insurance coverage for losses by any person who is or hereafter may be a director or officer of the Company arising from claims against that person for any wrongful act in his capacity as a director or officer of the Company or any of its subsidiaries. The policy also provides for reimbursement to the Company for indemnification given by the Company pursuant to common or statutory law or its Certificate of Incorporation or By-laws to any such person arising from any such claims.

     The foregoing discussion is qualified in its entirety by reference to the DGCL, the DLLCA, the TBCA, the TLLCA and the referenced certificates of incorporation, by-laws, restated limited liability company agreements, restated regulations and indemnification agreements.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

     (a) Exhibits.

     EXHIBIT NO.                                     EXHIBIT
---------------------------------------------------------------------------------------------
         3.1         Restated Certificate of Incorporation of Kaiser Aluminum & Chemical
                     Corporation (the "Company" or "KACC"), dated July 25, 1989 (incorporated by reference to Exhibit 3.1 to the Registration Statement on Form S-1,
                     dated August 25, 1989, filed by KACC, Registration No. 33-30645).
         3.2         Certificate of Retirement of KACC, dated February 7, 1990 (incorporated by reference to Exhibit 3.2 to the Report on Form 10-K for the period ended December 31, 1989, filed by KACC, File No. 1-3605).
         3.3         By-laws of KACC, amended and restated as of December 15, 1994
                     (incorporated by reference to Exhibit 3.3 to the Report on Form 10-K for the period ended December 31, 1994, filed by KACC, File No. 1-3605).
         3.4         Certificate of Incorporation of Kaiser Alumina Australia Corporation,
                     dated April 27, 1964 (incorporated by reference to Exhibit 3.4 to the
                     Registration Statement on Form S-4, dated November 12, 1996, filed by
                     KACC, Registration No. 333-15931).
         3.5         Certificate of Amendment of Certificate of Incorporation of Kaiser
                     Alumina Australia Corporation, dated September 12, 1968 (incorporated by reference to Exhibit 3.5 to the Registration Statement on Form S-4,
                     dated November 12, 1996, filed by KACC, Registration No. 333-15931).
         3.6         By-Laws of Kaiser Alumina Australia Corporation, amended as of October
                     3, 1989 (incorporated by reference to Exhibit 3.6 to the Registration
                     Statement on Form S-4, dated November 12, 1996, filed by KACC,
                     Registration No. 333-15931).
         3.7         Certificate of Incorporation of Kaiser Finance Corporation, dated April
                     26, 1990 (incorporated by reference to Exhibit 3.7 to the Registration
                     Statement on Form S-4, dated November 12, 1996, filed by KACC,
                     Registration No. 333-15931).
         3.8         By-Laws of Kaiser Finance Corporation, dated May 4, 1990 (incorporated by reference to Exhibit 3.8 to the Registration Statement on Form S-4,
                     dated November 12, 1996, filed by KACC, Registration No. 333-15931).
         3.9         Certificate of Incorporation of Alpart Jamaica Inc., dated May 10, 1966
                     (incorporated by reference to Exhibit 3.9 to the Registration Statement on Form S-4, dated November 12, 1996, filed by KACC, Registration No.
                     333-15931).
         3.10        Certificate of Amendment of Certificate of Incorporation, dated October
                     4, 1985, amending the Certificate of Incorporation of Anaconda Jamaica
                     Inc. (incorporated by reference to Exhibit 3.10 to the Registration
                     Statement on Form S-4, dated November 12, 1996, filed by KACC,
                     Registration No. 333-15931).
         3.11        By-Laws of Alpart Jamaica Inc., amended as of October 3, 1989
                     (incorporated by reference to Exhibit 3.11 to the Registration Statement on Form S-4, dated November 12, 1996, filed by KACC, Registration No.
                     333-15931).
         3.12        Certificate of Incorporation of Kaiser Jamaica Corporation, dated June
                     16, 1966 (incorporated by reference to Exhibit 3.12 to the Registration
                     Statement on Form S-4, dated November 12, 1996, filed by KACC,
                     Registration No. 333-15931).
         3.13        By-Laws of Kaiser Jamaica Corporation, amended as of October 3, 1989
                     (incorporated by reference to Exhibit 3.13 to the Registration Statement on Form S-4, dated November 12, 1996, filed by KACC, Registration No.
                     333-15931).
         3.14        Certificate of Formation of Kaiser Micromill Holdings, LLC, dated
                     December 11, 1995 (incorporated by reference to Exhibit 3.14 to the
                     Registration Statement on Form S-4, dated November 12, 1996, filed by
                     KACC, Registration No. 333-15931).

     EXHIBIT NO.                                     EXHIBIT
---------------------------------------------------------------------------------------------
         3.15        Restated Limited Liability Company Agreement of Kaiser Micromill
                     Holdings, LLC, dated January 23, 1996 (incorporated by reference to
                     Exhibit 3.15 to the Registration Statement on Form S-4, dated November
                     12, 1996, filed by KACC, Registration No. 333-15931).
         3.16        Certificate of Formation of Kaiser Sierra Micromills, LLC, dated
                     December 11, 1995 (incorporated by reference to Exhibit 3.16 to the
                     Registration Statement on Form S-4, dated November 12, 1996, filed by
                     KACC, Registration No. 333-15931).
         3.17        Restated Limited Liability Company Agreement of Kaiser Sierra
                     Micromills, LLC, dated January 23, 1996 (incorporated by reference to
                     Exhibit 3.17 to the Registration Statement on Form S-4, dated November
                     12, 1996, filed by KACC, Registration No. 333-15931).
         3.18        Articles of Organization of Kaiser Texas Micromill Holdings, LLC, dated
                     December 11, 1995 (incorporated by reference to Exhibit 3.18 to the
                     Registration Statement on Form S-4, dated November 12, 1996, filed by
                     KACC, Registration No. 333-15931).
         3.19        Restated Regulations of Kaiser Texas Micromill Holdings, LLC, dated
                     January 23, 1996 (incorporated by reference to Exhibit 3.19 to the
                     Registration Statement on Form S-4, dated November 12, 1996, filed by
                     KACC, Registration No. 333-15931).
         3.20        Articles of Organization of Kaiser Texas Sierra Micromills, LLC, dated
                     December 11, 1995 (incorporated by reference to Exhibit 3.20 to the
                     Registration Statement on Form S-4, dated November 12, 1996, filed by
                     KACC, Registration No. 333-15931).
         3.21        Restated Regulations of Kaiser Texas Sierra Micromills, LLC, dated
                     January 23, 1996 (incorporated by reference to Exhibit 3.21 to the
                     Registration Statement on Form S-4, dated November 12, 1996, filed by
                     KACC, Registration No. 333-15931).
         3.22        Restated Certificate of Incorporation of Kaiser Alumina Australia
                     Corporation, dated December 6, 1996 (incorporated by reference to
                     Exhibit 3.22 to Amendment No. 1 to the Registration Statement on Form
                     S-4, dated December 10, 1996, filed by KACC, Registration No.
                     333-15931).
         3.23        Restated Certificate of Incorporation of Alpart Jamaica Inc., dated
                     December 6, 1996 (incorporated by reference to Exhibit 3.23 to Amendment
                     No. 1 to the Registration Statement on Form S-4, dated December 10,
                     1996, filed by KACC, Registration No. 333-15931).
         4.1         Indenture, dated as of October 23, 1996 (the "Indenture"), among the
                     Company, as Issuer, Kaiser Alumina Australia Corporation, Alpart Jamaica
                     Inc., Kaiser Jamaica Corporation, Kaiser Finance Corporation, Kaiser
                     Micromill Holdings, LLC, Kaiser Sierra Micromills, LLC, Kaiser Texas
                     Micromill Holdings, LLC, and Kaiser Texas Sierra Micromills, LLC, as
                     Subsidiary Guarantors, and First Trust National Association, as Trustee,
                     regarding the Company's 10 7/8% Senior Notes due 2006 (incorporated by reference to Exhibit 4.2 to the Report on Form 10-Q for the quarterly period ended September 30, 1996, filed by the Company, File No. 1-3605).
         4.2         Purchase Agreement, dated October 17, 1996, among the Company, Kaiser
                     Alumina Australia Corporation, Alpart Jamaica Inc., Kaiser Jamaica
                     Corporation, Kaiser Finance Corporation, Kaiser Micromill Holdings, LLC,
                     Kaiser Sierra Micromills, LLC, Kaiser Texas Micromill Holdings, LLC, and
                     Kaiser Texas Sierra Micromills, LLC, as Subsidiary Guarantors, and the
                     initial purchasers of the Company's 10 7/8% Senior Notes due 2006
                     (incorporated by reference to Exhibit 4.2 to the Registration Statement on Form S-4, dated November 12, 1996, filed by KACC, Registration No.
                     333-15931).

     EXHIBIT NO.                                     EXHIBIT
---------------------------------------------------------------------------------------------
         4.3         Registration Rights Agreement, dated as of October 23, 1996, among the
                     Company, Kaiser Alumina Australia Corporation, Alpart Jamaica Inc.,
                     Kaiser Jamaica Corporation, Kaiser Finance Corporation, Kaiser Micromill
                     Holdings, LLC, Kaiser Sierra Micromills, LLC, Kaiser Texas Micromill
                     Holdings, LLC, and Kaiser Texas Sierra Micromills, LLC, as Subsidiary
                     Guarantors, and the initial purchasers of the Company's 10 7/8% Senior
                     Notes due 2006 (incorporated by reference to the Report on Form 10-Q for the quarterly period ended September 30, 1996, filed by the Company,
                     File No. 1-3605).
        *4.4         Indenture, dated as of December 23, 1996 (the "Indenture"), among the
                     Company, as Issuer, Kaiser Alumina Australia Corporation, Alpart Jamaica
                     Inc., Kaiser Jamaica Corporation, Kaiser Finance Corporation, Kaiser
                     Micromill Holdings, LLC, Kaiser Sierra Micromills, LLC, Kaiser Texas
                     Micromill Holdings, LLC, and Kaiser Texas Sierra Micromills, LLC, as
                     Subsidiary Guarantors, and First Trust National Association, as Trustee,
                     regarding the Company's 10 7/8% Series C Senior Notes due 2006.
        *4.5         Registration Rights Agreement, dated as of October 23, 1996, among the
                     Company, Kaiser Alumina Australia Corporation, Alpart Jamaica Inc.,
                     Kaiser Jamaica Corporation, Kaiser Finance Corporation, Kaiser Micromill
                     Holdings, LLC, Kaiser Sierra Micromills, LLC, Kaiser Texas Micromill
                     Holdings, LLC, and Kaiser Texas Sierra Micromills, LLC, as Subsidiary
                     Guarantors, and the initial purchaser of the Company's 10 7/8% Series C
                     Senior Notes due 2006.
         4.6         Indenture, dated as of February 1, 1993, among KACC, as Issuer, Kaiser
                     Alumina Australia Corporation, Alpart Jamaica Inc., and Kaiser Jamaica
                     Corporation, as Subsidiary Guarantors, and The First National Bank of
                     Boston, as Trustee, regarding KACC's 12 3/4% Senior Subordinated Notes
                     Due 2003 (incorporated by reference to Exhibit 4.1 to the Report on Form
                     10-K for the period ended December 31, 1992, filed by KACC, File No.
                     1-3605).
         4.7         First Supplemental Indenture, dated as of May 1, 1993, to the Indenture, dated as of February 1, 1993 (incorporated by reference to Exhibit 4.2 to the Report on Form 10-Q for the quarterly period ended June 30, 1993, filed by KACC, File No. 1-3605).
         4.8         Second Supplemental Indenture, dated as of February 1, 1996, to the
                     Indenture, dated as of February 1, 1993 (incorporated by reference to
                     Exhibit 4.3 to the Report on Form 10-K for the period ended December 31,
                     1995, filed by the Company, File No. 1-3605).
         4.9         Indenture, dated as of February 17, 1994, among KACC, as Issuer, Kaiser
                     Alumina Australia Corporation, Alpart Jamaica Inc., Kaiser Jamaica
                     Corporation, and Kaiser Finance Corporation, as Subsidiary Guarantors,
                     and First Trust National Association, as Trustee, regarding KACC's
                     9 7/8% Senior Notes Due 2002 (incorporated by reference to Exhibit 4.3 to the Report on Form 10-K for the period ended December 31, 1993, filed by KAC, File No. 1-9447).
         4.10        First Supplemental Indenture, dated as of February 1, 1996, to the
                     Indenture, dated as of February 17, 1994 (incorporated by reference to
                     Exhibit 4.5 to the Report on Form 10-K for the period ended December 31,
                     1995, filed by the Company, File No. 1-3605).
         4.11        Credit Agreement, dated as of February 15, 1994, among Kaiser Aluminum
                     Corporation ("KAC"), KACC, the financial institutions a party thereto, and BankAmerica Business Credit, Inc., as Agent (incorporated by reference to Exhibit 4.4 to the Report on Form 10-K for the period ended
                     December 31, 1993, filed by KAC, File No. 1-9447).

     EXHIBIT NO.                                     EXHIBIT
---------------------------------------------------------------------------------------------
         4.12        First Amendment to Credit Agreement, dated as of July 21, 1994, amending the Credit Agreement, dated as of February 15, 1994, among KAC, KACC, the financial institutions party thereto, and BankAmerica Business
                     Credit, Inc., as Agent (incorporated by reference to Exhibit 4.1 to the
                     Report on Form 10-Q for the quarterly period ended June 30, 1994, filed by KAC, File No. 1-9447).
         4.13        Second Amendment to Credit Agreement, dated as of March 10, 1995, amending the Credit Agreement, dated as of February 15, 1994, as amended, among KAC, KACC, the financial institutions party thereto, and
                     BankAmerica Business Credit, Inc., as Agent (incorporated by reference to Exhibit 4.6 to the Report on Form 10-K for the period ended December
                     31, 1994, filed by KAC, File No. 1-9447).
         4.14        Third Amendment to Credit Agreement, dated as of July 20, 1995, amending the Credit Agreement, dated as of February 15, 1994, as amended, among
                     KAC, KACC, the financial institutions a party thereto, and BankAmerica
                     Business Credit, Inc., as Agent (incorporated by reference to Exhibit
                     4.1 to the Report on Form 10-Q for the quarterly period ended June 30,
                     1995, filed by KAC, File No. 1-9447).
         4.15        Fourth Amendment to Credit Agreement, dated as of October 17, 1995, amending the Credit Agreement, dated as of February 15, 1994, as amended, among KAC, KACC, the financial institutions a party thereto, and BankAmerica Business Credit, Inc., as Agent (incorporated by reference to Exhibit 4.1 to the Report on Form 10-Q for the quarterly period ended September 30, 1995, filed by KAC, File No. 1-9447).
         4.16        Fifth Amendment to Credit Agreement, dated as of December 11, 1995, amending the Credit Agreement, dated as of February 15, 1994, as amended, among KAC, KACC, the financial institutions a party thereto, and BankAmerica Business Credit, Inc., as Agent (incorporated by reference to Exhibit 4.11 to the Report on Form 10-K for the period ended December 31, 1995, filed by the Company, File No. 1-3605).
         4.17        Sixth Amendment to Credit Agreement, dated as of October 1, 1996, amending the Credit Agreement, dated as of February 15, 1994, as amended, among KAC, the Company, the financial institutions a party thereto, and BankAmerica Business Credit, Inc., as Agent (incorporated by reference to Exhibit 4.1 to the Report on Form 10-Q for the quarterly period ended September 30, 1996, filed by the Company, File No. 1-3605).
        *4.18        Seventh Amendment to Credit Agreement, dated as of December 17, 1996, amending the Credit Agreement, dated as of February 15, 1994, as amended, among KAC, the Company, the financial institutions a party thereto, and BankAmerica Business Credit, Inc., as Agent.
         4.19        Certificate of Designations of Series A Mandatory Conversion Premium
                     Dividend Preferred Stock of KAC, dated June 28, 1993 (incorporated by reference to Exhibit 4.3 to the Report on Form 10-Q for the quarterly period ended June 30, 1993, filed by KAC , File No. 1-9447).
         4.20        Deposit Agreement between KAC and The First National Bank of Boston, dated as of June 30, 1993 (incorporated by reference to Exhibit 4.4 to the Report on Form 10-Q for the quarterly period ended June 30, 1993, filed by KAC, File No. 1-9447).
         4.21        Intercompany Note between KAC and KACC (incorporated by reference to Ex-
                     hibit 4.2 to Amendment No. 5 to the Registration Statement on Form S-1,
                     dated December 13, 1989, filed by KACC, Registration No. 33-30645).
         4.22        Senior Subordinated Intercompany Note between KACC and a subsidiary of
                     MAXXAM, dated December 15, 1992 (incorporated by reference to Exhibit
                     4.10 to the Report on Form 10-K for the period ended December 31, 1994, filed by KAC, File No. 1-9447).

     EXHIBIT NO.                                     EXHIBIT
---------------------------------------------------------------------------------------------
         4.23        Certificate of Designations of 8.255% PRIDES, Convertible Preferred
                     Stock of KAC, dated February 17, 1994 (incorporated by reference to
                     Exhibit 4.21 to the Report on Form 10-K for the period ended December
                     31, 1993, filed by KAC, File No. 1-9447).
         4.24        Senior Subordinated Intercompany Note between KAC and KACC dated Febru-
                     ary 15, 1994 (incorporated by reference to Exhibit 4.22 to the Report on
                     Form 10-K for the period ended December 31, 1993, filed by KAC, File No.
                     1-9447).
         4.25        Senior Subordinated Intercompany Note between KAC and KACC dated March
                     17, 1994 (incorporated by reference to Exhibit 4.23 to the Report on
                     Form 10-K for the period ended December 31, 1993, filed by KAC, File No.
                     1-9447).
                     KACC has not filed certain long-term debt instruments not being registered with the Securities and Exchange Commission where the total amount of indebtedness authorized under any such instrument does not exceed 10% of the total assets of KACC and its subsidiaries on a consolidated basis. KACC agrees and undertakes to furnish a copy of any such instrument to the Securities and Exchange Commission upon its request.
        *5.          Opinion of Kramer, Levin, Naftalis & Frankel with respect to the Notes and the Guarantees.
        10.1         Form of indemnification agreement with officers and directors
                     (incorporated by reference to Exhibit (10)(b) to the Registration
                     Statement of KAC on Form S-4, File No. 33-12836).
        10.2         Tax Allocation Agreement between MAXXAM and KACC (incorporated by refer-
                     ence to Exhibit 10.21 to Amendment No. 6 to the Registration Statement
                     on Form S-1, dated December 14, 1989, filed by KACC, Registration No.
                     33-30645).
        10.3         Tax Allocation Agreement between KAC and MAXXAM (incorporated by reference to Exhibit 10.23 to Amendment No. 2 to the Registration
                     Statement on Form S-1, dated June 11, 1991, filed by KAC, Registration
                     No. 33-37895).
        10.4         Tax Allocation Agreement, dated as of June 30, 1993, between KACC and
                     KAC (incorporated by reference to Exhibit 10.3 to the Report on Form
                     10-Q for the quarterly period ended June 30, 1993, filed by KACC, File
                     No. 1-3605).
        10.5         Assumption Agreement, dated as of October 28, 1988 (incorporated by reference to Exhibit HHH to the Final Amendment to the Schedule 13D of
                     MAXXAM Group Inc. and others in respect of the Common Stock of KAC, par value $.33 1/3 per share).
        10.6         Agreement, dated as of June 30, 1993, between KAC and MAXXAM
                     (incorporated by reference to Exhibit 10.2 to the Report on Form 10-Q for the quarterly period ended June 30, 1993, filed by KACC, File No.
                     1-3605).
                     Executive Compensation Plans and Arrangements
                     [Exhibits 10.7-10.22, inclusive]
        10.7         KACC's Bonus Plan (incorporated by reference to Exhibit 10.25 to
                     Amendment No. 6 to the Registration Statement on Form S-1, dated
                     December 14, 1989, filed by KACC, Registration No. 33-30645).
        10.8         Kaiser 1993 Omnibus Stock Incentive Plan (incorporated by reference to
                     Exhibit 10.1 to the Report on Form 10-Q for the quarterly period ended
                     June 30, 1993, filed by KACC, File No. 1-3605).
        10.9         Kaiser 1995 Employee Incentive Compensation Program (incorporated by reference to Exhibit 10.1 to the Report on Form 10-Q for the quarterly period ended March 31, 1995, filed by KAC, File No. 1-9447).

     EXHIBIT NO.                                     EXHIBIT
---------------------------------------------------------------------------------------------
        10.10        Kaiser 1995 Executive Incentive Compensation Program (incorporated by reference to Exhibit 99 to the Proxy Statement, dated April 26, 1995, filed by KAC, File No. 1-9447).
        10.11        Employment Agreement, dated April 1, 1993, among KAC, KACC, and George
                     T. Haymaker, Jr. (incorporated by reference to Exhibit 10.2 to the
                     Report on Form 10-Q for the quarterly period ended March 31, 1993, filed by KAC, File No. 1-9447).
        10.12        First Amendment to Employment Agreement by and between the Company, KAC and George T. Haymaker, Jr. (incorporated by reference to Exhibit 10 to the Report on Form 10-Q for the quarterly period ended June 30, 1996, filed by the Company, File No. 1-3605).
        10.13        Promissory Note, dated October 4, 1990, by Robert W. Irelan and Barbara
                     M. Irelan to KACC (incorporated by reference to Exhibit 10.54 to Form
                     10-K for the period ended December 31, 1990, filed by MAXXAM, File No.
                     1-3924).
        10.14        Promissory Note, dated February 1, 1989, by Anthony R. Pierno and
                     Beverly J. Pierno to MAXXAM (incorporated by reference to Exhibit 10.30 to Form 10-K for the period ended December 31, 1988, filed by MAXXAM,
                     File No. 1-3924).
        10.15        Promissory Note, dated July 19, 1990, by Anthony R. Pierno to MAXXAM
                     (incorporated by reference to Exhibit 10.31 to Form 10-K for the period ended December 31, 1990, filed by MAXXAM, File No. 1-3924).
        10.16        Promissory Note, dated July 20, 1993, between MAXXAM and Byron L. Wade
                     (incorporated by reference to Exhibit 10.59 to Form 10-K for the period ended December 31, 1993, filed MAXXAM, File No. 1-3924).
        10.17        Employment Agreement, dated August 20, 1993, between KACC and Robert E.
                     Cole (incorporated by reference to Exhibit 10.63 to Form 10-K for the period ended December 31, 1993, filed by MAXXAM, File No. 1-3924).
        10.18        Compensation Agreement, dated July 18, 1994, between KACC and Larry L.
                     Watts (incorporated by reference to Exhibit 10.1 to the Report on Form
                     10-Q for the quarterly period ended June 30, 1994, filed by KAC, File
                     No. 1-9447).
        10.19        Compensation Agreement, dated July 18, 1994, between KACC and Geoff S.
                     Smith (incorporated by reference to Exhibit 10.2 to the Report on Form
                     10-Q for the quarterly period ended June 30, 1994, filed by KAC, File
                     1-9447).
        10.20        Letter Agreement, dated January 1995, between KAC and Charles E.
                     Hurwitz, granting Mr. Hurwitz stock options under the Kaiser 1993
                     Omnibus Stock Incentive Plan (incorporated by reference to Exhibit 10.17 to the Report on Form 10-K for the period ended December 31, 1994, filed by KAC, File No. 1-9447).
        10.21        Form of letter agreement with persons granted stock options under the
                     Kaiser 1993 Omnibus Stock Incentive Plan to acquire shares of KAC common stock (incorporated by reference to Exhibit 10.18 to the Report on Form
                     10-K for the period ended December 31, 1994, filed by KAC, File No.
                     1-9447).
        10.22        Employment Agreement, dated as of September 1, 1996, by and between the
                     Company and Jack A. Hockema (incorporated by reference to Exhibit 10 to the Report on Form 10-Q for the quarterly period ended September 30,
                     1996, filed by the Company, File No. 1-3605).
       *12           Computation of consolidated ratio of earnings to fixed charges.
        21           Subsidiaries of the Company (incorporated by reference to Exhibit 21 to the Report on Form 10-K for the period ended December 31, 1995, filed by the Company, File No. 1-3605).
       *23.1         Consent of Arthur Andersen LLP.

     EXHIBIT NO.                                     EXHIBIT
---------------------------------------------------------------------------------------------
        23.2         Consent of Kramer, Levin, Naftalis & Frankel (contained in Exhibit 5).
       *23.3         Consent of Wharton Levin Ehrmantraut Klein & Nash, P.A.
       *23.4         Consent of Thelen, Marrin, Johnson & Bridges.
       *25           Form T-1 Statement of Eligibility of First Trust National Association,
                     as trustee.
       *99.1         Form of Letter of Transmittal.
       *99.2         Form of Notice of Guaranteed Delivery.

---------------

      * Filed herewith.

     All other schedules are omitted because the required information is included in the Consolidated Financial Statements or the Notes thereto or is otherwise inapplicable.

ITEM 22. UNDERTAKINGS

     (a) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (b) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

     (c) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT, KAISER ALUMINUM & CHEMICAL CORPORATION, HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED IN THE CITY OF HOUSTON, STATE OF TEXAS, ON THE 31ST DAY OF DECEMBER, 1996.

                             KAISER ALUMINUM & CHEMICAL CORPORATION

                             By:     /s/  GEORGE T. HAYMAKER, JR.
                                -----------------------------------------------
                                George T. Haymaker, Jr., Chairman of the Board,
                                    President, and Chief Executive Officer

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

                 SIGNATURES                                TITLE                       DATE
---------------------------------------------   ----------------------------    ------------------
      /s/  GEORGE T. HAYMAKER, JR.              Chairman of the Board, Chief     December 31, 1996
---------------------------------------------     Executive Officer,
           George T. Haymaker, Jr.                President, and Director

          /s/  JOHN T. LA DUC                   Vice President and Chief         December 31, 1996
---------------------------------------------     Financial Officer
               John T. La Duc                     (Principal Financial
                                                  Officer)
        /s/  ARTHUR S. DONALDSON                Controller (Principal            December 31, 1996
---------------------------------------------     Accounting Officer)
             Arthur S. Donaldson

        /s/  CHARLES E. HURWITZ                 Director                         December 31, 1996
---------------------------------------------
             Charles E. Hurwitz

           /s/  EZRA G. LEVIN                   Director                         December 31, 1996
---------------------------------------------
                Ezra G. Levin

           /s/  ROBERT MARCUS                   Director                         December 31, 1996
---------------------------------------------
                Robert Marcus

---------------------------------------------   Director
              Robert J. Petris

       /s/  ROBERT J. CRUIKSHANK                Director                         December 31, 1996
---------------------------------------------
            Robert J. Cruikshank

                                   SIGNATURES

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT, KAISER ALUMINA AUSTRALIA CORPORATION, HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED IN THE CITY OF HOUSTON, STATE OF TEXAS, ON THE 31ST DAY OF DECEMBER, 1996.

                                    KAISER ALUMINA AUSTRALIA CORPORATION

                                    By:     /s/  GEORGE T. HAYMAKER, JR.
                                        ---------------------------------------
                                          George T. Haymaker, Jr., President

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

                 SIGNATURES                                TITLE                       DATE
---------------------------------------------   ----------------------------    ------------------
      /s/  GEORGE T. HAYMAKER, JR.              President and Director           December 31, 1996
---------------------------------------------     (Principal Executive
           George T. Haymaker, Jr.                Officer)

          /s/  JOHN T. LA DUC                   Vice President, Chief            December 31, 1996
---------------------------------------------     Financial Officer and
               John T. La Duc                     Director (Principal
                                                  Financial Officer)

          /s/  JOSEPH A. BONN                   Vice President and Director      December 31, 1996
---------------------------------------------
               Joseph A. Bonn

         /s/  ANTHONY R. PIERNO                 Vice President, General          December 31, 1996
---------------------------------------------
              Anthony R. Pierno                   Counsel and Director

        /s/  ARTHUR S. DONALDSON                Controller (Principal            December 31, 1996
---------------------------------------------
             Arthur S. Donaldson                  Accounting Officer)

                                   SIGNATURES

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, REGISTRANT, ALPART JAMAICA INC., HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED IN THE CITY OF HOUSTON, STATE OF TEXAS, ON THE 31ST DAY OF DECEMBER, 1996.

                                          ALPART JAMAICA INC.

                                          By:     /s/  GEOFFREY W. SMITH
                                             ----------------------------------
                                                Geoffrey W. Smith, President

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

                 SIGNATURES                                TITLE                       DATE
---------------------------------------------   ----------------------------    ------------------
          /s/  GEOFFREY W. SMITH                President (Principal             December 31, 1996
---------------------------------------------     Executive Officer)
               Geoffrey W. Smith

      /s/  GEORGE T. HAYMAKER, JR.              Director                         December 31, 1996
---------------------------------------------
           George T. Haymaker, Jr.

           /s/  JOSEPH A. BONN                  Vice President and Director      December 31, 1996
---------------------------------------------
               Joseph A. Bonn

          /s/  JOHN T. LA DUC                   Vice President, Chief            December 31, 1996
---------------------------------------------    Financial Officer, and
               John T. La Duc                    Director (Principal
                                                 Financial Officer)

         /s/  ANTHONY R. PIERNO                 Vice President, General          December 31, 1996
---------------------------------------------     Counsel and Director
              Anthony R. Pierno

        /s/  ARTHUR S. DONALDSON                Controller (Principal            December 31, 1996
---------------------------------------------     Accounting Officer)
             Arthur S. Donaldson

                                   SIGNATURES

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, REGISTRANT, KAISER JAMAICA CORPORATION, HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED IN THE CITY OF HOUSTON, STATE OF TEXAS, ON THE 31ST DAY OF DECEMBER, 1996.

                                          KAISER JAMAICA CORPORATION

                                          By:     /s/  GEOFFREY W. SMITH
                                              ----------------------------------
                                                Geoffrey W. Smith, President

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

                 SIGNATURES                                TITLE                       DATE
---------------------------------------------   ----------------------------    ------------------
         /s/  GEOFFREY W. SMITH                 President (Principal             December 31, 1996
---------------------------------------------    Executive Officer)
              Geoffrey W. Smith

          /s/  JOHN T. LA DUC                   Vice President, Chief            December 31, 1996
---------------------------------------------     Financial Officer and
               John T. La Duc                     Director (Principal
                                                  Financial Officer)

      /s/  GEORGE T. HAYMAKER, JR.              Director                         December 31, 1996
---------------------------------------------
           George T. Haymaker, Jr.

          /s/  JOSEPH A. BONN                   Vice President and Director      December 31, 1996
---------------------------------------------
               Joseph A. Bonn

         /s/  ANTHONY R. PIERNO                 Vice President, General          December 31, 1996
---------------------------------------------     Counsel and Director
              Anthony R. Pierno

        /s/  ARTHUR S. DONALDSON                Controller (Principal            December 31, 1996
---------------------------------------------      Accounting Officer)
             Arthur S. Donaldson

                                   SIGNATURES

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT, KAISER FINANCE CORPORATION, HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED IN THE CITY OF HOUSTON, STATE OF TEXAS, ON THE 31ST DAY OF DECEMBER, 1996.

                                          KAISER FINANCE CORPORATION

                                          By:    /s/  GEORGE T. HAYMAKER
                                              --------------------------------
                                               George T. Haymaker, President

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

                 SIGNATURES                                TITLE                       DATE
---------------------------------------------   ----------------------------    ------------------
      /s/  GEORGE T. HAYMAKER, JR.              President and director           December 31, 1996
---------------------------------------------     (Principal Executive
           George T. Haymaker, Jr.                Officer)

          /s/  JOHN T. LA DUC                   Vice President, Chief            December 31, 1996
---------------------------------------------     Financial Officer and
               John T. La Duc                     Director (Principal
                                                  Financial Officer)

          /s/  JOSEPH A. BONN                   Vice President and Director      December 31, 1996
---------------------------------------------
               Joseph A. Bonn

         /s/  ANTHONY R. PIERNO                 Vice President, General          December 31, 1996
---------------------------------------------     Counsel and Director
              Anthony R. Pierno

        /s/  ARTHUR S. DONALDSON                Controller (Principal            December 31, 1996
---------------------------------------------     Accounting Officer)
             Arthur S. Donaldson

                                   SIGNATURES

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT, KAISER MICROMILL HOLDINGS, LLC, HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED IN THE CITY OF HOUSTON, STATE OF TEXAS, ON THE 31ST DAY OF DECEMBER, 1996.

                                          KAISER MICROMILL HOLDINGS, LLC

                                          By:  /s/  RAYMOND J. MILCHOVICH
                                             --------------------------------
                                               Raymond J. Milchovich, Manager

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

                 SIGNATURES                                TITLE                       DATE
---------------------------------------------   ----------------------------    ------------------
       /s/  RAYMOND J. MILCHOVICH                         Manager                December 31, 1996
---------------------------------------------
            Raymond J. Milchovich

      /s/  GEORGE T. HAYMAKER, JR.                        Manager                December 31, 1996
---------------------------------------------
           George T. Haymaker, Jr.

          /s/  JOHN T. LA DUC                             Manager                December 31, 1996
---------------------------------------------
               John T. La Duc

          /s/  JOSEPH A. BONN                             Manager                December 31, 1996
---------------------------------------------
               Joseph A. Bonn

         /s/  ANTHONY R. PIERNO                           Manager                December 31, 1996
---------------------------------------------
              Anthony R. Pierno

                                   SIGNATURES

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT, KAISER SIERRA MICROMILLS, LLC, HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED IN THE CITY OF HOUSTON, STATE OF TEXAS, ON THE 31ST DAY OF DECEMBER, 1996.

                                          KAISER SIERRA MICROMILLS, LLC

                                          By:  /s/  RAYMOND J. MILCHOVICH
                                             ---------------------------------
                                              Raymond J. Milchovich, President

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

                 SIGNATURES                                TITLE                       DATE
---------------------------------------------   ----------------------------    ------------------
       /s/  RAYMOND J. MILCHOVICH               President and Manager            December 31, 1996
---------------------------------------------     (Principal Executive
            Raymond J. Milchovich                 Officer)

         /s/  JOHN T. LA DUC                   Vice President, Chief             December 31, 1996
---------------------------------------------      Financial Officer and
               John T. La Duc                     Manager (Principal
                                                  Financial Officer)

          /s/  JOSEPH A. BONN                   Vice President and Manager       December 31, 1996
---------------------------------------------
               Joseph A. Bonn

         /s/  ANTHONY R. PIERNO                Vice President, General           December 31, 1996
---------------------------------------------      Counsel and Manager
              Anthony R. Pierno

        /s/  ARTHUR S. DONALDSON                Controller (Principal            December 31, 1996
---------------------------------------------     Accounting Officer)
             Arthur S. Donaldson

      /s/  GEORGE T. HAYMAKER, JR.              Manager                          December 31, 1996
---------------------------------------------
           George T. Haymaker, Jr.

                                   SIGNATURES

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT, KAISER TEXAS MICROMILL HOLDINGS, LLC, HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED IN THE CITY OF HOUSTON, STATE OF TEXAS, ON THE 31ST DAY OF DECEMBER, 1996.

                                          KAISER TEXAS MICROMILL HOLDINGS, LLC

                                          By:   /s/  RAYMOND J. MILCHOVICH
                                              ---------------------------------
                                              Raymond J. Milchovich, President

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

                 SIGNATURES                                TITLE                       DATE
---------------------------------------------   ----------------------------    ------------------
           /s/  RAYMOND J. MILCHOVICH           President and Manager            December 31, 1996
---------------------------------------------     (Principal Executive
              Raymond J. Milchovich               Officer)


              /s/  JOHN T. LA DUC               Vice President, Chief            December 31, 1996
---------------------------------------------     Financial Officer and
                 John T. La Duc                   Manager (Principal
                                                  Financial Officer)


             /s/  JOSEPH A. BONN                Vice President and Manager       December 31, 1996
---------------------------------------------
                Joseph A. Bonn

           /s/  ANTHONY R. PIERNO               Vice President, General          December 31, 1996
---------------------------------------------     Counsel and Manager
              Anthony R. Pierno

          /s/  ARTHUR S. DONALDSON              Controller (Principal            December 31, 1996
---------------------------------------------     Accounting Officer)
             Arthur S. Donaldson

          /s/  GEORGE T. HAYMAKER, JR.          Manager                          December 31, 1996
---------------------------------------------
           George T. Haymaker, Jr.

                                   SIGNATURES

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT, KAISER TEXAS SIERRA MICROMILLS, LLC, HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED IN THE CITY OF HOUSTON, STATE OF TEXAS, ON THE 31ST DAY OF DECEMBER, 1996.

                                       KAISER TEXAS SIERRA MICROMILLS, LLC

                                       By:   /s/  RAYMOND J.   MILCHOVICH
                                          -----------------------------------
                                            Raymond J. Milchovich, President

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

                 SIGNATURES                                TITLE                       DATE
---------------------------------------------   ----------------------------    ------------------
        /s/  RAYMOND J. MILCHOVICH              President and Manager            December 31, 1996
---------------------------------------------     (Principal Executive
             Raymond J. Milchovich                Officer)

          /s/  JOHN T. LA DUC                   Vice President, Chief
---------------------------------------------     Financial Officer and
               John T. La Duc                     Manager (Principal
                                                  Financial Officer)

           /s/  JOSEPH A. BONN                  Vice President and Manager       December 31, 1996
---------------------------------------------
                Joseph A. Bonn

          /s/  ANTHONY R. PIERNO                Vice President, General          December 31, 1996
---------------------------------------------     Counsel and Manager
               Anthony R. Pierno

         /s/  ARTHUR S. DONALDSON               Controller (Principal            December 31, 1996
---------------------------------------------     Accounting Officer)
             Arthur S. Donaldson

          /s/  GEORGE T. HAYMAKER, JR.          Manager                          December 31, 1996
---------------------------------------------
               George T. Haymaker, Jr.

                               INDEX TO EXHIBITS

     EXHIBIT NO.                                     EXHIBIT
---------------------------------------------------------------------------------------------
         3.1         Restated Certificate of Incorporation of Kaiser Aluminum & Chemical
                     Corporation (the "Company" or "KACC"), dated July 25, 1989 (incorporated by reference to Exhibit 3.1 to the Registration Statement on Form S-1,
                     dated August 25, 1989, filed by KACC, Registration No. 33-30645).
         3.2         Certificate of Retirement of KACC, dated February 7, 1990 (incorporated by reference to Exhibit 3.2 to the Report on Form 10-K for the period ended December 31, 1989, filed by KACC, File No. 1-3605).
         3.3         By-laws of KACC, amended and restated as of December 15, 1994
                     (incorporated by reference to Exhibit 3.3 to the Report on Form 10-K for the period ended December 31, 1994, filed by KACC, File No. 1-3605).
         3.4         Certificate of Incorporation of Kaiser Alumina Australia Corporation,
                     dated April 27, 1964 (incorporated by reference to Exhibit 3.4 to the
                     Registration Statement on Form S-4, dated November 12, 1996, filed by
                     KACC, Registration No. 333-15931).
         3.5         Certificate of Amendment of Certificate of Incorporation of Kaiser
                     Alumina Australia Corporation, dated September 12, 1968 (incorporated by reference to Exhibit 3.5 to the Registration Statement on Form S-4,
                     dated November 12, 1996, filed by KACC, Registration No. 333-15931).
         3.6         By-Laws of Kaiser Alumina Australia Corporation, amended as of October
                     3, 1989 (incorporated by reference to Exhibit 3.6 to the Registration
                     Statement on Form S-4, dated November 12, 1996, filed by KACC,
                     Registration No. 333-15931).
         3.7         Certificate of Incorporation of Kaiser Finance Corporation, dated April
                     26, 1990 (incorporated by reference to Exhibit 3.7 to the Registration
                     Statement on Form S-4, dated November 12, 1996, filed by KACC,
                     Registration No. 333-15931).
         3.8         By-Laws of Kaiser Finance Corporation, dated May 4, 1990 (incorporated by reference to Exhibit 3.8 to the Registration Statement on Form S-4,
                     dated November 12, 1996, filed by KACC, Registration No. 333-15931).
         3.9         Certificate of Incorporation of Alpart Jamaica Inc., dated May 10, 1966
                     (incorporated by reference to Exhibit 3.9 to the Registration Statement on Form S-4, dated November 12, 1996, filed by KACC, Registration No.
                     333-15931).
         3.10        Certificate of Amendment of Certificate of Incorporation, dated October
                     4, 1985, amending the Certificate of Incorporation of Anaconda Jamaica
                     Inc. (incorporated by reference to Exhibit 3.10 to the Registration
                     Statement on Form S-4, dated November 12, 1996, filed by KACC,
                     Registration No. 333-15931).
         3.11        By-Laws of Alpart Jamaica Inc., amended as of October 3, 1989
                     (incorporated by reference to Exhibit 3.11 to the Registration Statement on Form S-4, dated November 12, 1996, filed by KACC, Registration No.
                     333-15931).
         3.12        Certificate of Incorporation of Kaiser Jamaica Corporation, dated June
                     16, 1966 (incorporated by reference to Exhibit 3.12 to the Registration
                     Statement on Form S-4, dated November 12, 1996, filed by KACC,
                     Registration No. 333-15931).
         3.13        By-Laws of Kaiser Jamaica Corporation, amended as of October 3, 1989
                     (incorporated by reference to Exhibit 3.13 to the Registration Statement on Form S-4, dated November 12, 1996, filed by KACC, Registration No.
                     333-15931).
         3.14        Certificate of Formation of Kaiser Micromill Holdings, LLC, dated
                     December 11, 1995 (incorporated by reference to Exhibit 3.14 to the
                     Registration Statement on Form S-4, dated November 12, 1996, filed by
                     KACC, Registration No. 333-15931).

     EXHIBIT NO.                                     EXHIBIT
---------------------------------------------------------------------------------------------
         3.15        Restated Limited Liability Company Agreement of Kaiser Micromill
                     Holdings, LLC, dated January 23, 1996 (incorporated by reference to
                     Exhibit 3.15 to the Registration Statement on Form S-4, dated November
                     12, 1996, filed by KACC, Registration No. 333-15931).
         3.16        Certificate of Formation of Kaiser Sierra Micromills, LLC, dated
                     December 11, 1995 (incorporated by reference to Exhibit 3.16 to the
                     Registration Statement on Form S-4, dated November 12, 1996, filed by
                     KACC, Registration No. 333-15931).
         3.17        Restated Limited Liability Company Agreement of Kaiser Sierra
                     Micromills, LLC, dated January 23, 1996 (incorporated by reference to
                     Exhibit 3.17 to the Registration Statement on Form S-4, dated November
                     12, 1996, filed by KACC, Registration No. 333-15931).
         3.18        Articles of Organization of Kaiser Texas Micromill Holdings, LLC, dated
                     December 11, 1995 (incorporated by reference to Exhibit 3.18 to the
                     Registration Statement on Form S-4, dated November 12, 1996, filed by
                     KACC, Registration No. 333-15931).
         3.19        Restated Regulations of Kaiser Texas Micromill Holdings, LLC, dated
                     January 23, 1996 (incorporated by reference to Exhibit 3.19 to the
                     Registration Statement on Form S-4, dated November 12, 1996, filed by
                     KACC, Registration No. 333-15931).
         3.20        Articles of Organization of Kaiser Texas Sierra Micromills, LLC, dated
                     December 11, 1995 (incorporated by reference to Exhibit 3.20 to the
                     Registration Statement on Form S-4, dated November 12, 1996, filed by
                     KACC, Registration No. 333-15931).
         3.21        Restated Regulations of Kaiser Texas Sierra Micromills, LLC, dated
                     January 23, 1996 (incorporated by reference to Exhibit 3.21 to the
                     Registration Statement on Form S-4, dated November 12, 1996, filed by
                     KACC, Registration No. 333-15931).
         3.22        Restated Certificate of Incorporation of Kaiser Alumina Australia
                     Corporation, dated December 6, 1996 (incorporated by reference to
                     Exhibit 3.22 to Amendment No. 1 to the Registration Statement on Form
                     S-4, dated December 10, 1996, filed by KACC, Registration No.
                     333-15931).
         3.23        Restated Certificate of Incorporation of Alpart Jamaica Inc., dated
                     December 6, 1996 (incorporated by reference to Exhibit 3.23 to Amendment
                     No. 1 to the Registration Statement on Form S-4, dated December 10,
                     1996, filed by KACC, Registration No. 333-15931).
         4.1         Indenture, dated as of October 23, 1996 (the "Indenture"), among the
                     Company, as Issuer, Kaiser Alumina Australia Corporation, Alpart Jamaica
                     Inc., Kaiser Jamaica Corporation, Kaiser Finance Corporation, Kaiser
                     Micromill Holdings, LLC, Kaiser Sierra Micromills, LLC, Kaiser Texas
                     Micromill Holdings, LLC, and Kaiser Texas Sierra Micromills, LLC, as
                     Subsidiary Guarantors, and First Trust National Association, as Trustee,
                     regarding the Company's 10 7/8% Senior Notes due 2006 (incorporated by reference to Exhibit 4.2 to the Report on Form 10-Q for the quarterly period ended September 30, 1996, filed by the Company, File No. 1-3605).
         4.2         Purchase Agreement, dated October 17, 1996, among the Company, Kaiser
                     Alumina Australia Corporation, Alpart Jamaica Inc., Kaiser Jamaica
                     Corporation, Kaiser Finance Corporation, Kaiser Micromill Holdings, LLC,
                     Kaiser Sierra Micromills, LLC, Kaiser Texas Micromill Holdings, LLC, and
                     Kaiser Texas Sierra Micromills, LLC, as Subsidiary Guarantors, and the
                     initial purchasers of the Company's 10 7/8% Senior Notes due 2006
                     (incorporated by reference to Exhibit 4.2 to the Registration Statement on Form S-4, dated November 12, 1996, filed by KACC, Registration No.
                     333-15931).

     EXHIBIT NO.                                     EXHIBIT
---------------------------------------------------------------------------------------------
         4.3         Registration Rights Agreement, dated as of October 23, 1996, among the
                     Company, Kaiser Alumina Australia Corporation, Alpart Jamaica Inc.,
                     Kaiser Jamaica Corporation, Kaiser Finance Corporation, Kaiser Micromill
                     Holdings, LLC, Kaiser Sierra Micromills, LLC, Kaiser Texas Micromill
                     Holdings, LLC, and Kaiser Texas Sierra Micromills, LLC, as Subsidiary
                     Guarantors, and the initial purchasers of the Company's 10 7/8% Senior
                     Notes due 2006 (incorporated by reference to the Report on Form 10-Q for the quarterly period ended September 30, 1996, filed by the Company,
                     File No. 1-3605).
        *4.4         Indenture, dated as of December 23, 1996 (the "Indenture"), among the
                     Company, as Issuer, Kaiser Alumina Australia Corporation, Alpart Jamaica
                     Inc., Kaiser Jamaica Corporation, Kaiser Finance Corporation, Kaiser
                     Micromill Holdings, LLC, Kaiser Sierra Micromills, LLC, Kaiser Texas
                     Micromill Holdings, LLC, and Kaiser Texas Sierra Micromills, LLC, as
                     Subsidiary Guarantors, and First Trust National Association, as Trustee,
                     regarding the Company's 10 7/8% Series C Senior Notes due 2006.
        *4.5         Registration Rights Agreement, dated as of October 23, 1996, among the
                     Company, Kaiser Alumina Australia Corporation, Alpart Jamaica Inc.,
                     Kaiser Jamaica Corporation, Kaiser Finance Corporation, Kaiser Micromill
                     Holdings, LLC, Kaiser Sierra Micromills, LLC, Kaiser Texas Micromill
                     Holdings, LLC, and Kaiser Texas Sierra Micromills, LLC, as Subsidiary
                     Guarantors, and the initial purchaser of the Company's 10 7/8% Series C
                     Senior Notes due 2006.
         4.6         Indenture, dated as of February 1, 1993, among KACC, as Issuer, Kaiser
                     Alumina Australia Corporation, Alpart Jamaica Inc., and Kaiser Jamaica
                     Corporation, as Subsidiary Guarantors, and The First National Bank of
                     Boston, as Trustee, regarding KACC's 12 3/4% Senior Subordinated Notes
                     Due 2003 (incorporated by reference to Exhibit 4.1 to the Report on Form
                     10-K for the period ended December 31, 1992, filed by KACC, File No.
                     1-3605).
         4.7         First Supplemental Indenture, dated as of May 1, 1993, to the Indenture, dated as of February 1, 1993 (incorporated by reference to Exhibit 4.2 to the Report on Form 10-Q for the quarterly period ended June 30, 1993, filed by KACC, File No. 1-3605).
         4.8         Second Supplemental Indenture, dated as of February 1, 1996, to the
                     Indenture, dated as of February 1, 1993 (incorporated by reference to
                     Exhibit 4.3 to the Report on Form 10-K for the period ended December 31,
                     1995, filed by the Company, File No. 1-3605).
         4.9         Indenture, dated as of February 17, 1994, among KACC, as Issuer, Kaiser
                     Alumina Australia Corporation, Alpart Jamaica Inc., Kaiser Jamaica
                     Corporation, and Kaiser Finance Corporation, as Subsidiary Guarantors,
                     and First Trust National Association, as Trustee, regarding KACC's
                     9 7/8% Senior Notes Due 2002 (incorporated by reference to Exhibit 4.3 to the Report on Form 10-K for the period ended December 31, 1993, filed by KAC, File No. 1-9447).
         4.10        First Supplemental Indenture, dated as of February 1, 1996, to the
                     Indenture, dated as of February 17, 1994 (incorporated by reference to
                     Exhibit 4.5 to the Report on Form 10-K for the period ended December 31,
                     1995, filed by the Company, File No. 1-3605).
         4.11        Credit Agreement, dated as of February 15, 1994, among Kaiser Aluminum
                     Corporation ("KAC"), KACC, the financial institutions a party thereto, and BankAmerica Business Credit, Inc., as Agent (incorporated by reference to Exhibit 4.4 to the Report on Form 10-K for the period ended
                     December 31, 1993, filed by KAC, File No. 1-9447).

     EXHIBIT NO.                                     EXHIBIT
---------------------------------------------------------------------------------------------
         4.12        First Amendment to Credit Agreement, dated as of July 21, 1994, amending the Credit Agreement, dated as of February 15, 1994, among KAC, KACC, the financial institutions party thereto, and BankAmerica Business
                     Credit, Inc., as Agent (incorporated by reference to Exhibit 4.1 to the
                     Report on Form 10-Q for the quarterly period ended June 30, 1994, filed by KAC, File No. 1-9447).
         4.13        Second Amendment to Credit Agreement, dated as of March 10, 1995, amending the Credit Agreement, dated as of February 15, 1994, as amended, among KAC, KACC, the financial institutions party thereto, and
                     BankAmerica Business Credit, Inc., as Agent (incorporated by reference to Exhibit 4.6 to the Report on Form 10-K for the period ended December
                     31, 1994, filed by KAC, File No. 1-9447).
         4.14        Third Amendment to Credit Agreement, dated as of July 20, 1995, amending the Credit Agreement, dated as of February 15, 1994, as amended, among
                     KAC, KACC, the financial institutions a party thereto, and BankAmerica
                     Business Credit, Inc., as Agent (incorporated by reference to Exhibit
                     4.1 to the Report on Form 10-Q for the quarterly period ended June 30,
                     1995, filed by KAC, File No. 1-9447).
         4.15        Fourth Amendment to Credit Agreement, dated as of October 17, 1995, amending the Credit Agreement, dated as of February 15, 1994, as amended, among KAC, KACC, the financial institutions a party thereto, and BankAmerica Business Credit, Inc., as Agent (incorporated by reference to Exhibit 4.1 to the Report on Form 10-Q for the quarterly period ended September 30, 1995, filed by KAC, File No. 1-9447).
         4.16        Fifth Amendment to Credit Agreement, dated as of December 11, 1995, amending the Credit Agreement, dated as of February 15, 1994, as amended, among KAC, KACC, the financial institutions a party thereto, and BankAmerica Business Credit, Inc., as Agent (incorporated by reference to Exhibit 4.11 to the Report on Form 10-K for the period ended December 31, 1995, filed by the Company, File No. 1-3605).
         4.17        Sixth Amendment to Credit Agreement, dated as of October 1, 1996, amending the Credit Agreement, dated as of February 15, 1994, as amended, among KAC, the Company, the financial institutions a party thereto, and BankAmerica Business Credit, Inc., as Agent (incorporated by reference to Exhibit 4.1 to the Report on Form 10-Q for the quarterly period ended September 30, 1996, filed by the Company, File No. 1-3605).
        *4.18        Seventh Amendment to Credit Agreement, dated as of December 17, 1996, amending the Credit Agreement, dated as of February 15, 1994, as amended, among KAC, the Company, the financial institutions a party thereto, and BankAmerica Business Credit, Inc., as Agent.
         4.19        Certificate of Designations of Series A Mandatory Conversion Premium
                     Dividend Preferred Stock of KAC, dated June 28, 1993 (incorporated by reference to Exhibit 4.3 to the Report on Form 10-Q for the quarterly period ended June 30, 1993, filed by KAC , File No. 1-9447).
         4.20        Deposit Agreement between KAC and The First National Bank of Boston, dated as of June 30, 1993 (incorporated by reference to Exhibit 4.4 to the Report on Form 10-Q for the quarterly period ended June 30, 1993, filed by KAC, File No. 1-9447).
         4.21        Intercompany Note between KAC and KACC (incorporated by reference to Ex-
                     hibit 4.2 to Amendment No. 5 to the Registration Statement on Form S-1,
                     dated December 13, 1989, filed by KACC, Registration No. 33-30645).
         4.22        Senior Subordinated Intercompany Note between KACC and a subsidiary of
                     MAXXAM, dated December 15, 1992 (incorporated by reference to Exhibit
                     4.10 to the Report on Form 10-K for the period ended December 31, 1994, filed by KAC, File No. 1-9447).

     EXHIBIT NO.                                     EXHIBIT
---------------------------------------------------------------------------------------------
         4.23        Certificate of Designations of 8.255% PRIDES, Convertible Preferred
                     Stock of KAC, dated February 17, 1994 (incorporated by reference to
                     Exhibit 4.21 to the Report on Form 10-K for the period ended December
                     31, 1993, filed by KAC, File No. 1-9447).
         4.24        Senior Subordinated Intercompany Note between KAC and KACC dated Febru-
                     ary 15, 1994 (incorporated by reference to Exhibit 4.22 to the Report on
                     Form 10-K for the period ended December 31, 1993, filed by KAC, File No.
                     1-9447).
         4.25        Senior Subordinated Intercompany Note between KAC and KACC dated March
                     17, 1994 (incorporated by reference to Exhibit 4.23 to the Report on
                     Form 10-K for the period ended December 31, 1993, filed by KAC, File No.
                     1-9447).
                     KACC has not filed certain long-term debt instruments not being registered with the Securities and Exchange Commission where the total amount of indebtedness authorized under any such instrument does not exceed 10% of the total assets of KACC and its subsidiaries on a consolidated basis. KACC agrees and undertakes to furnish a copy of any such instrument to the Securities and Exchange Commission upon its request.
        *5.          Opinion of Kramer, Levin, Naftalis & Frankel with respect to the Notes and the Guarantees.
        10.1         Form of indemnification agreement with officers and directors
                     (incorporated by reference to Exhibit (10)(b) to the Registration
                     Statement of KAC on Form S-4, File No. 33-12836).
        10.2         Tax Allocation Agreement between MAXXAM and KACC (incorporated by refer-
                     ence to Exhibit 10.21 to Amendment No. 6 to the Registration Statement
                     on Form S-1, dated December 14, 1989, filed by KACC, Registration No.
                     33-30645).
        10.3         Tax Allocation Agreement between KAC and MAXXAM (incorporated by reference to Exhibit 10.23 to Amendment No. 2 to the Registration
                     Statement on Form S-1, dated June 11, 1991, filed by KAC, Registration
                     No. 33-37895).
        10.4         Tax Allocation Agreement, dated as of June 30, 1993, between KACC and
                     KAC (incorporated by reference to Exhibit 10.3 to the Report on Form
                     10-Q for the quarterly period ended June 30, 1993, filed by KACC, File
                     No. 1-3605).
        10.5         Assumption Agreement, dated as of October 28, 1988 (incorporated by reference to Exhibit HHH to the Final Amendment to the Schedule 13D of
                     MAXXAM Group Inc. and others in respect of the Common Stock of KAC, par value $.33 1/3 per share).
        10.6         Agreement, dated as of June 30, 1993, between KAC and MAXXAM
                     (incorporated by reference to Exhibit 10.2 to the Report on Form 10-Q for the quarterly period ended June 30, 1993, filed by KACC, File No.
                     1-3605).
                     Executive Compensation Plans and Arrangements
                     [Exhibits 10.7-10.22, inclusive]
        10.7         KACC's Bonus Plan (incorporated by reference to Exhibit 10.25 to
                     Amendment No. 6 to the Registration Statement on Form S-1, dated
                     December 14, 1989, filed by KACC, Registration No. 33-30645).
        10.8         Kaiser 1993 Omnibus Stock Incentive Plan (incorporated by reference to
                     Exhibit 10.1 to the Report on Form 10-Q for the quarterly period ended
                     June 30, 1993, filed by KACC, File No. 1-3605).
        10.9         Kaiser 1995 Employee Incentive Compensation Program (incorporated by reference to Exhibit 10.1 to the Report on Form 10-Q for the quarterly period ended March 31, 1995, filed by KAC, File No. 1-9447).

     EXHIBIT NO.                                     EXHIBIT
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
        10.10        Kaiser 1995 Executive Incentive Compensation Program (incorporated by reference to Exhibit 99 to the Proxy Statement, dated April 26, 1995, filed by KAC, File No. 1-9447).
        10.11        Employment Agreement, dated April 1, 1993, among KAC, KACC, and George
                     T. Haymaker, Jr. (incorporated by reference to Exhibit 10.2 to the
                     Report on Form 10-Q for the quarterly period ended March 31, 1993, filed by KAC, File No. 1-9447).
        10.12        First Amendment to Employment Agreement by and between the Company, KAC and George T. Haymaker, Jr. (incorporated by reference to Exhibit 10 to the Report on Form 10-Q for the quarterly period ended June 30, 1996, filed by the Company, File No. 1-3605).
        10.13        Promissory Note, dated October 4, 1990, by Robert W. Irelan and Barbara
                     M. Irelan to KACC (incorporated by reference to Exhibit 10.54 to Form
                     10-K for the period ended December 31, 1990, filed by MAXXAM, File No.
                     1-3924).
        10.14        Promissory Note, dated February 1, 1989, by Anthony R. Pierno and
                     Beverly J. Pierno to MAXXAM (incorporated by reference to Exhibit 10.30 to Form 10-K for the period ended December 31, 1988, filed by MAXXAM,
                     File No. 1-3924).
        10.15        Promissory Note, dated July 19, 1990, by Anthony R. Pierno to MAXXAM
                     (incorporated by reference to Exhibit 10.31 to Form 10-K for the period ended December 31, 1990, filed by MAXXAM, File No. 1-3924).
        10.16        Promissory Note, dated July 20, 1993, between MAXXAM and Byron L. Wade
                     (incorporated by reference to Exhibit 10.59 to Form 10-K for the period ended December 31, 1993, filed MAXXAM, File No. 1-3924).
        10.17        Employment Agreement, dated August 20, 1993, between KACC and Robert E.
                     Cole (incorporated by reference to Exhibit 10.63 to Form 10-K for the period ended December 31, 1993, filed by MAXXAM, File No. 1-3924).
        10.18        Compensation Agreement, dated July 18, 1994, between KACC and Larry L.
                     Watts (incorporated by reference to Exhibit 10.1 to the Report on Form
                     10-Q for the quarterly period ended June 30, 1994, filed by KAC, File
                     No. 1-9447).
        10.19        Compensation Agreement, dated July 18, 1994, between KACC and Geoff S.
                     Smith (incorporated by reference to Exhibit 10.2 to the Report on Form
                     10-Q for the quarterly period ended June 30, 1994, filed by KAC, File
                     1-9447).
        10.20        Letter Agreement, dated January 1995, between KAC and Charles E.
                     Hurwitz, granting Mr. Hurwitz stock options under the Kaiser 1993
                     Omnibus Stock Incentive Plan (incorporated by reference to Exhibit 10.17 to the Report on Form 10-K for the period ended December 31, 1994, filed by KAC, File No. 1-9447).
        10.21        Form of letter agreement with persons granted stock options under the
                     Kaiser 1993 Omnibus Stock Incentive Plan to acquire shares of KAC common stock (incorporated by reference to Exhibit 10.18 to the Report on Form
                     10-K for the period ended December 31, 1994, filed by KAC, File No.
                     1-9447).
        10.22        Employment Agreement, dated as of September 1, 1996, by and between the
                     Company and Jack A. Hockema (incorporated by reference to Exhibit 10 to the Report on Form 10-Q for the quarterly period ended September 30,
                     1996, filed by the Company, File No. 1-3605).
       *12           Computation of consolidated ratio of earnings to fixed charges.
        21           Subsidiaries of the Company (incorporated by reference to Exhibit 21 to the Report on Form 10-K for the period ended December 31, 1995, filed by the Company, File No. 1-3605).
       *23.1         Consent of Arthur Andersen LLP.

     EXHIBIT NO.                                     EXHIBIT
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
        23.2         Consent of Kramer, Levin, Naftalis & Frankel (contained in Exhibit 5).
       *23.3         Consent of Wharton Levin Ehrmantraut Klein & Nash, P.A.
       *23.4         Consent of Thelen, Marrin, Johnson & Bridges.
       *25           Form T-1 Statement of Eligibility of First Trust National Association,
                     as trustee.
       *99.1         Form of Letter of Transmittal.
       *99.2         Form of Notice of Guaranteed Delivery.

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      * Filed herewith.